SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary  Proxy Statement
[ ] Confidential,  for Use of the Commission Only
    (as permitted by Rule  14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive  Additional  Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                     Telor Ophthalmic Pharmaceuticals, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1), or 14a-6(i)(2),
    or Item  22(a)(2)  of  Schedule  14A.
[ ] $500 per each  party to the  controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies: Common Stock, par value $.001 per share, of Telor Ophthalmic Pharmaceuticals, Inc.

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     2)   Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[X] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

          1)   Amount previously paid:

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          2)   Form, Schedule or Registration Statement No:

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          3)   Filing party:

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          4)   Date Filed:

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                    TELOR OPHTHALMIC PHARMACEUTICALS, INC.
                        790 Turnpike Street - Suite 202
                            North Andover, MA 01845


                                                                 May 15, 1996

Dear Stockholder:

      You are cordially invited to attend a Special Meeting of Stockholders of Telor Ophthalmic Pharmaceuticals, Inc. ("Telor"), which will be held at the Second Floor Conference Center, One Financial Center, Boston, Massachusetts 02111 at 10:00 a.m., local time, on Wednesday, June 5, 1996 (together with all adjournments and postponements thereof, the "Special Meeting").

      After consideration of the materials transmitted herewith, you will be asked to vote at the Special Meeting or by signing the enclosed Proxy, upon a proposal to approve an Agreement and Plan of Merger dated as of February 22, 1996, as amended as of April 30, 1996, and as of May 10, 1996 (the "Merger Agreement"), by and between Telor and Occupational Health + Rehabilitation Inc ("OH+R"). Under the Merger Agreement, OH+R will be merged with and into Telor (the "Merger"), Telor will be the surviving corporation of the Merger (the "Surviving Corporation") and the name of the Surviving Corporation will be Occupational Health + Rehabilitation Inc. After the Merger, the business of the Surviving Corporation will be the business of OH+R as conducted immediately prior to the Merger.

      Under the terms of the Merger Agreement, at the time of the Merger each share of common stock, par value $.01 per share, of OH+R ("OH+R Common Stock") will be converted into the right to receive approximately .1413123 of a share, subject to adjustment as provided in the Merger Agreement (the "Share Conversion Fraction") of the common stock, par value $.001 per share ("Telor Stock"), of Telor, and each share of Series 1 Preferred Stock, par value $.01 per share, and Series 2 Preferred Stock, par value $.01 per share (together "OH+R Preferred Stock"), of OH+R, and certain other equity securities of OH+R will be converted into the right to receive Telor Stock based on the number of shares of OH+R Common Stock into which such share of OH+R Preferred Stock or other equity security is then convertible multiplied by the Share Conversion Fraction. Options to purchase OH+R Common Stock granted to employees, directors and consultants of OH+R and warrants to purchase OH+R Common Stock outstanding at the time of the Merger shall entitle the holder upon exercise in accordance with the terms thereof to acquire Telor Stock pursuant to the provisions of the plan, if any, and agreements pursuant to which they were issued. A copy of the Merger Agreement is annexed to the accompanying Offering Memorandum and Proxy Statement (the "Offering Memorandum/Proxy Statement") as Appendix A and is incorporated therein by reference.

      In addition, you will be asked to vote at the Special Meeting, or by signing the enclosed Proxy, for the amendment of the Telor 1993 Stock Option Plan (the "1993 Plan") to increase the number of shares for which options may be granted under the plan by 105,000, from 140,000 to 245,000. The amendment to the 1993 Plan is a condition to consummation of the Merger.

      In addition, you will be asked to vote at the Special Meeting, or by signing the enclosed Proxy, for the amendment of Telor's Restated Certificate of Incorporation, as amended (Telor's "Certificate of Incorporation") to decrease the number of shares of Telor Stock authorized to be issued by 15,000,000, from 25,000,000 to 10,000,000.

      Your Board of Directors has determined that the Merger Agreement and the transactions contemplated thereby are fair to the stockholders of Telor and unanimously recommends that you vote FOR the proposal to adopt the Merger Agreement. Your Board of Directors also recommends that the stockholders approve the amendment to the 1993 Plan and the amendment to Telor's Certificate of Incorporation.

      The accompanying Offering Memorandum/Proxy Statement contains information about Telor and OH+R and describes the transactions contemplated by the Merger Agreement you are being asked to consider and vote upon either by attending the Special Meeting called for that purpose or by signing and returning your Proxy. The accompanying Offering Memorandum/Proxy Statement also contains information about the 1993 Plan and about Telor's Certificate of Incorporation and the proposed amendments thereto. Please give the information contained in the accompanying Offering Memorandum/Proxy Statement your most careful attention.

      Whether or not you are able to attend the Special Meeting, please complete, sign and date the enclosed Proxy and return it in the enclosed envelope as soon as possible. If you attend, you may revoke your Proxy and vote your shares in person if you wish.

               PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.

                                    Very truly yours,


                                    /s/  John K. Herdklotz, Ph.D.
                                    John K. Herdklotz, Ph.D.
                                    Acting Chief Executive Officer and President

                    TELOR OPHTHALMIC PHARMACEUTICALS, INC.

                        790 Turnpike Street - Suite 202
                            North Andover, MA 01845

                                   NOTICE OF
                        SPECIAL MEETING OF STOCKHOLDERS

              To be held on Wednesday, June 5, 1996

      NOTICE IS HEREBY GIVEN that a Special Meeting of the stockholders of Telor Ophthalmic Pharmaceuticals, Inc. ("Telor") will be held on Wednesday, June 5, 1996 at 10:00 a.m., at the Second Floor Conference Center, One Financial Center, Boston, Massachusetts 02111, for the following purposes:

      1. Consideration of and to take action upon a proposal to approve the merger of Telor with Occupational Health + Rehabilitation Inc ("OH+R") pursuant to which Telor will be the surviving corporation and the separate corporate existence of OH+R will cease (the "Merger").

      2. Consideration of and to take action upon a proposal to amend the 1993 Stock Option Plan to increase the number of shares for which options may be granted under the plan by 105,000, from 140,000 to 245,000.

      3. Consideration of and to take action upon a proposal to amend Telor's Certificate of Incorporation to decrease the number of shares of Telor Stock authorized to be issued by 15,000,000, from 25,000,000 to 10,000,000.

      4. To consider and act upon such other business as may properly come before the Special Meeting and any adjournment or adjournments thereof.

      Only stockholders of record at the close of business on May 3, 1996 will receive notice of the meeting and be entitled to vote at the meeting or any adjournment(s) thereof. The transfer books will not be closed.

      You are cordially invited to attend the meeting in person. Whether you plan to attend or not, please fill out, sign and date the enclosed Proxy and return it in the envelope enclosed for this purpose. The Proxy is revocable by the person giving it at any time prior to the exercise thereof by written notice received by Telor by delivery of a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

                                    By Order of the Board of Directors
                                    John K. Herdklotz, Ph.D.
May 15, 1996                        Secretary

                    TELOR OPHTHALMIC PHARMACEUTICALS, INC.
                        790 Turnpike Street, Suite 202
                            North Andover, MA 01845

                    OFFERING MEMORANDUM AND PROXY STATEMENT

                             Shares of Telor Stock
                                $.001 Par Value

      This Offering Memorandum and Proxy Statement (the "Offering Memorandum/Proxy Statement") is being sent to all holders of the common stock, $.001 par value per share ("Telor Stock"), of Telor Ophthalmic Pharmaceuticals, Inc. ("Telor") entitled to vote at a Special Meeting of Stockholders to be held on June 5, 1996 at 10:00 a.m., local time, at the Second Floor Conference Center, One Financial Center, Boston, Massachusetts 02111, and any adjournment or postponement thereof (the "Special Meeting"). Stockholders of record at the close of business on May 3, 1996 (the "Record Date"), are entitled to vote at the Special Meeting. As of that date, the outstanding voting stock of Telor consisted of 786,192 shares of Telor Stock.

      At the Special Meeting, the holders of Telor Stock will vote on the Agreement and Plan of Merger dated as of February 22, 1996, as amended as of April 30, 1996, and as of May 10, 1996 (the "Merger Agreement"), by and between Telor and Occupational Health + Rehabilitation Inc ("OH+R"). Under the Merger Agreement, OH+R will be merged with and into Telor (the "Merger"), Telor will be the surviving corporation of the Merger (the "Surviving Corporation") and the name of the Surviving Corporation will be Occupational Health + Rehabilitation Inc. After the Merger, the business of the Surviving Corporation will be the business of OH+R as conducted immediately prior to the Merger as described herein in "INFORMATION ABOUT OH+R."

      Under the terms of the Merger Agreement, at the time of the Merger each share of common stock, par value $.01 per share, of OH+R ("OH+R Common Stock") will be converted into the right to receive approximately .1413123 of a share, subject to adjustment as provided in the Merger Agreement (the "Share Conversion Fraction"), of Telor Stock, and each share of Series 1 Preferred Stock, par value $.01 per share, and Series 2 Preferred Stock, par value $.01 per share (together "OH+R Preferred Stock"), of OH+R, and certain other equity securities of OH+R will be converted into the right to receive Telor Stock based on the number of shares of OH+R Common Stock into which such share of OH+R Preferred Stock or other equity security is convertible multiplied by the Share Conversion Fraction. Options to purchase OH+R Common Stock granted to employees, directors and consultants of OH+R and warrants to purchase OH+R Common Stock outstanding at the time of the Merger shall entitle the holder upon exercise in accordance with the terms thereof to acquire Telor Stock pursuant to the provisions of the plan, if any, and agreements pursuant to which they were issued. A copy of the Merger Agreement is annexed to this Offering Memorandum/Proxy Statement as Appendix A and is incorporated herein by reference.

      In addition, Telor stockholders will be asked to vote at the Special Meeting, or by signing the enclosed Proxy, for the amendment of the Telor 1993 Stock Option Plan (the "1993 Plan") to increase the number of shares for which options may be granted under the plan by 105,000, from 140,000 to 245,000. The amendment to the 1993 Plan is a condition to consummation of the Merger.

      In addition, Telor stockholders will be asked to vote at the Special Meeting, or by signing the enclosed Proxy, for the amendment of Telor's Restated Certificate of Incorporation, as amended (Telor's "Certificate of Incorporation") to decrease the number of shares of Telor Stock authorized to be issued by 15,000,000, from 25,000,000 to 10,000,000.

      This Offering Memorandum/Proxy Statement is also being furnished to the holders of Equity Securities (as hereinafter defined) of OH+R (the "OH+R Securityholders") as of immediately prior to the Merger as an Offering Memorandum in connection with the issuance of shares of Telor Stock pursuant to the Merger Agreement.

      Arthur Andersen LLP, which is Telor's auditor for the current fiscal year, is expected to have a representative present at the Special Meeting and to have an opportunity to make a statement and respond to questions.

      THIS  OFFERING   MEMORANDUM/PROXY   STATEMENT   CONTAINS   FORWARD-LOOKING
STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND ARE INTENDED TO BE SUBJECT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE FUTURE EVENTS DESCRIBED IN SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THOSE SET FORTH IN "RISK FACTORS," "INFORMATION ABOUT OH+R - IMPORTANT FACTORS REGARDING FORWARD-LOOKING STATEMENTS" AND ELSEWHERE IN THIS OFFERING MEMORANDUM/PROXY STATEMENT.

      THE SHARES OF TELOR STOCK TO BE ISSUED PURSUANT TO THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE SUBJECT TO, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER, AMONG OTHER THINGS, THE SECURITIES ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. OH+R SECURITYHOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF INVESTMENT IN TELOR FOR AN INDEFINITE PERIOD OF TIME.

      THE SHARES OF TELOR STOCK TO BE ISSUED PURSUANT TO THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR UNDER THE SECURITIES LAWS OF

ANY STATE, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES COMMISSION APPROVED OR DISAPPROVED OF SUCH SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING MEMORANDUM/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE ISSUANCE OF TELOR STOCK PURSUANT TO THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT IS INTENDED TO BE EXEMPT FROM REGISTRATION WITH THE SEC UNDER SECTION 4(2) OF THE SECURITIES ACT AND PURSUANT TO REGULATION D PROMULGATED THEREUNDER, AS WELL AS EXEMPTIVE PROVISIONS OF THE SECURITIES LAWS OF THE STATES IN WHICH THE ISSUANCE OF TELOR STOCK PURSUANT TO THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT IS BEING MADE. THIS OFFERING
MEMORANDUM/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE TELOR STOCK DESCRIBED HEREIN IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SALE, NOR SHALL THERE BE ANY SALE OF SUCH SECURITIES, IN ANY JURISDICTION WHERE SOLICITATION OR SALE WOULD BE PROHIBITED BY LAW PRIOR TO REGISTRATION, QUALIFICATION OR THE TAKING OF ANY OTHER ACTION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION, UNTIL SUCH ACTIONS HAVE BEEN TAKEN.

      Neither the delivery of this Offering Memorandum/Proxy Statement nor any distribution of the securities offered hereby shall, under any circumstances, create any implication that there has been no change in the affairs of Telor or OH+R since the date hereof.

      This Offering Memorandum/Proxy Statement and accompanying Proxy are first being mailed or given to Telor's stockholders on or about May 15, 1996.

      See "RISK FACTORS" starting on page 27 for a discussion of certain factors that should be considered by the holders of Telor Stock and the OH+R Securityholders.

      The date of this Offering Memorandum/Proxy Statement is May 15, 1996.

                              CERTAIN INFORMATION


      This Offering Memorandum/Proxy Statement has been prepared for the benefit of holders of Telor Stock entitled to vote on the Merger and for the benefit of the OH+R Securityholders in connection with the transactions contemplated by the Merger Agreement. Distribution of this Offering Memorandum/Proxy Statement to any person other than such holders of Telor Stock or such OH+R Securityholders is unauthorized. Each OH+R Securityholder, by accepting delivery of this Offering Memorandum/Proxy Statement, agrees to return it and all related exhibits and other documents if the Merger Agreement is terminated.

      OH+R Securityholders are not to construe the contents of this Offering Memorandum/Proxy Statement as investment, tax or legal advice. This Offering Memorandum/Proxy Statement and the exhibits and schedules hereto, as well as the nature of the investment, should be reviewed by each OH+R Securityholder, such OH+R Securityholder's investment, tax or other advisors, and accountants and legal counsel.

      No offering literature or advertising in whatever form will be employed in connection with the transactions contemplated by the Merger Agreement. All information concerning Telor in this Offering Memorandum/Proxy Statement has been furnished by Telor and all information concerning OH+R contained in the Offering Memorandum/Proxy Statement has been furnished by OH+R. No person has been authorized to give any information or to make any representation not contained in this Offering Memorandum/Proxy Statement or in the exhibits and schedules hereto, and, if given or made, such other information or representation must not be relied upon as having been authorized.

      The information contained in this Offering Memorandum/Proxy Statement supersedes any and all information relating to Telor or OH+R that may have previously been provided to an OH+R Securityholder. Such prior information, if any, should be disregarded and must not be relied upon.

      Prior to the consummation of the transactions contemplated by the Merger Agreement, Telor will make available to each OH+R Securityholder the opportunity to ask questions of, and receive answers from, a person acting on its behalf concerning Telor, the terms and conditions of the transactions contemplated by the Merger Agreement, or any other relevant matters, and to obtain any additional information (to the extent that Telor possesses such information, or can acquire it without unreasonable effort or expense) necessary to verify the accuracy of the information herein set forth or otherwise requested concerning Telor or OH+R, the Merger or the other transactions contemplated by the Merger Agreement.

      Certain transactions contemplated by the Merger Agreement can be withdrawn before consummation of the Merger and are specifically made subject to the terms of the Merger Agreement.

                             AVAILABLE INFORMATION

      Telor is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission ("SEC") relating to its business, financial statements and other matters. Such reports, proxy statements and other information may be inspected at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549 and should be available for inspection and copying at the regional offices of the SEC located at Seven World Trade Center, Suite 1300, New York, New York 10048; 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648; and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W.,
Washington, DC 20549. The Telor Stock is listed on the Nasdaq National Market and other information with regard to Telor may be obtained by calling the Nasdaq Public Reference Room Disclosure Information Group at (800) 638-8241 or (202) 728-8298.

                          ---------------------------

                               TABLE OF CONTENTS

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                                                                          Page
                                                                          ----

INTRODUCTION............................................................... 11

SUMMARY.................................................................... 11
   The Companies........................................................... 12
      Telor Ophthalmic Pharmaceuticals, Inc................................ 12
      Occupational Health + Rehabilitation Inc............................. 12
   Special Meeting of Stockholders......................................... 12
      Date, Time and Place................................................. 12
      Purposes............................................................. 12
      Record Date.......................................................... 13
      Votes Required....................................................... 13
   The Merger.............................................................. 13
      Recommendation of the Board of Directors; Telor's Reasons for
        the Merger ........................................................ 13
      General.............................................................. 14
      Conversion of Shares of OH+R Stock Pursuant to the Merger............ 14
      Share Conversion Fraction............................................ 15
      Issuance of Additional Shares of Telor Stock......................... 16
      Operations and Management of the Surviving Corporation............... 17
      Security Ownership of the Surviving Corporation...................... 17
      Exchange of Certificates............................................. 18
      Conditions to the Merger; Termination and Amendment.................. 18
      Certain Federal Income Tax Matters................................... 18
      Accounting Treatment................................................. 18
      Governmental and Regulatory Approvals................................ 18
      Rights of Dissenting Stockholders.................................... 19
      Adams, Harkness Fairness Opinion..................................... 19
      Expenses............................................................. 19
      Interests of Certain Persons in the Merger........................... 19
      Standstill Agreement................................................. 19
      Merger Voting Agreement.............................................. 20
      Registration Rights Agreement........................................ 20
      Stockholder Rights................................................... 20
   1993 Plan Amendment; Recommendation of the Board of Directors........... 20
   Amendment to Telor's Certificate of Incorporation; Recommendation of
      the Board of Directors............................................... 20
   Selected Financial Information.......................................... 21
   Comparative Market Prices and Dividends................................. 25
   Comparative Per Share Data.............................................. 26

RISK FACTORS............................................................... 27
   Risks of Future Acquisitions and Management of Growth of the Surviving
      Corporation; Potential Dilution to Stockholders...................... 27
   Lack of Profitability................................................... 27
   Restrictions Imposed by Government Regulation........................... 27
   Uncertainties Related to Changes in Workers' Compensation Laws or
     Regulations .......................................................... 28
   Competition............................................................. 28
   Uncertainties Related to Changing Healthcare Environment................ 29
   Risks Inherent in Provision of Medical Services......................... 29
   Dilution Upon Consummation of the Merger................................ 29
   Additional Dilution Upon Issuance of Additional Shares to OH+R
     Securityholders ...................................................... 30
   Dependence Upon Key Personnel........................................... 30
   Loss of Listing of Telor Stock on the Nasdaq National Market............ 30
   Limitation on Carryover of Tax Benefits................................. 30
   Limited Transferability of Telor Stock Issued or Issuable to OH+R
     Securityholders ...................................................... 31
   Changes in Market Price of Telor Stock; Changes in Share Conversion
     Fraction; Effect of Change of Business on Market...................... 31
   Voting Control of the Surviving Corporation............................. 31
   Board Conflicts of Interest in Recommending the Merger.................. 31
   Dividend Policy......................................................... 32
   Anti-Takeover Effects of Certain Charter and By-Law Provisions; Risks
     of Possible Issuance of Preferred Stock............................... 32

TELOR'S SPECIAL MEETING.................................................... 34
   Date, Time and Place of the Special Meeting............................. 34
   Record Date and Outstanding Shares...................................... 34
   Solicitation of Proxies................................................. 34
   Proxies; Vote Required.................................................. 34
   Solicitation Expenses................................................... 35
   Rights of Dissenting Stockholders....................................... 35

THE MERGER AND RELATED TRANSACTIONS........................................ 36
   General................................................................. 36
   Background of the Merger................................................ 36
   Telor's Reasons for the Merger.......................................... 38
   OH+R's Reasons for the Merger........................................... 39
   Recommendation of the Board of Directors of Telor....................... 40
   Adams, Harkness Fairness Opinion........................................ 40
   Effective Time of the Merger; Closing Date.............................. 43
   The Surviving Corporation............................................... 43
      General.............................................................. 43
      Management........................................................... 43
      Business of the Surviving Corporation................................ 44
      Security Ownership of the Surviving Corporation...................... 44
   Conversion of Equity Securities of OH+R Pursuant to the Merger.......... 45
      General.............................................................. 45
      Share Conversion Fraction............................................ 45

      Conversion of OH+R Employee Stock Options and OH+R Warrants.......... 45
      Fractional Shares.................................................... 46
      Additional Issuance of Telor Stock................................... 46
      Certain Provisions of the Merger Agreement........................... 47
      Exchange of Certificates in the Merger............................... 47
      Representations and Warranties of Telor.............................. 48
      Representations and Warranties of OH+R............................... 49
      Conduct of Business of Telor Prior to the Merger; Solicitations and
        Negotiations ...................................................... 50
      Conduct of the Business of OH+R Prior to the Merger; Solicitations
        and Negotiations................................................... 51
      Conditions to the Merger............................................. 52
      Termination of the Merger Agreement; Termination Fees................ 55
      Amendment to the Merger Agreement.................................... 56
   Registration Rights Agreement........................................... 56
   Standstill Agreement.................................................... 56
   Merger Voting Agreement................................................. 57
   Certain Federal Income Tax Matters...................................... 57
      General.............................................................. 57
      Limitations on Net Operating Losses.................................. 59
      Fractional Shares.................................................... 59
      Conversion of OH+R Employee Stock Options............................ 60
      Conversion of OH+R Warrants.......................................... 60
      Receipt of Additional Shares......................................... 60
   Status Under Federal Securities Laws.................................... 60
   Accounting Treatment.................................................... 61
   Government and Regulatory Approvals..................................... 61
   Interests of Certain Persons in the Merger.............................. 61
      General.............................................................. 61
      Employment Agreement................................................. 62
      Option Holdings...................................................... 63
   UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION...................... 64

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................. 69

INFORMATION ABOUT TELOR.................................................... 70
   Business of Telor....................................................... 70
   Property of Telor....................................................... 70
   Legal Proceedings of Telor.............................................. 71
   Security Ownership of Certain Beneficial Owners and Management of Telor. 71
   Executive Officers and Directors........................................ 75
   Committees of Board of Directors and Meeting Attendance................. 77
      Audit Committee...................................................... 77
      Compensation Committee............................................... 77
      No Other Committees.................................................. 77
      Meeting Attendance................................................... 77
   Election and Compensation of Directors.................................. 78
   Election of Executive Officers.......................................... 79

   Executive Compensation.................................................. 79
   Employment and Consulting Agreements, Termination of Employment and
     Change in Control Arrangements........................................ 81
   Option Grants........................................................... 82
   Option Exercises and Fiscal Year-End Values............................. 82
   Stock Plans............................................................. 83
      1988 Plan............................................................ 83
      1993 Plan............................................................ 85
   Federal Income Tax Considerations with respect to Stock Plans........... 89
      Incentive Stock Options.............................................. 89
      Non-Qualified Stock Options.......................................... 89
      Restricted Stock..................................................... 89
   Section 16(a) Reporting Delinquencies................................... 90
   Telor's Management's Discussion and Analysis of Financial Condition
     and Results of Operations............................................. 90

INFORMATION ABOUT OH+R..................................................... 94
   Introduction............................................................ 94
   Market Overview......................................................... 94
   Strategy................................................................ 95
   Services................................................................ 97
   Operations..............................................................100
   Marketing...............................................................100
   Expansion Plan..........................................................101
   Competition.............................................................103
   Laws and Regulations....................................................104
   Important Factors Regarding Forward-Looking Statements..................107
   Employees...............................................................107
   Litigation..............................................................107
   Facilities..............................................................107
   Security Ownership of Certain Beneficial Owners and Management of OH+R..107
   Executive Officers, Key Employees and Directors.........................110
   OH+R's Management's Discussion and Analysis of Financial Condition and
     Results of Operations.................................................112

DESCRIPTION OF CAPITAL STOCK OF TELOR......................................116
   Common Stock............................................................116
   Business Combination Provision..........................................116
   Section 203 of the DGCL.................................................117
   Preferred Stock.........................................................117
   Transfer Agent..........................................................118

COMPARISON OF RIGHTS OF TELOR AND OH+R STOCKHOLDERS........................119
   Classes and Series of Capital Stock.....................................119
   Size and Election of the Board of Directors.............................120
   Removal of Directors....................................................120
   Other Voting Rights.....................................................120

   Dividends...............................................................121
   Conversion and Dissolution..............................................122
   Business Combination Provision..........................................122
   Amendment of the Certificate of Incorporation...........................123
   Special Meeting of Stockholders.........................................123
   Liability of Directors..................................................123
   Indemnification of Directors and Officers...............................124

PROPOSALS FOR TELOR'S SPECIAL MEETING......................................126
   Proposal 1:  Adoption of the Merger Agreement and the Merger............126
   Proposal 2:  1993 Plan Amendment........................................126
   Proposal 3:  Amendment to Telor's Certificate of Incorporation..........128

OTHER MATTERS..............................................................129

STOCKHOLDER PROPOSALS......................................................129

EXPERTS....................................................................129

LEGAL MATTERS..............................................................129

TELOR OPHTHALMIC PHARMACEUTICALS, INC.
  FINANCIAL STATEMENTS

OCCUPATIONAL HEALTH + REHABILITATION INC.
  CONSOLIDATED FINANCIAL STATEMENTS

APPENDIX A  AGREEMENT AND PLAN OF MERGER

APPENDIX B  ADAMS, HARKNESS & HILL, INC. FAIRNESS OPINION

                                 INTRODUCTION

      This Offering Memorandum/Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Telor of Proxies from its stockholders for use at the Special Meeting.

      At the Special Meeting, the stockholders of Telor will be asked to consider and vote upon the following proposals:

      (1) a proposal to adopt the Agreement and Plan of Merger, dated as of February 22, 1996, as amended as of April 30, 1996, and as of May 10, 1996 (the "Merger Agreement") between Telor and OH+R, a copy of which is attached to this Offering Memorandum/Proxy Statement as Appendix A;

      (2) a proposal to amend Telor's 1993 Stock Option Plan (the "1993 Plan") to increase the number of shares of Telor Stock as to which options may be granted; and

      (3) a proposal to amend Telor's Restated Certificate of Incorporation, as amended (Telor's "Certificate of Incorporation") to decrease the number of shares of Telor Stock authorized to be issued thereunder.

Pursuant to the Merger Agreement, OH+R will be merged with and into Telor, Telor shall continue as the surviving corporation under the laws of Delaware and the separate corporate existence of OH+R shall cease. The name of the Surviving Corporation shall be Occupational Health + Rehabilitation Inc. The amendment to the 1993 Plan will increase the number of shares of Telor Stock available thereunder by 105,000 from 140,000 to 245,000. The amendment to the 1993 Plan is a condition to the consummation of the Merger. The amendment to Telor's Certificate of Incorporation will decrease the number of shares of Telor Stock authorized to be issued thereunder by 15,000,000 from 25,000,000 to 10,000,000.

      This Offering Memorandum/Proxy Statement is also being furnished to the OH+R Securityholders as an Offering Memorandum in connection with the issuance of shares of Telor Stock pursuant to the Merger Agreement.

                                    SUMMARY

      The following is a brief summary of certain information contained elsewhere in this Offering Memorandum/Proxy Statement. This summary does not contain a complete statement of all material features of the proposals to be voted on and is qualified in its entirety by reference to the full text of this Offering Memorandum/Proxy Statement and the appendices hereto. Stockholders of Telor and OH+R Securityholders are urged to read this Offering Memorandum/Proxy Statement and the accompanying appendices in their entirety.

The Companies

      Telor Ophthalmic Pharmaceuticals, Inc. Telor initially operated as an ophthalmic pharmaceutical company dedicated to the development and marketing of innovative pharmaceuticals for use in the treatment of age-related eye diseases and in ophthalmic surgery. Following the failure of its lead product candidate, XARANOTM, in Phase III trials, Telor curtailed its research and development programs and sought a merger candidate. It is continuing to seek a corporate partner to undertake the development of EY-128, a compound it studied in Phase I/II trials for the reduction of surgical miosis, a problem associated with cataract surgery. Telor does not contemplate that it will undertake further development of EY-128 itself.

      Telor anticipates that if the Merger with OH+R is concluded, its ongoing operations will consist of the business of OH+R.

      Telor maintains its principal executive offices at 790 Turnpike Street, Suite 202, North Andover, Massachusetts 01845, telephone number (508) 681-1062.

      Occupational Health + Rehabilitation Inc OH+R develops, owns and operates multidisciplinary, outpatient healthcare centers for the prevention, treatment and management of work-related injuries and illnesses. OH+R currently operates nine centers in the Northeast. OH+R's centers provide high quality patient care and a high level of service, which combined reduce workers' compensation costs for employers. OH+R's approach is to offer a full array of services designed to reduce the frequency and severity of work-related injuries, such as pre-placement examinations, drug testing and work-site safety programs. OH+R's treatment approach is based on documented proprietary clinical protocols and integrates state-of-the-art medical, rehabilitation, psychological and case management services in a "one-stop shop" focused on solving the problems of both employers and employees.

      OH+R was incorporated in Delaware in 1992. OH+R maintains its principal executive offices at 175 Derby Street, Suite 36, Hingham, Massachusetts 02043, telephone number (617) 741-5175.

Special Meeting of Stockholders

      Date, Time and Place. The Special Meeting will be held at the Second Floor Conference Center, One Financial Center, Boston, Massachusetts 02111 at 10:00 a.m., local time, on Wednesday, June 5, 1996.

      Purposes. At the Special Meeting holders of the outstanding shares of Telor Stock will consider and vote upon (1) a proposal to approve the Merger Agreement and the Merger, (2) a proposal to amend the 1993 Plan to increase the number of shares of Telor Stock as to which options may be granted thereunder by 105,000 from 140,000 to 245,000 and (3) a proposal to amend Telor's Certificate of Incorporation to decrease the number of shares of Telor Stock authorized to be issued thereunder by 15,000,000 from 25,000,000 to 10,000,000.

      Record Date. Telor has fixed the close of business on May 3, 1996 as the Record Date for determining stockholders entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 786,192 shares of Telor Stock. See "TELOR'S SPECIAL MEETING."

      Votes Required. Under Delaware law and Telor's Certificate of Incorporation and Restated By-laws, (1) approval of the Merger Agreement and the Merger requires the affirmative vote of holders of a majority of the outstanding shares of Telor Stock entitled to vote at the Special Meeting; (2) approval of the amendment to the 1993 Plan requires the affirmative vote of holders of a majority of the shares present or represented and entitled to vote at the Special Meeting; and (3) approval of the amendment to Telor's Certificate of Incorporation requires the affirmative vote of holders of 70% of the outstanding shares of Telor Stock entitled to vote at the Special Meeting.

      Telor has obtained the written agreement of those holders of Telor Stock that have an affiliated person on the Board of Directors of Telor to vote their shares in favor of the Merger at the Special Meeting. As of April 15, 1996, such holders owned an aggregate of 298,437 shares of Telor Stock (representing approximately 38% of the outstanding shares of Telor Stock), and, together with the executive officers and directors of Telor, owned an aggregate of 301,877 shares of Telor Stock (representing approximately 38.4% of the outstanding shares of Telor Stock). See "THE MERGER AND RELATED TRANSACTIONS - Merger Voting Agreement" and "INFORMATION ABOUT TELOR - Security Ownership and Certain Beneficial Owners and Management of Telor."

      Consummation of the Merger is subject to a number of conditions, including the condition that no holders of the outstanding shares of OH+R capital stock shall have properly exercised their right of appraisal under Delaware law. See "THE MERGER AND RELATED TRANSACTIONS - Certain Provisions of the Merger Agreement - Conditions to the Merger."

The Merger

      Recommendation of the Board of Directors; Telor's Reasons for the Merger. The Board of Directors of Telor believes that the Merger is in the best interest of Telor and its stockholders. Prior to reaching its conclusions, the Telor Board of Directors received a presentation from, and reviewed the Merger with, Telor's management and its legal and financial advisors. Numerous factors were taken into consideration by Telor in entering into the Merger Agreement, including, without limitation that OH+R has an established business in a market segment of the healthcare industry that is currently fragmented, and an established operating model that is currently revenue generating; the skills and experience of OH+R's management; the expected benefits of the availability of substantial additional cash and of public company status to OH+R and the belief that the Merger will allow Telor's stockholders to participate in the potential future growth of a company which has substantially greater operations and business resources.

      The Telor Board of Directors also considered a number of potentially negative factors in its deliberation concerning the Merger, including, but not limited to: (i) the risk that the potential benefits of the Merger (including opportunities for expansion of the Surviving Corporation) would not be fully realized; (ii) the risks associated with expansion, including the need for OH+R to expand its management team; (iii) the historical results of OH+R, which have yielded losses and that losses could be expected to continue for some time; (iv) the risk that Telor Stock would cease to be listed on the Nasdaq National Market as a result of the Merger with OH+R; (v) that substantially all of Telor's pre-Merger net operating losses will be unavailable to offset future taxable income; and (vi) the substantial direct expenses of the Merger. See "THE MERGER AND RELATED TRANSACTIONS - Telor's Reasons for the Merger."

      OH+R considered a number of factors in connection with entering into the Merger Agreement. Primary among them were the access to capital OH+R would potentially gain from Telor's cash balances and Telor's status as a public company, such access to capital being necessary to fund OH+R's expansion plans. See "THE MERGER AND RELATED TRANSACTIONS - OH+R's Reasons for the Merger."

      General. The Merger Agreement provides for the merger of OH+R with and into Telor. Following the Merger, Telor shall continue as the Surviving Corporation under the laws of Delaware and the separate corporate existence of OH+R shall cease. The name of the Surviving Corporation shall be Occupational Health + Rehabilitation Inc. Subject to the terms and conditions of the Merger Agreement, it is currently contemplated that the effective time of the Merger (the "Effective Time") will be approximately June 7, 1996. See "THE MERGER AND RELATED TRANSACTIONS - Effective Time; Closing Date."

      Conversion of Shares of OH+R Stock Pursuant to the Merger. Upon the effectiveness of the Merger, the outstanding Equity Securities (as hereinafter defined) of OH+R (other than (i) Equity Securities of OH+R held in OH+R's treasury or by any OH+R subsidiary and (ii) such Equity Securities of OH+R, if any, as may then be owned by Telor) shall be cancelled and converted in the manner set forth below:

            (i) each outstanding share of OH+R Common Stock shall be converted into and exchanged for the right to receive from the Surviving Corporation the Share Conversion Fraction (as hereinafter defined) of a share of Telor Stock;

            (ii) each outstanding share of OH+R Preferred Stock shall be converted into and exchanged for the right to receive from the Surviving Corporation the number of shares of Telor Stock equal to (x) the number of shares of OH+R Common Stock then receivable upon conversion of such share of OH+R Preferred Stock multiplied by (y) the Share Conversion Fraction; and

            (iii) each option to purchase OH+R Common Stock (the "OH+R Employee Stock Options") and each warrant to purchase shares of OH+R Common Stock (the "OH+R Warrants") shall not be converted into and exchanged for Telor Stock but shall, after the Effective Time, entitle the holder thereof, upon exercise, to acquire Telor Stock instead of OH+R Common Stock (see "THE MERGER AND RELATED TRANSACTIONS - Conversion of Equity Securities of OH+R Pursuant to the Merger Conversion of OH+R Employee Stock Options and OH+R Warrants").

      Share Conversion Fraction. The "Share Conversion Fraction" shall be calculated on the Closing Date by dividing

            (i)   the sum of

                  (A) the total number of shares of Telor Stock outstanding as of such date (approximately 786,192 shares on the date of this Offering Memorandum/Proxy Statement),

                  (B) the total number of shares of Telor Stock issuable upon exercise of all outstanding options to purchase Telor Stock (less any options granted to directors who will as of the Effective Time cease to be directors of Telor, to the extent such options will not be exercisable as of the Effective Time or thereafter) (approximately 34,205 shares on the date of this Offering Memorandum/ Proxy Statement), and

                  (C) the total number of shares of Telor Stock, if any, issuable or transferable upon the conversion, exchange and/or exercise of any Equity Securities (other than as provided in clause (B) immediately above), by

            (ii)  the sum of

                  (A)   the  total   number  of  shares  of  OH+R  Common  Stock
                        outstanding as of such date (approximately 674,605 shares on the date of this Offering Memorandum/Proxy Statement),

                  (B) the total number of shares of OH+R Common Stock receivable upon conversion of all shares of OH+R
                        Preferred Stock outstanding as of such date (approximately 4,137,843 shares on the date of this Offering Memorandum/Proxy Statement),

                  (C) the total number of shares of OH+R Common Stock issuable upon exercise of all OH+R Employee Stock Options and OH+R Warrants outstanding as of such date (approximately 993,113 shares on the date of this Offering Memorandum/Proxy Statement), and

                  (D) the total number of shares of OH+R Common Stock, if any, issuable or transferable upon the conversion, exchange and/or exercise of any Equity Securities (other than as provided in clauses (B) through (D) immediately above.)

      The term "Equity Securities" means, with respect to any person, all shares of capital stock or other equity or beneficial interests issued by or created in or by such person, all stock appreciation or similar rights or grants of, or their contractual obligation for, any right to share in the equity, income, revenues or cash flow of such person, and all securities or other rights, warrants or other contractual obligations to acquire any of the foregoing whether by conversion, exchange, exercise or otherwise.

      Based on the approximate numbers set forth above, the Share Conversion Fraction would be .1413123. The Share Conversion Fraction would increase if Telor granted more options or issued additional Equity Securities (other than upon exercise of currently outstanding options) and would decrease if Telor repurchased shares of Telor Stock or any of its currently outstanding options were cancelled. The Share Conversion Fraction would decrease if OH+R granted more options or issued additional Equity Securities (other than upon exercise of currently outstanding options) and would increase if OH+R repurchased shares of its capital stock or any of its currently outstanding options or warrants were cancelled. Neither Telor nor OH+R expects to issue any additional Equity Securities (other than upon the exercise of options) or to repurchase any shares prior to the consummation of the Merger. Any grants or cancellations of options for Telor Stock or for capital stock of OH+R after April 15, 1996 are not expected to be in material amounts.

      Issuance of Additional Shares of Telor Stock. The Merger Agreement also provides for the issuance of additional shares of Telor Stock in certain circumstances. In particular, in the event that in connection with that certain Standard Form Industrial Lease, dated July 12, 1994, by and between WRC Properties, Inc. (the "Landlord") and Telor (the "Lease") relating to the lease by Telor of property located at 265 Ballardvale Street, Wilmington,
Massachusetts (the "Premises"), at any time on or after January 1, 1997 and prior to five years after the Commencement Date (as defined in the Lease), which fifth anniversary is on or about October 31, 1999, the Surviving Corporation is required to make any payments to the Landlord or other third parties on account of the Lease, whether such payments are rent or additional rent payments under the Lease or as settlement payments or other costs in termination of the Lease or in connection with entering into a sublease or subleases, or to pay any additional costs in connection with the Premises including, without limitation for heat or other utilities and taxes, then Telor will be obligated to issue additional shares of Telor Stock to the OH+R Securityholders as of immediately preceding the Merger in an amount equal to one-half of such payments divided by $7.00. In addition, Telor will be obligated to issue additional shares of Telor Stock to the OH+R Securityholders if assertions are made during such time period of liability of Telor under environmental laws based on Telor's operations at the Premises, and if such liability is finally determined, such additional shares would be issuable in accordance with the formula discussed above. See "THE MERGER AND RELATED TRANSACTIONS -

Conversion of Equity Securities of OH+R pursuant to the Merger - Issuance of Additional Telor Stock."

      Operations and Management of the Surviving Corporation. The business of the Surviving Corporation will be the business of OH+R as conducted immediately prior to the Merger. See "INFORMATION ABOUT OH+R." At the Effective Time, the following persons shall be the initial directors and executive officers of the Surviving Corporation, each of whom shall hold his directorship and/or office during the term specified below until the election and qualification of his successor or until his tenure is otherwise terminated:


      Directors:                       Term, ending at the Annual Meeting in:
      ----------                       --------------------------------------
       Charles L. Dimmler, III                         1998
       Kevin J. Dougherty                              1998
       Angus M. Duthie                                 1996
       John C. Garbarino                               1996
       John K. Herdklotz, Ph.D.                        1996
       Paul D. Paganucci                               1997
       Craig C. Taylor                                 1997

       Executive Officer:                             Positions:
       ------------------                             ----------
       John C. Garbarino               President, Chief Executive Officer,
                                         Treasurer and Secretary

See   "INFORMATION   ABOUT  TELOR  -  Executive   Officers  and  Directors"  and
"INFORMATION ABOUT OH+R - Executive Officer, Key Employees and Directors."

      The Compensation Committee shall have the following members: Charles L. Dimmler, III, Angus M. Duthie and Paul D. Paganucci; and the Audit Committee shall have the following members: Kevin J. Dougherty, Craig C. Taylor and John
K. Herdklotz, Ph.D.

      Security Ownership of the Surviving Corporation. Upon completion of the Merger, the Surviving Corporation's officers, directors, principal stockholders and their respective affiliates will own approximately 72.4% of the outstanding Telor Stock. Although no voting agreement or similar arrangements among such stockholders will exist upon closing of the Merger, except with respect to the annual meeting in 1996, if they were to act in concert in the future, they would be able to elect a majority of the Surviving Corporation's directors, determine the outcome of most corporate actions requiring stockholder approval and otherwise control the business affairs of the Surviving Corporation. See "THE MERGER AND RELATED TRANSACTIONS - The Surviving Corporation - Management," "INFORMATION ABOUT TELOR - Security Ownership of Certain Beneficial Owners and Management of Telor" and "INFORMATION ABOUT OH+R - Security Ownership of Certain Beneficial Owners and Management of OH+R."

      Exchange of Certificates. State Street Bank and Trust Company, Telor's transfer agent, shall act as exchange agent (the "Exchange Agent"), in the administration of the exchange of certificates representing all of the issued and outstanding shares of OH+R Common Stock and OH+R Preferred Stock ("Certificates") for certificates representing shares of Telor Stock, together with a check payable to such holder representing payment of cash in lieu of fractional shares as determined in accordance with the Merger Agreement. If the Merger becomes effective, and if the capitalization of neither OH+R nor Telor has changed within the four business days prior to the Closing, certificates representing all of the issued and outstanding shares of OH+R Common Stock and OH+R Preferred Stock shall be surrendered for cancellation and termination, and, simultaneously with such cancellation, a new certificate for shares of Telor Stock shall be issued to the holder thereof, together with a check payable to such  holder  representing  payment  of  cash  in  lieu  of  fractional  shares.
Otherwise, the Exchange Agent will mail a letter of transmittal with instructions to each holder of record of OH+R shares as of the Effective Date of the Merger for use in exchanging their Certificates for certificates representing shares of Telor Stock. See "THE MERGER AND RELATED TRANSACTIONS Certain Provisions of the Merger Agreement - Exchange of Certificates in the Merger."

      Conditions to the Merger; Termination and Amendment. The consummation of the Merger is conditioned upon the fulfillment or waiver of certain conditions set forth in the Merger Agreement, including that the requisite approval of the stockholders of Telor and OH+R be obtained and that no holders of OH+R capital stock shall have properly exercised their statutory right of appraisal. See "THE MERGER AND RELATED TRANSACTIONS - Certain Provisions of the Merger Agreement - Conditions to the Merger."

      The Merger Agreement may be terminated by Telor and OH+R with their mutual consent or by any party without the consent of the other party if the Merger does not occur on or prior to June 30, 1996 or if certain other events occur. The Merger Agreement may be terminated by Telor if reasonably required by fiduciary obligations, as determined in good faith by Telor's Board of Directors, subject to the payment of a fee to OH+R. See "THE MERGER AND RELATED TRANSACTIONS - Certain Provisions of the Merger Agreement Termination of the Merger Agreement."

      The Merger Agreement may be amended by mutual written consent of Telor and OH+R.

      Certain Federal Income Tax Matters. It is expected that, subject to certain assumptions, the Merger will constitute a tax-free reorganization for federal income tax purposes. See "THE MERGER AND RELATED TRANSACTIONS - Certain Federal Income Tax Matters."

      Accounting Treatment. It is expected that the Merger will be accounted for as a "reverse acquisition" whereby OH+R will be deemed to have acquired Telor for financial reporting purposes. See "THE MERGER AND RELATED TRANSACTIONS - Accounting Treatment."

      Governmental and Regulatory Approvals. Consummation of the Merger requires notifications to certain governmental and other authorities, which have been or will be made. Following the Merger, Telor Stock will cease to be listed on the Nasdaq National Market but, it is expected that it would be listed on the SmallCap Market. See "THE MERGER AND RELATED TRANSACTIONS - Government and Regulatory Approvals."

      Rights of Dissenting Stockholders. Under Delaware corporate law and based on the designation of the Telor Stock on the Record Date as a Nasdaq National Market security, holders of record of shares of Telor Stock do not have rights of dissent or appraisal in connection with the approval of the Merger. See "TELOR'S SPECIAL MEETING - Rights of Dissenting Stockholders."

      Adams, Harkness Fairness Opinion. Adams, Harkness & Hill, Inc. ("Adams, Harkness") has rendered a written opinion, dated the date on which this Offering Memorandum/Proxy Statement is mailed, to the Board of Directors of Telor to the effect that the terms of the Merger are fair to the stockholders of Telor from a financial point of view. A copy of such opinion is attached as Appendix B to this Offering Memorandum/Proxy Statement. See "THE MERGER AND RELATED TRANSACTIONS - Adams, Harkness Fairness Opinion."

      Expenses. OH+R and Telor have each agreed to pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with the Merger Agreement and the transactions contemplated thereby whether or not the transactions contemplated thereby are consummated.

      Interests of Certain Persons in the Merger. Certain officers and directors of OH+R will become officers and directors of the Surviving Corporation and will receive shares of Telor Stock in exchange for their OH+R Equity Securities and/or their OH+R Equity Securities will become exercisable for Telor Stock and one officer and director will enter into an employment agreement with the Surviving Corporation and have an option become partially vested immediately prior to the Merger. Mark J. Gabrielson, a director and Acting Chief Financial Officer of Telor, and Angus M. Duthie, a director of OH+R, are General Partners of Prince Ventures, L.P., the General Partner of Prince Venture Partners III, L.P. ("Prince III"). As of April 15, 1996, Prince III was the beneficial owner of shares of OH+R Preferred Stock convertible into 2,366,667 shares of OH+R Common Stock, or 49.2% of OH+R's Common Stock. As of April 15, 1996, Prince III was also the beneficial owner of 64,936 shares of Telor Stock, or 8.3% of the Telor Stock. Upon consummation of the Merger, assuming a Share Conversion Fraction of .1413123, Prince III will own 399,375 shares of Telor Stock or approximately 27.2% of the capital stock of the Surviving Corporation. See "THE MERGER AND RELATED TRANSACTIONS -Interests of Certain Persons in the Merger," "INFORMATION ABOUT TELOR - Security Ownership of Certain Beneficial Owners and Management of Telor," "INFORMATION ABOUT OH+R - Security Ownership of Certain Beneficial Owners and Management of OH+R" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

      Standstill Agreement. At the Effective Time, OH+R Securityholders who will receive ten percent or more of the shares of Telor Stock to be issued in the Merger, all holders of OH+R Preferred Stock, the holder of the NEB Note (if converted), all persons who are directors and officers of OH+R and Telor and those holders of Telor Stock which have an affiliated person on Telor's Board of Directors immediately prior to the Effective Time shall execute and deliver a standstill agreement which provides that they shall not sell, transfer or convey any of such shares of Telor Stock except under limited circumstances for a period of 180 days after the Effective Time. See "THE MERGER AND RELATED TRANSACTIONS - Standstill Agreement."

      Merger Voting Agreement. Telor has obtained the written agreement of those holders of Telor Stock that have an affiliated person on the Board of Directors of Telor to vote their shares in favor of the Merger. Such holders, as of April 15, 1996, owned approximately 38% of the outstanding shares of Telor Stock. See "THE MERGER AND RELATED TRANSACTIONS - Merger Voting Agreement."

      Registration Rights Agreement. At the Effective Time, Telor, the OH+R Securityholders and holders of Telor Stock who currently have registration rights (the "Existing Holders") shall enter into a registration rights agreement with respect to the shares of Telor Stock to be issued or issuable to the OH+R Securityholders as a result of the Merger and the shares of Telor Stock held by the Existing Holders. See "THE MERGER AND RELATED TRANSACTIONS - Registration Rights Agreement."

      Stockholder Rights. The rights of security holders of Telor will not be different as a result of the Merger other than as a result of dilution caused by the issuance of shares of Telor Stock in the Merger. See "COMPARISON OF RIGHTS OF TELOR AND OH+R STOCKHOLDERS."

1993 Plan Amendment; Recommendation of the Board of Directors

      The Telor Board of Directors unanimously recommends approval of the amendment to the 1993 Plan to increase the number of shares reserved from 140,000 to 245,000 for the following reasons. The increase in the number of shares reserved for issuance under the 1993 Plan is required as a condition to the consummation of the Merger. In addition, the Board believes that the increase is advisable to provide the Surviving Corporation with sufficient shares to attract, retain and motivate employees, directors and consultants. See "PROPOSALS FOR TELOR'S SPECIAL MEETING - Proposal 2: 1993 Plan Amendment."

     Amendment to Telor's Certificate of Incorporation; Recommendation of the Board of Directors

      The Telor Board of Directors unanimously recommends approval of the amendment to Telor's Certificate of Incorporation to reduce the authorized number of shares of Telor Stock from 25,000,000 to 10,000,000 for the following reasons. The Board believes that 10,000,000 shares of Telor Stock will be a sufficient number of shares whether or not the Merger is consummated. Moreover, the amount of Telor's franchise tax obligation to the State of Delaware will be reduced substantially by decreasing the number of shares of stock that Telor is authorized to issue. See "PROPOSALS FOR TELOR'S SPECIAL MEETING - Proposal 3:
Amendment to Telor's Certificate of Incorporation."

Selected Financial Information

      The following tables present selected historical financial data and unaudited pro forma combined financial data for Telor and OH+R. The following selected historical financial data are derived from the financial statements of Telor and OH+R. The data should be read in conjunction with the financial statements and related notes of Telor and of OH+R, which are included elsewhere in this Offering Memorandum/Proxy Statement. See "INDEX TO FINANCIAL STATEMENTS OF TELOR OPHTHALMIC PHARMACEUTICALS, INC." and "INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF OCCUPATIONAL HEALTH + REHABILITATION INC."

      The unaudited pro forma combined financial data are calculated after giving effect to the Merger. The unaudited pro forma combined financial data are not necessarily indicative of future operations or the actual results that would have occurred had the Merger been consummated on the dates specified. This information is qualified in its entirety by reference to, and should be read in conjunction with, the unaudited pro forma combined financial information and notes thereto included elsewhere in this Offering Memorandum/Proxy Statement. See "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION."

      The unaudited pro forma combined balance sheet data assume that the Merger took place on December 31, 1995 and combine Telor's balance sheet as December 31, 1995 with OH+R's balance sheet as of December 31, 1995. The selected unaudited pro forma combined statement of operations data assume the Merger took place as of January 1, 1995 and combine Telor's results of operations with OH+R's results of operations for the year ended December 31, 1995.

                    TELOR OPHTHALMIC PHARMACEUTICALS, INC.

                      SELECTED HISTORICAL FINANCIAL DATA

The following table sets forth for the periods indicated selected financial data for Telor. The selected statement of operation data for the years ended December 31, 1993, 1994 and 1995 and the selected balance sheet data as of December 31, 1994 and 1995 have been derived from Telor's consolidated financial statements included elsewhere in this Offering Memorandum/Proxy Statement which have been audited by Arthur Andersen LLP, independent accountants, as indicated in their report thereon appearing elsewhere in this Offering Memorandum/Proxy Statement. The selected statement of operations data for the years ended December 31, 1991 and 1992 and the selected balance sheet data as of December 31, 1991, 1992 and 1993 are also derived form Telor's consolidated financial statements audited by Arthur Andersen LLP which are not included in this Offering Memorandum/Proxy Statement. The selected consolidated financial data set forth below should be read in conjunction with the audited financial statements of Telor, including the notes thereto, and Management's Discussion and Analysis of Financial Condition and results of Operation included elsewhere herein.

                      (in thousands, except per share data)


                                                          Nine
                                                       Months Ended                     Years Ended December 31,
                                                       December 31,       ----------------------------------------------------------
                                                          1991             1992             1993             1994             1995
                                                         ------           ------           ------           ------           ------
Statement of Operations Data:
Revenue .......................................             -0-              -0-              -0-              -0-              -0-
Operating expenses:
  Research and development ....................           1,313            2,902            5,501            7,047            3,732
  General and administrative ..................             570            1,007            1,452            1,733            2,206
  Marketing ...................................             -0-              220              318              193              -0-
  Restructuring charge ........................             -0-              -0-              -0-              609            2,000
                                                         ------           ------           ------           ------           ------
   Total operating expenses ...................           1,883            4,129            7,271            9,582            7,938

Interest income, net ..........................             115              201              470              622              383
  Net loss ....................................          (1,768)          (3,928)          (6,801)          (8,960)          (7,555)
                                                         ------           ------           ------           ------           ------

Net loss per common share: ....................              NA           $(8.00)         $(10.34)         $(11.74)          $(9.67)

Weighted average number
  of common shares
  outstanding:(1) .............................              NA              491              658              763              781



                                                                                        December 31,
                                                         ---------------------------------------------------------------------------
                                                          1991             1992             1993             1994             1995
                                                         ------           ------           ------           ------           ------
Balance Sheet Data:
Cash and cash equivalents .....................          $2,057           $7,028           $5,617           $3,145           $3,305
Short-term investments ........................             -0-              -0-           15,061            7,800            1,987
Working capital ...............................           1,823            6,468           20,269           10,129            4,716
Total assets ..................................           2,322            7,545           21,669           13,678            5,887
Long-term obligations under capital
  leases ......................................            --               --               --                568              513
Total stockholders' equity ....................           2,086            6,936           20,835           12,000            4,586


- ----------

(1) During March and April of 1993, Telor's Board of Directors and stockholders, respectively, approved a 1-for-5 reverse stock split of Telor Stock. During September and November of 1995, Telor's Board of Directors and stockholders, respectively, approved a 1-for-10 reverse stock split of Telor Stock. Accordingly, all share and per share amounts of Telor Stock for all periods presented have been retroactively adjusted to reflect these reverse stock splits.

                   OCCUPATIONAL HEALTH + REHABILITATION INC

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

The consolidated statement of operations data set forth below with respect to the years ended December 31, 1993, 1994 and 1995 and the consolidated balance sheet data at December 31, 1994 and 1995 are derived from the audited Consolidated Financial Statements of OH+R included elsewhere in this Offering Memorandum/Proxy Statement and should be read in conjunction with those consolidated financial statements and related notes. The consolidated statement of operations data for the year ended December 31, 1992 and the consolidated balance sheet data at December 31, 1992 and 1993 are derived from consolidated financial statements not included herein.


                                               Years Ended December 31,
                                       ----------------------------------------
                                        1992(1)    1993       1994       1995
                                       -------    -------    -------    -------
                                         (In thousands, except per share data)
Consolidated Statement of
  Operations Data:
 Total revenues ....................   $   817    $ 1,738    $ 2,692    $ 6,024
 Operating and administrative
   expenses ........................      (825)    (3,043)    (3,865)    (7,698)
 Depreciation and amortization .....       (98)      (220)      (222)      (365)
 Interest expense ..................       (23)       (56)       (53)       (97)
 Interest income ...................        20         43         38         38
 Minority interest in net loss of
   subsidiary ......................      --         --         --          322
                                       -------    -------    -------    -------
 Loss before income taxes ..........      (109)    (1,538)    (1,410)    (1,776)
 Deferred income tax benefit .......        44         33       --         --
                                       -------    -------    -------    -------
 Net loss ..........................   $   (65)   $(1,505)   $(1,410)   $(1,776)
                                       -------    -------    -------    -------
 Net loss available to common
   stock(2) ........................   $  (165)   $(1,797)   $(1,831)   $(2,337)
                                       -------    -------    -------    -------
 Net loss per share(2) .............   $ (0.25)   $ (2.76)   $ (2.81)   $ (3.53)
                                       -------    -------    -------    -------
 Weighted average shares
   outstanding(2) ..................       652        652        652        662
                                       -------    -------    -------    -------



                                                    December 31,
                                       ----------------------------------------
                                        1992       1993       1994       1995
                                       -------    -------    -------    -------
                                                   (In thousands)
Consolidated Balance Sheet
  Data:
 Cash and cash equivalents .........   $ 1,277    $ 1,647    $ 1,211    $   369
 Working capital ...................     1,321      1,575      1,217       (340)
 Total assets ......................     2,821      3,576      3,505      4,249
 Long-term obligations, less
   current portion .................       626        721        670      1,161
 Minority interest .................      --         --         --          201
 Redeemable convertible
   preferred stock .................     2,100      4,392      6,019      7,179
 Stockholders' equity (deficit) ....      (181)    (2,020)    (3,851)    (6,187)


- ----------

(1)  Period from inception (July 1, 1992) to December 31, 1992.

(2) The net loss per share is computed by dividing net loss, adjusted for preferred stock dividends, by the weighted average number of shares of common stock outstanding during each period presented. The calculation of weighted average shares outstanding gives effect to the fact that the OH+R Preferred Stock does not qualify as a common stock equivalent in any of the periods presented. In addition, the effect of options and warrants is not considered as it would be antidilutive.

                    TELOR OPHTHALMIC PHARMACEUTICALS, INC.

                                      AND

                   OCCUPATIONAL HEALTH + REHABILITATION INC


                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

      The unaudited pro forma combined financial data set forth below as of and for the year ended December 31, 1995 give effect to the Merger accounted for under the reverse acquisition purchase method of accounting. The unaudited pro forma combined financial data are derived from the Unaudited Pro Forma Combined Financial Information included elsewhere in this Offering Memorandum/Proxy Statement and should be read in conjunction with that financial information and related notes.


                                                           Pro Forma
                                                          -----------
                                                          December 31,
                                                              1995
                                                          -----------
                                                     (In thousands, except
                                                        per share data)

       Pro forma combined statement of operations data:
        Revenue..................................          $ 6,024
        Net loss.................................           (9,331)
        Net loss per share.......................            (6.48)

       Number of shares used to compute net loss per share:  1,440

       Pro forma combined balance sheet data:
        Cash and cash equivalents................           $3,674
        Working capital..........................            4,377
        Total assets.............................           10,136
        Long-term obligations, less current portion          1,674
        Total stockholders' equity...............            5,578

Comparative Market Prices and Dividends

      Telor Stock is traded on the Nasdaq National Market under the Nasdaq symbol "TELR." Following the Effective Time, it is expected that the common stock of the Surviving Corporation will be traded on the Nasdaq SmallCap Market under the Nasdaq symbol "OHRI". See "THE MERGER AND RELATED TRANSACTIONS - Government and Regulatory Approvals." The following table sets forth, for each of the fiscal quarters indicated, the high and low sale prices for shares of Telor Stock, all of which have been retroactively adjusted for the one-for-ten reverse stock split of the Telor Stock effective November 15, 1995:

      Year Ended December 31, 1994                       High           Low
      ----------------------------                       ----           ---
         First Quarter............                     $47 1/2        $33 3/4
         Second Quarter...........                      53 3/4         32 1/2
         Third Quarter............                      51 1/4         38 3/4
         Fourth Quarter...........                      48 3/4          8 3/4

      Year Ended December 31, 1995                       High           Low

         First Quarter............                     $19 5/8        $ 7 1/2
         Second Quarter...........                      26 1/4         12 1/2
         Third Quarter............                      23 1/8          5
         Fourth Quarter...........                       8 5/8          2 1/2


      On December 6, 1995, the last trading day prior to the announcement by Telor and OH+R that they had executed a letter of intent relating to a possible merger, the closing sale price of Telor Stock on the Nasdaq National Market was 7 3/4 per share. On February 22, 1996, the last trading day prior to the announcement by Telor and OH+R of the execution of the Merger Agreement, the closing sale price of Telor Stock was 5 1/4 per share. See "- Selected Financial Information."

      OH+R Securityholders are urged to obtain current market quotations for Telor Stock. No assurance can be given as to the share value of Telor Stock or as to the market price of Telor Stock at the Effective Time of the Merger or thereafter.

      Telor has not paid cash dividends since inception. It is anticipated that the Surviving Corporation will retain all earnings for use in the expansion of the business and therefore does not anticipate paying any cash dividends in the foreseeable future. The payment of future dividends will be at the discretion of the Board of Directors of the Surviving Corporation and will depend, among other things, upon the Surviving Corporation's earnings, capital requirements, financial condition and debt covenants. As of April 15, 1996, there were approximately 99 record holders of Telor Stock.

      There is no public market for OH+R Common Stock. OH+R has never paid cash dividends on its Equity Securities. OH+R has accrued dividends on the OH+R Preferred Stock, the holders of which have agreed to waive the accrued dividends if the Merger is consummated. As of April 15, 1996, there were eleven holders of record of the OH+R Common Stock and OH+R Preferred Stock.

Comparative Per Share Data

      The following table sets forth selected historical and pro forma per share data for Telor and selected historical and equivalent pro forma per share data for OH+R for the fiscal year ended December 31, 1995. The equivalent per share data for OH+R has been computed by multiplying the Telor pro forma amounts by an assumed Share Conversion Fraction of approximately .1413123. See "- Selected Financial Information" and "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION." No assurance can be given that the assumed Share Conversion Fraction will approximate the actual Share Conversion Fraction. The Share Conversion Fraction will not be determined until the Closing.


                                         Telor                    OH+R
                              -----------------------    -----------------------
                                                                      Equivalent
                              Historical    Pro Forma    Historical   Pro Forma
                              ----------    ---------    ----------   ---------

Cash Dividends Per Share.....     -0-          -0-          -0-         -0-

Fully Diluted Earnings
Per Share....................  $(9.67)      $(6.48)      $(3.53)    $(0.92)

Book Value Per Share.........   $5.84(a)     $3.81(b)     $0.21(c)   $0.54


- ----------

(a) Based on the actual common shares outstanding of 785,512 at December 31, 1995.

(b) Based on pro forma common shares outstanding of 1,465,181 at December 31, 1995.

(c) Based on the actual common shares and preferred shares on an as converted basis outstanding of 4,809,698 at December 31, 1995.

                                 RISK FACTORS

      This  Offering   Memorandum/Proxy   Statement   contains   forward-looking
statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are intended to be subject to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Among the forward-looking statements is a statement regarding OH+R's intention to expand its business. The forward-looking statements are subject to many risks and uncertainties, which could cause actual results to differ materially from such statements. In addition to the other information in this Offering Memorandum/Proxy Statement including in "INFORMATION ABOUT OH+R - Important Factors Regarding Forward-Looking Statements," the following risks and uncertainties should be carefully considered by holders of Telor Stock and the OH+R Securityholders.

Risks of Future Acquisitions and Management of Growth of the Surviving Corporation; Potential Dilution to Stockholders

      After the Merger, OH+R intends to pursue an aggressive acquisition strategy. There can be no assurance that suitable acquisition candidates can be found, that acquisitions can be consummated on favorable terms or that such acquisitions, if completed, will be successful. While it is anticipated that a significant portion of the capital required to pursue acquisitions in the next two years will be provided by the Merger with Telor, the Surviving Corporation may also need to raise substantial additional funds to pursue its acquisition strategy. There can be no assurance that adequate capital will be available. The Surviving Corporation may also use common stock, preferred stock or other securities of the Surviving Corporation to finance future acquisitions. The use of equity securities to finance future acquisitions may have a dilutive effect on the Surviving Corporation's stockholders. In addition, as a result of such acquisitions, OH+R expects to experience rapid growth in its business and in its staff, and the Surviving Corporation's future results could be affected by its ability to manage growth effectively. See "INFORMATION ABOUT OH+R - Strategy, Expansion Plan."

Lack of Profitability

      OH+R's operations have not achieved profitability, and the time required by the Surviving Corporation to achieve profitability is uncertain. It is expected that the Surviving Corporation's cash balances, cash generated from operations, available lines of credit and sales of accounts receivable will be adequate to satisfy the Surviving Corporation's cash requirements through 1996. See "SUMMARY - Selected Financial Information" and "INFORMATION ABOUT OH+R - OH+R's Management's Discussion and Analysis of Financial Condition and Results of Operations."

Restrictions Imposed by Government Regulation

      As  a  participant  in  the  healthcare   industry  and  specifically  the
occupational healthcare industry, OH+R's operations and relationships are subject to extensive, changing and increasing regulation by a number of governmental entities at the federal, state and local levels. State and federal workers' compensation laws control many aspects of providing medical services to the individuals covered by such laws (including, in many cases, the amounts that may be charged for those services). State laws also generally prohibit anyone other than a licensed physician from engaging in acts that constitute or contribute to the practice of medicine and prohibit physicians from "splitting" their fees with other persons. Federal Medicare laws prohibit most referrals that may result in any financial benefit to the referring physician and all transactions intended to induce referrals. OH+R is also subject to various other federal and state laws. Many of the applicable laws are enforced by regulatory authorities with broad discretion to interpret the laws and promulgate corresponding regulations, and violations of these laws and regulations may result in substantial penalties. OH+R believes that its operations are in material compliance with these laws and regulations. Nevertheless, because of the special nature of OH+R's relationship with the professional corporations and satellite clinics that OH+R manages, many aspects of OH+R's business operations have not been the subject of state or federal regulatory interpretation, and there can be no assurance that a review of OH+R's or the professional corporations and satellite clinics' business by courts or regulatory authorities will not result in a determination that could materially adversely affect the operations of OH+R or the professional corporations and satellite clinics or that the healthcare regulatory environment will not change so as to restrict OH+R's or the professional corporations and satellite clinics' existing operations or their expansion. There can also be no assurance that a court or regulatory authority will not determine that the Surviving Corporation's operations are not in compliance with any other applicable law or regulation or that any such determination will not have a material adverse effect on the Surviving Corporation. See "INFORMATION ABOUT OH+R - Laws and Regulations."

Uncertainties Related to Changes in Workers' Compensation Laws or Regulations

      Changes in workers' compensation laws or regulations may create a greater or lesser demand for some or all of OH+R's services, require OH+R to develop new or modified services to meet the needs of the marketplace and compete effectively or modify the fees that OH+R may charge for its services. Many states are considering or have enacted legislation reforming their workers' compensation laws. These reforms generally give employers greater control over who will provide medical care to their employees and where those services will be provided and attempt to contain medical costs associated with workers' compensation claims. Some states have implemented diagnosis-specific fee schedules that set maximum reimbursement levels for healthcare services. The federal government and certain states provide for a "reasonableness" review of medical costs paid or reimbursed by workers' compensation. When not governed by a fee schedule, OH+R adjusts its charges to the usual and customary levels authorized by the payor. No assurance can be given that the Surviving Corporation will prosper in the rapidly changing occupational healthcare environment. See "INFORMATION ABOUT OH+R - Laws and Regulations."

Competition

      The market to provide healthcare services within the workers' compensation system is highly fragmented and competitive. OH+R's centers' primary competitors have typically been independent physicians and hospitals. OH+R anticipates that competition in the occupational healthcare industry may shift to specialized provider groups such as those managed by OH+R, insurance companies, health maintenance organizations ("HMOs") and other significant providers of managed care products. At the present time, OH+R is aware of no national occupational health providers and only a few regional occupational health providers, including OccuSystems, Inc., whose activities are primarily in the South, Midwest and Mid-Atlantic states, and Atlantic Health Group, a member of Liberty Mutual Group, whose activities are in the Northeast, South and Mid-Atlantic states. Many of OH+R's current and potential competitors are significantly larger and have greater financial and marketing resources than OH+R. No assurance can be given that OH+R will prosper in the changing occupational healthcare environment or that OH+R's strategy to develop managed care programs will succeed in meeting employers' and workers' occupational healthcare needs. See "INFORMATION ABOUT OH+R - Expansion Plan, Competition."

Uncertainties Related to Changing Healthcare Environment

      Numerous healthcare reform proposals have been introduced into Congress in recent years. Some states have enacted or are considering independent healthcare reform initiatives. It is uncertain what reforms will ultimately be enacted by the federal government or any state government. Significant changes in the healthcare system in the United States may have a substantial impact over time on the manner in which OH+R conducts its business. Such changes could have a material adverse effect on the Surviving Corporation and on its ability to raise capital. See "INFORMATION ABOUT OH+R - Laws and Regulations."

Risks Inherent in Provision of Medical Services

      The physicians and other medical professionals employed by or affiliated with OH+R are involved in the delivery of healthcare services to the public and therefore are exposed to the risk of professional liability claims. Claims of this nature, if successful, could result in substantial damage awards to the claimants which may exceed the limits of any applicable insurance coverage. Insurance against losses related to claims of this type can be expensive and varies widely from state to state. While OH+R maintains liability insurance, there can be no assurance that such insurance will be sufficient to provide adequate coverage for such claims or that such insurance will be available in the future at reasonable costs to the Surviving Corporation. Successful malpractice claims asserted against the physicians and other medical professionals or OH+R, however, could have a material adverse effect on OH+R's profitability.

Dilution Upon Consummation of the Merger

      Telor stockholders will experience immediate and substantial dilution in book value from $5.84 as of December 31, 1995 to $3.82 on a pro forma basis. See "SUMMARY Comparative Per Share Data." Additional dilution will occur upon exercise of outstanding stock options and may occur in connection with future financings to meet the Surviving Corporation's capital requirements. See "THE MERGER AND RELATED TRANSACTIONS - Interests of

Certain Persons in the Merger - Option Holdings" and "INFORMATION ABOUT TELOR Stock Plans."

Additional Dilution Upon Issuance of Additional Shares to OH+R Securityholders

      The Merger Agreement provides that the Surviving Corporation will be obligated to issue additional shares of Telor Stock to the OH+R Securityholders in the event certain expenses are incurred in connection with Telor's lease of the premises in Wilmington, Massachusetts. Any such issuance would dilute the interests of other holders of Telor Stock at such time. While Telor believes that it will not be required to issue a significant number of shares as a result of such provisions, the number of shares issuable will be dependent on factors that are uncertain and cannot be determined at this time, including, without limitation, the ability of Telor or the Surviving Corporation to obtain a replacement tenant or tenants or subtenants for the premises through October 1999, whether any such replacement tenant or subtenant bears all of the costs Telor may incur in connection with the premises during that time period and whether any environmental claims are made with respect to the premises. See "THE MERGER AND RELATED TRANSACTIONS - Conversion of Equity Securities of OH+R Pursuant to the Merger - Additional Issuance of Telor Stock."

Dependence Upon Key Personnel

      OH+R is dependent to a substantial extent upon the continuing efforts and abilities of certain key management personnel. In addition, OH+R faces competition for experienced professionals and other employees with expertise in the workers' compensation and occupational healthcare areas. The loss of, or the inability to attract, qualified professionals and other employees could have a material adverse effect on the Surviving Corporation's business. See "INFORMATION ABOUT OH+R - Executive Officer, Key Employees and Directors."

Loss of Listing of Telor Stock on the Nasdaq National Market

      The Telor Stock will not remain listed on the Nasdaq National Market upon consummation of the Merger, although it is expected that the Telor Stock will be listed on the Nasdaq SmallCap Market. Among other negative consequences, not being listed on the Nasdaq National Market may reduce the trading volume in
Telor  Stock.  See  "THE  MERGER  AND  RELATED  TRANSACTIONS  -  Government  and
Regulatory Approvals." In addition, in the absence of the Merger, the substantial reduction in Telor's operations would create a significant risk that the Telor Stock would cease to be listed on either the Nasdaq National Market or the Nasdaq SmallCap Market.

Limitation on Carryover of Tax Benefits

      The Merger will result in an "ownership change" of Telor within the meaning of section 382 of the Internal Revenue Code. As a result, substantially all of Telor's pre-Merger net operating losses and tax credits will be unavailable to offset taxable income of the Surviving

Corporation. See "THE MERGER AND RELATED TRANSACTIONS - Certain Federal Income Tax Matters."

Limited Transferability of Telor Stock Issued or Issuable to OH+R
Securityholders

      The shares of Telor Stock offered to the OH+R Securityholders have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Surviving Corporation is not obligated to register such shares, except as described in "THE MERGER AND RELATED TRANSACTIONS - Registration Rights Agreement." Rule 144 promulgated under the Securities Act currently requires, among other conditions, a two-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements of the Securities Act.

Changes in Market Price of Telor Stock; Changes in Share Conversion Fraction; Effect of Change of Business on Market

      No assurance can be given as to the share value of Telor Stock or as to the market price of Telor Stock at the Effective Time of the Merger or thereafter. No assurance can be given that the assumed Share Conversion Fraction will approximate the actual Share Conversion Fraction. The Share Conversion Fraction will not be determined until the Closing. As a result of the Merger, Telor's business will be changed. It is not known whether a trading market will develop in the Telor Stock after the such change. See "SUMMARY - The Merger."

Voting Control of the Surviving Corporation

      Upon completion of the Merger, the Surviving Corporation's officers, directors, principal stockholders and their respective affiliates will own approximately 72.4% of the outstanding Telor Stock. Although no voting agreement or similar arrangements among such stockholders will exist upon closing of the Merger, except with respect to the annual meeting in 1996, if they were to act in concert in the future, they would be able to elect a majority of the Surviving Corporation's directors, determine the outcome of most corporate actions requiring stockholder approval and otherwise control the business affairs of the Surviving Corporation. See "MERGER AND RELATED TRANSACTIONS - Voting Agreement," "INFORMATION ABOUT TELOR - Security Ownership of Certain Beneficial Owners and Management of Telor," and "INFORMATION ABOUT OH+R - Security Ownership of Certain Beneficial Owners and Management of OH+R."

Board Conflicts of Interest in Recommending the Merger

      Mark J. Gabrielson, a director and Acting Chief Financial Officer of Telor, and Angus M. Duthie, a director of OH+R, are General Partners of Prince Ventures, L.P., the General Partner of Prince III. As of April 15, 1996, Prince III was the beneficial owner of shares of OH+R Preferred Stock convertible into 2,366,667 shares of OH+R Common Stock, or 49.2% of OH+R's Common Stock. As of April 15, 1996, Prince III was also the beneficial owner of 64,936 shares of Telor Stock, or 8.3% of Telor Stock. Immediately following the

Merger, Prince III will be the beneficial owner of 399,375 shares of Telor Stock, or 27.2%, Mr. Gabrielson will cease to be a director and Mr. Duthie will become a director of the Surviving Corporation. The increase in Prince III's ownership of Telor Stock will not be sufficient for it to control the outcome of matters presented to stockholders for their approval or the other business affairs of the Surviving Corporation, but will increase Prince III's ability to influence the outcome of most corporate actions requiring stockholder approval, as well as the conduct of the business affairs of the Surviving Corporation. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS," "THE MERGER AND RELATED TRANSACTIONS - Interests of Certain Persons in the Merger," "INFORMATION ABOUT TELOR - Security Ownership of Certain Beneficial Owners and Management of Telor," and "INFORMATION ABOUT OH+R - Security Ownership of Certain Beneficial Owners and Management of OH+R."

Dividend Policy

      The Surviving Corporation does not intend to pay cash dividends on its common stock in the foreseeable future and anticipates that future earnings will be retained to finance operations and expansion.

Anti-Takeover Effects of Certain Charter and By-Law Provisions; Risks of Possible Issuance of Preferred Stock

      Telor's Certificate of Incorporation and By-Laws contain certain provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Surviving Corporation. Telor's Board of Directors has been classified into three classes, and directors are elected for three year terms. Telor stockholders and OH+R Securityholders who will hold more than a majority of the Telor Stock after the Merger have agreed to vote for the election of certain persons at Telor's annual meeting in 1996. In addition, Telor's Certificate of Incorporation and By-laws contain provisions which provide that, among other things, directors may be removed by the stockholders only with the vote of at least 70% of the voting power of the then outstanding shares, special meetings of the stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board, "business combinations" with "interested stockholders" may not be consummated without the vote of holders of at least 70% of all shares of Telor voting stock, and certain amendments to the Certificate of Incorporation and By-laws, including, without limitation, to reduce the number of authorized shares or to change the provisions described above require the approval of holders of at least 70% of the outstanding shares of Telor Stock. In addition, the Board of Directors of Telor has the authority to issue shares of preferred stock with rights and preferences senior to those of the Telor Stock without further vote or action by the stockholders of Telor. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of common stock of the Surviving Corporation. These provisions could also make it more difficult for stockholders to change the management of the Surviving Corporation or to effect certain transactions. See "THE MERGER AND RELATED TRANSACTIONS - Voting Agreement," "DESCRIPTION OF CAPITAL STOCK OF TELOR" and "COMPARISON OF RIGHTS OF TELOR AND OH+R STOCKHOLDERS."

                            TELOR'S SPECIAL MEETING

Date, Time and Place of the Special Meeting

      The Special Meeting will be held at the Second Floor Conference Center, One Financial Center, Boston, Massachusetts 02111 at 10:00 a.m., local time, on June 5, 1996.

Record Date and Outstanding Shares

      Only holders of record of Telor Stock at the close of business on May 3, 1996 are entitled to notice of and to vote at the Special Meeting. As of the Telor Record Date, there were 786,192 shares of Telor Stock outstanding and entitled to vote. A majority of the issued and outstanding shares of Telor Stock will constitute a quorum for the meeting. Each Telor stockholder is entitled to one vote for each share held as of the Record Date.

Solicitation of Proxies

      The solicitations of proxies for the Special Meeting are being made by the Board of Directors of Telor. All shares of Telor Stock represented at the Special Meeting by properly executed Proxies received prior to or at the Special Meeting will be voted at such Special Meeting in accordance with the instructions on such Proxies. If no instructions are indicated, Proxies will be voted in favor of the proposal to approve the Merger Agreement and the Merger, in favor of the proposal to amend the 1993 Plan and in favor of the proposal to amend Telor's Certificate of Incorporation. The Board of Directors of Telor knows of no other matters that will be presented for consideration at the Special Meeting other than the proposals presented herein. If any other matters are properly presented at the Special Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Proxies; Vote Required

      A Telor stockholder who has given a Proxy may revoke it at any time before it is exercised at a Special Meeting by delivery to the Secretary of Telor of a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, by itself, revoke a Proxy.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Telor Stock entitled to vote is necessary to constitute a quorum at Telor's Special Meeting. Abstentions and broker non-votes are counted in determining the existence of a quorum.

      At the Special Meeting, the adoption of the Merger Agreement and the Merger contemplated thereby requires the affirmative vote of holders of a majority of the outstanding shares of Telor Stock entitled to vote at the Special Meeting. Telor has obtained the written agreement of those holders of Telor Stock that have an affiliated person on the Board of Directors of Telor to vote their shares in favor of approval of the Merger at the Special Meeting, which agreement shall be binding unless the Board of Directors of Telor determines not to proceed with the Merger and such determination has been made by the Board of Directors based upon the provisions of the Merger Agreement entitling Telor not to proceed with the Merger. See "THE MERGER AND RELATED TRANSACTIONS - Voting Agreement." Adoption of the amendment to the 1993 Plan requires the affirmative vote of holders of a majority of the shares of Telor Stock present or represented and entitled to vote at the Special Meeting. Adoption of the amendment to Telor's Certificate of Incorporation requires the affirmative vote of holders of 70% of the outstanding shares of Telor Stock entitled to vote at the Special Meeting.

      Under Delaware law, with respect to Proposal 1 and Proposal 3, abstentions and broker non-votes will have the effect of a vote against the proposals. With respect to Proposal 2, shares abstaining, since they are not affirmative votes for the matter, will have the same effect as votes against the matter. With respect to Proposal 2, broker non-votes will have no effect on the vote.

      The persons known to the management of Telor to be the beneficial owners of more than 5% of the outstanding shares of Telor Stock are set forth herein. See "INFORMATION ABOUT TELOR - Security Ownership of Certain Beneficial Owners and Management of Telor."

Solicitation Expenses

      Telor will bear the entire cost of solicitation of proxies from stockholders and copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of Telor Stock beneficially owned by others to forward to such beneficial owners. Telor may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of Proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Telor. No additional compensation will be paid to directors, officers or other regular employees for such services. All costs of the solicitation of the proxies will be borne by Telor. Telor will reimburse brokerage companies and others for their costs in forwarding proxy materials to beneficial owners.

Rights of Dissenting Stockholders

      Under Delaware corporate law and based on the designation of the Telor Stock on the Record Date as a Nasdaq National Market security, holders of record of shares of Telor Stock do not have rights of dissent or appraisal in connection with the approval of the Merger.

                      THE MERGER AND RELATED TRANSACTIONS

      The terms and conditions of the Merger are contained in the Merger Agreement, a copy of which is attached to this Offering Memorandum/Proxy Statement as Appendix A and is incorporated herein by reference. The description in this Offering Memorandum/Proxy Statement of the terms of and conditions to the Merger is qualified in its entirety by, and made subject to, the more complete information set forth in the Merger Agreement.

General

      The Merger Agreement, which was executed and delivered by Telor and OH+R on February 22, 1996, and amended as of April 30, 1996, provides that, subject to the satisfaction or waiver (where permissible) of certain conditions, which are described more fully herein, OH+R will be merged with and into Telor. Following the Merger, Telor shall continue as the Surviving Corporation under the laws of the State of Delaware and the name of the Surviving Corporation shall be changed pursuant to the Certificate of Merger to Occupational Health + Rehabilitation Inc. Upon the effectiveness of the Merger, the outstanding Equity Securities of OH+R (other than (i) Equity Securities of OH+R held in OH+R's treasury or by any OH+R subsidiary and (ii) such Equity Securities of OH+R, if any, as may then be owned by Telor) shall be cancelled and exchanged for the right to receive shares from the Surviving Corporation. See "TERMS OF THE MERGER
- - Conversion of Equity Securities of OH+R Pursuant to the Merger."

Background of the Merger

      In early August 1995, Telor reported disappointing results from a multi-center based Phase III pivotal study for its principal compound known as Xarano. The Xarano results prompted Telor to re-evaluate its strategic direction, as stated in an announcement on August 30, 1995.

      The Board of Directors initiated a full reassessment of Telor's business strategy. A process for identifying and criteria for evaluating acquisition/merger candidates were adopted by the Telor Board of Directors at its September 7, 1995 meeting. It was the intent of the Board to sustain Telor, or a successor entity, as an ongoing business concern capable of producing attractive financial returns to Telor's stockholders. Accordingly, the Telor Board considered acquisition of assets or merger with another operating entity as an appropriate redirection strategy. While Telor has historically been involved in the development of ophthalmic pharmaceuticals, the Board widened the field of opportunity to other pharmaceutical businesses and the biotechnology and healthcare sectors. Included in the criteria were (1) a need by the candidate for the cash Telor could provide, with the expectation that the cash could act as a strategic investment, (2) the management team, (3) the candidate would preferably be a private company which would be attracted to the availability of a public securities market, (4) products for which efficacy had been established or services which were currently being provided, (5) the attractiveness of the resulting company to future sources of financing and (6) current revenues or an expectation of revenues in the near-term. These criteria are referred to below as the "Initial Criteria."

      As part of the process, Dr. Herdklotz, Acting Chief Executive Officer for Telor, had an initial meeting with the Chief Executive Officer of OH+R, Mr. John Garbarino, in September of 1995. This meeting resulted in Mr. Garbarino being asked to make a presentation to the Telor Board at a special meeting on October 10, 1995. Mr. Garbarino's presentation was one of four made by candidate companies, which had been chosen from a list of approximately thirty companies. The choice was based in part on criteria established at the September 7, 1995 Board meeting.

      As a result of the presentation on October 10, 1995, OH+R became a strong candidate to be the vehicle for redirecting Telor activities. On October 24, 1995, Dr. Herdklotz and Telor Board member Mr. Charles Dimmler, III, spent a full day at one of OH+R's centers reviewing OH+R's business model and future plans. The information obtained further supported an acquisition of or merger with OH+R.

      The selection process continued with four presentations by other companies being made to the Board at an October 26, 1995 special meeting. Subsequent to this meeting, a special Board meeting was scheduled for November 16, 1995, at which final selection would be made.

      On November 16th, presentations about the finalists were made to the Telor Board of Directors. After extensive discussion, it was unanimously decided to proceed with the acquisition of OH+R by Telor. Dr. Herdklotz was instructed to negotiate a letter of intent with OH+R.

      A special Board meeting was held on December 5, 1995, at which time Dr. Herdklotz was given authority to execute the letter of intent. The letter of intent was signed on December 6, 1995 and announced prior to the opening of trading on December 7, 1995. At the December 5, 1995 meeting, Dr. Herdklotz was also authorized to proceed with his investigation and engagement of an investment banking firm to render an opinion as to fairness of the merger to the Telor stockholders from a financial point of view. The firm of Adams, Harkness subsequently was engaged to render such opinion.

      The definitive Agreement and Plan of Merger between Telor and OH+R was negotiated during the period December 6, 1995 to February 22, 1996, during which time further due diligence of OH+R was conducted and unaudited results as of and to December 31, 1995 of both companies were prepared. Special meetings of the Telor Board were held on January 5, 12, 17 and 29, addressing various aspects of the agreement, the related negotiations and OH+R's business. The definitive agreement was signed on February 22, 1996 and announced prior to the opening of trading on February 23, 1996.

      On April 30, 1996, a Special Meeting of the Telor Board was held, at which an amendment to the Merger Agreement was approved, providing that the date after which either party may terminate the Merger Agreement upon notice be extended from April 30, 1996 to June 30, 1996 and providing that the amount of cash, cash equivalents and short-term investments which Telor must have immediately prior to the Effective Time be reduced from $5,000,000 to $4,800,000, net of all liabilities due and payable and all liabilities for goods delivered and services rendered to Telor prior to the Effective Time regardless if an invoice has been rendered to Telor as of immediately prior to the Effective Time, excluding (i) all expenses related to the premises in Wilmington, Massachusetts, including, without limitation, the subleasing thereof; (ii) any premium paid or due for directors and officers liability insurance; (iii) the amount, if any, due to Pharmatech, Inc.; and (iv) fees and disbursements of counsel to Telor accrued after May 15, 1996.

Telor's Reasons for the Merger

      The Board of Directors of Telor believes that the Merger is in the best interests of Telor's stockholders and has unanimously approved the Merger
Agreement and the issuance of the Telor Stock contemplated thereby after consideration of a number of factors. The Board believes that the following are reasons for Telor stockholders to vote for approval of the adoption of the Merger Agreement and the Merger.

      Prior to reaching its conclusions, the Telor Board of Directors received a presentation from, and reviewed the Merger with, Telor's management and its legal and financial advisors. In connection with its review of the Merger, the Board of Directors reviewed in detail the following additional factors:

     . OH+R is in the healthcare industry, one of the industries the Telor Board of Directors had announced as being a focus in its search for a merger candidate, and was currently providing services in that industry (criteria 4 of the Initial Criteria);

     . OH+R has an established business in a market segment that is currently fragmented, and an established operating model that is currently revenue generating, which business may be attractive to future sources of financing (criteria 5 and 6 of the Initial Criteria);

     . the skills and experience of OH+R's management (criteria 2 of the Initial Criteria);

     . the availability of Telor's cash balances to OH+R, which are expected to enable it to expand its business significantly (criteria 1 of the Initial Criteria);

     . the public company status of Telor, which was believed to provide access to financing alternatives currently unavailable to OH+R, a private company (criteria 3 of the Initial Criteria);

     . the private company status of OH+R, which was believed to make the shares of the Surviving Corporation more attractive to OH+R's stockholders and therefore to increase the value obtainable for Telor's stockholders;

     .    alternative candidates as merger partners for Telor;

     . whether dissolution of Telor, followed by distribution of available assets to its stockholders, would yield lower value to Telor's stockholders over time;

     .    the accounting treatment of the Merger;

     .    the likelihood of successful completion of the Merger;

     . the opinion of Adams, Harkness with respect to the fairness to Telor and its stockholders from a financial point of view (see "Adams, Harkness Fairness Opinion"); and

     . the Merger will allow Telor's stockholders to participate in the potential future growth of a company which has substantially greater operations and business resources.

      The Telor Board of Directors also considered a number of potentially negative factors in its deliberation concerning the Merger, including, but not limited to: (i) the risk that the potential benefits of the Merger (including opportunities for expansion) would not be fully realized; (ii) the risks associated with expansion, including the need for OH+R to expand its management team; (iii) the historical results of OH+R, which have yielded losses and that losses could be expected to continue for some time; (iv) that Telor Stock would cease to be listed on the Nasdaq National Market as a result of the Merger with OH+R; (v) that substantially all of Telor's pre-Merger net operating losses would be unavailable to offset future taxable income; and (vi) the substantial direct expenses of the Merger.

      The Merger and the future results of OH+R are subject to risks and uncertainties, including those set forth in "RISK FACTORS".

      The Telor Board of Directors also considered, among other matters, (i) information concerning OH+R's business, prospects, financial performance and results, including the financial statements as of and for the period ending
December 31, 1995 and information regarding OH+R's previously acquired businesses, as discussed in "INFORMATION ABOUT OH+R"; (ii) current conditions in OH+R's industry and the size of its market, including the amount of workers' compensation costs in the United States and the Northeast, as discussed in "INFORMATION ABOUT OH+R - Market Overview," and other providers of occupational healthcare services, as discussed in "INFORMATION ABOUT OH+R - Expansion Plan" and " - Competition,"; (iii) reports from management as to the results of their due diligence examination; and (iv) the Board's belief that the terms of the Merger Agreement, including the parties' respective representations, warranties and covenants and the conditions of their respective obligations, are reasonable, including the possibility of termination by Telor in the event Telor's Board of Directors determines in good faith that such termination is reasonably required by fiduciary obligations and the conditions to Telor's obligations to consummate the Merger, as discussed in "THE MERGER AND RELATED TRANSACTIONS - Certain

Provisions of the Merger Agreement - Conditions to the Merger" and "- Termination of the Merger Agreement; Termination Fees."

OH+R's Reasons for the Merger

      The Board of Directors of OH+R believes that the Merger is in the best interests of the OH+R stockholders and has unanimously approved the Merger Agreement. The Board believes that the following are reasons for the stockholders of OH+R to vote for approval of the adoption of the Merger Agreement and the Merger.

      The Board of Directors of OH+R believes that adequate capital is essential to its expansion plans. Telor currently has available capital which could, in part, support these plans. In addition, public companies, such as Telor, often have better access to capital markets to provide additional sources of funding, such as funding for OH+R's expansion plans and operational needs. Notwithstanding these considerations, there can be no assurance that adequate capital will be available or that OH+R will successfully pursue its expansion plans.

Recommendation of the Board of Directors of Telor

      THE BOARD OF DIRECTORS OF TELOR UNANIMOUSLY BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF TELOR AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS OF TELOR UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

Adams, Harkness Fairness Opinion

      The Board of Directors of Telor has retained Adams, Harkness to act as its financial advisor and to render an opinion as to whether the terms of the Merger are fair to the Telor stockholders from a financial point of view. Pursuant to an engagement letter dated December 15, 1995, Telor retained Adams, Harkness to furnish financial advisory and investment banking services with respect to a possible merger with OH+R. Such letter provides for a fixed fee, half due upon engagement and half due upon the Closing of the Merger. Telor has also agreed to reimburse Adams, Harkness for its reasonable out-of-pocket expenses and to indemnify it against certain liabilities relating to or arising out of services performed by Adams, Harkness as financial advisor to Telor. The amount of consideration to be exchanged in the Merger was determined through negotiations between Telor management and OH+R and not by Adams, Harkness.

      At a meeting on January 12, 1996, the Telor Board received an oral opinion from Adams, Harkness that was confirmed in writing as of February 21, 1996 to the effect that the Merger is fair to Telor and Telor's stockholders from a financial point of view. This oral opinion was subsequently confirmed to Telor's Chief Executive Officer on or about February 21, 1996, prior to the execution of the Merger Agreement. Adams, Harkness' opinion is directed only to the financial terms of the Merger Agreement and does not constitute a recommendation to any stockholder of Telor as to how such stockholder should vote on any matter presented in this Offering Memorandum/Proxy Statement. The complete text of the opinion (the "Adams, Harkness Fairness Opinion") is attached to this Offering Memorandum/Proxy Statement as Appendix B, and the summary of the Adams, Harkness Fairness Opinion set forth in this Offering Memorandum/Proxy Statement is qualified in its entirety by reference to the Adams, Harkness Fairness
Opinion. Telor stockholders are urged to read such Adams, Harkness Fairness Opinion carefully and in its entirety for a description of the procedures followed, factors considered and the assumptions made by Adams, Harkness.

      In reaching its opinion, Adams, Harkness considered certain financial and other information, including, among other things, OH+R's historic and projected operating results, OH+R's business and outlook for the foreseeable future, and the Merger Agreement. In giving its opinion, Adams, Harkness relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all information that was available from public sources and of all information that was furnished to it by Telor or OH+R or otherwise available to it.

      Adams,  Harkness,  as  part  of  its  investment  banking  activities,  is continually  engaged in the  valuation of  businesses  and their  securities  in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Telor Board of Directors selected Adams, Harkness because of its experience and expertise in performing valuation and fairness analyses and its knowledge of the healthcare industry.

      Adams, Harkness was retained as an independent financial advisor. Neither Adams, Harkness nor any of its affiliates or representatives has any other relationship with Telor or OH+R or either of their affiliates or representatives.

      In rendering its opinion, Adams, Harkness did not make or seek to obtain appraisals of OH+R's assets in connection with its analyses of the valuation of OH+R or OH+R's capital stock. No limitations were imposed by the Telor Board upon Adams, Harkness with respect to the investigation made or the procedures followed by Adams, Harkness in rendering its opinion. OH+R and its management cooperated fully with Adams, Harkness in connection with its investigation. In its analyses, Adams, Harkness made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond OH+R's control. Any such estimate is not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies may actually be sold. In rendering its opinion, Adams, Harkness, with the Telor Board's consent, reviewed and relied upon, among other things: (a) the audited financial statements of OH+R for 1993 and 1994 and the unaudited financial statements of OH+R for 1995;
(b) the historical operating results of OH+R; (c) the business and outlook for OH+R including 1996 financial projections; (d) the Merger Agreement; (e) information furnished to Adams, Harkness during interviews with certain members of OH+R's management concerning the prospects of OH+R and its existing business;
(f) certain financial data of comparable publicly traded companies ("Comparable Companies") and selected data relating to relevant recent business combinations; and (g) other information deemed relevant by Adams, Harkness, such as: product literature from OH+R and Comparable Companies; information derived from due diligence phone calls to the customers of OH+R; research reports on Comparable Companies and trade and industry articles.

      Adams, Harkness believes that its analyses must be considered as a whole and that selecting portions of its analyses and certain of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the processes underlying its analyses and opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description.

      In rendering its opinion to the Telor Board, Adams, Harkness performed and presented certain financial and comparative analyses, with such other factors as it deemed relevant, including, among other things:

      (i) Company Comparisons. Adams, Harkness summarized its comparative analysis of public companies. Adams, Harkness compared certain OH+R data to the data of selected companies including American Oncology Resources, Inc.,
Occusystems, Inc. and Physician Reliance Network, Inc. (collectively the "Control Group").

      Adams, Harkness compared OH+R to the companies in the Control Group with respect to (i) certain recent market data (i.e., bid price and estimated market value), certain operating data for 1990 to 1995, including the compound annual growth rates for that period, the last twelve months' operating revenues, operating income, net income, calendar year 1995 earnings per share and the projected calendar year 1996 and calendar year 1997 earnings per share estimates as reported by First Call and I/B/E/S ("Comparable Company Analyses"), (ii) company rankings according to operating performance data (i.e., over the last twelve months, operating margin and net margin; sales growth between 1993 and the last twelve months; and return on equity for the last twelve months for each Control Group company) and (iii) selected market data (i.e., price to earnings ratios for the calendar year 1995, calendar year 1996 and calendar year 1997 estimates based on a consensus estimate reported by First Call and I/B/E/S and price to sales ratios ("Market Performance Ranking")), using both a recent market price and including mean comparisons. Based on these comparisons Adams, Harkness concluded that (i) with respect to performance data, OH+R performed in a range consistent with or at a slight discount to the mean of the Control Group and (ii) with respect to Market Performance Ranking the assumed market value of OH+R is at a discount to the companies in the Control Group. With regard to the Market Performance Ranking, the compounded annual growth rate ("CAGR") of the Control Group ranged from 95.5% to 71.4%. OH+R's CAGR of 87.7% was well within this range. The last twelve months ("LTM") operating margin of the Control Group ranged from 9.6% to 17.9%. OH+R's calendar year ("CY") 1996 LTM operating margin of 8.7% was reasonably close to this range. The LTM net margin of the Control Group ranged from 6.3% to 11.7%. OH+R's CY 1996 net margin of 8.7% was well within the range of the Control Group.

      With regard to the Market Performance Ranking, the value of OH + R was reviewed using the follosing datapoints: (1) OH+R value the day of the announcement; (2) OH+R value one day prior to the announcement; (3) OH+R value one week prior to the announcement; (4) OH+R value four weeks prior to the announcement; and (5) OH+R cash value. While the price to CY 1995 earnings per share ("EPS") was not meaningful because OH+R did not report earnings for CY 1995, the Control Group price to CY 1996 EPS ranged from 31.1x to 47.6x and OH+R's price to CY 1996 EPS multiple for all the above datapoints was well below the Control Group. The Control Group price to CY 1997 EPS ranged from 23.1x to 29.1x and OH+R's CY 1997 EPS multiple for all datapoints was well below the range of the Control Group. In terms of the Control Group price to LTM sales, the range was from 2.6x to 14.0x and OH+R's LTM sales multiple for all datapoints were well below the range of the Control Group.

      Adams, Harkness regarded the conclusions with respect to such data as neutral to and consistent with its opinion with respect to the fairness of the Merger to Telor and the Telor stockholders.

      (ii) Merger and Acquisition Comparisons. Adams, Harkness summarized its tabulations, based on selected merger and acquisition data provided by Securities Data Company, including IntegraCare Inc. and Rehability Corp. (the "M&A Control Group"). Adams, Harkness compared the Merger to the M&A Control Group with respect to multiples of the transaction price compared to the revenue for the last twelve months, transaction price to the last twelve months operating income and multiples of the transaction price compared to the book value. The M&A Control Group price to LTM sales was 0.7x. The M&A Control Group price to LTM net income ranged from 13.2x to 44.6x. OH+R was well below this range.

      For the services of Adams, Harkness in connection with the Merger, Adams, Harkness will be paid $50,000, $25,000 of which was paid upon signing of the engagement letter and $25,000 of which is payable upon consummation of the Merger.

Effective Time of the Merger; Closing Date

      If the Merger Agreement and the Merger contemplated thereby are adopted by the requisite votes of Telor stockholders and OH+R stockholders and the other conditions to the Merger are satisfied or (where permissible) are waived, the Merger shall be consummated and become effective by filing with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed by Telor and OH+R (the time of such filing being the "Effective Time"). The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Closing notwithstanding approval of the Merger by the stockholders of Telor or the stockholders of OH+R.

      The closing of the Merger (the "Closing") shall take place as soon as practicable after the later of the date of (i) the approval of the Merger Agreement by the stockholders of Telor and OH+R or (ii) the first business day after satisfaction or waiver of all of the conditions to the Merger set forth in the Merger Agreement. The date of the Closing may hereinafter be referred to as the "Closing Date."

The Surviving Corporation

      General. Upon consummation of the Merger, Telor shall continue as the Surviving Corporation under the laws of Delaware and the separate corporate existence of OH+R shall cease. Pursuant to the Merger Agreement, the Certificate of Incorporation, as amended by the Certificate of Merger, and the Restated By-laws of Telor shall be the Certificate of Incorporation and the Restated By-laws of the Surviving Corporation. The name of the Surviving Corporation shall be Occupational Health + Rehabilitation Inc.

      Management. At the Effective Time, the following persons shall be the initial directors and executive officers of the Surviving Corporation, each of whom shall hold his directorship and/or office until the election and qualification of his successor or until his tenure is otherwise terminated during the term specified below:

       Directors:                         Term, ending at the Annual Meeting in:
       ----------                         --------------------------------------
       Charles L. Dimmler, III                         1998
       Kevin J. Dougherty                              1998
       Angus M. Duthie                                 1996
       John C. Garbarino                               1996
       John K. Herdklotz, Ph.D.                        1996
       Paul D. Paganucci                               1997
       Craig C. Taylor                                 1997

       Executive Officer:                                Positions:
       ------------------                                ----------
       John C. Garbarino                  President, Chief Executive Officer,
                                            Treasurer and Secretary

      See "INFORMATION ABOUT TELOR - Executive Officers and Directors" and "INFORMATION ABOUT OH+R - Executive Officer, Key Employees and Directors."

      The Compensation Committee shall have the following members: Charles L. Dimmler, III, Angus M. Duthie and Paul D. Paganucci; and the Audit Committee shall have the following members: Kevin J. Dougherty, Craig C. Taylor and John
K. Herdklotz, Ph.D.

      Pursuant to the Merger Agreement, prior to the Effective Time, OH+R is required to obtain the written agreement of certain of the OH+R Securityholders and Telor is required to obtain the written agreement of all of its officers and directors and those holders of Telor Stock which have an affiliated person on Telor's Board of Directors immediately prior to the Effective Time (the "Telor Principal Stockholders") to elect at the 1996 annual meeting of the stockholders of the Surviving Corporation the following persons to the Board of Directors:

     (a) the Chief Executive Officer of the Surviving Corporation, who shall at the Effective Time be, John C. Garbarino;

     (b) John K. Herdklotz, Ph.D., or, if he shall be unable or unwilling to serve, a person designated by a group consisting of Prince Venture Partners III, L.P., Venrock Associates, Venrock Associates II, L.P., Asset Management Associates, 1989, L.P., Hambro International Venture Fund II, L.P., Hambro International Venture Fund '85, KKI-Hambro United States International Venture Fund, and HIV-GEN Incorporated (the "Telor Principal Stockholders"); and

     (c) Angus M. Duthie, or, if he shall be unable or unwilling to serve, a person designated by a group consisting of Prince Venture Partners III Limited Partnership, The Venture Capital Fund of New England III, L.P. and BancBoston Ventures, Inc. (the "OH+R Principal Stockholders").

      Business of the Surviving Corporation. The business of the Surviving Corporation will be the business of OH+R as conducted immediately prior to the Merger and as described in "INFORMATION ABOUT OH+R."

      Security Ownership of the Surviving Corporation. Upon completion of the Merger, the Surviving Corporation's officers, directors, principal stockholders and their respective affiliates will own approximately 72.4% of the outstanding Telor Stock. Although no voting agreement or similar arrangements among such stockholders will exist upon closing of the Merger, except with respect to the annual meeting in 1996, if they were to act in concert in the future, they would be able to elect a majority of the Surviving Corporation's directors, determine the outcome of most corporate actions requiring stockholder approval and otherwise control the business affairs of the Surviving Corporation. See "Management," "INFORMATION ABOUT TELOR - Security Ownership of Certain Beneficial Owners and Management of Telor," and "INFORMATION ABOUT OH+R - Security Ownership of Certain Beneficial Owners and Management of OH+R."

Conversion of Equity Securities of OH+R Pursuant to the Merger

      General. As a result of the Merger, OH+R Securityholders will hold or have the right to receive upon the exercise or conversion of Equity Securities fifty percent (50%) of the outstanding shares of Telor Stock on a fully diluted basis as of the Effective Time, as more fully described below. It is currently estimated that 786,192 shares of Telor Stock will be outstanding immediately prior to the Effective Time and that there will be outstanding options to purchase 47,600 shares of Telor Stock. Upon the effectiveness of the Merger, the outstanding Equity Securities of OH+R (other than (i) Equity Securities of OH+R held in OH+R's treasury or by any OH+R subsidiary and (ii) such Equity Securities of OH+R, if any, as may then be owned by Telor) shall be cancelled and converted in the manner set forth below:

            (i) each outstanding share of OH+R Common Stock shall be converted into and exchanged for the right to receive from the Surviving Corporation the Share Conversion Fraction of a share of Telor Stock;

            (ii) each outstanding share of OH+R Preferred Stock shall be converted into and exchanged for the right to receive from the Surviving Corporation the number of shares of Telor Stock equal to (x) the number of shares of OH+R Common Stock then receivable upon conversion of such share of OH+R Preferred Stock multiplied by (y) the Share Conversion Fraction; and

            (iii) the OH+R Employee Stock Options and the OH+R Warrants shall not be converted into and exchanged for Telor Stock but shall be treated as provided below.

      Share Conversion Fraction. The "Share Conversion Fraction" shall be calculated on the date of the Closing as provided on pages 15 and 16 of this Offering Memorandum/Proxy Statement.

      Conversion of OH+R Employee Stock Options and OH+R Warrants. At the Effective Time and thereafter, each OH+R Employee Stock Option and each OH+R Warrant shall entitle the holder thereof, upon exercise in accordance with the terms thereof, to acquire (instead of OH+R Common Stock) Telor Stock in an amount equal to the number of shares of Telor Stock that would have been distributable pursuant to the Merger at the Effective Time in respect of the number of shares of OH+R Common Stock issuable upon exercise of such OH+R Employee Stock Option or OH+R Warrant (assuming that any vesting requirements had been satisfied prior to exercise) at an exercise price per share of Telor Stock equal to the number obtained by multiplying (x) the exercise price per share of OH+R Common Stock under the terms of such option or warrant by (y) a fraction, the numerator of which is the number of shares of OH+R Common Stock issuable upon exercise of such OH+R Employee Stock Option or OH+R Warrant immediately prior to the Merger (assuming that any vesting requirements applicable thereto had been satisfied prior to exercise) and the denominator of which is the number of shares of Telor Stock issuable upon exercise of such option or warrant, subject in any event to the other terms and conditions of such OH+R Employee Stock Option or OH+R Warrant, as the case may be. Any fractional shares of Telor Stock to which the holder of any OH+R

Employee Stock Option or OH+R Warrant would be entitled upon exercise thereof shall be treated as provided in the applicable OH+R stock plan and OH+R Employee Stock Option agreement or OH+R Warrant, as the case may be.

      Fractional Shares. No fractional shares of Telor Stock shall be issued, but in lieu thereof, each OH+R Securityholder who would otherwise be entitled to receive a fraction of a share of Telor Stock shall receive from the Surviving Corporation an amount of cash (rounded to the nearest cent) equal to the per share market value of Telor Stock (based on the last sales price of Telor Stock as reported on the Nasdaq National Market on the most recent trading day prior to the date of the Closing) multiplied by the fraction of a share of Telor Stock to which such holder would otherwise be entitled. The fractional share interests of each OH+R Securityholder in each case shall be aggregated so that no OH+R Securityholder shall receive cash in an amount equal to or greater than the per share market value of one full share of Telor Stock.

      Additional Issuance of Telor Stock. In the event that there are Aggregate Lease Payments (as defined below) at any time on or after January 1, 1997 and prior to five years after the Commencement Date (as defined in the Lease) which fifth anniversary is on or about October 31, 1999, then the Surviving Corporation is required to issue to the OH+R Securityholders (including the holder of the NEB Note only if the NEB Note is converted in the Merger), additional shares of Telor Stock in accordance with the formula set forth below. As used herein, "Aggregate Lease Payments" shall mean the sum of (i) any payments by the Surviving Corporation to the Landlord on account of the Lease, whether such payments are rent or additional rent payments under the Lease or as settlement payments in termination of the Lease or in connection with entering into a sublease or subleases, including, without limitation, as a result of any draw by the Landlord on those certain letters of credit securing Telor's obligations under the Lease, (ii) any additional costs paid by the Surviving Corporation in connection with the Premises including, without limitation for heat or other utilities and taxes but not including any costs associated with violations or alleged violations of environmental laws, (iii) any payment by the Surviving Corporation to any leasing agent in connection with the termination of such Lease or the leasing of the Premises to a subtenant or subtenants and (iv) at such time as such payments are due to the Surviving Corporation, any amount due to the Surviving Corporation from a sublessee or subtenant of the Premises which has not been paid less the sum of (y) any amounts received by the Surviving Corporation from any sublessee or subtenant of the Premises and (z) the amount by which the aforesaid letters of credit have been decreased other than by payment to the Landlord either pursuant to the provisions of the Lease or as a result of a sublessee or subtenant providing a replacement letter of credit to secure all or a portion of the obligations under the Lease or otherwise.

      Within thirty (30) days after the end of the first calendar quarter in which the Aggregate Lease Payments exceed zero and after the end of each calendar quarter thereafter in which the Aggregate Lease Payments for which no adjustment has been made exceed zero, there shall be issued to the OH+R
Securityholders that number of additional shares of Telor Stock, if any, determined by multiplying (i) the Aggregate Lease Payments for which no adjustment has been made by .50 and (ii) dividing the amount obtained thereby by seven dollars ($7) (which number seven (7) shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or combination of the shares of Telor Stock). In addition, if there is a written assertion of a violation of environmental laws at the Premises leased under the Lease, which written assertion is received by the Surviving Corporation at any time prior to the termination of the Lease, but in any event no later than five (5) years after the Commencement Date (as defined in the Lease), and such assertion is directly as a result of Telor's own operations (and not solely as a result of its tenancy), then, at such time as there has been a final, non-appealable judgment by a court of competent jurisdiction or a binding settlement agreement among all parties in interest with respect to such assertion resulting in liability to the Surviving Corporation, the Surviving Corporation will be required to issue to the OH+R Securityholders additional shares of Telor Stock based upon the actual amount of costs incurred by the Surviving Corporation as a result of such judgment or settlement as reduced by any funds to which the Surviving Corporation is entitled in connection with such liability (including, without limitation, any insurance proceeds), and applying the formula described above. All shares of Telor Stock which may be issued to the OH+R Securityholders pursuant to these provisions are hereinafter referred to as the "Additional Shares." After the consummation of the Merger, the foregoing provisions may be waived or amended with the consent of the Surviving Corporation and the OH+R Securityholders which hold (or upon exercise of OH+R Employee Stock Options and OH+R Warrants would hold, regardless of whether such OH+R Options and OH+R Warrants are currently exercisable) a majority of that number of shares as equals the sum of the number of shares of Telor Stock issued in the Merger and the shares of Telor Stock issuable upon exercise of the OH+R Employee Stock Options and OH+R Warrants. See "INFORMATION ABOUT TELOR - Property of Telor."

Certain Provisions of the Merger Agreement

      Exchange of Certificates in the Merger. At the Closing (provided that the capitalization of neither OH+R nor Telor has changed within four (4) business days immediately preceding the date of the Closing), Certificates representing all of the issued and outstanding shares of OH+R Common Stock and OH+R Preferred Stock shall be surrendered for cancellation and termination in the Merger. At the Effective Time, each such Certificate shall be cancelled, and, simultaneously with such cancellation, a new certificate for shares of Telor Stock, representing the number of shares of Telor Stock into which the shares of OH+R Common Stock and OH+R Preferred Stock formerly represented by such Certificate shall have been converted in the Merger, shall be issued to the holder thereof, together with a check payable to such holder representing payment of cash in lieu of fractional shares determined in accordance with the Merger Agreement. From and after the Effective Time, each Certificate which prior to the Effective Time represented shares of OH+R Common Stock or OH+R Preferred Stock shall be deemed to represent only the right to receive the certificates representing shares of Telor Stock and cash payment under the Merger Agreement, if applicable, contemplated by the preceding sentence, and the holder of such Certificate shall cease to have any rights with respect to the shares of OH+R Common Stock and OH+R Preferred Stock formerly represented thereby.

      If the capitalization of either OH+R or Telor changes within four (4) business days preceding the Closing, as promptly as practicable after the Effective Time (but in no event later than ten (10) days after the Effective Time of the Merger), through such reasonable procedures as Telor shall adopt, Telor shall make available for exchange, the shares of Telor Stock issuable pursuant to the conversion of shares. As promptly as practicable after the Effective Time (but in no event later than ten (10) days after the Effective
Time), the Exchange Agent shall mail or deliver to each holder of record of Certificates (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for a certificate representing Telor Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Telor, together with such letter of transmittal, duly executed, such agent shall promptly deliver (i) a certificate for the number of shares of Telor Stock to which such holder is entitled and (ii) a check in the amount due such holder for the value computed for any fractional share interest the holder may have.

      Any Certificate surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of OH+R Common Stock and OH+R Preferred Stock which is not registered on the transfer records of OH+R, the appropriate number of shares of Telor Stock may be delivered to a transferee if the Certificate representing such shares of OH+R Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered, each Certificate shall, at any time after the Effective Time, represent the right to receive upon such surrender the conversion number of shares of Telor Stock. No holder of a Certificate shall be entitled to receive any dividend or other distribution from Telor with respect to the shares of Telor Stock such holder is entitled to receive upon the surrender until such Certificate is so surrendered. Upon such surrender there shall be paid without interest, with respect to the number of whole shares of Telor Stock represented by the certificate or certificates issued upon such surrender: (i) promptly, the amount of any dividends or other distributions, if any, that theretofore became payable and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with (x) a record date after the Effective Time but prior to such surrender and (y) a payment date occurring after such surrender.

      After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of capital stock of OH+R which were outstanding immediately prior to the Effective Time. If Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged.

      Representations and Warranties of Telor. The Merger Agreement includes representations and warranties by Telor to OH+R, including but not limited to, the following: (i) its capitalization, (ii) its corporate organization, power and authority, (iii) its authorization for and enforceability of the Merger Agreement and the other documents and instruments contemplated thereby, (iv) the Merger Agreement's non-contravention of the Certificate of Incorporation and Restated By-laws of Telor or of any judgment, decree, order, statute or regulation applicable to Telor and the absence of the need for any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except for (a) the filing of this Offering Memorandum/Proxy Statement with the SEC pursuant to the Exchange Act, (b) the filings with the SEC pursuant to the Securities Act, and with various state securities ("blue sky") authorities, (c) the filing of the Certificate of Merger with the Secretary of State of Delaware, and (d) the filing of an application for quotation and listing of the additional shares of Telor Stock on the Nasdaq SmallCap Market, (v) the accuracy of Telor's financial statements and that the financial statements fairly present the financial position of Telor as of the dates thereof, (vi) the absence of undisclosed liabilities, (vii) the absence of an adverse change in the business of Telor since September 30, 1995, (viii) compliance with SEC requirements since May 11, 1993, (ix) its timely filing of all returns, declarations, reports, claims for refunds and information returns or statements relating to all taxes,
(x) the practices of Telor's directors, (xi) its compliance with all laws, ordinances, legal requirements, rules, regulations and orders applicable to Telor, its operations, properties, assets, products and services, (xii) its licenses and permits, (xiii) its employee benefit plans and employee related agreements, (xiv) its good and marketable title free and clear of all claims to the tangible personal property owned by or leased to Telor, (xv) its ownership of any real property, (xvi) its compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities (federal, state and local) regarding environmental matters, (xvii) the adequacy of its insurance, (xviii) its patents, patent rights, patent applications, trademarks, trademark applications, trade names and registered copyrights, and all applications for such, (xix) the proprietary information of third parties, (xx) the banks, investment managers, trust companies and stock or other brokers with which Telor maintains an account or from which it borrows money, (xxi) pending or threatened litigation against or affecting Telor, (xxii) the validity of shares to be transferred to the OH+R Securityholders in connection with the Merger, (xxiii) all of its outstanding commitments and contracts, (xxiv) any assumptions of guaranties of any indebtedness of any other person, (xxv) its transactions with affiliates, (xxvi) the accuracy of the information provided by Telor to be included in this Offering Memorandum/Proxy Statement, (xxvii) the Merger as a tax-free reorganization, and (xxviii) the accuracy of all documents and schedules to be delivered by or on behalf of Telor to OH+R in connection with the Merger Agreement.

      Representations and Warranties of OH+R. The Merger Agreement includes representations and warranties by OH+R to Telor, including but not limited to the following: (i) its capitalization, (ii) its corporate organization, power and authorization, (iii) its subsidiaries, (iv) its authorization for and enforceability of the Merger Agreement and other documents and instruments contemplated thereby, (v) the Merger Agreement's non-contravention of the Certificate of Incorporation and By-laws of OH+R, or any judgment, decree, order, writ, injunction, statute, rule or regulation applicable to OH+R or its subsidiaries and the absence of the need for any consent, approval, authorization or permit, except as disclosed and for the filing of the Certificate of Merger with the Secretary of State of Delaware, (vi) the accuracy of OH+R's financial statements and that the financial statements fairly present the financial position of OH+R and its subsidiaries as of the dates thereof,
(vii) the absence of undisclosed liabilities, (viii) the absence of any adverse change in the business of OH+R and its subsidiaries, since December 31, 1994,
(ix) the status and description of OH+R's supplies, (x) the status, description and collection of receivables (whether notes, accounts or otherwise) of OH+R and its subsidiaries, (xi) its timely filing of all returns, declarations, reports, claims for refunds and information returns or statements relating to all taxes,
(xii) pending or threatened litigation
against or affecting OH+R and its subsidiaries, (xiii) the practices of OH+R's directors, (xiv) its compliance with all laws, ordinances, legal requirements, rules, regulations and orders applicable to OH+R and its subsidiaries, their operations, properties, assets, products and services, (xv) its licenses and permits, (xvi) its employee benefit plans and employee related agreements,
(xvii) its good and marketable title free and clear of all claims except as disclosed to the tangible personal property owned by or leased to OH+R and its subsidiaries, (xviii) its ownership of any real property, (xix) its compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities (federal, state, and local) regarding environmental matters, (xx) the adequacy of its insurance, (xxi) all of its outstanding commitments and contracts, (xxii) its trademarks, trademark applications, trade names and registered copyrights, and all applications for such, (xxiii) the proprietary information of third parties, (xxiv) its significant customers and suppliers, (xxv) the banks, investment managers, trust companies and stock or other brokers with which OH+R maintains an account or from which it borrows money, (xxvi) any assumptions or guaranties of any indebtedness of any other person, (xxvii) its transactions with affiliates, (xxviii) its corporate books and records, (xxix) its projections of the future operations of OH+R and its subsidiaries, including working capital, (xxx) the accuracy of the information provided by OH+R to be included in this Offering Memorandum/Proxy Statement, (xxxi) the accuracy of all documents and schedules to be delivered by or on behalf of OH+R and its subsidiaries to Telor in connection with the Merger Agreement, (xxxii) the Merger as a tax-free reorganization, and (xxxiii) its Board of Directors unanimous adoption of an OH+R Strategic Plan.

      The respective representations and warranties of Telor and OH+R shall terminate at the Effective Time of the Merger.

      Conduct of Business of Telor Prior to the Merger; Solicitations and Negotiations. The Merger Agreement provides that, prior to the Closing, Telor shall conduct its business only in the ordinary and usual course of business consistent with past practice, it being understood that Telor is not currently conducting any significant research and development activities, is seeking to obtain a subtenant or subtenants or a replacement tenant or replacement tenants for its leased premises located in Wilmington, Massachusetts and to dispose of unutilized assets, and may continue to seek a licensee or other corporate partner for the continued development of EY-128, its compound for the treatment of surgical miosis. In addition, up to and including the Effective Time, (i) Telor has agreed to conduct its business in a manner such that the representations and warranties contained in the Merger Agreement that are qualified as to materiality shall continue to be true and correct, and those that are not so qualified shall continue to be true and correct in all material respects on and as of the Effective Time as if made on and as of the Effective Time, except for changes and the consequences of events arising in the ordinary and usual course of business consistent with past practice after the date of the Merger Agreement and none of which would have a materially adverse effect on the properties, assets, operations or conditions (financial or otherwise) or prospects of Telor or its business and except as otherwise provided in or expressly contemplated by the Merger Agreement; and (ii) Telor will advise OH+R promptly in writing of any condition or circumstance that could cause any representation or warranty of Telor that is qualified as to materiality to become untrue or any representation or warranty that is not so qualified to become untrue in any material respect.

      Telor also has agreed to not, directly or indirectly, solicit any other party, or, except to the extent reasonably required by fiduciary obligations or its duties under the Exchange Act, as determined in good faith by Telor's Board of Directors (any such activities permitted by such exception being referred to herein as "Permissible Negotiations"), reply to any offer (other than to state that no reply may be made at such time) or enter into discussions or negotiations with, any other party regarding the sale of all or any Equity Securities of Telor (with certain limited exceptions) or the assets or business of Telor (other than Telor's tangible assets (excluding cash, cash equivalents and securities), leasehold rights, and rights with respect to EY-128), the acquisition (directly or indirectly) of any other entity or all or substantially all of the assets of another entity, or any merger or other capital reorganization of Telor or any subsidiary of Telor. Telor is obligated to advise OH+R promptly orally and in writing of any written inquiry or offer, or any oral inquiry or offer which is the subject of a presentation to the Board of Directors of Telor by its Chief Executive Officer, received by Telor and the identity of the person making such proposal or inquiry. Telor is also obligated to keep OH+R generally informed of the status and progress of any such proposal or inquiry.

      Conduct of the Business of OH+R Prior to the Merger; Solicitations and Negotiations. The Merger Agreement provides that, prior to the Effective Time, OH+R and its subsidiaries shall conduct business only in the ordinary and usual course of business in substantially the same manner as conducted prior to the date of the Merger Agreement. Without limiting the generality of the foregoing, OH+R has agreed to conduct its business in a manner such that as of the Effective Time, OH+R will have no obligations or liabilities except (a) those set forth on the December 31, 1995 consolidated balance sheet and (b) those incurred in the ordinary course of business consistent with past practice after the date of the balance sheet and prior to the Effective Time and reflected accurately in its books and records. Until the Effective Time, OH+R has agreed to use its best efforts to preserve its business organization intact and to preserve its goodwill. Without limiting the generality of the foregoing, OH+R has agreed to timely perform all obligations required of it under the contracts and permits listed on the Schedules to the Merger Agreement, maintain and keep its properties in good condition and repair, continue marketing its business in accordance with past practice, use all reasonable efforts to maintain in accordance with good business practice its present employees and its relationships with its customers and suppliers so that they will be preserved after the Merger and continue to collect its receivables in the same manner as collected immediately prior to the date of the Merger Agreement. In addition, up to and including the Effective Time, (i) OH+R has agreed to conduct its business in a manner such that the representations and warranties contained in the Merger Agreement that are qualified as to materiality shall continue to be true and correct and those that are not so qualified shall continue to be true and correct in all material respects on and as of the Effective Time as if made on and as of the Effective Time, except for changes and the consequences of events arising in the ordinary and usual course of business consistent with past practice after the date of the Merger Agreement and none of which would have a materially adverse effect on the properties, assets, operations or condition (financial or otherwise) or prospects of OH+R or any subsidiary or its business and except as otherwise provided in or expressly contemplated by the Merger Agreement; and (ii) OH+R will advise Telor promptly in writing of any condition or circumstance that could cause any representation or warranty of

OH+R that is qualified as to materiality to become untrue or any representation or warranty not so qualified to become untrue in any material respect.

      OH+R has also agreed that none of OH+R, the OH+R Securityholders or any of their affiliates, advisors, agents or investment bankers shall, directly or indirectly, enter into discussions or negotiations with any other party, reply to any offer (other than to state that no reply may be made at such time) or solicit any other party regarding the sale of all or any Equity Securities of OH+R (with certain limited exceptions) or the assets or business of OH+R or its subsidiaries or any merger or other capital reorganization of OH+R or any subsidiary.

      Conditions to the Merger. The respective obligations of Telor and OH+R to consummate the Merger are subject to the satisfaction of a number of conditions at or prior to the Effective Time of the Merger. The Merger Agreement includes the following conditions to Telor's obligations, each of which may be waived by Telor in its sole discretion except as otherwise required by law: (i) the stockholders of Telor and OH+R shall have approved the Merger Agreement, the Merger and the other transactions contemplated thereby requiring their approval,
(ii) there shall not have been any material adverse economic or regulatory event, (iii) all requisite governmental approvals and consents of third parties shall have been received, (iv) all of the representations and warranties of OH+R that are qualified as to materiality shall be true, correct and complete, and those that are not so qualified shall be true, correct and complete in all material respects as of the Effective Time, as if made on and as of such date, and OH+R shall have executed and delivered to Telor a certificate, in form and substance satisfactory to Telor and its counsel, to such effect, (v) OH+R shall have performed and complied with all covenants and agreements contained in the Merger Agreement required to be performed or complied with by it prior to or at the Effective Time, and OH+R shall have executed and delivered to Telor a certificate, in form and substance satisfactory to Telor and its counsel, in writing to such effect, (vi) no change shall have occurred or be threatened in the condition (financial or other) of OH+R and its subsidiaries which has been or is or is reasonably likely to be materially adverse to their operations, properties, prospects, assets or condition (financial or other), (vii) Telor shall have received an opinion of Shipman & Goodwin, legal counsel to OH+R,
(viii) the Board of Directors of Telor shall have received a written opinion from Adams, Harkness stating that the terms of the Merger are fair to the stockholders of Telor from a financial point of view, which fairness opinion shall not have been withdrawn, and (ix) except as otherwise provided, all debts and other obligations owed or required to be performed by the OH+R Securityholders and their affiliates shall have been paid or discharged in full on or before the Effective Time and all agreements between OH+R or its subsidiaries and the OH+R Securityholders and their affiliates shall have terminated on or before the Effective Time at no cost to OH+R or its subsidiaries.

      The Merger Agreement also includes the following conditions to Telor's obligations, each of which may be waived by Telor in its sole discretion except as otherwise required by law: (i) as of the Effective Time, no action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of Telor and OH+R, threatened, before any court or governmental body (a) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of the Merger Agreement or the consummation of the Merger and the other transactions  contemplated  thereby, or
(b) which has had or may have a materially adverse effect on the condition, financial or otherwise, or prospects of OH+R and its subsidiaries or the
Surviving Corporation, (ii) no order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying the consummation of the Merger and the other transactions contemplated by the Merger Agreement and no insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting OH+R or its subsidiaries shall be pending, and none of OH+R, any subsidiary or any OH+R Securityholder shall have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings, (iii) the description of the business of OH+R set forth in a Schedule to the Merger Agreement shall be true, correct and complete in all material respects and OH+R shall have executed and delivered to Telor a certificate to such effect, (iv) the Effective Time shall have occurred on or before June 30, 1996, (v) OH+R Securityholders who will receive ten percent or more of the shares of Telor Stock to be issued in the Merger, all holders of OH+R Preferred Stock, the holder of the NEB Note (if converted) and all persons who are directors and officers of OH+R as of the date of the Merger Agreement or as of immediately prior to the Effective Time shall have executed and delivered a Standstill Agreement, (vi) no holder of any capital stock of OH+R shall have exercised appraisal rights in connection with the Merger, (vii) Telor, the OH+R Securityholders and the existing holders of Telor Stock that have registration rights shall have entered into and delivered the Registration Rights Agreement,
(viii) John C. Garbarino shall have entered into and delivered an employment agreement with Telor (the "Employment Agreement"), (ix) certain of the OH+R Securityholders shall have entered into a written agreement to elect certain specified individuals to the Board of Directors of the Surviving Corporation at the 1996 annual meeting of the Stockholders (the "Voting Agreement"), (x) OH+R shall have terminated all agreements with holders of OH+R Preferred Stock and other Equity Securities of OH+R pertaining to voting rights, rights of first refusal, preemptive rights, registration rights and similar rights, (xi) OH+R shall have caused each outstanding option agreement to be amended, if requested by Telor, (xii) no event shall have occurred or existed which makes the exemptions from the federal and blue sky registration requirements being relied upon by Telor in connection with the issuance of Telor Stock upon consummation of the Merger unavailable, (xiii) OH+R Securityholders shall have made certain representations and warranties to Telor with respect to the Merger qualifying as a tax-free reorganization, (xiv) OH+R shall have delivered all of the resolutions, certificates, documents and instruments required by the Merger Agreement, and (xv) all actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, OH+R and the OH+R Securityholders and all other related matters, shall be reasonably satisfactory as to form and substance to Telor and its counsel.

      The obligation of OH+R to consummate the Merger and the other transactions contemplated hereby is subject to the satisfaction, at or before the Effective Time, of the following conditions, each of which may be waived by OH+R in its sole discretion except as otherwise required by law: (i) the representations and warranties of Telor that are qualified as to materiality shall be true, complete and correct, and those that are not so qualified shall be true, complete and correct in all material respects as of the Effective Time, as if made on and as of such date, and Telor shall have delivered to OH+R a certificate, in form and substance satisfactory to OH+R and its counsel, to such effect, (ii) Telor shall have performed and complied with all agreements contained in the Merger Agreement required to be performed or complied with by it prior to or at the Effective Time, and Telor shall have delivered a certificate to OH+R, in form and substance satisfactory to OH+R and its counsel to such effect, (iii) OH+R shall have received an opinion from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., legal counsel to Telor, (iv) all requisite government approvals and consents of third parties shall have been obtained, (v) OH+R shall have received an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., regarding the qualification of the Merger as a tax-free reorganization, subject to certain limitations regarding cash received in lieu of fractional shares and that portion of Additional Shares treated as unstated interest, (vi) no change shall have occurred or be threatened in the condition (financial or other) of Telor which has been or is reasonably likely to be materially adverse to its operations, properties, prospects, assets or condition (financial or other),
(vii) as of the Effective Time, no action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the parties, threatened, before any court or governmental body (a) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of the Merger Agreement or the consummation of the Merger and the other transactions contemplated thereby, or
(b) which has had or may have a materially adverse effect on the condition, financial or otherwise, or prospects of Telor, (viii) no order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the Merger and the other transactions contemplated by the Merger Agreement and no insolvency proceeding of any character, including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting Telor shall be pending, and Telor shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings, (ix) the stockholders of Telor and OH+R shall have approved the Merger Agreement, the Merger and the other transactions contemplated thereby, (x) there shall not have been any material adverse economic event, (xi) the Effective Time shall have occurred on or before June 30, 1996, (xii) all persons who are directors and officers of Telor and those holders of Telor Stock which have an affiliated person on Telor's Board of Directors as of the date of the Merger Agreement or as of immediately prior to the Effective Time shall have executed and delivered a Standstill Agreement,
(xiii) Telor, the OH+R Securityholders and the existing holders of Telor Stock that have registration rights shall have entered into and delivered the Registration Rights Agreement, (xiv) Telor shall have entered into and delivered the Employment Agreement, (xv) Telor Principal Stockholders and all officers and directors of Telor as of immediately prior to the Effective Time shall have entered into and delivered the Voting Agreement, (xvi) Telor shall have cash, cash equivalents and short-term investments immediately prior to the Effective Time of not less than $5,000,000, (including certain certificates of deposit securing the letters of credit in connection with the Lease), (xvii) Telor shall have increased the number of shares issuable pursuant to the 1993 Plan such that there shall be at least 5% of the outstanding shares of Telor Stock on a fully diluted basis as of immediately following the Effective Time available for issuance upon exercise of options to be granted to employees of the Surviving Corporation after the Effective Time as determined from time to time by the Compensation Committee of the Surviving Corporation, (xviii) Telor shall have delivered all of the resolutions, certificates, documents and instruments required by the Merger Agreement, and (xix) all actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, Telor and all other related matters, shall be reasonably satisfactory as to form and substance to OH+R and its counsel.

      Termination of the Merger Agreement; Termination Fees. The Merger Agreement may be terminated at any time prior to the Effective Time by mutual written consent duly authorized by the Boards of Directors of Telor and OH+R. The Merger Agreement may be terminated by Telor or OH+R if (i) any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Merger, provided that the Merger Agreement shall not be so terminated unless the party terminating the Merger Agreement has utilized its reasonable best efforts to oppose the issuance of such order, decree or ruling or the taking of such action; or (ii) the Effective Time has not occurred on or prior to June 30, 1996 for any reason other than the breach of any provision of the Merger Agreement by the party terminating the Merger Agreement; or (iii) the other party breaches any of its representations, warranties or covenants which are qualified as to materiality or breaches any of its representations, warranties of covenants which are not so qualified in any material respect, and such breach is not cured within ten (10) days of written notice by the non-breaching party. The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Closing, notwithstanding approval of the Merger by the stockholders of Telor or the stockholders of OH+R.

      The Merger Agreement may be terminated at any time prior to the Effective Time by Telor if (i) any of the conditions precedent to Telor's obligations, other than any condition reasonably within Telor's control, has not been satisfied on or before June 30, 1996 or shall have become incapable of fulfillment and shall not have been waived by Telor, for any reason other than a breach by Telor of any of its representations, warranties or agreements in the Merger Agreement; or (ii) reasonably required by fiduciary obligations, as determined in good faith by the Board of Directors, provided that Telor pays to OH+R in connection with any such termination a fee equal to $300,000.

      In the event the stockholders of Telor do not approve the Merger, Telor shall pay to OH+R upon demand a fee of $200,000.

      The Merger Agreement may be terminated at any time prior to the Effective Time by OH+R if any of the conditions precedent to OH+R's obligations, other than approval of the Merger by OH+R stockholders and other than any other condition reasonably within OH+R's control, has not been satisfied on or before June 30, 1996 or shall have become incapable of fulfillment and shall not have been waived by OH+R, for any reason other than a breach by OH+R or any OH+R Securityholder of any of their representations, warranties or agreements in the Merger Agreement.

      Amendment to the Merger Agreement. The terms and provisions of the Merger Agreement may be modified or amended only by written agreement executed by Telor and OH+R.

Registration Rights Agreement

      At the Effective Time, the Surviving Corporation will enter into the Registration Rights Agreement with the holders of Telor Stock issued pursuant to the Merger and each Existing Holder in the form of Exhibit 6.15 to the Merger Agreement attached hereto as Appendix A, providing the following rights with respect to any shares of Telor Stock held by them that may not be sold during a three month period under Rule 144 promulgated under the Securities Act: (1) up to two demand registrations, provided that, for each demand, the holders request registration for at least 51% of the registrable shares; (2) up to five registrations on Form S-3 (no more frequently than once every twelve months), provided that for each request, the reasonably anticipated aggregate price to the public of the shares for which the holders request registration is at least $500,000, and (3) incidental registration rights on primary registrations of shares by the Surviving Corporation, provided in any event that the Surviving Corporation shall be permitted to require any such holders to delay any request for registration or to cease sales under any effective registration statement if the Surviving Corporation is then contemplating a transaction that could reasonably be expected to be adversely affected or the Surviving Corporation would be required to make public disclosure of information the disclosure of which at such time could reasonably be expected to cause a material adverse effect upon the Surviving Corporation's business; provided, however, that the holders of OH+R Warrants shall have only the rights set forth in clause (3) above. The Surviving Corporation will be required to bear substantially all registration and selling expenses (except for underwriting discounts and commissions relating to the registrable shares and the fees of counsel to the selling stockholders) in connection with the registration of registrable shares in such registrations. The registration rights will be transferable in limited circumstances and may be amended or waived only with the written consent of the Surviving Corporation and the holders of at least two-thirds of the registrable shares then outstanding.

Standstill Agreement

      At the Effective Time, OH+R Securityholders who will receive ten percent or more of the shares of Telor Stock to be issued in the Merger, all holders of OH+R Preferred Stock, the holder of the NEB Note (if converted), all persons who are directors and officers of OH+R, all persons who are directors and officers of Telor and those holders of Telor Stock which have an affiliated person on Telor's Board of Directors immediately prior to the Effective Time shall execute and deliver standstill agreements which provide that they shall not sell, transfer or convey any of such shares of Telor Stock except under limited circumstances for a period of 180 days after the Effective Time.

Merger Voting Agreement

      Telor has obtained the written agreement of those holders of Telor Stock that have an affiliated person on the Board of Directors of Telor to vote their shares in favor of approval of the Merger at the Special Meeting, which agreement shall be binding unless the Board of Directors of Telor determines not to proceed with the Merger and such determination has been made by the Board of Directors based upon the provisions of the Merger Agreement entitling Telor not to proceed with the Merger. As of April 15, 1996, such holders owned an aggregate of 298,437 shares of Telor Stock (representing approximately 38% of the outstanding shares of Telor Stock) and, together with the executive officers and directors of Telor, owned an aggregate of 301,877 shares of Telor Stock (representing approximately 38.4% of the outstanding shares of Telor Stock). OH+R has obtained the written agreement of certain OH+R Securityholders to vote their shares in favor of the Merger.

Certain Federal Income Tax Matters

      General. The following discussion summarizes certain material federal income tax considerations of the Merger that are generally applicable to the OH+R Securityholders. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to OH+R, Telor or OH+R Securityholders as described herein.

      OH+R Securityholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular OH+R Securityholders in light of their particular circumstances, such as OH+R Securityholders who are subject to the alternative minimum tax provisions of the Code or who acquired their shares in connection with stock option plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger). ACCORDINGLY, OH+R SECURITYHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

      Neither OH+R nor Telor has requested a ruling from the Internal Revenue Service (the "IRS") with regard to any of the federal income tax consequences of the Merger. The obligation of OH+R to consummate the Merger is conditioned upon the receipt of an opinion (the "Tax Opinion") of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to Telor, that the Merger will constitute a reorganization (a "Reorganization") under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Such Tax Opinion will be based on the assumption that all documents, agreements and representations to be signed and delivered in connection with the Merger will be duly signed and delivered in substantially the form in which they currently exist or currently are expected to exist, that such documents, agreements and representations are accurate in all material respects, and that the transactions will proceed as contemplated in this Offering Memorandum/Proxy Statement and such documents. The Tax Opinion is not binding on the IRS and does not preclude the IRS from adopting a contrary position. The discussion below assumes that the Merger will qualify as a Reorganization, based upon such Tax Opinion.

      Subject to the limitations and qualifications referred to herein, and as a result of the Merger's qualifying as a Reorganization, the following federal income tax consequences should result:

      (a) No gain or loss will be recognized by the holders of OH+R Common Stock and OH+R Preferred Stock upon the receipt of Telor Stock solely in exchange for such OH+R Common Stock and OH+R Preferred Stock in the Merger, except to the extent that a portion of the Additional Shares is treated as unstated interest under the Code.

      (b) The aggregate tax basis of the Telor Stock so received by OH+R stockholders in the Merger will be the same as the aggregate tax basis of the OH+R Common Stock and OH+R Preferred Stock surrendered in exchange therefor increased by any amount treated as unstated interest on Additional Shares.

      (c) The holding period of the Telor Stock so received by each OH+R stockholder in the Merger (other than the portion of Additional Shares treated as unstated interest) will include the period for which the OH+R Common Stock and OH+R Preferred Stock surrendered in exchange therefor was considered to be held, provided that the OH+R Common Stock and OH+R Preferred Stock so surrendered is held as a capital asset at the time of the Merger.

      (d) No gain or loss will be recognized by and there shall be no corporate income tax liability to OH+R, Telor or the Surviving Corporation by reason of the Merger (other than recognition of interest expense corresponding to the portion of Additional Shares treated as unstated interest).

      The Tax Opinion is subject to the terms and conditions of the Merger Agreement and certain representations and covenants received from OH+R, Telor and certain stockholders of OH+R, including representations in certain certificates delivered to counsel by certain stockholders of OH+R, the truth and accuracy of which are assumed for purposes of rendering the Tax Opinion. In particular, certain of these representations are qualified as to the knowledge of the relevant party. If the facts as represented are not accurate, the Merger may fail to qualify as a Reorganization.

      To satisfy the "continuity of interest" requirement, OH+R stockholders must not, pursuant to a plan or intent existing at or prior to the Effective Time of the Merger, dispose of or transfer so much of either (i) their OH+R Common Stock or OH+R Preferred Stock in anticipation of the Merger or (ii) the Telor Stock to be received in the Merger (collectively, "Planned Dispositions"), such that the OH+R stockholders, as a group, would no longer have a significant equity interest in the OH+R business being conducted by the Surviving Corporation after the Merger. OH+R stockholders will generally be regarded as having a significant equity interest as long as the Telor Stock received in the Merger (after taking into account Planned Dispositions), in the aggregate, represents a substantial portion of the entire consideration received by the OH+R stockholders in the Merger. For advance ruling purposes, the IRS considers an interest equal to 50% or more of the fair market value of the outstanding shares of OH+R held immediately before the Merger as a significant equity interest (the "IRS Continuity Test"). In rendering its opinion, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. will rely upon written representations made by each OH+R stockholder to the effect that the stockholder has no current plan or intention to dispose of any shares of the Surviving Corporation received in the Merger. Based on such representations, the IRS Continuity Test should be satisfied. However, if a majority of the Surviving Corporation stock received by OH+R stockholders in the Merger is disposed of soon after the Merger (for example, within two years, although no definitive time limit exists) the IRS may assert that such dispositions were in fact a part of the plan of merger and that the "continuity of interest" requirement of a Reorganization is therefore not satisfied.

      A successful IRS challenge to the Reorganization status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in significant tax consequences. An OH+R stockholder would recognize gain or loss with respect to each share of OH+R capital stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time, of the Telor Stock. In such event, a stockholder's aggregate basis in the Telor Stock so received would equal its fair market value, and the stockholder's holding period for such stock would begin the day after the Merger.

      Even if the Merger qualifies as a Reorganization, a recipient of shares of Telor Stock would recognize gain to the extent that such shares were considered to be received in exchange for services or property (other than solely OH+R capital stock). Gain would also have to be recognized to the extent that an OH+R stockholder was treated as receiving (directly or indirectly) consideration other than Telor Stock. All or a portion of such gain amounts may be taxable as ordinary income.

      Limitations on Net Operating Losses. At December 31, 1995, Telor had net operating loss carryforwards for tax purposes of approximately $30,344,000 and tax credit carryforwards of approximately $735,000. As a result of the Merger, an "ownership change" of Telor will occur within the meaning of section 382 of the Code. As a result of such ownership change, substantially all of Telor's net operating losses and credit carryforwards will be unavailable to the Surviving Corporation.

      Similarly, at December 31, 1995, OH+R had net operating loss carryforwards for tax purposes of approximately $4,625,000, the use of which by the Surviving Corporation will be limited by the operation of section 382 of the Code.

      Fractional Shares. An OH+R stockholder receiving cash in lieu of a fractional share in the Merger will generally recognize a capital gain or loss in the amount of the difference between that cash received and the basis allowable to the corresponding fractional share.

      Conversion of OH+R Employee Stock Options. No gain or loss will be recognized by the holder of an OH+R Employee Stock Option upon the conversion of such option into an option to acquire shares of the Surviving Corporation in connection with the Merger. Generally, such holder will realize ordinary income upon exercise of the option in an amount equal to the excess of the fair market value of the stock acquired upon exercise over the exercise price, and any subsequent gain or loss will be capital gain or loss.

      Conversion of OH+R Warrants. Current law is unsettled as to whether a holder of OH+R Warrants will recognize gain upon conversion of such OH+R Warrants into warrants to acquire stock of the Surviving Corporation in connection with the Merger. A recent Internal Revenue Service private letter ruling, LTR 9539020, has reportedly held, in the circumstances of that ruling, that the conversion of noncompensatory options pursuant to their terms into similar options of an acquiring corporation in a tax-free reorganization was a nontaxable part of the reorganization. A contrary position is expressed in the Treasury Regulations, ss. 1.354-1(e), stating that an exchange of warrants pursuant to a reorganization does not qualify for tax-free treatment. A private letter ruling cannot be cited as authority by a person other than to whom such letter is addressed, and holders of OH+R Warrants seeking to treat the exchange of OH+R Warrants as tax-free are urged to consult their own tax advisors.

      Receipt of Additional Shares. An OH+R Securityholder receiving Additional Shares pursuant to the Merger Agreement will be treated for federal income tax purposes as if a portion of the Additional Shares were interest reflecting the fact that such Additional Shares are received after a period of time following the Merger. The amount to be treated as interest is the excess of (a) the fair market value of the Additional Shares at the time of receipt over (b) such fair market value discounted back to the date of the Merger at a statutorily-defined test rate. The current annual test rate is 5.32% for Additional Shares received within three years of the Effective Time, 5.61% for Additional Shares received between three and nine years of the Effective Time, and 6.09% for Additional Shares received thereafter.

      The amount so treated as interest will be reportable by the recipient and deductible by the Surviving Corporation at the time such Additional Shares are paid (or accrued, for an accrual basis taxpayer). The amount treated as interest will constitute an increase in the basis of the recipient's corresponding Additional Shares, and the holding period for the portion of Additional Shares representing interest will begin upon acquisition of such Additional Shares.

Status Under Federal Securities Laws

      The issuance of Telor Stock pursuant to the transactions contemplated by the Merger Agreement has not been registered under the Securities Act or state securities (blue sky) laws, and such securities may not be resold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Surviving Corporation of a favorable opinion of its counsel and/or submission to the Surviving Corporation of such other evidence as may be satisfactory to counsel to the Surviving Corporation, to the effect any such transfer shall not be in violation of the Securities Act or any such blue sky laws.

The certificates representing the Telor Stock will bear a legend evidencing such restrictions. See, however, "- Registration Rights Agreement."

Accounting Treatment

      It is expected that the Merger will be accounted for as a "reverse acquisition" whereby OH+R will be deemed to have acquired Telor for financial reporting purposes. Upon consummation of the Merger, former OH+R shareholders will hold in excess of 50% of the outstanding common stock and in-the-money options of the Surviving Corporation. Consequently, OH+R will control the Surviving Corporation and is deemed to be the acquirer. Consistent with the reverse acquisition accounting treatment, historical financial statements for the Surviving Corporation for periods prior to the date of the Merger will be those of OH+R. Under the purchase method of accounting, balances and results of operations of Telor will be included in the Surviving Corporation's financial statements from the date of the transaction forward.

Government and Regulatory Approvals

      The Telor Stock is currently listed on the Nasdaq National Market. The by-laws of the National Association of Securities Dealers, Inc. ("NASD") related to Nasdaq listings provide that in the event of a merger by a listed company that results in a change of control and either a change in business or a change in financial structure, the listed company must meet the initial listing criteria for the listed security. Telor has been informed by Nasdaq that the Merger will be treated by Nasdaq as a change of control and either a change in business or a change in financial structure and that the Surviving Corporation will not meet the initial listing criteria for the Nasdaq National Market. Accordingly, upon consummation of the Merger, the Telor Stock will cease to be listed on the Nasdaq National Market. Nasdaq has informed Telor that its shares of common stock will be approved for listing on the Nasdaq SmallCap Market upon effectiveness of the Merger subject to confirmation of compliance with all initial inclusion standards for the Nasdaq SmallCap Market. It is expected that the Telor Stock will be listed on the Nasdaq SmallCap Market upon consummation of the Merger. In addition, filings will be required to be made with the SEC and state securities authorities.

Interests of Certain Persons in the Merger

      General. Certain officers and directors of OH+R will become officers and directors of the Surviving Corporation and will receive Telor Stock in exchange for their OH+R Common Stock. Such persons may also hold OH+R Employee Stock Options, which, at the Effective Time, will entitle the holders to receive, upon exercise, shares of Telor Stock. See " - Option Holdings." John C. Garbarino, Chief Executive Officer, President and a director of OH+R, will enter into an Employment Agreement with the Surviving Corporation. See " - Employment Agreement."

      In considering the recommendation of Telor's Board of Directors with respect to the Merger, Telor stockholders should be aware that certain members of Telor's management and its Board of Directors have interests in the Merger that are in addition to their interests as Telor stockholders. As a result of the Merger, John K. Herdklotz, Ph.D. will cease to be the Acting President and Chief Executive Officer and Secretary. See "INFORMATION ABOUT TELOR - Employment and Consulting Agreements, Termination of Employment and Change of Control Arrangements." Mark J. Gabrielson, a director and Acting Chief Financial Officer of Telor, and Angus M. Duthie, a director of OH+R, are General Partners of Prince Ventures, L.P., the General Partner of Prince III. As of April 15, 1996, in addition to 64,936 shares of Telor Stock held by Prince III, or 8.3% of Telor Stock, Mr. Gabrielson was the beneficial owner of 1,600 shares of Telor Stock that may be acquired upon the exercise of options within 60 days of April 15, 1996. Mr. Gabrielson disclaims beneficial ownership of the shares of Telor Stock held by Prince III. Upon the consummation of the Merger, Mark J. Gabrielson will cease to be a director and Acting Chief Financial Officer of Telor and Angus M. Duthie will become a director of the Surviving Corporation. As of April 15, 1996, Prince III was the beneficial owner of shares of OH+R Preferred Stock convertible into 2,366,667 shares of OH+R Common Stock, or 49.2% of OH+R's Common Stock. Upon consummation of the Merger, assuming a Share Conversion Fraction of .1413123, Prince III will own 399,375 shares of Telor Stock or approximately 27.2% of the capital stock of the Surviving Corporation. See "INFORMATION ABOUT TELOR - Security Ownership of Certain Beneficial Owners and Management of Telor," "INFORMATION ABOUT OH+R - Security Ownership of Certain Beneficial Owners and Management of OH+R" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Each of the members of Telor's Board of Directors was aware of those interests in effect on the date of approval of the Merger Agreement and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

      Employment Agreement. At the Effective Time, John C. Garbarino will have entered into and delivered an Employment Agreement which provides that he shall serve as President and Chief Executive Officer of the Surviving Corporation for an initial term of two years, with automatic extensions for additional one year terms. Mr. Garbarino may be terminated immediately for cause or may be terminated without cause, in which event he is entitled to severance pay equal to six months basic salary. Mr. Garbarino will receive an annual salary of $180,000, subject to annual review. The Employment Agreement also contains a provision prohibiting Mr. Garbarino, for a period of six months after the termination of his employment, from engaging in activities in competition or interference with the Surviving Corporation.

      Option Holdings. In connection with the Merger, certain OH+R Employee Stock Options and OH+R Warrants exercisable for OH+R Common Stock will become exercisable for Telor Stock and the exercise prices will be adjusted by dividing the current exercise price by the Share Conversion Fraction. Based on the current estimate of the Share Conversion Fraction of .1413123, the exercise prices would be increased by multiplying them by 7.0765248 and the number of shares reduced by the Share Conversion Fraction. As of the date of this Offering Memorandum/Proxy Statement, there are an aggregate of 844,963 OH+R Employee Stock Options with a weighted average exercise price of $0.35. The following is a summary of the OH+R Employee Stock Options exercisable for OH+R Common Stock held as of April 15, 1996 by the current executive officers, all key employees and directors of OH+R:

                                  Aggregate Number of        Weighted Average
                                   Shares Subject to             Exercise
         Name                         Options(1)              Price Per Share
- -------------------------         -------------------        ----------------
John C. Garbarino                     385,185                      $0.38
Joseph J. Travia, Jr.                      --                         --
Lynne M. Rosen                         81,480                      $0.40
Victoria S. Robinson                   75,000                      $0.25
Kathryn G. Converse                    50,000                      $0.25
Paul D. Paganucci                      48,000                      $0.25
Kevin J. Dougherty                         --                        --
Angus M. Duthie                            --                        --

(1) Includes all shares, whether or not option has vested as to those shares. All stock options are non-qualified options, which are not qualified under
     Section 422 of the Code.

See also "INFORMATION ABOUT OH+R - Security Ownership of Certain Beneficial Owners and Management of OH+R."

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                  Telor Ophthalmic Pharmaceuticals, Inc. and
                   Occupational Health + Rehabilitation Inc



      The following Unaudited Pro Forma Combined Balance Sheet as of December 31, 1995 and the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1995 give effect to the Merger accounted for under the reverse acquisition purchase method of accounting. The financial information for the year ended December 31, 1995 for Telor has been obtained from the financial statements of Telor which have been audited by Arthur Andersen LLP. The consolidated financial information for the year ended December 31, 1995 for OH+R has been obtained from the consolidated financial statements of OH+R which have been audited by Ernst & Young LLP.

      The Unaudited Pro Forma Combined Financial Information is based on the historical financial statements of Telor and OH+R under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Combined Financial Information. The Unaudited Pro Forma Combined Balance Sheet assumes that the Merger was consummated on December 31, 1995, and the Unaudited Pro Forma Combined Statement of Operations assumes that the Merger was consummated on January 1, 1995.

      The Pro Forma adjustments are based on the reverse acquisition method of accounting, which provides that the net assets of the acquired company (Telor) be recorded at their historical cost, which approximates fair value.

      The Unaudited Pro Forma Combined Financial Statements may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the historical financial statements and accompanying notes of Telor and OH+R.

                    TELOR OPHTHALMIC PHARMACEUTICALS, INC.
                                      AND
                   OCCUPATIONAL HEALTH + REHABILITATION INC

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               December 31, 1995
                                (In thousands)


                                                                                                       Pro Forma
                                                                        OH+R            Telor         Adjustments          Pro Forma
                                                                     --------         --------        -----------          --------
ASSETS

Current assets:
  Cash and cash equivalents .................................        $    369         $  3,305                             $  3,674
  Short-term investments ....................................                            1,987                                1,987
  Accounts receivable, net ..................................             237               63                                  300
  Other current assets ......................................             950              149                                1,099
                                                                     --------         --------         --------            --------
Total current assets ........................................           1,556            5,504                0               7,060

Property and equipment, net .................................           1,058               23                                1,081
Intangible assets, net ......................................           1,565                                                 1,565
Other assets ................................................              70              360                                  430
                                                                     --------         --------         --------            --------
Total assets ................................................        $  4,249         $  5,887         $      0            $ 10,136
                                                                     ========         ========         ========            ========


LIABILITIES, REDEEMABLE STOCK AND
  STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable and accrued expenses .....................        $  1,002         $    745         $                   $  1,747
  Current portion of obligations under capital
    leases ..................................................              99               43                                  142
  Current maturities of long-term debt ......................              91             --                                     91
  Current portion of obligations under
    noncompetition agreements ...............................             325             --                                    325
  Due to related party ......................................             378             --                                    378
                                                                     --------         --------         --------            --------
Total current liabilities ...................................           1,895              788                0               2,683

Long-term debt, less current maturities .....................             745             --                                    745
Obligations under capital leases ............................             123              513                                  636
Obligations under noncompetition agreements .................             293             --                                    293
                                                                     --------         --------         --------            --------
                                                                        3,056            1,301                                4,357

Minority interest ...........................................             201             --                  0                 201

Redeemable stock ............................................           7,179             --             (7,179)(B)               0

Stockholders' equity (deficit):
  Common stock ..............................................               7                1               (7)(B)               1
  Additional paid-in capital ................................              11           35,652          (25,253)(B)          10,410
  Accumulated deficit .......................................          (6,205)         (31,067)          32,439(B)           (4,833)
                                                                     --------         --------         --------            --------
Total stockholders' equity (deficit) ........................          (6,187)           4,586            7,179               5,578
                                                                     --------         --------         --------            --------

Total liabilities, redeemable stock and
  stockholders' equity (deficit) ............................        $  4,249         $  5,887         $      0            $ 10,136
                                                                     ========         ========         ========            ========


See Accompanying Notes to Unaudited Pro Forma Combined Financial Information.

                    TELOR OPHTHALMIC PHARMACEUTICALS, INC.
                                      AND
                   OCCUPATIONAL HEALTH + REHABILITATION INC

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     For the year ended December 31, 1995
                (In thousands, except share and per share data)



                                                                                                       Pro Forma
                                                                        OH+R            Telor         Adjustments          Pro Forma
                                                                     --------         --------        -----------          --------

Total revenue ...............................................        $  6,024         $                $                   $  6,024
Operating and administrative expenses .......................          (7,698)         (7,718)(A)                           (15,416)
Depreciation and amortization ...............................            (365)           (220)                                 (585)
Interest expense ............................................             (97)             --                                   (97)
Interest income .............................................              38             383                                   421
Minority interest in net loss of subsidiary .................             322              --                                   322
                                                                     --------         --------         --------            --------

Net loss ....................................................        $ (1,776)        $(7,555)         $      0            $ (9,331)
                                                                     ========         ========         ========            ========

Net loss available to common stock ..........................        $ (2,337)
                                                                     ========
                                                                                                                           ========

Net loss per share ..........................................        $  (3.53)        $ (9.67)                             $  (6.48)
                                                                     ========         ========                             ========

Weighted average common shares and common
  share equivalents outstanding .............................             662             781                (3)(C)           1,440
                                                                     ========         ========         ========            ========


See Accompanying Notes to Unaudited Pro Forma Combined Financial Information.

                    TELOR OPHTHALMIC PHARMACEUTICALS, INC.
                                      AND
                   OCCUPATIONAL HEALTH + REHABILITATION INC

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                             FINANCIAL INFORMATION

A.    Basis of Presentation

      The Unaudited Pro Forma Combined Balance Sheet assumes that the Merger was consummated on December 31, 1995, and the Unaudited Pro Forma Combined Statement of Operations assumes that the Merger was consummated on January 1, 1995. The Merger has been accounted for in the accompanying Unaudited Pro Forma Combined Financial Information under the reverse acquisition purchase method of accounting.

B.    Balance Sheet Adjustments

      The adjustments to redeemable stock and stockholders' equity (deficit) comprise the following (in thousands, except share and per share data):

    o Redeemable Stock:
       Waiver of accrued preferred stock dividends
         on OH+R Preferred Stock ..................................... $ (1,372)
       Conversion of 1,600,000 shares of OH+R Series 1 Preferred Stock   (2,000)
       Conversion of 2,537,843 shares of OH+R Series 2 Preferred Stock   (3,807)
                                                                       --------
                                                                       $ (7,179)
                                                                       ========

    o Common Stock:
       Reversal of OH+R par value ($.01) of 671,855 shares ...........      $(8)
       Recording of Telor par value ($.001) of newly issued shares ...        1
                                                                            ---
                                                                            $(7)
                                                                            ===

    o Additional paid-in capital:
       Conversion of OH+R preferred shares to common ................. $  5,806
       Elimination of Telor accumulated deficit ......................  (31,067)
       Reversal of OH+R additional paid-in capital on common shares ..        8
                                                                       --------
                                                                       $(25,253)
                                                                       ========

    o Accumulated deficit:
       Waiver of accrued preferred stock dividends
         on OH+R Preferred Stock ..................................... $  1,372
       Elimination of Telor accumulated deficit ......................   31,067
                                                                       --------
                                                                       $ 32,439
                                                                       ========

C.    Adjustments to Statement of Operations

      The adjustment to weighted average common shares and common share equivalents outstanding for purposes of computing pro forma net loss per share reflects the conversion of shares of OH+R Common Stock and OH+R Preferred Stock into Telor Stock at a conversion ratio of 0.1413123.

D.    Non-Recurring Adjustment Attributable to the Merger

      Upon the consummation of the Merger, a new measurement date will be established for the former OH+R options. In accordance with EITF 90-9, an analysis will be performed to determine whether a charge to compensation expense and credit to paid-in captital will be required based upon the market value of the Telor Stock immediately after the Merger. An estimate of such compensation expense cannot be determined at this time. Once determined, such charge will be recorded in the quarter that the Merger closes to the extent that the options are vested. Compensation expense related to options which are unvested will be amortized over the remaining vesting period.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


      Mark J. Gabrielson, a director and Acting Chief Financial Officer of Telor, and Angus M. Duthie, a director of OH+R, are General Partners of Prince Ventures, L.P., the General Partner of Prince III. As of April 15, 1996, in addition to 64,936 shares of Telor Stock held by Prince III, or 8.3% of Telor Stock, Mr. Gabrielson was the beneficial owner of 1,600 shares of Telor Stock that may be acquired upon the exercise of options within 60 days of April 15, 1996. Mr. Gabrielson disclaims beneficial ownership of the shares of Telor Stock held by Prince III. Upon the consummation of the Merger, Mark J. Gabrielson will cease to be a director and Acting Chief Financial Officer of Telor and Angus M. Duthie will become a director of the Surviving Corporation. As of April 15, 1996, Prince III was the beneficial owner of shares of OH+R Preferred Stock convertible into 2,366,667 shares of OH+R Common Stock, or 49.2% of OH+R's Common Stock. Upon consummation of the Merger, assuming a Share Conversion Fraction of .1413123, Prince III will own 399,375 shares of Telor Stock or approximately 27.2% of the capital stock of the Surviving Corporation. See "INFORMATION ABOUT TELOR - Security Ownership of Certain Beneficial Owners and Management of Telor" and "INFORMATION ABOUT OH+R - Security Ownership of Certain Beneficial Owners and Management of OH+R."

                            INFORMATION ABOUT TELOR

Business of Telor

      Telor was organized as a Delaware corporation in April 1988. Since its inception, it has been engaged in research and development of products for use in ophthalmic surgery and age-related diseases of the eye.

      On August 9, 1995, Telor announced results of the analysis of its Phase III clinical trials of its lead product candidate, XARANO. Those results indicated that the trials did not support continuation of the XARANO development program. Separately, also on August 9, 1995, Telor announced positive results of its Phase I/II trial of a compound, EY-128, to reduce surgical miosis, a problem associated with cataract surgery.

      On August 30, 1995, Telor announced a restructuring with a work force reduction designed to substantially reduce Telor's rate of cash use for operations. Telor also announced its intention to find and evaluate business opportunities, potentially including identifying a merger candidate and seeking a corporate partner to support the clinical program for the development of EY-128 for the treatment of surgical miosis.

      As of December 31, 1995, Telor had reduced its work force to one full-time employee. Dr. Arthur H. Neufeld, Executive Vice President and Chief Scientific Officer, resigned his post and as a Director on October 31, 1995 to seek other opportunities. He has accepted a position at the Washington University School of Medicine. He continues to serve Telor as a consultant. Certain former full-time employees continue to serve Telor on a part-time basis. Telor's Acting President, Chief Executive Officer and Secretary, John K. Herdklotz, Ph.D., continues to provide those services on a consulting basis.

      While Telor was searching for a merger candidate, it curtailed its research and development programs. As of April 15, 1996, Telor was conducting no research and development activities, had sold substantially all of its laboratory equipment and terminated all of its scientific consulting agreements. It is continuing to search for a corporate partner to further the development of EY-128 for the treatment of surgical miosis.

      Telor anticipates that if the merger with OH+R is concluded, the Surviving Corporation will continue to seek a corporate partner to undertake the development of EY-128. It does not expect to continue research and development of any of its other compounds either directly or by actively seeking a licensee.

Property of Telor

      In mid November 1995, Telor moved its principal offices to 790 Turnpike Street, Suite 202, North Andover, Massachusetts. It has been actively seeking to obtain a sublessee or sublessees for its leased facility of approximately 50,000 square feet at 265 Ballardvale Street, Wilmington, Massachusetts or to terminate the lease by securing a replacement lessee or lessees.

There is a signed nonbinding letter of intent with one potential sublessee for approximately half of the space and a verbal understanding of intent with another potential sublessee for the other half of the space. Under the preliminary terms now under negotiation, Telor currently anticipates that a lease with one sublessee will be signed on or about the date hereof, subject to obtaining written consent to the sublease from the landlord, with rent payments commencing 60 days after the date such consent is obtained. With respect to the second potential sublessee, negotiations are proceeding, but no estimated date of signing can be made. Further, Telor cannot predict if and when either of such leases will be concluded or that the negotiations will result in favorable terms for Telor.

Legal Proceedings of Telor

      Telor is not a party to any material legal proceedings, and no proceedings are known to be contemplated by governmental agencies.

Security Ownership of Certain Beneficial Owners and Management of Telor

      The following table sets forth certain information regarding the beneficial ownership of Telor's Stock as of April 15, 1996 by (i) each person known by Telor to be the beneficial owner of more than 5% of the outstanding Telor Stock, (ii) each current director, (iii) the individual serving as Telor's Chief Executive Officer (the "CEO") during the fiscal year ended December 31, 1995; (iv) one former executive officer who served as an executive officer of Telor during the fiscal year but was not serving on December 31, 1995, whose salary and bonus earned during fiscal 1995 exceeded $100,000 (the CEO and such former officer are referred to herein as the "Named Executive Officers"); and
(v) all of Telor's executive officers, the one former executive officer named above and the directors as a group. Except as indicated in the footnotes to this table, Telor believes that the persons named in this table have sole voting and investment power with respect to the shares of Telor Stock indicated.

                                                                Percentage
                                                               Beneficially
Name and Address** of                                            Owned(1)
Directors, Named Executive                       Shares     --------------------
Officers and Certain                          Beneficially  Before     After
Principal Stockholders                          Owned(1)    Merger(2)  Merger(3)
- ------------------------------------          ------------  --------   --------

Asset Management Associates, 1989, L.P.(4)       90,352        11.5       6.2
     2275 East Bayshore Road
     Palo Alto, CA 94303

Venrock Entities(5)                              80,117        10.2       5.5
     30 Rockefeller Plaza - Room 5508
     New York, NY 10112

State of Wisconsin Investment Board(6)           74,850         9.5       5.1
     P.O. Box 7842
     Madison, WI 53707

Prince Venture Partners III, L.P.(7)             64,936         8.3      27.2(7)
     25 Ford Road
     Westport, CT 06880

Hambro Entities(8)                               63,032         8.0      4.3
     650 Madison Avenue
     New York, NY 10022

NEA/CMEA Entities(9)                             44,500         5.7      3.0
     1119 St. Paul Street
     Baltimore, MD 21202

Einar Paul Robsham(10)                           78,419         9.98     5.4
     P.O. Box 5151
     Cochituate, MA 01778

John K. Herdklotz, Ph.D.(11)                      6,200            *       *

Arthur H. Neufeld, Ph.D.(12)                     16,390         2.1      1.1

Craig C. Taylor(13)                              92,352        11.7      6.3
     2275 East Bayshore Road
     Palo Alto, CA 94303

Patrick F. Latterell(14)                         81,717        10.4      5.6
     30 Rockefeller Plaza - Room 5508
     New York,  NY 10112

Charles L. Dimmler, III(15)                      49,682         6.3      3.4
     650 Madison Avenue
     New York, NY 10022

Mark J. Gabrielson(16)                           66,536         8.5     27.3(16)
     25 Ford Road
     Westport, CT 06880

John F. Chappell(17)                              5,300           *         *

Jane E. Rady(18)                                  1,200           *         *


All directors, executive officers, and former
 executive officers as a group (9 persons)(19)  321,132        39.5     43.8(19)


 *   Less than 1%.

** Addresses are given only for beneficial owners of more than 5% of the outstanding Telor Stock.

(1) The numbers and percentages include shares of Telor Stock issuable upon exercise of outstanding options exercisable within 60 days of April 15, 1996, as described in the footnotes below.

(2) Percentage of ownership is based on 786,192 shares of Telor Stock outstanding on April 15, 1996.

(3) Percentage of ownership is based on an estimated Share Conversion Fraction of 0.1413123 and 1,466,250 shares of Telor Stock outstanding immediately after the Merger.

(4) Craig C. Taylor, a director of Telor, is a General Partner of AMC Partners 89, L.P. ("AMC"), the General Partner of Asset Management Associates 1989, L.P. ("Asset 1989"). See Note 13. Franklin P. Johnson, Jr., John F. Shoch and W. Ferrell Sanders are also General Partners of AMC. AMC may be deemed to have shared voting power with respect to the shares held by Asset 1989, and the General Partners of AMC may be deemed to share voting power with respect to the shares held by Asset 1989. AMC and the General Partners of AMC may be deemed to be the beneficial owners of such shares. Each of the General Partners of AMC disclaims beneficial ownership of the shares held by Asset 1989, except to the extent of any pecuniary interest therein.

(5) Consists of 55,316 shares held by Venrock Associates and 24,801 shares held by Venrock Associates II, L.P. Patrick F. Latterell, a director of Telor, is a General Partner of Venrock Associates and of Venrock Associates II, L.P. See Note 14. Peter O. Crisp, Ted H. McCourtney, Anthony B. Evnin, David R. Hathaway, Anthony Sun, Kimberley A. Rummelsberg and Raymond Rothrock are also General Partners of Venrock Associates and of Venrock Associates II, L.P. The General Partners of Venrock Associates and of Venrock Associates II, L.P. share voting and investment power with respect to the shares held by Venrock Associates and by Venrock Associates II, L.P. and may be deemed to be the beneficial owners of such shares. Each of Messrs. Latterell, Crisp, McCourtney, Evnin, Hathaway, Sun and Rothrock and Ms. Rummelsberg disclaims beneficial ownership of such shares, except for shares directly held of record.

(6) This information, except the percentage beneficially owned, is based solely on a Schedule 13G filed by the stockholder with the SEC and dated February 1996.

(7) Mark J. Gabrielson, a director of Telor and Acting Chief Financial Officer, is a General Partner of Prince Ventures, L.P., the General Partner of Prince Venture Partners III, L.P. See Note 16. Angus M. Duthie, James W. Fordyce and Gregory F. Zaic are also General Partners of Prince Ventures, L.P. The General Partners of Prince Ventures, L.P. share voting and investment power with respect to the shares held by Prince Venture Partners III, L.P. and may be deemed to be the beneficial owners of such shares. Each of the General Partners of Prince Ventures, L.P. disclaims beneficial ownership of the shares held by Prince Venture Partners III, L.P. The percentage beneficially owned after the Merger includes ownership of shares of Telor Stock to be issued in exchange for shares of OH+R Preferred Stock upon the consummation of the Merger.

(8) This information, except the percentage beneficially owned, is as of December 31, 1995 and based solely on (i) a Schedule 13G filed on February 12, 1996 with the SEC jointly by Hambro International Venture Fund II, L.P. ("HIVFII"), Hambro International Venture Fund '85 ("HIVF'85"), KKI-Hambro United States International Venture Fund ("KKI-HIVF"), HIV-Gen Incorporated ("HIV-Gen"), Edwin A. Goodman, Arthur C. Spinner, Richard A. D'Amore, Charles L. Dimmler, III, William J. Geary and Alexander R. Hambro, collectively the "Hambro Entities", and (ii) information provided by counsel for the Hambro Entities and by Charles L. Dimmler, III. Consists of 48,042 shares held by HIVFII, 7,349 shares held by HIVF'85 and 7,350 shares held by KKI-HIVF. By virtue of their relationship as affiliated limited partnerships with shared individual general partners, these entities may be deemed to share voting power and the power to direct the disposition of the shares of Telor Stock which each partnership holds of record. Mr. Dimmler, a director of Telor, and Messrs. Geary and Hambro are General Partners of HIVFII, share voting and investment power with respect to the shares held by HIVFII, and may be deemed to be the beneficial owners of those shares, in addition to shares that they hold of record. See Note 15. Messrs. D'Amore, Goodman and Spinner are also General Partners of HIVFII, as well as General Partners of both HIVF'85 and KKI-HIVF; they share voting and investment power with respect to the 63,032 shares held by those three entities, and may be deemed to be the beneficial owners of those shares, in addition to shares that they hold of record. HIV-Gen is also a General Partner of HIVFII and HIVF'85, shares voting and investment power with respect to the 55,392 shares held by those entities, and may be deemed to be a beneficial owner of those shares, in addition to shares that it holds of record. Each of HIVFII, HIVF'85, KKI-HIVF, HIV-Gen, and Messrs. Goodman, Spinner, D'Amore, Dimmler, Geary and Hambro disclaims beneficial ownership of any shares of Telor Stock, except for shares held directly of record.

(9) This information, except the percentage beneficially owned, is based solely on a Schedule 13G filed with the SEC on February 14, 1995 by the following persons and entities: New Enterprise Associates V, Limited Partnership ("NEA"); NEA Partners V, Limited Partnership ("NEA Partners"); Chemicals and Materials Enterprise Associates, Limited Partnership ("CMEA"); NEA Chemicals and Materials Partners, Limited

     Partnership ("NEA Chemicals"); Frank A. Bonsal, Jr.; Nancy L. Dorman; C. Richard Kramlich; Arthur J. Marks; Thomas C. McConnell; and Charles W. Newhall III (all collectively the "NEA/CMEA Entities"). Includes (i) 25,000 shares held by NEA and (ii) 19,500 shares held by CMEA. NEA and CMEA are affiliated venture capital funds. NEA, NEA Partners, CMEA, NEA Chemicals, Messrs. Bonsal, Kramlich, Marks, McConnell and Newhall and Ms. Dorman share voting and investment power with respect to all 44,500 shares held by NEA and CMEA and may be deemed to be the beneficial owners of such shares. Each of the NEA/CMEA Entities expressly disclaims beneficial ownership of any shares held by NEA or CMEA, except, in the case of NEA, for the 25,000 shares it holds of record, and in the case of CMEA, for the 19,500 shares it holds of record. Each of the NEA/CMEA Entities expressly disclaims membership in a "group" as used in Rule 13d-1(b)(ii)(H) promulgated under the Exchange Act. The address of the principal place of business for all of the NEA/CMEA Entities other than CMEA and Messrs. McConnell and Kramlich is as noted in the table. The address of the principal business office of Messrs. McConnell and Kramlich is New Enterprise Associates, Suite 1025 Russ Building, 235 Montgomery Street, San Francisco, California 94104. The address of the principal business office of CMEA is One Cleveland Center, Suite 2700, Cleveland, Ohio 44114.

(10) This information is based solely on a Schedule 13D filed by the stockholder with the SEC and dated January 11, 1996.

(11) Consists of 6,200 shares of Telor Stock that may be acquired upon the exercise of options within 60 days of April 15, 1996.

(12) Consists of 7,329 shares of Telor Stock held by Dr. Neufeld and 9,061 shares of Telor Stock that may be acquired upon the exercise of options within 60 days of April 15, 1996.

(13) Consists of 400 shares held by Mr. Taylor in his 401(k) plan, 90,352 shares held by Asset Management Associates 1989, L.P. ("Asset 1989") and 1,600 shares of Telor Stock that may be acquired upon the exercise of options within 60 days of April 15, 1996. Mr. Taylor is a General Partner of AMC Partners 89, L.P., the General Partner of Asset 1989. Mr. Taylor shares voting and investment power with respect to the shares held by Asset 1989 and may be deemed to be the beneficial owner of such shares. Mr. Taylor disclaims beneficial ownership of the shares held by Asset 1989. See Note 4.

(14) Consists of 55,316 shares held by Venrock Associates and 24,801 shares held by Venrock Associates II, L.P., of which Mr. Latterell is a General Partner, and 1,600 shares of Telor Stock that may be acquired upon the exercise of options within 60 days of April 15, 1996. Mr. Latterell shares voting and investment power with respect to the shares held by Venrock Associates and by Venrock Associates II, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Latterell disclaims beneficial ownership of the shares held by Venrock Associates and Venrock Associates II, L.P. See Note 5.

(15) Consists of 48,042 shares held by Hambro International Venture Fund II, L.P. ("HIVFII"), 1,600 shares of Telor Stock that may be acquired upon the exercise of options within 60 days of April 15, 1996, and 40 shares held in custodial accounts for the benefit of minor children. Mr. Dimmler is a General Partner of HIVFII, shares voting and investment power with respect to the shares held by HIVFII, and may be deemed to be the beneficial owner of such shares. Mr. Dimmler disclaims beneficial ownership of the shares held by HIVFII and of the shares held in custodial accounts. See Note 8.

(16) Consists of 64,936 shares held by Prince Venture Partners III, L.P., and 1,600 shares of Telor Stock that may be acquired upon the exercise of options within 60 days of April 15, 1996. The percentage beneficially owned after the Merger includes ownership by Prince Venture Partners, III, L.P. of shares of Telor Stock to be issued in exchange for shares of OH+R Preferred Stock upon consummation of the Merger. Mr. Gabrielson will not be a director of the Surviving Corporation. Mr. Gabrielson is a General Partner of Prince Ventures, L.P., the General Partner of Prince Venture Partners III, L.P. Mr. Gabrielson shares voting and investment power with respect to the shares held by Prince Venture Partners III, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Gabrielson disclaims beneficial ownership of the shares held by Prince Venture Partners III, L.P. See Note 7.

(17) Consists of 3,000 shares held by an irrevocable family trust of which Mr. Chappell's spouse is one of the trustees and options to purchase 2,300 shares of Telor Stock that may be acquired upon the exercise of options within 60 days of April 15, 1996.

(18) Consists of options to purchase 1,200 shares of Telor Stock that may be acquired upon the exercise of options within 60 days of April 15, 1996.

(19) Includes an aggregate of 283,487 shares with respect to which directors, executive officers and former executive officers of Telor share voting and/or investment power, but as to which such persons disclaim beneficial ownership. See Notes 13 through 16. Also includes 26,893 shares of Telor Stock that may be acquired upon the exercise of options within 60 days of April 15, 1996. The percentage beneficially owned after the Merger includes ownership by Prince Venture Partners III of shares of Telor Stock to be issued in exchange for shares of OH+R Preferred Stock upon consummation of the Merger and includes ownership of shares of Telor Stock by all directors and executive officers of Telor, not withstanding that some of such individuals will not be directors and/or executive officers of the Surviving Corporation.

Executive Officers and Directors

     The names of the executive officers and directors of Telor, and certain information about them as of April 15, 1996, are set forth below.

Name                        Age             Position with Telor
- ----                        ---             -------------------
John K. Herdklotz, Ph.D.     52    Chairman of the Board, Acting Chief Executive
                                   Officer and President, and Director
Mark J. Gabrielson (2)       40    Acting Chief Financial Officer and Director
Walter P. Rahn II            43    Controller and Secretary
John F. Chappell (1)         59    Director
Charles L. Dimmler, III      54    Director
Patrick F. Latterell (1)     37    Director
Craig C. Taylor (2)          45    Director
Jane E. Rady (2)             47    Director

(1)   Member of Compensation Committee
(2)   Member of Audit Committee

- ----------


     Dr. Herdklotz joined the Board of Directors on March 18, 1994 and was appointed Chairman of the Board and Acting Chief Executive Officer and President on November 14, 1994. On April 30, 1996, he was appointed as Secretary of Telor. Dr. Herdklotz was President of Hoechst-Roussel Pharmaceuticals, Inc., from December 1992 until his retirement on December 31, 1994. From November 1991 to December 1992, he served as a member of the Hoechst AG Pharmaceutical Management Committee. From April 1990 to November 1991, Dr. Herdklotz was Executive Vice President of Hoechst-Roussel Pharmaceuticals, Inc. and from

April 1988 to April 1990, he was Vice President of Industrial Fibers for Hoechst Celanese Corporation. Dr. Herdklotz holds a Ph.D. in physical chemistry from Rice University and was an NIH post-doctoral fellow at Baylor College of Medicine.

     Mr. Gabrielson has been a director of Telor since November 1990 and was appointed Acting Chief Financial Officer on November 14, 1994. Mr. Gabrielson is currently a General Partner of Prince Ventures, L.P. and has served in such capacity since April 1990. From November 1978 to February 1990, Mr. Gabrielson held a number of management positions with SmithKline Beecham p.l.c. Mr. Gabrielson is a Director of Inhale Therapeutic Systems, Inc. and a number of private companies.

     Mr. Rahn joined Telor in June 1992 as Controller and was appointed Secretary in February 1993. As of April 30, 1996, Dr. Herdklotz was appointed Secretary, replacing Mr. Rahn. From December 1988 to June 1992, Mr. Rahn served as Manager of Corporate Accounting at SmithKline Beecham p.l.c. From 1983 to December 1988, Mr. Rahn served as Manager of Financial Planning and Analysis at SmithKline Beecham Corporation. Mr. Rahn has more than 20 years of experience involving corporate finance, strategic development, implementation of financial and computer systems and public accounting. Mr. Rahn received his B.B.A. from Temple University, Summa Cum Laude.

     Mr. Chappell has been a director of Telor since February 1991. Mr. Chappell is currently the President of Plexus Ventures Inc. and has served in that capacity since December 1990. From July 1989 to July 1990, Mr. Chappell served as Chairman of Worldwide Pharmaceuticals of SmithKline Beecham plc. which he left to form Plexus Ventures, Inc. From February 1985 to July 1989, Mr. Chappell served in varying capacities at SmithKline Beecham Corporation, including President, SK&F Laboratories. Mr. Chappell serves on the board of directors of RIBI ImmunoChem Research, Inc., Neurex Corporation, Aronex Pharmaceuticals, Inc. and Zynaxis, Inc.

     Mr. Dimmler has been a director of Telor since November 1988. Mr. Dimmler is currently a General Partner of Hambro International Venture Fund II and has served in that capacity since February 1988. Prior to joining Hambro, Mr. Dimmler operated Metcalf Ross & Company. He is a co-founder and former President of Applied Immune Sciences Inc. Mr. Dimmler serves as director of several companies, including Innovir Laboratories, Inc.

     Mr. Latterell has been a director of Telor since November 1990. Mr. Latterell is currently a General Partner of Venrock Associates, a venture capital firm he joined in April 1989. From November 1985 to March 1989, Mr. Latterell was a Senior Vice President of Rothschild Ventures, Inc., and a General Partner of several affiliated venture capital limited partnerships. Prior thereto, Mr. Latterell was an executive with Syntex Corporation, a pharmaceutical corporation. Mr. Latterell is currently Chairman, Chief Executive Officer and a director of Signal Pharmaceuticals, Inc. and is a director of Biocircuits Corporation, Vical Inc., and several private biomedical companies.

      Mr. Taylor has been a director of Telor since September 1991. Mr. Taylor is currently a Principal of Asset Management Company and has served in that capacity since June 1977. He is also a General Partner of AMC Partners 89, L.P., the General Partner of Asset Management Associates, 1989, L.P., and has served in that capacity since 1989. Mr. Taylor is a director of Lynx Therapeutics, Metra Biosystems, Inc. and Pharmacyclics, Inc.

     Ms. Rady joined the Board of Directors in April 1994. Ms. Rady is currently President, Lorex Pharmaceuticals, a joint venture of G.D. Searle and the French company Synthelabo, having assumed that position in August 1993. She joined G.D. Searle in July 1986 and served as Vice President, Corporate Licensing and Business Development from December 1990 to July 1993, as Vice President of Corporate Strategic Planning and Allied Businesses from July 1988 through December 1990, and as Vice President R&D Project Planning and Management prior to July 1988. Ms. Rady received her B.S. in Biology, Pre-Medicine and an M.S. in Microbiology from the University of Illinois, and her M.B.A. from Northwestern University.

     No director or executive officer has any family relationship with any other director or executive officer of Telor.

Committees of Board of Directors and Meeting Attendance

     Audit Committee. The Audit Committee is presently comprised of three non-employee directors: Jane E. Rady, Craig C. Taylor, and Mark J. Gabrielson; all were appointed on August 16, 1994. Prior to that date, John F. Chappell, Charles L. Dimmler, III and Patrick F. Latterell served on the Committee. The Committee met once during the year ended December 31, 1995. The Committee reviews the results and scope of the audit and other services provided by Telor's independent public accountants. After the Merger, the Audit Committee will be comprised of Kevin J. Dougherty, Craig C. Taylor and John K. Herdklotz, Ph.D. See "THE MERGER AND RELATED TRANSACTIONS - The Surviving Corporation."

     Compensation Committee. The Compensation Committee presently consists of two non-employee directors: John F. Chappell and Patrick F. Latterell. Mr. Chappell was originally elected on February 16, 1993 and Mr. Latterell was originally elected August 17, 1993. Both were reelected on August 16, 1994. John
K. Herdklotz was elected on August 16, 1994 and resigned on November 14, 1994, prior to his appointment as Acting Chief Executive Officer and President of Telor. The Committee met two times during the fiscal year ended December 31, 1995. The Committee makes recommendations concerning salaries and incentive compensation for employees of Telor. Telor's Board of Directors has designated the Compensation Committee as the administrator of the 1988 Plan, the 1993 Plan and the Employee Stock Purchase Plan. After the Merger, the Compensation Committee will be comprised of Charles L. Dimmler, III, Angus M. Duthie and Paul
D. Paganucci. See "THE MERGER AND RELATED TRANSACTIONS - The Surviving Corporation."

     No Other Committees. Telor does not have a standing Nominating Committee or any other committee.

      Meeting Attendance. During the fiscal year ended December 31, 1995, there were ten meetings of the Board of Directors, and the various committees of the Board of Directors met a total of three times. Board member attendance averaged 89% for all meetings held by the Board of Directors and the committees of the Board.

Election and Compensation of Directors

      Pursuant to Telor's Certificate of Incorporation and Restated By-laws, each as amended, the Board of Directors on March 23, 1995 voted to set the size of the Board of Directors at nine (9). Upon and after the Merger, the size of the Board of Directors will be seven (7).

      Telor's Board of Directors is classified into three classes. Each director is elected for a three year term, with one class of directors being elected at each annual meeting of stockholders. The Merger Agreement provides that Charles
L. Dimmler, III, Kevin J. Dougherty, Angus M. Duthie, John C. Garbarino, John K. Herdklotz, Ph.D., Paul D. Paganucci and Craig C. Taylor will be the directors of the Surviving Corporation. Such directors will hold office until the annual meeting of stockholders set forth opposite their names under "THE MERGER AND RELATED TRANSACTIONS - The Surviving Corporation" and until their respective successors are duly chosen and qualified or until their earlier resignation or removal. See "THE MERGER AND RELATED TRANSACTIONS - The Surviving Corporation" and "INFORMATION ABOUT OH+R - Executive Officer, Key Employees and Directors." The Board of Directors has inquired of each such person and determined that each will serve if the Merger is consummated. If any of such persons becomes unavailable for election, the Board of Directors may designate substitutes. At the Effective Time, certain stockholders of Telor and OH+R will have entered into a Voting Agreement which provides that such securityholders agree to elect at the 1996 annual meeting of the stockholders of Telor certain persons to the Board of Directors. See "THE MERGER AND RELATED TRANSACTIONS - The Surviving Corporation."

      Each director who is not an employee of Telor is automatically granted a non-qualified stock option to purchase 1,200 shares of Telor's Stock, subject to vesting, on the date of his or her election or appointment to the Board of Directors and, if certain conditions are satisfied, will automatically be granted options on certain dates after that election or appointment. See "Stock Plans - 1993 Plan" below. Additionally, under the terms of the 1993 Plan, each non-employee director of Telor was, upon the consummation of the initial public offering on May 18, 1993, granted a non-qualified option to purchase 1,200 shares of Telor Stock, subject to vesting, at an exercise price of $81.25 per share. During 1995, such options became exercisable as to 2,800 shares, but as of April 15, 1996, no portion of any such option granted had been exercised.

      In January 1991, the Board of Directors granted to Mr. Chappell an option to purchase 700 shares of Telor Stock under Telor's 1988 Plan at an exercise price of $2.50 per share in connection with his service as a director. During 1995, the option became exercisable for 35 shares and as of April 15, 1996, the option was exercisable for 697 shares. The remaining shares became exercisable in February 1996. As of April 15, 1996, Mr. Chappell had not exercised any portion of the option.

      Telor reimburses directors for expenses associated with their attendance at meetings of the Board of Directors and committees of the Board. In 1995, the aggregate amount of reimbursement for these expenses for directors as a group was approximately $33,200. Prior to February 16, 1994, Telor did not compensate members of the Board for attendance at the Board meetings. Effective for meetings after February 15, 1994, Telor paid and will pay $1,000 to each non-employee director for in-person attendance at each scheduled Board meeting, in addition to reimbursing those directors for expenses. Employee directors did not receive additional compensation for serving on the Board of Directors. Effective for meetings on or after January 31, 1995, Telor paid and will pay a fee of $500 to each non-employee director attending scheduled Board meetings via teleconference. In 1995, the aggregate amount of these payments was approximately $43,000. Also effective January 31, 1995, Telor may pay non-employee directors a fee of $1,000 per day spent on Telor business, including meetings of committees of the Board of Directors, if requested by the Chief Executive Officer and approved by the Compensation Committee, in addition to reimbursing those directors for expenses. In 1995, the aggregate amount of these payments was approximately $2,500.

Election of Executive Officers

      The executive officers of Telor are elected by the Board of Directors and serve at the discretion of the Board of Directors with no fixed term of office. But see "THE MERGER AND RELATED TRANSACTIONS - Interests of Certain Persons in the Merger - Employment Agreement."

Executive Compensation

      The following table summarizes the compensation paid to, awarded to or earned by the Named Executive Officers for services rendered to Telor in all capacities during the fiscal years ended December 31, 1993, 1994 and 1995:

                           Summary Compensation Table


                                                                                                 Long Term
                                                   Annual Compensation                          Compensation
                                                   -------------------                          ------------
                                                                            Other            Awards
                                                                            Annual         Securities  All Other
Name and                                        Salary          Bonus       Compen-        Underlying   Compen-
Principal Position                    Year      ($)(1)          ($)(2)      sation($)      Options(#)   sation($)
- ------------------------              ----      ------          ------      ---------      ----------   ---------
John K. Herdklotz, Ph.D              1995      $160,600(3)         --      $ 55,600(5)       1,600       --
 Chairman of the Board and           1994      $  8,800(3,4)       --      $  6,300(5)       6,200       --
 Acting Chief Executive              1993(4)       --              --          --             --         --
 Officer, President
 and Secretary

Arthur H. Neufeld, Ph.D              1995(6)   $255,622(7)         --          --             --         --
 Executive Vice President            1994      $167,885            --            (8)         4,500       --
 and Chief Scientific Officer 1993             $154,279            --            (8)         2,000       --


(1) Includes amounts deferred under Telor's 401(k) employee savings and retirement plan. To date, Telor has not made any matching contributions under that plan.

(2) Telor did not pay and does not intend to pay a bonus to any Named Executive Officer related to services rendered in 1995.

(3) Includes amounts earned by Dr. Herdklotz pursuant to a consulting contract. See "Employment and Consulting Agreements, Termination of Employment and Change in Control Arrangements" below.

(4) Dr. Herdklotz joined the Board of Directors in March 1994, was appointed Chairman and Acting Chief Executive Officer and President in November 1994 and Secretary as of April 30, 1996.

(5)  Includes  $7,500  in 1995 and  $4,000  in 1994  paid to Dr.  Herdklotz  for attending meetings of the Board of Directors. See "Election and Compensation of Directors" above. Also includes $27,300 in 1995 and $2,300 in 1994 paid by Telor to rent an apartment for Dr. Herdklotz in the Boston area, and $18,500 in 1995 paid by Telor for Dr. Herdklotz's related income taxes, pursuant to the terms of Telor's consulting agreement with him. See " - Employment and Consulting Agreements, Termination of Employment and Change in Control Arrangements" below.

(6)  Dr. Neufeld resigned from Telor on October 31, 1995.

(7)  Includes   severance  of  $102,083.   See  "-  Employment   and  Consulting
     Agreements, Termination of Employment and Change in Control Arrangements."

(8) Amounts less than the lesser of 10% of the relevant Named Executive Officer's salary and bonus or $50,000 are not included.

Employment and Consulting Agreements, Termination of Employment and Change in Control Arrangements

      Telor has a consulting agreement with John K. Herdklotz, Ph.D. pursuant to which Dr. Herdklotz serves as Telor's Acting Chief Executive Officer and President. Under the agreement, Dr. Herdklotz is an independent contractor and receives $800 per day for his services. The agreement became effective November 14, 1994 and may be terminated by either party as provided in the agreement. Under the agreement, Dr. Herdklotz agreed to provide services to Telor on an "as needed" basis, which prior to January 1, 1995 was approximately two days per week and during 1995 was generally full-time. In accordance with the agreement, Telor granted Dr. Herdklotz a non-qualified option to purchase 5,000 shares of Telor's Stock at the market price of the stock on the date of the grant. See "Option Grants" table below. Telor also agreed to rent an apartment for Dr. Herdklotz's use as his residence in the Boston area, and to make monthly rental payments of approximately $2,300 per month for that apartment. In 1995, Telor paid a total of $27,300 in rental payments and $18,500 for Dr. Herdklotz's related income taxes.

      Telor had an employment agreement with Dr. Neufeld pursuant to which Dr. Neufeld was employed as Executive Vice President and Chief Scientific Officer at an initial annual salary of $150,000, subject to periodic review by the Board of Directors. Dr. Neufeld's annual rate of salary was $175,000 as of October 31, 1995, the date of his resignation. Upon his resignation, Dr. Neufeld entered into an agreement with Telor, providing for the availability of Dr. Neufeld to consult with Telor in connection with Telor's surgical miosis program or other matters relating to services performed during his employment. In the event that Telor enters into a development and /or license agreement on or before June 1, 1996 with a corporate partner for EY-128, Dr. Neufeld is to receive a $25,000 bonus payment, provided that he actually participates in explaining the technology of Telor during the agreement negotiations.

      The Named Executive Officers are also subject to certain confidentiality and, except for Dr. Herdklotz, non-competition obligations. Each is required to disclose to Telor certain inventions, discoveries, and developments, and to assign his rights therein to Telor.

      Under Telor's 1988 Plan, as in effect at certain times in the past, and the 1993 Plan, if Telor is consolidated with or acquired by another entity, the Compensation Committee or the board of directors of any entity that assumes the obligations of Telor under the applicable plan may, among other things, terminate all options in exchange for a cash payment equal to the difference between the fair market value of the shares then subject to purchase pursuant to the options and the purchase price for such shares pursuant to the options. However, such provisions do not apply to the proposed Merger. The proposed Merger will not cause an acceleration of vesting of any options for any Named Executive Officer.

Option Grants

      The following table sets forth information regarding each stock option granted to a Named Executive Officer during the fiscal year ended December 31, 1995:

                        Option Grants in Last Fiscal Year

                                Individual Grants

                           Number of   % of Total
                          Securities     Options
                          Underlying   Granted to   Exercise
                            Options   Employees in    Price
Name                      Granted(1) Fiscal Year(2) ($/sh)(3)  Expiration Date
- ----                      ---------- -------------- ---------  ---------------

John K. Herdklotz, Ph.D.    1,600(4)        4.5%(4)  $8.75        5/10/05

Arthur H. Neufeld, Ph.D.    8,500(5)       23.9%     $8.75        8/31/96

(1) All stock options were granted under the 1993 Plan. See " - Stock Plans - 1993 Plan" below.

(2) Options for 45,185 shares were granted during the year ended December 31, 1995, of which 9,600 were granted to non-employee Directors and 35,585 were granted to employees.

(3) The exercise price of each option was equal to or greater than the fair market value of Telor Stock on the grant date as determined in accordance with the 1993 Plan. Under the terms of the 1993 Plan, the Compensation Committee may make appropriate adjustments to the exercise price of the outstanding options in the event of certain stock dividends or stock splits, which may result in a reduction of the exercise price. Additionally, the Committee may, at its discretion and at the written request of the optionee, reduce the exercise price of the appropriate installments of an ISO in connection with the conversion of that optionee's incentive stock options (or any portion of them) to non-qualified options at any time prior to the exercise of the options.

(4) Dr. Herdklotz received non-qualified stock options for 800 shares that became exercisable in May 1995 and for 800 shares that will become exercisable on the date of the 1996 annual meeting of stockholders, subject to Dr. Herdklotz's continuing service as a Director. The options were granted at the closing market price of Telor Stock on the grant date, and have ten year terms. See "Election and Compensation of Directors" above.

(5) Dr. Neufeld forfeited options for an equal number of shares. See" - Stock Plans" below.


Option Exercises and Fiscal Year-End Values

      None of the Named Executive Officers exercised options during the fiscal year ended December 31, 1995. The following table provides information regarding the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1995, and the values of the "in-the-money" options as of that date. An option is "in-the-money" if the per share fair market value of the underlying stock exceeds the option exercise price per share.

                         Fiscal Year-End Option Values

                            Number of Securities         Value of Unexercised
                           Underlying Unexercised        In-The-Money Options
                            Options at Year-End (#)       At Year-End ($)(1)
                            -----------------------       ------------------

Name                      Exercisable  Unexercisable  Exercisable  Unexercisable
- ----                      -----------  -------------  -----------  -------------

John K. Herdklotz, Ph.D.     6,200(2)    1,600(2)         (3)          (3)

Arthur H. Neufeld, Ph.D.(4)  6,969(5)      466(5)       $16,500        (3)
                             1,193(6)      433(6)         (3)          (3)
                             -----       -----
                             8,162         899


(1) The value of unexercised, in-the-money options at December 31, 1995 is the difference between the closing price of Telor Stock on December 29, 1995 (the last trading day in 1995) as reported in The Wall Street Journal ($6.625) - the assumed fair market value - and the per share option exercise price, multiplied by the number of shares of Telor Stock underlying such options.

(2) Options issued pursuant to the 1993 Plan at prices between $8.75 and $41.25, the fair market value on the date of the option grant.

(3) The exercise price of these options exceeded the fair market value of Telor Stock on December 31, 1995.

(4) Options forfeited as a result of Dr. Neufeld's October 31, 1995 resignation are excluded.

(5) Options issued pursuant to the 1988 Plan at exercise prices between $2.50 and $21.50 per share, the fair market value on the date of the option grant.

(6) Options issued pursuant to the 1993 Plan at $8.75 per share, the fair market value on the date of the option grant.


Stock Plans

      1988 Plan. Telor's 1988 Plan (the "1988 Plan") was adopted by the Board of Directors and the stockholders of Telor on November 4, 1988 and amended by the Board of Directors on March 13, 1996. The 1988 Plan provides for the grant of incentive stock options ("ISO's") as defined in Section 422 of the Code to purchase shares of Telor Stock to employees of Telor and its affiliates, and the grant of non-qualified stock options to purchase shares of Telor Stock to employees and directors of, and consultants to, Telor and its affiliates. Additionally, under the 1988 Plan, awards of Telor Stock ("Awards") may be made and opportunities to make direct purchases of Telor Stock ("Purchases") may be provided to directors, employees and consultants of Telor and its affiliates. ISO's, non-qualified stock options, Awards and authorizations to make Purchases are referred to collectively as "Stock Rights." Grants of Stock Rights may be made to members of the Board of Directors only in accordance with the special procedures set out in the 1988 Plan.

      The exercise price per share of ISO's granted under the 1988 Plan may not be less than 100% of the fair market value of a share of Telor Stock on the date of grant and in the case of ISO's granted to holders of more than 10% of the voting stock of Telor, not less than 110% of the fair market value of Telor Stock on the date of grant. ISO's granted under the 1988 Plan may not be exercised later than ten years from the date of grant, and any ISO's held by employees who own more than 10% of the voting stock of Telor on the grant date may not be exercised later than five years from the grant date. The aggregate fair market value (determined at the time of grant) of shares issuable upon the exercise of ISO's granted to an optionee under any stock plan of Telor which are exercisable for the first time during any one calendar year may not exceed $100,000.

      Non-qualified stock options must be exercised no more than ten years and one day from the grant date. The exercise price of non-qualified stock options granted under the 1988 Plan may not be less than the lesser of (i) the book value per share of Telor Stock as of the end of the fiscal year of the Company immediately preceding the grant date, or (ii) fifty percent (50%) of the fair market value per share of Telor Stock on the grant date.

      Options granted under the 1988 Plan are not transferable by an optionee other than by will or by the laws of descent and distribution, and are exercisable during an optionee's life time only by the optionee.

      Options granted under the 1988 Plan terminate as follows. If the holder of an ISO ceases to be employed by Telor and its affiliates, other than by reason of death or disability, his or her ISO's may be exercised to the extent exercisable on the date of that termination for a period of 90 days from the termination date. If an ISO optionee ceases to be employed by Telor or its affiliates by reason of his or her disability or death, any of the optionee's ISO's may be exercised, to the extent exercisable on the date of his or her termination due to disability or death, by the optionee or the optionee's estate, personal representative or beneficiary, as applicable for a period of up to 180 days from the date of the optionee's termination due to disability or the optionee's death, respectively. Notwithstanding the foregoing provisions of this paragraph, in no event may an option be exercised later than the originally prescribed term thereof. In the event of a proposed dissolution or liquidation of Telor, each option granted under the 1988 Plan will terminate immediately prior to the consummation of that proposed event or at such other time and subject to such other conditions as shall be determined by the Compensation Committee.

      The 1988 Plan is administered by the Compensation Committee. Subject to the terms of the 1988 Plan, the Compensation Committee has the authority to determine the terms and conditions upon which Stock Rights may be granted or awarded, including the recipients of the Stock Rights, the type of Stock Right to be granted or awarded, when the Stock Rights become exercisable, the price at which an option may be exercised or stock may be purchased and, whether restrictions should be placed on shares subject to Stock Rights, and has the authority to interpret the 1988 Plan. Options granted under the 1988 Plan may be immediately exercisable in full or may become exercisable in installments over the period specified by the Compensation Committee. Telor may require an optionee, Award recipient or purchaser to pay withholding taxes upon the occurrence of certain events relating to the Stock Rights, and the Compensation Committee may condition the exercise of an option, the grant of an Award, the making of a Purchase of Telor Stock for less than its fair market value, or the vesting of restricted Telor Stock acquired by exercising a Stock Right, on the grantee's payment of such taxes. Additionally, the Compensation Committee generally may accelerate the date of exercise of any option. The Compensation Committee may, at an optionee's request, convert an optionee's ISO's into non-qualified stock options and may impose such conditions on the non-qualified options as it may determine. The 1988 Plan will expire on November 4, 1998, subject to extension by the Board of Directors and the stockholders.

      A total of 48,453 shares of Telor Stock are authorized for issuance under the 1988 Plan. Upon effectiveness of the Merger, the number of shares of Telor Stock authorized for issuance under the 1988 Plan will be reduced to 32,354. As of April 15, 1996, the one employee of Telor, all seven non-employee directors of Telor, and all consultants to Telor (approximately 11 people, of whom two had received option grants) were eligible to participate in the 1988 Plan. Three former consultants also held unexercised options. As of that date, options for 22,179 shares had been exercised under the 1988 Plan. Also as of that date, options to purchase a total of 12,800 shares of Telor Stock were outstanding under the 1988 Plan at exercise prices ranging from $2.50 to $12.50 per share, and with a weighted average exercise price of $7.77 per share. Of the outstanding options, options covering 9,695 shares were then exercisable at a weighted average price of $6.85 per share. The outstanding options have expiration dates ranging from August 31, 1996 to February 12, 2001. No other Stock Rights were outstanding as of January 15, 1996, and Telor does not currently expect to issue any additional Stock Rights under the 1988 Plan. The closing price of Telor Stock on April 15, 1996 was $5.75 per share, as reported on the Nasdaq National Market.

      On January 31, 1995, the Compensation Committee of the Board of Directors granted, effective February 1, 1995 to all then current employees, options to purchase shares at the closing market price of Telor Stock on January 31, 1995 ("New Options"). New Options were granted to each employee for a number of shares equal to the number subject to options held by that employee on January 31, 1995 which had a per share exercise price greater than the January 31, 1995 closing price. New Options were subject to written acceptance of certain conditions by each employee, including the forfeiture by such employee of options for a number of shares equal to the number granted under the accepted New Options. New Options for which the conditions were not accepted expired on February 17, 1995. New Options vest ratably over sixty months on the last day of each month between February 1995 and January 2000, inclusive, have a per share price of $8.75, and a term of ten years, expiring January 31, 2005. Four employees, including Dr. Neufeld, accepted New Options totaling 2,520 shares under the 1988 Plan. No New Options have been exercised. A New Option for 501 shares is outstanding, with the balance forfeited by former employees. The outstanding New Option expires on August 31, 1996.

      1993 Plan. Telor's 1993 Plan was adopted by Telor's Board of Directors on March 4, 1993, amended on March 5, 1993 and approved, as amended, by the stockholders of Telor on April 8, 1993. The 1993 Plan was also amended by the Compensation Committee on March

23, 1995, and such amendments were approved by the stockholders of Telor on May 10, 1995. The 1993 Plan provides for the grant of ISO's to purchase shares of Telor Stock to employees, and the grant of non-qualified options to purchase shares of Telor Stock to employees and directors of, and consultants to, Telor. The 1993 Plan also provides that no participant in the 1993 Plan may be granted in any calendar year options to purchase or receive more than 75,000 shares of Telor Stock pursuant to the 1993 Plan.

      The 1993 Plan also provides for the automatic grant of non-qualified options to directors who are not employees of Telor or of any of its affiliates ("Outside Directors") under a formula set forth in the plan as follows: (i) each of the six Outside Directors on the date the initial public offering of Telor Stock was consummated was granted, on such date, a non-qualified stock option to purchase 1,200 shares of Telor Stock, subject to vesting; (ii) at the annual meeting of stockholders held in May 1995 (the "1995 Annual Meeting"), each Outside Director who had been in the continued and uninterrupted service of Telor as a director for at least the six-month period ending on such date was granted a non-qualified stock option to purchase 800 shares of Telor Stock;
(iii) each Outside Director who is first elected or appointed to the Board of Directors after the date of the 1995 Annual Meeting will be granted, on the date of such election or appointment, a nonqualified stock option to purchase 1,200 shares of Telor Stock, subject to vesting; and (iv) at each annual meeting of stockholders or special meeting in lieu thereof on and after the 1995 Annual Meeting, each Outside Director who has been in the continued and uninterrupted service of Telor as a director for at least the six-month period ending on the date of such meeting shall be granted a non-qualified stock option to purchase 800 shares of Telor Stock, subject to vesting (all such options are collectively referred to as "Director Options"). Director Options are granted with an exercise price per share equal to the fair market value of a share of Telor Stock on the grant date (determined in accordance with the 1993 Plan), have a 10 year term, and, (a) in the case of options granted pursuant to (i) and (iii) above, will become exercisable in equal installments on the first three anniversaries of the grant date provided in each case that the optionee continues to serve as a director of Telor until such anniversary; (b) in the case of options granted pursuant to (ii) above, are immediately exercisable in full; and (c) in the case of options granted pursuant to (iv) above, will become immediately exercisable in full as of the date of the next annual meeting of stockholders or special meeting in lieu thereof (the "Subsequent Annual Meeting") following the meeting at which the option was granted, whether or not reelected at such meeting, provided that such director has been in continued and uninterrupted service as a director of Telor from the date of grant through the day prior to the Subsequent Annual Meeting; provided, that, in the event of a "Change of Control" (as defined in the 1993 Plan), Outside Directors shall be entitled to exercise all Director Options immediately prior to the Change of Control (but subject to consummation of such Change of Control) whether or not then vested, provided, further, however, that such acceleration of vesting and exercisability shall not occur if and to the extent that Telor's independent accountants have advised the Board of Directors that such acceleration could prohibit the accounting treatment of the transaction which is a Change of Control as a pooling under APB Opinion No. 16 (or any successor opinion) and the Board reasonably believes it is the intent of Telor to treat such transaction as a pooling. In any event, the Merger does not qualify as a Change of Control.

      The terms upon which ISO's may be granted under the 1993 Plan (namely, the minimum exercise price thereof, the maximum amount which may first become exercisable during any calendar year, and the time period within which ISO's must be exercised) are the same as those which apply to ISO's granted under the 1988 Plan. See "Stock Plans - 1988 Plan" above. The option price for ISO's must be paid in a medium permitted by Section 422 of the Code, as determined by the Compensation Committee. The exercise price per share of the shares covered by non-qualified stock options may not be less than the par value per share of Telor Stock on the grant date.

      Options granted under the 1993 Plan are exercisable in installments over the option term, in accordance with the terms of the specific stock option agreement executed in connection with the grant of such option. The Compensation Committee may, at its discretion, condition the exercise of an option for less than the then fair market value of the underlying shares on the optionee's payment of withholding taxes. Options granted under the 1993 Plan are not transferable by an optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and are exercisable during an optionee's lifetime only by such optionee or by his or her legal representative.

      Options other than Director Options granted under the 1993 Plan terminate as follows, except as otherwise provided in the applicable option agreement. In the event of termination of service for any reason other than termination "for cause" (as defined in the 1993 Plan), disability or death, options may only be exercised to the extent exercisable on the date of termination, and, in the case of ISO's, may only be exercised within three months after termination. If the optionee dies within three months of that termination, his or her survivors may exercise the option within one year after the date of the optionee's death. Moreover, only if the applicable option agreement specifically so provides, if the Board of Directors of Telor determines that the optionee engaged in conduct that would constitute "cause" after that optionee's termination, then the optionee's right to exercise any option granted under the 1993 Plan would be forfeited. If an optionee is terminated "for cause"(as defined in the 1993
Plan), his or her options will be forfeited immediately, if the applicable option agreement specifically so provides. In the event of the optionee's death or disability, options generally may be exercised by the optionee or his or her legal representative, to the extent exercisable on the date of death or disability, within up to one year after the optionee's death or disability. Notwithstanding any of the foregoing provisions of this paragraph, in no event may an option be exercised later than its originally prescribed term. The exercise period of a Director Option terminates upon the first to occur of 10 years after the grant date or 90 days after the optionee ceases to be a director of Telor (180 days if the termination is as a result of death or disability), and Director Options are exercisable only to the extent exercisable on the date of the director's cessation of service as a director.

      The 1993 Plan provides for the termination of all options granted thereunder in the event of a dissolution or liquidation of Telor, subject to the rights of optionees (or optionees' survivors) to exercise all their options immediately before such event, to the extent that the right to exercise such options has accrued as of the date immediately prior to the dissolution or liquidation. The 1993 Plan also provides that, if Telor is consolidated with or acquired by another entity, the Compensation Committee or the board of directors of any entity assuming the obligations of Telor under the 1993 Plan must either provide for continuation of the options granted under the 1993 Plan, notify the optionees that their vested options must be exercised within the specified period of time or the options will be terminated, or terminate all options in exchange for a cash payment equal to the difference between the fair market value of the shares then subject to purchase pursuant to the options and the purchase price for such shares pursuant to the options.

      The 1993 Plan is administered by the Compensation Committee. Subject to the terms of the 1993 Plan, and other than with respect to Director Options, the Compensation Committee has the authority to determine the terms and conditions upon which options may be granted under the 1993 Plan, including the individuals to whom options may be granted, the exercise price and number of shares subject to each option, the time or times during which all or a portion of an option may be exercised and certain other terms and conditions of options. Additionally, the Compensation Committee generally may accelerate the date of exercise of any option. The Compensation Committee may, at an optionee's request, convert an optionee's ISO's into nonqualified stock options. The 1993 Plan will terminate on February 16, 2003, unless previously terminated by vote of the stockholders of Telor.

      On January 31, 1995, the Compensation Committee of the Board of Directors granted, effective February 1, 1995 to all then current employees, options to purchase shares at the closing market price of Telor Stock on January 31, 1995. New Options were granted to each employee for a number of shares equal to the number subject to options held by that employee on January 31, 1995 that had a per share exercise price greater than the January 31, 1995 closing price. New Options were subject to written acceptance of certain conditions by each employee, including the forfeiture by such employee of options for a number of shares equal to the number granted under the accepted New Options. New Options for which the conditions were not accepted expired on February 17, 1995. New Options vest ratably over sixty months on the last day of each month between February 1995 and January 2000, inclusive, have a per share exercise price of $8.75, and a term of ten years, expiring January 31, 2005. Six employees, including Dr. Neufeld, accepted New Options totaling 16,406 shares under the 1993 Plan. No New Options have been exercised; New Options for 2,108 shares are outstanding, with the balance forfeited by former employees. The outstanding New Options expire on or before November 29, 1996.

      The total number of shares of Telor Stock currently authorized for issuance under the 1993 Plan is 140,000. On March 18, 1996, the Board of Directors voted to adopt and approve, subject to stockholder approval at the Special Meeting, an amendment to the 1993 Plan to increase by 105,000 shares, from 140,000 to 245,000, the aggregate number of shares of Telor Stock as to which stock options may be granted under the 1993 Plan. See "PROPOSALS FOR THE SPECIAL MEETING - Proposal 2: 1993 Plan Amendment." As of April 15, 1996, Telor's one employee, all seven non-employee directors of Telor, and all consultants to Telor (approximately 11 people, of whom nine had received option grants) were eligible to participate in the 1993 Plan. As of that date, options to purchase a total of 33,900 shares of Telor Stock were outstanding under the 1993 Plan, with exercise prices ranging from $8.75 to $81.25 per share, and with a weighted average exercise price of $27.45 per share. Of the outstanding options, options covering 19,296 shares were exercisable on that date, with a weighted average exercise price of $32.89 per share. The outstanding options have expiration dates ranging from August 31, 1996 to May 10, 2005. The closing price of Telor Stock on April 15, 1996 was $5.75 per share, as reported on the Nasdaq National Market. All employees, directors and consultants of the Surviving Corporation will be eligible to participate in the 1993 Plan.

      In 1995, options were granted, including grants to a Named Executive Officer. See "Executive Compensation - Option Grants" above.

Federal Income Tax Considerations with respect to Stock Plans

      The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of options under the 1988 Plan and 1993 Plan:

      Incentive Stock Options. An incentive stock option does not result in taxable income to the optionee or deduction to Telor at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the grant date of the option nor within one year after the date of issuance of shares to the optionee (the "ISO holding period"). However, the difference between the fair market value of the stock on the date of exercise and the option price therefor will be an item of tax preference includable in "alternative minimum taxable income." Upon disposition of the stock after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the stock. If the stock is disposed of prior to the expiration of the ISO holding period, the optionee will generally recognize taxable compensation, and Telor will generally have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the stock on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than the fair market value of the stock on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the stock.

      Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the optionee or deduction to Telor at the time of grant. The optionee will recognize taxable compensation, and Telor will generally have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the option price. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and his or her basis for determining gain or loss will be the sum of the option price paid for the stock plus the amount of compensation income recognized on exercise of the option.

      Restricted Stock. The sale of stock received on exercise of options granted under the 1988 Plan and the 1993 Plan at a profit may, in certain cases, subject certain participants to liability under Section 16(b) of the 1934 Act. In that case, the time for determining and recognizing compensation income to the participant will be postponed until the Section 16(b) restrictions are no longer applicable. However, the participant may elect within 30 days of acquiring the stock to determine and recognize compensation income as if such restrictions did not exist.

Section 16(a) Reporting Delinquencies

      Section 16(a) of the Exchange Act requires Telor's directors and executive officers, and persons who beneficially own more than 10% of Telor Stock, to file with the SEC initial reports of beneficial ownership on Forms 3, reports of changes in beneficial ownership on Forms 4 and annual statements of beneficial ownership on Forms 5 regarding their holdings and transactions in Telor Stock and other Equity Securities of Telor. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish Telor with copies of all Section 16(a) forms they file.

      To Telor's knowledge, based solely on review of the copies of such forms and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all of these filing requirements were satisfied.

      Forms 5 are not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, Telor is required to disclose the names of directors, executive officers and 10% stockholders who did not file a Form 5, unless Telor has obtained a written statement from each such director, executive officer and 10% stockholder that no filing is required. Either a copy of a Form 5 filing or a written statement that no such filing is required has been received from each director, executive officer and 10% stockholder.

Telor's Management's Discussion and Analysis of Financial Condition and Results of Operations

      Since its inception in April 1988, Telor has been engaged in research and development of products for use in ophthalmic surgery and age-related diseases of the eye.

      On August 9, 1995, Telor announced that its preliminary analysis of Phase III clinical trials of its lead product candidate, XARANO, indicated that the trials did not support continuation of the XARANO development program. Separately, Telor also announced positive results of its Phase I/II trial of a compound to reduce surgical miosis, a problem associated with cataract surgery. On August 30, 1995, Telor announced a restructuring with a workforce reduction designed to substantially reduce Telor's rate of cash use for operations. Telor also announced its intention to find and evaluate business opportunities, potentially including identifying a merger candidate, seeking corporate partners to support the clinical program for surgical miosis, or exploring a new business direction. Telor also terminated its research and development activity.

      On December 7, 1995, Telor announced the signing of a letter of intent to merge with OH+R. Subsequently, on February 23, 1996, Telor announced the signing of the Merger Agreement. Also, Telor is continuing to seek a corporate partner to support the clinical program for the development of EY-128 for the treatment of surgical miosis.

     Telor is actively seeking to obtain a sublessee or sublessees for its leased facility in Wilmington, Massachusetts, or to terminate the lease by securing a replacement lessee or lessees and has signed a nonbinding letter of intent with one potential sublessee and has a verbal understanding of intent with another potential sublessee. Telor currently anticipates that a lease with one sublessee will be signed on or about the date hereof, subject to obtaining written consent to the sublease from the landlord, with rent payments commencing 60 days after the date such consent is obtained. With respect to the second potential sublessee, negotiations are proceeding, but no estimated date of signing can be made. Further, Telor cannot predict if and when either of such leases will be concluded or that the negotiations will result in favorable terms for Telor.

      By November 30, 1995, Telor had reduced its workforce to one full-time employee. Telor's Acting Chief Executive Officer and Telor's former Chief Scientific Officer continue to serve Telor on a consulting basis.

      Telor has not derived revenues from the sale of any products or services and does not expect to derive revenues from the sale of any products or services in the absence of the Merger or sale of rights to the clinical program for surgical miosis. As of December 31, 1995, Telor's accumulated deficit was $31,067,000.

      Results of Operations

      The net loss for the years ended December 31, 1993, 1994 and 1995 was $6,801,000, $8,960,000 and $7,555,000, respectively. Excluding restructuring charges for the years ended December 31, 1994 and December 31, 1995 of $609,000 and $2,000,000, respectively, the net loss for the years ended December 31, 1993, 1994 and 1995 was $6,801,000, $8,351,000 and $5,555,000, respectively. The increase from 1993 to 1994 reflected increases in research and development expenses and the expansion of administrative staff in support of those activities. The decrease from 1994 to 1995 reflected the termination of Telor's two lead programs, TEKRON in November 1994 and XARANO in August 1995.

      Research and development expenses increased in each period from inception through the termination of the TEKRON program in November 1994, increasing from $5,501,000 in the year ended December 31, 1993 to $7,047,000 in the year ended December 31, 1994. With the termination of the TEKRON program, expenses continued at a reduced rate, declining to $3,732,000 for the year ended December 31, 1995. The increase in the year ended December 31, 1994 was due to continuing Phase III clinical trials for XARANO and the commencement of additional preclinical programs. The decrease in the year ended December 31, 1995 was due to the termination of the TEKRON program in November 1994 and the consequent restructure, and to the termination of the XARANO programs in August 1995 and the consequent restructure. Research and development expenses for 1995 were chiefly for the XARANO Phase III clinical trials.

      General and administrative expenses increased from $1,452,000 in the year ended December 31, 1993 to $1,733,000 in the year ended December 31, 1994 primarily due to expanded facility costs, professional and consulting services, and additions to personnel in business development and finance, particularly as a result of expenses associated with being a public company. In October 1994, Telor relocated to a new and larger facility in Wilmington, Massachusetts. General and administrative expenses increased to $2,206,000 in the year ended December 31, 1995 due partly to costs related to this new facility. In addition, with the curtailment of all research and development activities after the XARANO program termination, certain continuing costs formerly a part of research and development activities were classified as general and administrative.

      Marketing expenses declined from $318,000 in the year ended December 31, 1993 to $193,000 in the year ended December 31, 1994. With the termination of the TEKRON program in November 1994, Telor re-evaluated its marketing and sales strategy and terminated its marketing efforts. Telor had no marketing expenses in the year ended December 31, 1995.

      The restructuring charge for the year ended December 31, 1995 included $640,000 for severance and related costs, an allowance of $1,100,000 for the write-down of fixed assets to net realizable value, and $260,000 for anticipated costs associated with obtaining a sublessee or sublessees or replacement lessee or lessees for Telor's leased facility in Wilmington, Massachusetts. As of December 31, 1995, $356,000 of restructuring costs were included in accrued expenses, chiefly related to costs associated with the Wilmington facility. Except for leasehold improvements, substantially all of Telor's fixed assets have been sold.

      Net interest income was $470,000, $622,000 and $383,000 in the years ended December 31, 1993, 1994 and 1995, respectively. The increase in the year ended December 31, 1994 was due to higher average cash and short-term investment balances and rising rates of return. The decrease in the year ended December 31, 1995 was due to declining cash and short-term investment balances as funds were utilized for operations.

      No material trends, events or transactions have arisen since December 31, 1995, that would materially affect Telor's financial condition or results of operations.

      Liquidity and Capital Resources

      At December 31, 1995, Telor had cash, cash equivalents and short-term investments of $5,292,000, a decrease of $5,653,000 from $10,945,000 at December 31, 1994. Telor has financed its operations to date from its initial public offering receipts in May and June of 1993, prior private placements of equity securities and convertible debt securities, and investment income. From inception through December 31, 1995, Telor's paid-in capital amounted to approximately $35,653,000 consisting primarily of proceeds from these financing sources.

      There were no capital expenditures for the quarter ended December 31, 1995. For 1995, capital expenditures were $8,000 as compared to $1,119,000 in 1994 and $248,000 in 1993. Telor moved to its facility in Wilmington, Massachusetts in October 1994, accounting for both the level of expenditure in 1994 and the substantially reduced capital expenditure level after the move. The refocus of resources associated with announced restructurings in 1995 significantly reduced the level of expenditure in 1995.

      Substantial additional funds may be required to support continuing operations subsequent to completion of the Merger with OH+R. See "INFORMATION ABOUT OH+R - OH+R's Management's Discussion and Analysis of Financial Condition and Results of Operations." The availability of funds to support the Surviving Corporation's operations thereafter cannot be predicted. The Surviving Corporation may choose to continue seeking additional funds through collaborative arrangements or joint ventures or from other sources, including, as market conditions permit, equity or debt financing. It may seek to raise funds when conditions are favorable, even if it does not have an immediate need for such additional capital at such time. There can be no assurance that such funds will be available on favorable terms, if at all. Failure to obtain such funds in the future may require the Surviving Corporation to delay its plans to expand or to scale back or eliminate some or all of its future operations.

      In the absence of the Merger, Telor's capital resources and interest earned on invested capital will be sufficient to fund operations throughout 1996 and an evaluation of other alternatives.

      The foregoing discussion and analysis contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are intended to be subject to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are subject to many risks and uncertainties. Included among those risks and uncertainties are those discussed above in this section, "Telor's Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this Offering Memorandum/Proxy Statement, particularly in "RISK FACTORS." Those risks and uncertainties could cause actual results to differ materially from such statements.

                            INFORMATION ABOUT OH+R

Introduction

      OH+R develops, owns and operates multidisciplinary, outpatient healthcare centers for the prevention, treatment and management of work-related injuries and illnesses. OH+R currently operates nine centers in the Northeast: two in Rhode Island, two in Massachusetts, three in Vermont and two in Maine. OH+R's centers provide high quality patient care and a high level of service, which combined reduce workers' compensation costs for employers.

      The most effective way to reduce workers' compensation cost is to prevent injuries from occurring. OH+R's centers offer a full array of services designed to reduce the frequency and severity of work-related injuries, such as pre-placement examinations, drug testing and work-site safety programs.

      OH+R's treatment approach is based on documented proprietary clinical protocols and integrates state-of-the-art medical, rehabilitation, psychological and case management services in a "one-stop shop" focused on solving the problems of both employers and employees. Employers' costs are reduced and their workers are back on the job more quickly compared to national averages. Employees receive better care, maintain a positive attitude and have a greatly reduced probability of developing chronic problems.

      The following description of OH+R contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are intended to be subject to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Among the forward-looking statements is a statement regarding OH+R's expansion plans. These forward-looking statements are subject to many risks and uncertainties, as discussed below and elsewhere in this Offering Memorandum/Proxy Statement, particularly in "RISK FACTORS," that could cause actual results to differ materially from the statements.

Market Overview

      Work-related injuries and illnesses are a large and rapidly increasing source of lost productivity and rising costs for businesses in the United States. In 1994, workers' compensation costs in the U.S. totaled approximately $70 billion - more than double the 1985 total of $30 billion. These costs are projected to double again by the year 2000. Medical costs represent approximately 40 percent of these direct costs with the remainder being principally wage replacement (indemnity) costs. Not accounted for in these figures are the indirect costs, such as lost productivity, hiring and training, which are estimated to be three to four times the amount of direct costs. Workers' compensation costs in the Northeast were approximately $8.2 billion in 1994. Medical expenses represented approximately $3.2 billion of these costs.

      The reasons for the escalation of workers' compensation costs are complex and multifaceted:

     o    Lack of proper injury prevention and employee education programs

     o    Inappropriate management of injured employees

     o Lack of proper medical and rehabilitation systems to treat injured workers

     o Lack of physicians properly trained and specializing in work-related injuries and illnesses

     o    Disincentives   for  quality  medical   providers  to  treat  workers'
          compensation patients

     o    Lack of coordination among the employer, employee and care providers

     o    No co-payment or deductibles to encourage moderate use of medical care

     o Shifting of medical costs from group health plans to the workers' compensation system

      The rapid increase of workers' compensation costs has resulted in employers taking a more active role in preventing and managing workplace injuries. This employer involvement typically includes the establishment of safety committees, emphasis on ergonomics in the workplace, and drug testing to reduce the number of injuries; establishment of preferred provider relationships to insure prompt and appropriate treatment of work-related injuries; and, for larger employers, becoming self-insured to capture savings from their efforts to reduce and better manage injuries.

      The occupational healthcare market is highly fragmented, consisting primarily of individual or small-group practices and hospital-based programs. Greater capital requirements, the need for more sophisticated management and marketing, and changes in the competitive environment, including the formation of larger integrated networks such as OH+R's, have created increased interest in affiliating with larger, professionally managed organizations. As a result of these factors, OH+R believes that there is an opportunity to consolidate private practices and hospital programs in the Northeast.

Strategy

      OH+R's objective is to develop a comprehensive regional network of occupational healthcare centers dedicated to reducing the cost of work-related injuries through high-quality care and outstanding service.

      OH+R intends to build its network of centers through:

     o Joint ventures with and acquisitions of existing hospital occupational health departments.

     o Acquisitions of existing physical therapy and occupational medicine practices.

     o Strategic alliances with group health insurers and health maintenance organizations (HMOs).

     o    Start-up of OH+R centers in strategic locations.

Subsequent to acquisition or joint venture, new centers are converted to OH+R's operating model through implementation of OH+R's clinical protocols and operating procedures. New services are added as required to provide OH+R's full-service offering.

      OH+R's operating strategy is based upon:

     o Integration of Services - Close management and coordination of all aspects of an injured worker's care is essential to ensuring the earliest possible return to work. Management and coordination are difficult, if not impossible, when clinicians are not working within an integrated system. A "one-stop shop" significantly reduces the number of communications required for a given case and eases the coordination effort, while enhancing patient convenience.

     o    Quality  Care  and  Outstanding  Service  - For a number  of  reasons, injured workers often receive second-class care. A lack of quality care is costly to both the worker (ambiguous diagnosis, undefined and open-ended treatment plans, longer recovery time) and the employer (increased lost work days). OH+R is committed to providing outstanding service -- to patients, to employers and to third parties. From van pick-ups for injured workers to custom services addressing an employer's specific needs, OH+R attempts to deliver the level of service that is expected from companies noted for great service but not always provided by healthcare providers.

     o Outcome Tracking and Reporting - All aspects of the OH+R system are focused on achieving successful outcomes -- cost-effectively returning injured workers back to the job as quickly as possible while minimizing the risk of re-injury. Since the inception of its first center, OH+R has tracked outcome statistics. OH+R believes these extensive outcome statistics demonstrate its ability to return injured workers back to the job for costs substantially below the national average.

     o Low Cost Provider - OH+R believes that future success in virtually any segment of healthcare services will require delivery of quality care at the lowest possible price. OH+R believes it is a low cost provider and continuously is working to further reduce the cost of providing care through utilizing the lowest cost staff with the requisite skills and increasing the productivity of clinicians and administrative personnel. OH+R routinely refines and revises its documented clinical protocols and operational systems to increase efficiency and effectiveness.

     o "At Risk" Reimbursement - OH+R believes that case rates (per diagnosis), capitation (fixed fee per employee per month) and eventually outcome-based reimbursement (higher reimbursement for better outcomes, lower reimbursement for worse outcomes) will become more prevalent in workers' compensation. OH+R offers case rates, capped fee-for-service programs and other innovative pricing programs, which differentiate OH+R from its competitors. OH+R believes its outcome data and management information systems enable it to properly price and manage "at risk" reimbursement programs, enhancing OH+R's profitability while providing increased accountability for results to client employers.

Services

      OH+R provides a "one-stop shop" for the prevention, treatment and management of work-related injuries and illnesses. Centers are staffed with multidisciplinary teams, including physicians, physician assistants, psychologists, physical and occupational therapists, exercise physiologists and athletic trainers, as well as a manager, a client relations director and support personnel. Each center also establishes relationships with local specialists for the provision of needed services. Four of OH+R's centers, which were added to OH+R's network during 1995, are in the process of converting from centers that provide either rehabilitation services or medical services to OH+R's integrated operating model.

      The clinicians at OH+R's centers specialize in work-related injuries and illnesses and are trained to implement the OH+R system. The OH+R system consists of an integrated set of proprietary protocols for every aspect of injury treatment and management from the initial visit through return to work. The philosophy of the system is best summarized as a sports medicine philosophy. Over the last five years of its evolution, the OH+R system has been proven effective in reducing lost work days. The principal tenets of the OH+R system are:

     o Prevention - The least costly work-related injuries are those that never happen. OH+R offers a full range of prevention programs from on-site job analysis to back schools and vaccination programs.

     o Early, Appropriate Care - An injured worker should be evaluated as soon as possible after an injury and receive appropriate treatment. Early intervention is critical for "damage control" and to get the injured worker on the right track, physically and psychologically, for early return to work.

     o Objective Testing - In addition to identifying the minority of injured workers who are malingerers, objective testing is important for determining starting points, measuring progress and focusing treatment on physical findings and functionality rather than complaints of pain.

     o Active Rehabilitation - Early mobilization, active exercise and goal-oriented rehabilitation are most effective in restoring function.

     o Time-limited Rehabilitation - Physical and/or functional therapy provides diminishing returns after a certain amount of time, depending on the type of injury. To control cost, therapy must be stopped when a patient has reached maximum medical improvement.

      Specific services provided by OH+R include:

      Prevention

      Pre-placement Exams are recommended for all employees within job categories that traditionally have a high incidence and cost of injury. Unlike other pre-placement exams, objective testing, such as the B-200 back evaluation, is used by OH+R to assist in determining an employee's physical capabilities for proper job placement. Test results also document baseline capabilities which are useful in the event of a future injury.

      Drug and Alcohol Testing is mandated for many workers by federal regulations. In addition, employers are generally utilizing drug and alcohol testing more frequently as a tool to reduce the frequency and severity of work-related injuries.

      Annual Physicals are used as part of an overall wellness program and facilitate early detection of potentially serious health problems.

      Health Surveillance Programs are designed to meet regulatory requirements such as Department of Transportation physicals and physical examinations for railroads, airlines and the like. OSHA mandates many other programs such as respiratory physicals.

      Americans With Disabilities Act (ADA) Compliance Services assist employers in identifying essential job functions. OH+R's specially trained staff has extensive experience in determining essential job functions and assisting in the development of formal job descriptions.

      On-Site Job Analysis may be performed to assist in identifying reasonable accommodations for disabled individuals as part of ADA Compliance Services or to evaluate a job or work station for safety purposes as a preventive measure.

      Wellness and Education Programs are important to controlling and reducing workers' compensation costs. On-site education programs such as proper body mechanics, back schools or patient handling techniques may be customized to meet the needs of specific organizations.

      Medical Review Officers, in compliance with the drug testing protocols of the National Institute on Drug Abuse (NIDA), are responsible for interpreting the results of any negative or positive drug tests to explain a false-positive test result ensuring that the patient does not become a victim of a false-positive test result.

      Occupational Health Consulting assists industrial relations people to understand complex medical issues, such as AIDS, drug testing issues and the ADA.

      Travel Medicine assists companies that require employees to travel overseas and need to coordinate immunizations along with other travel-related medical needs.

      In-house or On-site Health Surveillance Programs include many services listed above but which are provided more efficiently at the employer's location.

      Treatment

      Urgent/Medical Care provides immediate access to specialized medical care for work-related injuries and illnesses. The occupational medicine physicians at OH+R centers provide timely, quality care to injured employees that is cost-effective and avoid inappropriate treatment.

      Rehabilitation Programs are utilized when appropriate and necessary to assist in the return-to-work effort. Physical therapy, hand therapy and functional therapy (job simulation) are provided to injured employees through defined programs that are goal-oriented and time-limited. OH+R employs a "sports medicine" approach to rehabilitation. As with other athletes, "industrial athletes" require early intervention, active exercise and the proper motivational atmosphere to get them "back in the game" as quickly and safely as possible.

      OH+R's   physical   therapy   approach   emphasizes    strengthening   and
reconditioning. Therapeutic exercise is the primary modality with minimal use of passive modalities such as heat and ultrasound.

      Hand therapy encompasses a variety of modalities and splinting for musculoskeletal problems of the hand and other upper extremities. In recent years, demand for hand therapy has increased due to the increase in carpal tunnel and cumulative repetitive trauma diseases.

      Job simulation activities are designed to replicate the primary physical tasks of a specific job. For injured employees who are out of work or on very light, modified duty, job simulation is provided to more precisely strengthen muscles relevant to the job, to train the employee in proper techniques to prevent re-injury and to maintain a "working" frame of mind.

      Management

      Proper management of work-related injuries is an essential part of successfully returning injured employees to productivity. OH+R's case management system consists of two distinct components:

      Case Management provides critical communications to all "key" players involved in the return-to-work effort, including the employee, employer and insurance representative.

      Care Management encompasses control and coordination of all aspects of the injured employee's care. OH+R's medical and rehabilitation team members are located in the same facility and work within an integrated system of formal, defined protocols. This approach allows superior, ongoing communication among clinician team members regarding the most appropriate treatment plan and eliminates "system delays" (i.e., time lost as patients deal with several, unrelated providers).

      Other Services

      For those injured employees who are not OH+R patients, the following services are available to assist employers in determining the proper course of action:

      Independent Medical Exams can be arranged through OH+R with an appropriate specialist to determine a worker's physical capabilities and ability to return to work if the employee is not in an OH+R treatment program.

      Fitness for Duty Exams provide an objective assessment of a previously injured employee's capability to safely return to a current or new job assignment. Exams are scheduled as quickly as possible following release from treatment by the employee's treating physician to safely return the injured employee to work.

      Functional Capacity Evaluations (FCE) provide valuable, objective data regarding an injured employee's ability to perform critical job demands. OH+R focuses on the requirements of the job and what an employee is capable of doing. Most other FCE providers use long, costly systems that have little relevance to an employee's job and focus on what the person cannot do.

Operations

      Medical and other professional services at OH+R's centers are provided through independently organized professional corporations or licensed satellite clinics that enter into management agreements with OH+R. OH+R provides a wide array of business services under these management agreements, such as providing personnel, practice and facilities management, billing and collection, accounting, tax and financial management, human resource management, risk management, marketing and information-based services such as process management and outcomes analysis. OH+R provides services under these management agreements as an independent contractor, and the medical personnel at the centers retain sole responsibility for all medical decisions.

Marketing

      OH+R markets through a direct sales force primarily to employers, but also to insurers and third-party administrators. These parties strongly influence (and in many instances direct) an injured worker's choice of provider. In addition, employers select providers for prevention services. The direct sales effort is supported by direct mail programs, selective advertising and by a strong public relations effort focused on reinforcing OH+R's position as a leader in the field.

      The client relations director (CRD) of each center directs the marketing effort. The CRD also handles client service problems, client training and the development of customized services to address unique client needs. CRDs often have some experience in healthcare, preferably as salespersons of health services or pharmaceuticals.

Expansion Plan

      OH+R's objective is to build a comprehensive regional network of centers through joint venturing, acquiring practices, entering into strategic alliances and establishing start-up centers. Because of the many factors involved in building such a network, there can be no assurance that OH+R will be successful in meeting its expansion goals. See "RISK FACTORS" and "-Important Factors Regarding Forward-Looking Statements."

      OH+R's intended principal method of expansion is entering into joint ventures with and acquiring hospital occupational health programs, which will then be converted to full-service OH+R centers. OH+R also intends to acquire private physical therapy and occupational health practices.

      The key criteria for evaluating joint ventures and acquisitions are:

      o      Market share and reputation in local markets

      o      Sources of patient flow

      o      Current philosophy of care

      o      Willingness to implement the OH+R system

      o      Range of services provided

      o      Ease of conversion/addition of services

      With respect to hospital occupational health programs, most have developed by default. Employers and injured employees have naturally looked to the local hospital for treatment of work-related injuries. In addition, as OSHA and other safety and health regulations came into existence, hospitals again were the logical (and often only) place for employers to turn for service.

      The typical hospital occupational health program was organized when a staff member was charged with coordinating services from separate departments, had a marketing brochure printed, and then attempted to attract more of this business.

      Given the unplanned development of most hospital occupational health programs and the fact that the majority of the services offered are delivered by functional departments where occupational health volume is a small percentage of services rendered, it is not surprising that these programs tend to be "second class citizens" and unable to provide the level of service to either the employer or the employee that a focused, dedicated organization can provide. This inability is a significant weakness to be exploited in the increasingly competitive healthcare arena.

      By affiliating with OH+R, hospitals benefit by:

      o   Access to OH+R's regional network of multi-location clients

      o OH+R's expertise in delivering high quality care and outstanding service which enhances a hospital's reputation with employers

      o OH+R's entrepreneurial work environment that provides incentives for performance such as bonuses and stock options

      o Off-campus facilities providing outposts in geographic market segments that can generate inpatient referrals

      o   Minimizing capital requirements

      There are approximately 1500 hospital-based occupational health programs in the United States, 300 of which are in the New England and Middle Atlantic states.

      Hospital affiliations allow OH+R to leverage the name and position of the institution within a community to ease market entry and expedite building market share. In addition, as healthcare reform proceeds, either with or without government intervention, integrated healthcare delivery systems are expected to develop around networks of hospitals. Employers will contract with these systems to provide for all the healthcare needs of their employees, including treatment of work-related injuries and illnesses. It is strategically important for OH+R to have links to these systems to be well-positioned to become the occupational health provider for a system.

      OH+R's first joint venture is a partnership with an affiliate of New England Baptist Hospital, a leading hospital in the Boston area for the treatment of musculoskeletal injuries. As part of this joint venture, OH+R currently manages two centers in the greater Boston area. OH+R is currently discussing similar arrangements with other hospitals throughout the Northeast.

      By acquiring private practices - either occupational medicine or physical therapy practices - OH+R can enter a new geographical area or consolidate its position within an existing market. Therapy practices receive referrals from local physicians which can complement OH+R's direct marketing to employers. Alternatively, occupational medicine practices have established relationships with employers to whom OH+R's more comprehensive services may be provided.

      Many group health insurers and health maintenance organizations (HMOs) are developing or attempting to develop products for the workers' compensation market. These offerings include development and management of preferred provider organizations (PPOs), claims administration services and owning and operating occupational healthcare centers similar to OH+R's.

      Health insurers are interested in occupational health and workers' compensation for several reasons:

     o Experimental "24 Hour Coverage Programs" have been authorized by several states. These programs combine general health and workers' compensation insurance in an effort to streamline the insurance and reimbursement systems and eliminate duplicate costs.

     o High quality occupational health providers have extensive experience in minimizing the impact of disabling injuries and illnesses on patients. Health insurers are increasingly interested in utilizing this expertise for non-occupational patients with injuries and illnesses requiring disability management.

     o Incremental revenues from the sale of workers' compensation products to current clients.

     o Leverage of perceived operational competencies in claims processing and provider relations.

      OH+R offers health insurers/HMOs the ability to quickly offer a state-of-the-art program for the prevention, treatment, and management of work-related injuries. For staff model HMOs or group health insurers with owned medical practices and outpatient centers, OH+R would intend to develop and operate occupational healthcare programs either in existing outpatient treatment centers or stand-alone centers. For independent practitioner associations HMOs
(IPAs), or group health insurers not owning healthcare facilities, OH+R could either establish occupational healthcare centers or develop and manage preferred provider networks which utilize OH+R's proprietary system.

      OH+R will also consider establishing start-up centers. This approach is most suitable for geographic areas proximate to existing OH+R centers and for later stages in OH+R's development when its "brand name" is more widely recognized. This approach may also be suitable where a large source of patients can be assured through arrangements with large employers and third party administrators or where competition is limited.

Competition

      Most organizations providing care for work-related injuries and illnesses are local providers or hospitals. The fundamental difference between OH+R and these providers is OH+R's focus on combining multiple disciplines to address the needs of a single market segment -- work-related injuries and illnesses. Other providers are generally organized to provide services, such as therapy, to a wide variety of market segments with differing needs regardless of the source of the injury or type of patient or injury.

      The vast majority of OH+R's competitors are local operations and typically provide only some of the services required to successfully resolve work-related injuries and illnesses. Those that do provide most of the required services (i.e., some hospitals) do not do so as part of a tightly integrated, formal care system. Injured workers tend to be a small segment of the patients seen by the individual departments involved. Department personnel tend not to have any particular training or expertise in work-related injuries and illnesses.

      At the present time, OH+R is aware of no national occupational health providers and only a few regional occupational health providers, including OccuSystems, Inc., whose activities are primarily in the South, Midwest and Mid-Atlantic states, and Atlantic Health Group, a member of Liberty Mutual Group, whose activities are in the Northeast, South and Mid-Atlantic states.

Laws and Regulations

      General

      As a participant in the healthcare industry, OH+R's operations and relationships are subject to extensive and increasing regulation by a number of governmental entities at the federal, state and local levels. OH+R is also subject to laws and regulations relating to business corporations in general. OH+R believes that its operations are in material compliance with applicable laws. Nevertheless, because of the special nature of OH+R's relationship with the professional corporations and satellite clinics, many aspects of OH+R's business operations have not been the subject of state or federal regulatory interpretation, and there can be no assurance that a review of OH+R's or the professional corporations and satellite clinics' business by courts or regulatory authorities will not result in a determination that could adversely affect the operations of OH+R or the professional corporations and satellite clinics or that the healthcare regulatory environment will not change so as to restrict OH+R's or the professional corporations and satellite clinics' existing operations or their expansion. See "RISK FACTORS."

      Workers' Compensation Legislation

      The federal government and each state in which OH+R does business administer workers' compensation programs, which require employers to cover medical expenses, lost wages and other costs resulting from work-related injuries, illnesses and disabilities. Medical costs are paid to healthcare providers through the employers' purchase of insurance from private workers' compensation carriers, participation in a state fund or by self-insurance. Changes in workers' compensation laws or regulations may create a greater or lesser demand for some or all of OH+R's services, require OH+R to develop new or modified services to meet the needs of the marketplace and compete effectively or modify the fees that OH+R may charge for its services.

      Many states are considering or have enacted legislation reforming their workers' compensation laws. These reforms generally give employers greater control over who will provide medical care to their employees and where those services will be provided, and attempt to contain medical costs associated with workers' compensation claims. Some states have implemented diagnosis-specific fee schedules that set maximum reimbursement levels for healthcare services. The federal government and certain states provide for a "reasonableness" review of medical costs paid or reimbursed by workers' compensation. When not governed by a fee schedule, OH+R adjusts its charges to the usual and customary levels authorized by the payor.

      Corporate Practice of Medicine and Other Laws

      Most states limit the practice of medicine to licensed individuals or professional organizations comprised of licensed individuals. Many states also limit the scope of business relationships between business entities such as OH+R and licensed professionals and professional corporations, particularly with respect to fee-splitting between a physician and another person or entity and non-physicians exercising control over physicians engaged in the practice of medicine.

      Laws and regulations relating to the practice of medicine, fee-splitting and similar issues vary widely from state to state, are often vague and are seldom interpreted by courts or regulatory agencies in a manner that provides guidance with respect to business operations such as those of OH+R. Although OH+R attempts to structure all of its operations so that they comply with the relevant state statutes and believes that its operations and planned activities do not violate any applicable medical practice, fee-splitting or similar law, there can be no assurance that (i) courts or governmental officials with the power to interpret or enforce these laws and regulations will not assert that OH+R or certain transactions in which it is involved are in violation of such laws and regulations and (ii) future interpretations of such laws and regulations will not require structural and organizational modifications of OH+R's business. In addition, the laws and regulations of some states could restrict expansion of OH+R's operations into those states.

      Fraud and Abuse Laws

      A federal law (the "Anti-Kickback Statute") prohibits any offer, payment, solicitation or receipt of any form of remuneration to induce or in return for the referral of Medicare or state health program patients or patient care opportunities, or in return for the purchase, lease or order of items or services that are covered by Medicare or state health programs. Violations of the statute can result in the imposition of substantial civil and criminal penalties. In addition, as of January 1, 1995, certain anti-referral provisions (the "Stark Amendments") prohibit a physician with a "financial interest" in an entity from referring a patient to that entity for the provision of certain "designated medical services" (some of which are provided by the professional corporations and satellite clinics that engage OH+R's management services).

      Most states have statutes, regulations or professional codes that restrict a physician from accepting various kinds of remuneration in exchange for making referrals. Several states are considering legislation that would prohibit referrals by a physician to an entity in which the physician has a specified financial interest.

      All of the foregoing laws are subject to modification and interpretation, have not often been interpreted by appropriate authorities in a manner directly relevant to OH+R's business and are enforced by authorities vested with broad discretion. OH+R has attempted to structure all of its operations so that they comply with all applicable federal and state anti-referral prohibitions. OH+R also continually monitors developments in this area. If these laws are interpreted in a manner contrary to OH+R's interpretation, reinterpreted or amended, or if new legislation is enacted with respect to healthcare fraud and abuse or similar issues, OH+R will seek to restructure any affected operations so as to maintain compliance with applicable law. No assurance can be given that such restructuring will be possible, or, if possible, will not adversely affect OH+R's business.

      Uncertainties Related to Changing Healthcare Environment

      Since early 1993, the healthcare industry has experienced change. Although managed care has yet to become a major factor in occupational healthcare, OH+R anticipates that managed care programs, including capitation plans, may play an increasing role in the delivery of occupational healthcare services, and competition in the occupational healthcare industry may shift from individual practitioners to specialized provider groups such as those managed by OH+R, insurance companies, health maintenance organizations ("HMOs") and other significant providers of managed care products. To facilitate OH+R's managed care strategy, OH+R is offering risk-sharing products for the workers' compensation industry that will be marketed to employers, insurers and managed care organizations. No assurance can be given that OH+R will prosper in the changing healthcare environment or that OH+R's strategy to develop managed care programs will succeed in meeting employers' and workers' occupational healthcare needs.

      Environmental

      OH+R is subject to various federal, state and local statutes and ordinances regulating the disposal of infectious waste. If any environmental regulatory agency finds OH+R's facilities to be in violation of waste laws, penalties and fines may be imposed for each day of violation, and the affected facility could be forced to cease operations. OH+R believes that its waste handling and discharge practices are in material compliance with applicable law.

Important Factors Regarding Forward-Looking Statements

      This section entitled "INFORMATION ABOUT OH+R" contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements are intended to be subject to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management's current expectations and are subject to many risks and uncertainties, which could cause actual results to differ materially from such statements. Such statements include statements regarding OH+R's objective to develop a comprehensive regional network of occupational healthcare centers providing integrated services through multi-disciplinary teams. Among the risks and uncertainties that will affect OH+R's actual results in achieving this objective are locating and identifying suitable acquisition candidates, the ability to consummate acquisitions on favorable terms, the success of such acquisitions, if completed, the costs and delays inherent in managing growth, the ability to attract and retain qualified professionals and other employees to expand and compliment OH+R's services, the availability of sufficient financing and the attractiveness of the Surviving Corporation's capital stock to finance acquisitions, strategies pursued by competitors, the restrictions imposed by government regulation, and changes in the industry resulting from changes in workers' compensation laws and regulations and in the healthcare environment generally. See also "RISK FACTORS."

Employees

      As of December 31, 1995, OH+R employed a total of 112 individuals. None of OH+R's employees are covered by collective bargaining agreements. OH+R has not experienced any work stoppages and considers its relations with its employees to be good.

Litigation

      OH+R is not a party to any material litigation and is not aware of any pending or threatened litigation that could have a material adverse effect upon its business, operating results or financial condition.

Facilities

      OH+R leases its principal offices in Hingham, Massachusetts. OH+R also leases the facilities housing its centers (other than the Waltham Center), with the lease for the Boston Center being subleased to New England Baptist Hospital, in connection with the joint venture that OH+R established with NEB Enterprises, Inc., an affiliate of the hospital.

Security Ownership of Certain Beneficial Owners and Management of OH+R

      The following table sets forth certain information regarding the beneficial ownership of OH+R's Common Stock (and of the Surviving Corporation's common stock assuming consummation of the Merger based on the assumed Share Conversion Fraction of .1413123) as of April 15, 1996 by (i) each person known by OH+R to be the beneficial owner of more than

5% of the  outstanding  OH+R Common Stock,  (ii) each current  director of OH+R,
(iii) OH+R's Chief Executive Officer, and (iv) OH+R's executive officers, and all key employees and directors as a group. The following table assumes the conversion of all outstanding shares of OH+R Preferred Stock into 4,137,843 shares of OH+R Common Stock. Except as indicated in the footnotes to this table, OH+R believes that the persons named in this table have sole voting and investment power with respect to the shares of OH+R Common Stock indicated:


                                                   Before the Merger                            After the Merger
Name and Address**  of                             -----------------                            ----------------
Directors, Named Executive Officers  Shares Beneficially  Percentage Beneficially  Shares Beneficially  Percentage Beneficially
and Certain Principal Stockholders       Owned (1)               Owned(1)(2)            Owned(1)(3)           Owned (1)(3)
- -----------------------------------  -------------------  -----------------------  -------------------  -----------------------

Prince Venture Partners III, L.P.(4)       2,366,667                49.2                  399,375                  27.2
      10 South Wacker Drive
      Chicago, IL  60606

The Venture Capital Fund                     816,667                17.0                  115,405                   7.9
      of New England, III, L.P.(5)
      160 Federal Street
      23rd Floor
      Boston, MA  02110

BancBoston Ventures, Inc.                    816,667                17.0                  115,405                   7.9
      100 Federal Street
      Boston, MA  02110

John C. Garbarino(6)                         607,408                12.1                   85,833                   5.7
      175 Derby Street, Suite 36
      Hingham, MA  02043

Kevin J. Dougherty(7)                        816,667                17.0                  115,405                   7.9

Angus M. Duthie(8)                         2,366,667                49.2                  399,375                  27.2

Paul D. Paganucci(9)                          36,000                   *                    5,087                     *

All directors, the executive officers and
 key employees as a group (8 persons)(10)  4,049,002                78.7                  572,170                  37.8(10)


 *   Less than 1%.

** Addresses are given only for beneficial owners of more than 5% of the outstanding OH+R Common Stock.

(1) The numbers and percentages include shares of OH+R Common Stock issuable upon exercise of certain outstanding options, as described in the footnotes below.

(2) Percentage of ownership is based on 4,812,448 shares of OH+R Common Stock outstanding on April 15, 1996.

(3) Ownership after the Merger is based on the number of shares of Telor Stock to be beneficially owned upon consummation of the Merger, an estimated Share Conversion Fraction of 0.1413123 and 1,466,250 shares of Telor Stock outstanding.

(4) Angus M. Duthie, a director of OH+R, is a General Partner of Prince Ventures, L.P., the General Partner of Prince Venture Partners III, L.P. See Note 8. James W. Fordyce, Mark J. Gabrielson and Gregory F. Zaic are also General Partners of Prince Ventures, L.P. The General Partners of Prince Ventures, L.P. share voting and investment power with respect to the shares held by Prince Venture Partners III, L.P. and may be deemed to be the beneficial owners of such shares. Each of the General Partners of Prince Ventures, L.P. disclaims beneficial ownership of the shares held by Prince Venture Partners III, L.P. The shares beneficially owned after the Merger include ownership of 64,936 shares of Telor Stock owned by Prince Venture Partners III, L.P. prior to the Merger.

(5) Kevin J. Dougherty, a director of OH+R, is a General Partner of FH&Co. III, L.P., the General Partner of The Venture Capital Fund of New England III, L.P. See Note 7. Richard A. Farrell, Harry J. Healer, Jr. and William C. Mills III are also General Partners of FH&Co. III, L.P. The General Partners of FH&Co. III, L.P. share voting and investment power with respect to the shares held by The Venture Capital Fund of New England III, L.P. and may be deemed to be the beneficial owners of such shares. Each of the General Partners of FH&Co. III, L.P. disclaims beneficial ownership of the shares held by The Venture Capital Fund of New England III, L.P.

(6) Consists of 414,815 shares held by Mr. Garbarino, currently exercisable options to purchase 92,593 shares of OH+R Common Stock and options to purchase 100,000 shares of OH+R Common Stock exercisable immediately prior to the consummation of the Merger.

(7) Consists of 816,667 shares held by The Venture Capital Fund of New England III, L.P. Mr. Dougherty is a General Partner of FH&Co. III, L.P., the General Partner of The Venture Capital Fund of New England III, L.P. Mr. Dougherty shares voting and investment power with respect to the shares held by The Venture Capital Fund of New England III, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Dougherty disclaims any beneficial ownership in the shares held by The Venture Capital Fund of New England III, L.P. See Note 5.

(8) Consists of 2,366,667 shares held by Prince Venture Partners III, L.P. Mr. Duthie is a General Partner of Prince Ventures, L.P., the General Partner of Prince Venture Partners III, L.P. Mr. Duthie shares voting and investment power with respect to the shares held by Prince Venture Partners III, L.P. Mr. Duthie disclaims any beneficial ownership in the shares held by Prince Venture Partners III, L.P. See Note 4.

(9) Consists of currently exercisable options to purchase 36,000 shares of OH+R Common Stock.

(10) Includes an aggregate of 3,183,334 shares with respect to which certain directors share voting and investment power, but as to which such persons disclaim beneficial ownership. Also, includes currently exercisable options to purchase 182,333 shares of OH+R Common Stock and options to purchase 150,000 shares of OH+R Common Stock exercisable immediately prior to the consummation of the Merger. The shares beneficially owned after the Merger include ownership by Prince Venture Partners III, L.P. of 64,936 shares of Telor Stock prior to the Merger and ownership of shares of Telor Stock by all executive officers and directors of OH+R, notwithstanding that some of such individuals will not be directors and/or executive officers of the Surviving Corporation. See Notes 7 and 8.

Executive Officers, Key Employees and Directors

      The names of the executive officers, key employees and directors of OH+R, and certain information about them as of April 15, 1996, are set forth below.

Name                         Age        Position with OH+R
- ----                         ---        ------------------

John C. Garbarino            43         President, Chief Executive Officer,
                                        Treasurer and Director

Joseph J. Travia, Jr.        44         Senior Vice President, Operations

Lynne M. Rosen               34         Vice President, Operations and Secretary

Victoria S. Robinson         39         Vice President, Business Development

Kathryn G. Converse          45         Controller

Kevin J. Dougherty           49         Director

Angus M. Duthie              56         Director

Paul D. Paganucci            64         Director


      John C. Garbarino, a founder of OH+R, has been its President and Chief Executive Officer since its formation in July 1992. From February 1991 through June 1992, Mr. Garbarino served as President and Chief Executive Officer of Occupational Orthopaedic Systems, Inc., a management company that operated
Occupational Orthopaedic Center, Inc., a company which was the initial acquisition of OH+R. From 1985 to January 1991, Mr. Garbarino was associated in various capacities with Foster Management Company ("Foster"), a private investment company specializing in developing businesses to consolidate fragmented industries. In his association with Foster, Mr. Garbarino was a general partner and consultant and held various senior executive positions (including Chief Executive Officer, Chief Operating Officer and Chief Financial Officer) in Chartwell Group Ltd., a Foster portfolio company organized to consolidate through acquisitions the highly fragmented premium priced segment of the interior furnishings industry. Previously, Mr. Garbarino participated in the venture capital industry as a founder and general partner of Fairfield Venture Partners, L.P. and as vice president and treasurer of Business Development Services, Inc., a venture capital subsidiary of General Electric Company. Mr. Garbarino is a C.P.A. and previously worked at Ernst & Whinney (a predecessor to Ernst & Young). Mr. Garbarino received his M.B.A. with honors from The Amos Tuck School of Business Administration of Dartmouth College and his B.S. in accounting, magna cum laude, from Boston College.

     Joseph J. Travia, Jr. joined OH+R as Senior Vice President, Operations in March 1996. From April 1991 to January 1996, Mr. Travia was Senior Vice
President, Operations of Apogee, Inc., a national behavioral health care company. He also served as a director of

Apogee, Inc. from December 1991 to December 1994. From May 1990 to March 1991, he acted as a consultant to third party administrators, insurance carriers, and marketers involved in the health care industry. From 1978 to 1990, Mr. Travia was with the Arthur D. Little, Inc. family of companies. He was President and Chief Executive Officer of Arthur D. Little's national third party administrator subsidiary from 1984 through 1990, and from 1981 to 1984, was Vice President and Chief Financial Officer of an Arthur D. Little company which provided services to the health care industry through consulting and the design, development and implementation of health care systems. Mr. Travia holds an M.B.A. in finance from Babson College and a B.S. in management from Boston College. Mr. Travia is a past President and former director of the Insurance Institute and is also a member of the American Institute of Certified Public Accountants.

     Lynne M. Rosen, a founder of OH+R, has been its Vice President, Operations since its formation in July 1992. From April 1988 through June 1992, Ms. Rosen held various positions with the Occupational Orthopaedic Center, Inc., including general manager. Ms. Rosen was an athletic trainer at the University of Pennsylvania Sports Medicine Center from 1986 to March 1988 and at the University of Rhode Island from 1985 to 1986. She has published several papers and made a number of presentations in the area of orthopedic rehabilitation. Ms. Rosen received her M.S. in exercise physiology from the University of Rhode Island and her B.S. in physical education from Lock Haven State College.

     Victoria S. Robinson joined OH+R in September 1994 as Vice President, Sales and Marketing and was appointed Vice President, Business Development in November 1995. From 1991 to August 1994, Ms. Robinson was Director of Marketing and Operations for Cytyc Corporation, an early-stage biotechnology company. Ms. Robinson held various sales and marketing positions with IBM Corporation from 1980 to 1989. Ms. Robinson received her M.B.A. from the Harvard Graduate School of Business Administration and her B.S. in physical education and biology from the University of Texas.

     Kathryn G. Converse joined OH+R as Controller in July 1992. From 1989 to July 1992, Ms. Converse was Regional Manager of Finance for Medical West Community Health Center, Inc., a health maintenance organization wholly-owned by Blue Cross and Blue Shield of Massachusetts, Inc. She was a Site Financial Manager for a Medical West staff model health center from 1986 to 1989. From 1979 to 1986, Ms. Converse was in public accounting. She received her M.B.A. from Bryant College and her B.S. in accounting from the University of Rhode Island.

     Kevin J. Dougherty has served as a director of OH+R since July 1993. Mr. Dougherty is currently a General Partner of The Venture Capital Fund of New England, a venture capital firm he joined in April 1986. Previously he participated in the venture capital industry as Vice President of 3i Capital Corporation from 1985 to 1986, and as Vice President of Massachusetts Capital Resource Company from 1981 to 1985. Prior to that, Mr. Dougherty served as a commercial banker at Bankers Trust Company and The First National Bank of Boston.

     Angus M. Duthie has served as a director of OH+R since June 1992. Mr. Duthie is currently a General Partner of Prince Ventures, L.P., a venture capital firm he co-founded in 1978. Mr. Duthie has over 28 years of experience involving portfolio management. He currently serves on the board of directors of KENETECH, Inc.

     Paul D. Paganucci has served as a director of OH+R since May 1993. Mr. Paganucci is currently Chairman of the Board of Directors of Ledyard National Bank which he co-founded in 1991 and is Vice President and Treasurer Emeritus of Dartmouth College. From 1986 to 1991, he served in various executive capacities at W.R. Grace & Co., including Chairman of the Executive Committee from 1989 to 1991, Vice Chairman from 1986 to 1989 and Executive Vice President in 1986. Prior to that, Mr. Paganucci was Vice President and Treasurer of Dartmouth College. Mr. Paganucci is currently a director of the Grace Institute, Allmerica Securities Trust, HRE Properties, Inc. and Filene's Basement, Inc. and a trustee of Colby College and the Sherman Fairchild Foundation.

OH+R's Management's Discussion and Analysis of Financial Condition and Results of Operations

      Overview.

      OH+R was organized in 1992 to develop a network of outpatient centers throughout the Northeast. OH+R derives patient service revenue primarily from the prevention, treatment and management of work-related injuries and illnesses. In the years ended December 31, 1993, 1994, and 1995, total revenues were approximately $1,738,000, $2,692,000, and $6,024,000, respectively.

      OH+R's  operations  have been funded  primarily  through  venture  capital
investments.   OH+R's  growth  has  resulted  primarily  from  acquisitions  and development of businesses principally engaged in occupational healthcare.

      The following table sets forth, for the periods indicated, the relative percentages which certain items in OH+R's consolidated statements of operation bear to total revenue.

                                                  Year Ended December 31,
                                              -----------------------------
                                               1993        1994        1995
                                               ----        ----        ----

Total revenue.............................    100.0%      100.0%      100.0%

Operating and administrative expenses.....   (175.1)     (143.6)     (127.8)

Depreciation and amortization.............    (12.7)       (8.2)       (6.0)

Interest expense..........................     (3.2)       (2.0)       (1.6)

Interest income...........................      2.5         1.4         0.6

Minority interest in net loss of subsidiary.     --          --         5.3

Loss before income taxes..................    (88.5)      (52.4)      (29.5)

Deferred income tax benefit...............      1.9          --          --
                                             -------     -------     -------
Net loss..................................    (86.6)%     (52.4)%     (29.5)%
                                             =======     =======     =======

      Years Ended December 31, 1995, 1994 and 1993

      Revenue. Total revenue increased 123.8% to $6,024,000 in 1995 from $2,692,000 in 1994, and increased 54.9% in 1994 from $1,738,000 in 1993. Of the
$3,332,000 increase from 1994 to 1995, $1,159,000 resulted from practices acquired and developed in 1994, $1,776,000 resulted from practices acquired in 1995, $293,000 resulted from increased business in markets where OH+R operated centers during the entire months of both years and $104,000 resulted from increases in management agreements to operate outpatient healthcare centers. Of the $954,000 increase from 1993 to 1994, $539,000 resulted from a center developed in 1993, $142,000 resulted from practices acquired and developed in 1994 and $273,000 resulted from increased business in markets where OH+R operated centers during the entire months of both years.

      Operating and Administrative expenses. Operating and administrative expenses increased 99.2% to $7,698,000 in 1995 from $3,865,000 in 1994 and increased 27.0% in 1994 from $3,043,000 in 1993. These increases were principally due to the acquisition and development of additional practices and the increase of OH+R's corporate staff to the level necessary for the management of the growing business. As a percentage of total revenue, operating and administrative expenses decreased from 175.1% in 1993 to 143.6% in 1994 and to 127.8% in 1995. OH+R believes that as the additional contemplated acquisitions are completed following the Merger, if approved, further leveraging of existing management will occur and, as a result, operating and administrative expenses will further decline as a percentage of total revenue.

      Depreciation and Amortization. Depreciation and amortization expense increased 64.4% to $365,000 in 1995 from $222,000 in 1994 and 1.0% in 1994 from
$220,000 in 1993. These increases were incurred primarily as a result of OH+R's additional growth through center development and acquisitions.

      Interest Expense. Interest expense increased 83.0% to $97,000 in 1995 from $53,000 in 1994 and decreased in 1994 by 5.4% from $56,000 in 1993. The increase from 1994 to 1995 was due to the incurrence of certain debt as consideration for several acquisitions. Additionally, in 1995, OH+R sold certain medical receivables to provide operating cash and to pay down certain term loans and notes payable. The decrease from 1993 to 1994 resulted from the retirement of certain long-term debt assumed in connection with a practice acquired in 1992. As a percentage of total revenue, interest expense was 1.6% in 1995, 2.0% in 1994, and 3.2% in 1993.

      Interest Income. Interest income is generated primarily from cash invested in highly liquid funds with a maturity of three months or less. Interest income remained unchanged in 1995 and decreased 11.6% to $38,000 in 1994 from $43,000 in 1993. The decrease in interest income from 1993 to 1994 resulted from a net use of approximately $436,000 in cash during 1994.

      Minority Interest. Minority interest represents NEB Enterprises, Inc.'s 49% share of the losses incurred by NEB Occupational Health from April 1, 1995 (inception) through December 31, 1995.

      Events Since December 31, 1995. No material trends, events or transactions have arisen since December 31, 1995, that would materially affect OH+R's financial condition or results of operations.

      Liquidity and Capital Resources

      Since inception, OH+R's funding requirements have been met through a combination of issuances of capital stock, long-term debt and other commitments, the utilization of capital leases and loans to finance equipment purchases, the sale of certain accounts receivable and the sale of a minority interest in NEB Occupational Health. Net proceeds from the sale of OH+R Preferred Stock and OH+R Common Stock have totalled approximately $5.5 million. In addition, OH+R has received approximately $1.4 million in debt and other long-term commitments. During 1995, OH+R received approximately $1.8 million from the sale of certain accounts receivable.

      Net cash used in operating activities by OH+R was approximately $795,000, $1,232,000, and $1,403,000 in 1995, 1994 and 1993, respectively. The principal use of cash was to fund OH+R's operating losses in its early stage of development. These operating losses were offset by non-cash expenses, such as depreciation and amortization and by fluctuations in working capital during those periods. Working capital fluctuations have been primarily from increases in accounts receivable and other current assets offset by increases in accounts payable and accrued expenses.

      OH+R's investing activities included capital expenditures of $162,000, $73,000 and $234,000 in 1995, 1994 and 1993, respectively. Other investing activities included cash paid for acquisitions of $336,000 and $41,000 in 1995 and 1994, respectively. Since inception, OH+R has received equipment financing of approximately $421,000 through capital leases. Payments on capital lease obligations were approximately $101,000, $48,000, and $49,000 in 1995, 1994 and 1993, respectively. OH+R also received a partnership capital contribution of cash in the amount of $196,000 from NEB Enterprises, Inc.

      OH+R expects that its principal use of funds in the near future will be in connection with acquisitions, working capital requirements, debt repayments and purchases of property and equipment. OH+R expects that Telor's cash balances (assuming the Merger is consummated), cash generated from operations, available lines of credit and sales of certain accounts receivable will be adequate to satisfy OH+R's cash requirements through 1996. However, OH+R believes the level of financial resources available to it is an important competitive factor and may seek additional financing prior to the end of that period. OH+R considers raising additional capital on an on-going basis as market factors and its needs suggest. In addition, if the Merger is not consummated in a timely fashion, OH+R will need to obtain other sources of funds to finance on-going operations and its expansion plans.

      The foregoing discussion and analysis contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are intended to be subject to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are subject to many risks and uncertainties. Included among those risks and uncertainties are those discussed above and elsewhere in this Offering Memorandum/Proxy Statement, particularly in "RISK FACTORS" and "INFORMATION ABOUT OH+R - Important Information Regarding Forward-Looking Information." Those risks and uncertainties could cause actual results to differ materially from the statements.

                     DESCRIPTION OF CAPITAL STOCK OF TELOR

Common Stock

      Telor. Telor's Certificate of Incorporation currently authorizes the issuance of 25,000,000 shares of common stock, par value $.001 per share. As of April 15, 1996, there were 786,192 shares of Telor Stock issued and outstanding and no shares held in the corporate treasury. In addition, there were outstanding options under Telor's stock option plans to purchase an additional 46,700 shares of Telor Stock, and 119,574 shares of Telor Stock were reserved for future option grants under such plans. Upon effectiveness of the Merger, the number of shares of Telor Stock reserved for future option grants under the 1988 Plan will be reduced by 16,099. If Proposal 2 is adopted, the number of shares issuable under the 1993 Plan will be increased by 105,000 and if Proposal 3 is adopted, Telor's Certificate of Incorporation will authorize the issuance of 10,000,000 shares of Common Stock, par value $.001 per share, a decrease of 15,000,000 shares.

      Subject to the rights of holders of preferred stock, holders of Telor Stock are entitled to participate equally in dividends, when and as declared by the Board of Directors, out of funds legally available therefor and, in the event of liquidation or distribution of assets of Telor, are entitled to share ratably in such assets remaining after payment of liabilities. Telor stockholders are entitled to one vote per share. Holders of Telor Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions with respect to such stock. The outstanding shares of Telor Stock are fully paid and nonassessable.

Business Combination Provision

      Telor's Certificate of Incorporation restricts "business combinations" with "interested stockholders," as such terms are described in Telor's Certificate of Incorporation (the "Business Combination Provision"). The Business Combination Provision provides that business combinations with interested stockholders (without regard to the length of time a stockholder has been an interested stockholder) may not be consummated without the vote of holders of 70% of all outstanding shares of Telor voting stock entitled to vote in the election of directors, voting together as one class. A "business combination" for purposes of the application of the Business Combination Provision includes (i) a merger or consolidation, (ii) the sale or other disposition of 10% or more of the fair market value of Telor's assets, (iii) the issuance of stock having a value in excess of 10% of the fair market value of the outstanding shares of Telor voting stock entitled to vote in the election of directors, (iv) the adoption of a plan of liquidation or dissolution proposed by or on behalf of an interested stockholder and (v) any reclassification or recapitalization which increases the proportionate shareholdings of an interested stockholder (except certain immaterial changes). An "interested stockholder" for purposes of the application of the Business Combination Provision includes any person or entity who is (or who is an affiliate of Telor and during the prior two years was) the beneficial owner of more than 15% of the voting stock of Telor.

      The provisions of the Telor's Certificate of Incorporation described in the preceding paragraph may be amended or repealed only by the affirmative vote of 70% of the shares entitled to vote thereon.

      The effect of the foregoing provisions is to make it more difficult for a person, entity or group to effect a change in control of Telor through the acquisition of a large block of Telor's voting stock, or to effect a merger or other acquisition that is not approved by a majority of Telor's directors who were serving in office prior to the acquisition by the other person, entity or group of 5% or more of Telor's stock (or who subsequently became directors with the approval of such directors) and who are not affiliated with such person, entity or group.

Section 203 of the DGCL

      Telor is subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). That section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares held by directors, officers and certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 662/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined to include any person, and the affiliates and associates of such person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies or others interested in acquiring Telor to negotiate in advance with the Telor Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the acquiror becoming an interested stockholder.

Preferred Stock

      Telor's Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $.001 per share (the "Telor Preferred Stock"). The Board of Directors has the authority to issue the Telor Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions, including the dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series, without any further vote or action by the stockholders. Issuance of shares of Telor Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of Telor. Any such issuance could also adversely affect the voting power of the holders of Telor Stock. The Board of Directors of Telor has no current intention of issuing any shares of Telor Preferred Stock. However, if the Merger is consummated, shares of Preferred Stock would likely be issued in connection with the expansion plans of the Surviving Corporation.

Transfer Agent

      The transfer agent and registrar for the Telor Stock is State Street Bank and Trust Company.

              COMPARISON OF RIGHTS OF TELOR AND OH+R STOCKHOLDERS

      Both Telor and OH+R are incorporated in Delaware. Therefore, holders of OH+R Common Stock and OH+R Preferred Stock will continue to have their rights and obligations as stockholders of Telor after the Merger governed by Delaware law. Set forth below is a summary comparison of the rights of a Telor stockholder under Telor's Certificate of Incorporation and Telor's Restated By-laws (the "Telor By-laws"), on the one hand, and the rights of an OH+R stockholder under OH+R's Certificate of Incorporation (the "OH+R Certificate") and By-laws (the "OH+R By-laws"), on the other hand. The information set forth below is qualified in its entirety by reference to Telor's Certificate of Incorporation, the Telor By-laws, the OH+R Certificate and the OH+R By-laws.

Classes and Series of Capital Stock

      Telor. Telor's Certificate of Incorporation currently authorizes the issuance of up to 30,000,000 shares of capital stock, of which 25,000,000 shares are designated common stock, par value $.001 per share, and 5,000,000 shares are designated preferred stock, par value $.001 per share. As of April 15, 1996, there were 786,192 shares of Telor Stock issued and outstanding and no shares held in the corporate treasury. In addition, there were outstanding options under Telor's stock option plans to purchase an additional 46,700 shares of Telor Stock, and 133,361 shares of Telor Stock are reserved for future option grants under such plans. Upon effectiveness of the Merger, the number of shares of Telor Stock reserved for future option grants under the 1988 Plan will be reduced by 16,099. If Proposal 2 is adopted, the number of shares issuable under the 1993 Plan will be increased by 105,000 and if Proposal 3 is adopted, Telor's Certificate of Incorporation will authorize the issuance of 10,000,000 shares of Common Stock and 5,000,000 shares of Telor Preferred Stock. The Board of Directors of Telor has the authority to issue the Telor Preferred Stock in one or more series, and to fix the designation, powers, preferences, rights, qualifications, limitations or restrictions of each such series, without any further vote or action by its stockholders. As of April 15, 1996, there were no shares of Telor Preferred Stock issued and outstanding, and the Board of Directors of Telor has no present intention of issuing shares of Telor Preferred Stock. However, if the Merger is consummated, shares of Preferred Stock would likely be issued in connection with the expansion plans of the Surviving Corporation.

      OH+R. OH+R is authorized by the OH+R Certificate to issue up to 8,000,000 shares of common stock, par value $.01 per share (the "OH+R Common Stock"), 1,600,000 shares of Series 1 preferred stock, par value $.01 per share, and 3,000,000 shares of Series 2 preferred stock, par value $.01 per share. The Series 1 preferred stock and the Series 2 preferred stock are referred to as the "OH+R Preferred Stock." As of April 15, 1996, there were 674,605 shares of OH+R Common Stock issued and outstanding, 1,600,000 shares of Series 1 preferred stock issued and outstanding, 2,537,843 shares of Series 2 preferred stock issued and outstanding and no shares held in the corporate treasury. In addition, there were outstanding options under OH+R's stock plan to purchase an additional 844,963 shares of OH+R Common Stock, and 23,238 shares of OH+R Common Stock are reserved for future option grants under such plan.

Size and Election of the Board of Directors

      Telor. Telor's Certificate of Incorporation and the Telor By-laws provide that the size of the Telor Board of Directors shall be fixed from time to time by the directors then in office. Telor's Board of Directors is classified into three classes. Each director is elected for a three year term, with one class of directors being elected at each annual meeting of stockholders. Directors of Telor are elected by a plurality of votes cast at the annual meeting of stockholders. Vacancies on the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors are filled by a majority vote of the directors then in office. Before the Effective Time of the Merger, certain holders of Telor Stock and certain of the OH+R Securityholders shall have entered into a written agreement to elect certain specified individuals to the Board of Directors of the Surviving Corporation at the 1996 annual meeting of the stockholders.

      OH+R. OH+R's By-laws provide that the size of the OH+R Board of Directors shall be fixed from time to time by resolutions of either the Board of Directors or the stockholders in accordance with applicable law (each being subject to any subsequent resolutions of either of them). Each director shall hold office until the director's successor has been duly elected and qualified or until the director's earlier death, resignation or removal. Directors of OH+R are elected by a plurality of votes cast at the meeting for the election of directors. Vacancies on the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors are filled by a majority vote of the directors then in office. OH+R currently has agreements in effect pursuant to which the number of directors shall not exceed five and the stockholders have agreed to vote in favor of certain director designees. These agreements would be terminated as part of the Merger.

Removal of Directors

      Telor. Telor's Certificate of Incorporation provides that directors may be removed, with or without cause, by the affirmative vote of the holders of at least 70% of the voting power of the then outstanding shares of capital stock of Telor, voting together as a single class.

      OH+R. OH+R's By-laws provide that directors may be removed from office with or without cause at any meeting of stockholders duly called, by the affirmative vote of a majority of the shares present in person or represented by proxy.

Other Voting Rights

      Telor. Telor's Certificate of Incorporation authorizes Telor to issue both Telor Stock and Telor Preferred Stock. Telor has no classes or series of capital stock issued or outstanding other than Telor Stock. Each Telor stockholder holding shares of Telor Stock entitled to be voted on any matter, including the election of directors, shall have one vote on each matter submitted to a vote at a meeting of stockholders for each share of Telor Stock held by such stockholder as of the record date for such meeting. Except as specifically provided otherwise by law or by Telor's Certificate of Incorporation or the Telor By-laws, the vote of the holders of a majority of the shares of capital stock present or represented and entitled to vote is required for the approval of any matter at a meeting of Telor stockholders. The affirmative vote of holders of at least 70% of the outstanding voting stock of Telor is required to amend or repeal the Telor By-laws and certain provisions of Telor's Certificate of Incorporation, to approve certain "business combinations" (as described below) and to reduce the number of authorized shares of Telor Stock and Telor Preferred Stock.

      OH+R. OH+R's By-laws provide that unless otherwise provided in the OH+R Certificate or required by law, each OH+R stockholder shall be entitled to one vote for each share of capital stock held by such stockholder which is registered in such stockholder's name on the record date for the meeting. Pursuant to OH+R's Certificate, each share of OH+R Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of OH+R Common Stock into which each share of OH+R Preferred Stock is then convertible, and each such holder shall be entitled to vote on all matters as to which holders of OH+R's Common Stock shall be entitled to vote, voting together with the holders of the OH+R Common Stock as one class. In all cases where the holders of OH+R Preferred Stock have the right to vote separately as a class, in addition to the voting rights described above, all such holders shall be entitled to one vote for each share held by them. Unless otherwise provided in the OH+R Certificate, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise provided in OH+R's Certificate or by law, in all other matters, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the OH+R stockholders. Voting, including voting for the election of directors, need not be by written ballot. OH+R's Certificate requires the affirmative consent or approval of the holders of shares representing at least two-thirds of the voting power of the OH+R Preferred Stock then outstanding, acting separately as a class, to approve certain fundamental changes, including the declaration or payment of dividends, certain redemptions of stock, changes to the OH+R Certificate adversely affecting the Preferred Stock, mergers, consolidations or sales of all or substantially all of OH+R's assets and dissolution of OH+R.

Dividends

      Telor. Telor's Certificate of Incorporation grants the Board of Directors the power to distribute to holders of Telor Stock, without a vote of the stockholders, dividends, whether payable in cash, property or securities of Telor, out of funds lawfully available therefor. If the Board of Directors were to designate a series of Telor Preferred Stock, the holders of such Telor Preferred Stock could be entitled to dividend payments preferential to holders of Telor Stock.

      OH+R. Pursuant to OH+R's Certificate, holders of OH+R Common Stock shall be entitled to dividends ratably with all other shares of OH+R Common Stock outstanding when, if and as such dividends are declared and paid by the Board od Directors, subject to the prior dividend rights of the OH+R Preferred Stock. OH+R's Certificate requires the affirmative consent or approval of the holders of shares representing at least two-thirds of the voting power of the OH+R Preferred Stock then outstanding, acting separately as a class, to approve the declaration or payment of dividends with respect to the OH+R Common Stock. The OH+R Preferred Stock is entitled to cumulative dividends, as more particularly described in the financial statements of OH+R included elsewhere in this Offering Memorandum/Proxy Statement.

Conversion and Dissolution

      Telor. Telor's Certificate of Incorporation authorizes 5,000,000 shares of Telor Preferred Stock, and provides that such shares may have such voting powers, preferences and other special rights (including, without limitation, the right to convert the shares of such Telor Preferred Stock into shares of Telor Stock) as shall be stated in a Certificate of Designation or resolutions providing for the issuance of Telor Preferred Stock. If the Board of Directors were to designate such a series of Telor Preferred Stock, such Telor Preferred Stock could be entitled to preferential payments in the event of a liquidation, dissolution or winding up of Telor.

      OH+R. The OH+R Preferred Stock is convertible into OH+R Common Stock on a one-for-one basis, subject to certain anti-dilution provisions. The OH+R Preferred Stock is entitled to preferential payments in the event of a liquidation, distribution of assets, dissolution or winding up of OH+R, as more particularly described in the financial statements of OH+R included elsewhere in this Offering Memorandum/Proxy Statement.

Business Combination Provision

      Telor. Telor's Certificate of Incorporation contains the Business Combination Provision. The Business Combination Provision provides that "business combinations" with "interested stockholders" (without regard to the length of time a stockholder has been an interested stockholder) may not be consummated without the vote of holders of 70% of all outstanding shares of
Telor voting stock entitled to vote in the election of directors, voting together as one class. A "business combination" for purposes of the application of the Business Combination Provision includes (i) a merger or consolidation,
(ii) the sale or other disposition of 10% or more of the fair market value of Telor's assets, (iii) the issuance of stock having a value in excess of 10% of the fair market value of the outstanding shares of Telor voting stock entitled to vote in the election of directors, (iv) the adoption of a plan of liquidation or dissolution proposed by or on behalf of an interested stockholder and (v) any reclassification or recapitalization which increases the proportionate shareholdings of an interested stockholder (except certain immaterial changes). An "interested stockholder" for purposes of the application of the Business Combination Provision includes any person or entity who is (or who is an affiliate of Telor and during the prior two years was) the beneficial owner of more than 15% of the voting stock of Telor. See "DESCRIPTION OF CAPITAL STOCK OF TELOR Business Combination Provision."

      OH+R. The OH+R Certificate contains no provisions similar to the "business combination" provisions of Telor's Certificate of Incorporation set forth above.

Amendment of the Certificate of Incorporation

      Under Delaware law, unless its certificate of incorporation or by-laws otherwise provide, amendments of a corporation's certificate of incorporation generally require the approval of holders of a majority of the outstanding stock entitled to vote thereon, and if such amendment would increase or decrease the authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, the approval of a majority of the outstanding shares of such class or series.

      Telor. Telor's Certificate of Incorporation requires approval of holders of at least 70% of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class: (i) to reduce or eliminate the number of authorized shares of Telor Stock or the number of authorized shares of Telor Preferred Stock and (ii) to amend or repeal, or adopt any provision inconsistent with, the following provisions of Telor's Certificate of Incorporation: Section C of Article FOURTH (regarding the Telor Preferred Stock), Article FIFTH (regarding the management of the business and the conduct of the affairs of Telor, including the calling of special meetings by the stockholders), Article SIXTH (regarding the election and removal of directors), Article SEVENTH (regarding the adoption, amendment or repeal of the Telor Bylaws), Article EIGHTH (regarding the "business combination" provision), Article NINTH (regarding indemnification of directors), Article TENTH (regarding the liability of directors) and Article ELEVENTH (regarding the amendment or repeal of provisions of Telor's Certificate of Incorporation).

      OH+R. OH+R's Certificate requires the affirmative consent or approval of the holders of shares representing at least two-thirds of the voting power of the OH+R Preferred Stock then outstanding, acting separately as a class, to approve changes to the OH+R Certificate adversely affecting the OH+R Preferred Stock.

Special Meeting of Stockholders

      Telor. Telor's Certificate of Incorporation and the Telor By-laws provide that a special meeting of the Telor stockholders may be called only by the Chairman of the Board, if any, the Chief Executive Officer, the President or by a majority of the Board of Directors.

      OH+R. OH+R's By-laws provide that special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board, if any, the Vice Chairman, if any, the President, and Vice President, any member of the Board of Directors who is a representative of a holder of OH+R's Preferred Stock, any two members of the Board of Directors, or the holders of at least 10% of the capital stock of OH+R then issued and outstanding and entitled to vote at such meetings.

Liability of Directors

      The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, subject to certain limitations. Each of Telor's Certificate of Incorporation and the OH+R Certificate includes such a provision, as set forth below, to the maximum effect permitted by law.

      Telor. Telor's Certificate of Incorporation provides that a director will not be personally liable to Telor or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Telor or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of Telor shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

      OH+R. OH+R's Certificate provides that no director shall be liable to OH+R or its stockholders for monetary damages for breach of the director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to OH+R or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of each director of OH+R shall automatically be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this provision of OH+R's Certificate shall not adversely affect any right or protection of a director of OH+R existing pursuant to this provision at the time of such repeal or modification.

Indemnification of Directors and Officers

      The DGCL permits a corporation to indemnify officers, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

      Telor's Certificate of Incorporation and the Telor By-laws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of Telor, or is or was serving at the request of Telor as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by Telor to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Telor to provide broader indemnification rights than said law permitted prior to such amendment) or by other applicable laws then in effect. The OH+R By-laws also provide for indemnification to the full extent permitted by the DGCL for any person by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of OH+R, or is or was serving at the request of OH+R as a director, officer, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Telor pursuant to the foregoing provisions, Telor has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                     PROPOSALS FOR TELOR'S SPECIAL MEETING

Proposal 1:  Adoption of the Merger Agreement and the Merger

      The following proposal is being submitted to the stockholders for their consideration at the Special Meeting. For a description of the Merger, see "THE MERGER AND RELATED TRANSACTIONS."

      Under the Merger Agreement, OH+R will be merged with and into Telor, Telor will be the Surviving Corporation of the Merger and the name of the Surviving Corporation will be Occupational Health + Rehabilitation Inc. The business of the Surviving Corporation will be the business of OH+R as conducted immediately prior to the Merger.

      Under the terms of the Merger Agreement, at the time of the Merger each share of OH+R Common Stock will be converted into the right to receive approximately 0.1413123 of a share of Telor Stock, (subject to adjustment of the Share Conversion Fraction at the Effective Time), and each share of OH+R Preferred Stock and certain other equity securities of OH+R will be converted into the right to receive Telor Stock based on the number of shares of OH+R Common Stock into which such share of OH+R Preferred Stock or other equity security is then convertible multiplied by the Share Conversion Fraction. Options to purchase OH+R Common Stock granted to employees, directors and consultants of OH+R and warrants to purchase OH+R Common Stock outstanding at the time of the Merger shall entitle the holder upon exercise in accordance with the terms thereof to acquire Telor Stock pursuant to the provisions of the plan, if any, or agreements pursuant to which they were issued.

      The affirmative vote of holders of a majority of the outstanding shares of Telor Stock entitled to vote at the Special Meeting is required to approve the Merger Agreement and the Merger.

THE BOARD OF DIRECTORS OF TELOR RECOMMENDS APPROVAL OF THE ADOPTION OF THE MERGER AGREEMENT AND THE MERGER, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE MERGER AGREEMENT AND MERGER UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Proposal 2:  1993 Plan Amendment

      The following proposal describes an amendment to the 1993 Plan which is being submitted to the stockholders for their consideration at the Special Meeting. For a description of the 1993 Plan as currently in effect and options granted under it in 1995, see "INFORMATION ABOUT TELOR - Stock Plans - 1993 Plan" above and "- Option Grants" above, respectively. For a description of OH+R Employee Stock Options which will be converted into options under the 1993 Plan, see "THE MERGER AND RELATED TRANSACTIONS - Conversion of Equity Securities of OH+R Pursuant to the Merger Conversion of OH+R Employee Stock Options and OH+R Warrants" and "INFORMATION ABOUT OH+R - Security Ownership of Certain Beneficial Owners and Management of OH+R." As of April 15, 1996, based on a Share Conversion Fraction of 0.1413123 (which may be adjusted at the Effective Time), OH+R Employee Stock Options would convert into options for 119,403 shares of Telor Stock. The federal income tax consequences of the issuance and exercise of options granted under the 1993 Plan to the option recipient and to Telor are described in "INFORMATION ABOUT TELOR - Federal Income Tax Considerations with respect to Stock Options" above.

      Under the terms of the 1993 Plan, the plan may be amended by the Compensation Committee of the Board of Directors or the stockholders, provided that any amendment approved by the Compensation Committee which is of a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options or requires stockholder approval in order to ensure the compliance of the 1993 Plan with Rule 16b-3 under the Exchange Act is subject to obtaining such stockholder approval.

      A total of 140,000 shares of Telor Stock are currently authorized for issuance under the 1993 Plan as currently in effect. On March 18, 1996, the Compensation Committee voted to adopt and approve, subject to stockholder approval, an amendment to the 1993 Plan to increase by 105,000 shares, from 140,000 to 245,000, the aggregate number of shares of Telor Stock as to which stock options may be granted under the 1993 Plan. This amendment is being submitted for stockholder approval at the meeting to ensure continued qualification of the plan under Rule 16b-3 under the Exchange Act.

      The increase in the number of shares reserved for issuance under the 1993 Plan is required as a condition to the consummation of the Merger. In addition, the Board believes that the increase is advisable to give the Surviving Corporation the flexibility needed to attract, retain and motivate employees, directors and consultants. All employees, directors and consultants of the Surviving Corporation (currently approximately 10 people and estimated to be approximately 120 people if the Merger with OH+R is consummated) will be eligible to participate in the 1993 Plan. Adoption of Proposal 2 is not conditioned upon adoption of Proposal 1, the approval of the adoption of the Merger Agreement and the Merger. However, approval of the amendment to the 1993 Plan is a condition to consummation of the Merger.

      No determination has been made as to the recipients of options under the 1993 Plan as a result of the increase in the number of shares authorized for issuance thereunder. However, the 1993 Plan does provide for certain automatic grants as described in "INFORMATION ABOUT TELOR - Stock Plans - 1993 Plan."

      The affirmative vote of holders of a majority of the shares present or represented and entitled to vote at the Special Meeting is required to approve the increase in the aggregate number of shares of Telor Stock authorized for issuance under the 1993 Plan.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE 1993 PLAN TO INCREASE BY 105,000 SHARES THE AGGREGATE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 1993 PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Proposal 3:  Amendment to Telor's Certificate of Incorporation

      The following  proposal  describes an amendment to Telor's  Certificate of
Incorporation   which  is  being  submitted  to  the   stockholders   for  their
consideration at the Special Meeting.

      Under the Certificate of Incorporation, Telor is authorized to issue 30,000,000 shares, consisting of 25,000,000 shares of Telor Stock and 5,000,000 shares of preferred stock.

      Telor no longer requires such a large number of authorized shares and believes that 10,000,000 shares of Telor Stock will be a sufficient number of shares whether or not the Merger is consummated. Moreover, the amount of Telor's franchise tax obligation to the State of Delaware will be reduced substantially by decreasing the number of shares of stock that Telor is authorized to issue.

      The Board of Directors has approved the proposed amendment to Telor's Certificate of Incorporation, and the Board believes that the amendment is in the best interest of Telor and advisable. There are no other proposed changes to Telor's Certificate of Incorporation.

      The proposed amendment provides that Article Fourth of Telor's Certificate of Incorporation be amended (i) by deleting "Thirty Million (30,000,000)" in sentence 1 of paragraph A and replacing it with "Fifteen Million (15,000,000)"; and (ii) by deleting "25,000,000" in sentence 1 of paragraph A and replacing it with "10,000,000".

      The affirmative vote of holders of 70% of the outstanding shares of Telor Stock entitled to vote at the Special Meeting is required to approve the amendment to Telor's Certificate of Incorporation.

THE BOARD OF DIRECTORS OF TELOR RECOMMENDS APPROVAL OF THE ADOPTION OF THE CERTIFICATE OF INCORPORATION AMENDMENT TO DECREASE THE NUMBER OF SHARES OF TELOR STOCK AUTHORIZED TO BE ISSUED, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

      The Board of Directors knows of no other business which will be presented to the Special Meeting. If any other business is properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.


                             STOCKHOLDER PROPOSALS

      To be considered for presentation at the Annual Meeting of Stockholders to be held in 1996, stockholder proposals must be received, marked for the attention of the Secretary of the Corporation, Telor Ophthalmic Pharmaceuticals, Inc., 790 Turnpike Street, Suite 202, North
Andover, Massachusetts 01845 not later than December 15, 1995.


                                    EXPERTS

      The financial statements of Telor appearing in this Offering Memorandum/Proxy Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

      The consolidated financial statements of OH+R at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, appearing in this Offering Memorandum/Proxy Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS

      The validity of the shares of Telor Stock to be issued to the OH+R Securityholders pursuant to the Merger will be passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. As of the date of this Offering Memorandum/Proxy Statement, attorneys in that firm did not own any shares of Telor Stock.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Telor Ophthalmic Pharmaceuticals, Inc.:

We have audited the accompanying balance sheets of Telor Ophthalmic Pharmaceuticals, Inc. (a Delaware corporation in the development stage) as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1993, 1994 and 1995 and for the period from April 19, 1988 (inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telor Ophthalmic Pharmaceuticals, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1993, 1994, and 1995 and for the period from April 19, 1988 (inception) through December 31, 1995, in conformity with generally accepted accounting principles.



                                                     /s/ Arthur Andersen LLP

                                                     Arthur Andersen LLP

Boston, Massachusetts
January 17, 1996 (except for the matters disclosed in Notes 6 and 9, for which the dates are May 15, 1996 and February 23, 1996, respectively.)

                     TELOR OPHTHALMIC PHARMACEUTICALS, INC.
                         ( A Development Stage Company)

                                                            BALANCE SHEETS
                                                                ASSETS
                                                                                                        December 31,   December 31,
                                                                                                            1994          1995
                                                                                                        ------------   ------------
Current assets:
    Cash and cash equivalents                                                                           $  3,144,691   $  3,304,984
    Short-term investments                                                                                 7,800,486      1,986,893
    Interest  and other receivables                                                                          125,865         62,673
    Prepaid expenses and deposits                                                                            168,143        149,144
                                                                                                        ------------   ------------
           Total current assets                                                                           11,239,185      5,503,694
                                                                                                        ------------   ------------

Property and equipment, at cost:
    Laboratory equipment                                                                                     783,203          3,213
    Computer equipment                                                                                       204,880         64,641
    Furniture and fixtures                                                                                   207,354         72,437
    Leasehold improvements                                                                                   720,505        719,792
    Leasehold improvements under capital lease                                                               600,000        600,000
                                                                                                        ------------   ------------
                                                                                                           2,515,942      1,460,083
    Less --- accumulated depreciation and amortization                                                       477,224      1,436,720
                                                                                                        ------------   ------------
                                                                                                           2,038,718         23,363
                                                                                                        ------------   ------------

Restricted cash                                                                                              400,000        360,000
                                                                                                        ============   ============
                                                                                                        $ 13,677,903   $  5,887,057
                                                                                                        ============   ============

                                                 LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                                        December 31,   December 31,
                                                                                                            1994           1995
                                                                                                        ------------   ------------
Current liabilities:
    Accounts payable                                                                                    $    139,876         30,696
    Accrued expenses                                                                                         929,068        714,226
    Current maturities of capital lease obligations                                                           41,061         42,884
                                                                                                        ------------   ------------
           Total current liabilities                                                                       1,110,005        787,806
                                                                                                        ------------   ------------
Commitments (Note 6)
Obligations under capital leases, less current maturities                                                    567,822        513,064
Stockholders' equity:
    Common stock, $.001 par value;  Authorized -- 25,000,000 shares;
        Issued and outstanding -- 764,943 shares at December 31, 1994
           and 785,512 at December 31, 1995                                                                      765            786
    Additional paid-in capital                                                                            35,721,665     35,652,462
    Deferred compensation                                                                                   (209,805)          --
    Deficit accumulated during the development stage                                                     (23,512,549)   (31,067,061)
                                                                                                        ------------   ------------
           Total stockholders' equity                                                                     12,000,076      4,586,187
                                                                                                        ============   ============
                                                                                                        $ 13,677,903   $  5,887,057
                                                                                                        ============   ============


   The accompanying notes are and integral part of these financial statements.

                     TELOR OPHTHALMIC PHARMACEUTICALS, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                                                                      April 19, 1988
                                                                                                                       (Inception)
                                                                                                                         Through
                                                                         Year Ended December 31,                       December 31,
                                                            1993                1994                 1995                 1995
====================================================================================================================================
Revenues                                                $      --            $      --            $      --            $       --

Operating expenses:
   Research and development                               5,501,014            7,047,130            3,732,162            21,524,516
   General and administrative                             1,452,416            1,732,386            2,206,071             8,165,742
   Marketing                                                317,884              193,268                 --                 730,879
   Restructuring charges                                       --                609,000            2,000,000             2,609,000
- ------------------------------------------------------------------------------------------------------------------------------------

      Total operating expenses                            7,271,314            9,581,784            7,938,233            33,030,137
- ------------------------------------------------------------------------------------------------------------------------------------

Interest income, net                                        469,963              621,747              383,721             1,963,076
- ------------------------------------------------------------------------------------------------------------------------------------

   Net loss                                             $(6,801,351)         $(8,960,037)         $(7,554,512)         $(31,067,061)
====================================================================================================================================

Net loss per common share                               $    (10.34)         $    (11.74)         $     (9.67)
====================================================================================================================================

Weighted average number of
   common shares outstanding                                657,577              763,349              780,886
====================================================================================================================================


   The accompanying notes are an integral part of these financial statements.

                     TELOR OPHTHALMIC PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                                                               STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                          Convertible Preferred Stock
                                             --------------------------------------------------------------------------------------
                                                      Series A                      Series B                      Series C
                                             ---------------------------   --------------------------   ---------------------------
                                                Number         $.001          Number         $.001        Number          $.001
                                               of Shares     Par Value      of Shares      Par Value     of Shares      Par Value
                                             ------------   ------------   ------------   -----------   ------------   ------------

INITIAL SALE OF COMMON STOCK                         --     $       --             --     $      --             --     $       --
  Sale of Series A preferred stock,
     net of issuance costs of $12,764           1,875,000          1,875           --            --             --             --
  Net loss                                           --             --             --            --             --             --
                                             ------------   ------------   ------------   -----------   ------------   ------------
BALANCE, March 31, 1989                         1,875,000          1,875           --            --             --             --
   Sale of common stock                              --             --             --            --             --             --
   Net loss                                          --             --             --            --             --             --
                                             ------------   ------------   ------------   -----------   ------------   ------------
BALANCE, March 31, 1990                         1,875,000          1,875           --            --             --             --
   Sale of Series B preferred stock,
     net of issuance costs of $156,524               --             --        8,594,568         8,595           --             --
   Sale of common stock                              --             --             --            --             --             --
   Exercise of stock options                         --             --             --            --             --             --
   Repurchase of common stock                        --             --             --            --             --             --
   Net loss                                          --             --             --            --             --             --
                                             ------------   ------------   ------------   -----------   ------------   ------------
BALANCE, March 31, 1991                         1,875,000          1,875      8,594,568         8,595           --             --
   Exercise of stock options                         --             --             --            --             --             --
   Net loss                                          --             --             --            --             --             --
                                             ------------   ------------   ------------   -----------   ------------   ------------
BALANCE,  December 31, 1991                     1,875,000          1,875      8,594,568         8,595           --             --
   Sale of Series C preferred stock,
     net of issuance costs of $78,105                --             --             --            --        8,800,000          8,800
   Exercise of stock options                         --             --             --            --             --             --
   Deferred compensation related to
     stock option grants                             --             --             --            --             --             --
   Amortization of deferred compensation             --             --             --            --             --             --
   Net loss                                          --             --             --            --             --             --
                                             ------------   ------------   ------------   -----------   ------------   ------------
BALANCE, December 31, 1992                      1,875,000          1,875      8,594,568         8,595      8,800,000          8,800
   Initial Public Offering of common stock,
     net of issuance costs of $2,380,000             --             --             --            --             --             --
   Conversion of Series A, Series B and
      Series C preferred stock to shares of
      common stock                             (1,875,000)        (1,875)    (8,594,568)       (8,595)    (8,800,000)        (8,800)
   Exercise of stock options                         --             --             --            --             --             --
   Termination of stock option grants                --             --             --            --             --             --
   Amortization of deferred compensation             --             --             --            --             --             --
   Net loss                                          --             --             --            --             --             --
                                             ------------   ------------   ------------   -----------   ------------   ------------
BALANCE, December 31, 1993                           --     $       --             --     $      --             --     $       --


                                                    Common Stock                                         Accumulated      Total
                                             ---------------------------    Additional      Deferred      During the   Stockholders'
                                                Number         $.001         Paid-in         Compen-     Development      Equity
                                               of Shares     Par Value       Capital         sation         Stage        (Deficit)
                                             ------------   ------------   ------------   -----------   ------------   ------------
INITIAL SALE OF COMMON STOCK                       25,000   $         25   $      1,225   $      --     $       --     $      1,250
  Sale of Series A preferred stock,
     net of issuance costs of $12,764                --             --          735,361          --             --          737,236
  Net loss                                           --             --             --            --         (127,509)      (127,509)
                                             ------------   ------------   ------------   -----------   ------------   ------------
BALANCE, March 31, 1989                            25,000             25        736,586          --         (127,509)       610,977
   Sale of common stock                             2,000              2          4,998          --             --            5,000
   Net loss                                          --             --             --            --         (795,747)      (795,747)
                                             ------------   ------------   ------------   -----------   ------------   ------------
BALANCE, March 31, 1990                            27,000             27        741,584          --         (923,256)      (179,770)
   Sale of Series B preferred stock,
     net of issuance costs of $156,524               --             --        4,991,622          --             --        5,000,217
   Sale of common stock                            65,408             65        163,456          --             --          163,521
   Exercise of stock options                          400           --            1,000          --             --            1,000
   Repurchase of common stock                      (4,514)            (4)          (222)         --             --             (226)
   Net loss                                          --             --             --            --       (1,132,376)    (1,132,376)
                                             ------------   ------------   ------------   -----------   ------------   ------------
BALANCE, March 31, 1991                            88,294             88      5,897,440          --       (2,055,632)     3,852,366
   Exercise of stock options                          500              1          1,249          --             --            1,250
   Net loss                                          --             --             --            --       (1,767,931)    (1,767,931)
                                             ------------   ------------   ------------   -----------   ------------   ------------
BALANCE,  December 31, 1991                        88,794             89      5,898,689          --       (3,823,563)     2,085,685
   Sale of Series C preferred stock,
     net of issuance costs of $78,105                --             --        8,713,095          --             --        8,721,895
   Exercise of stock options                          570           --            1,425          --             --            1,425
   Deferred compensation related to
     stock option grants                             --             --          512,000      (512,000)          --             --
   Amortization of deferred compensation             --             --             --          55,000           --           55,000
   Net loss                                          --             --             --            --       (3,927,598)    (3,927,598)
                                             ------------   ------------   ------------   -----------   ------------   ------------
BALANCE, December 31, 1992                         89,364             89     15,125,209      (457,000)    (7,751,161)     6,936,407
   Initial Public Offering of common stock,
     net of issuance costs of $2,380,000          287,500            288     20,619,712          --             --       20,620,000
   Conversion of Series A, Series B and
      Series C preferred stock to shares of
      common stock                                385,391            386         18,884          --             --             --
   Exercise of stock options                          387           --            1,706          --             --            1,706
   Termination of stock option grants                --             --          (34,749)       34,749           --             --
   Amortization of deferred compensation             --             --             --          78,123           --           78,123
   Net loss                                          --             --             --            --       (6,801,351)    (6,801,351)
                                             ------------   ------------   ------------   -----------   ------------   ------------
BALANCE, December 31, 1993                        762,642   $        763   $ 35,730,762   $  (344,128)  $(14,552,512)  $ 20,834,885



                     TELOR OPHTHALMIC PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                                                               STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                       Convertible Preferred Stock
                                             --------------------------------------------------------------------------------------
                                                      Series A                      Series B                      Series C
                                             ---------------------------   --------------------------   ---------------------------
                                                Number         $.001          Number         $.001        Number          $.001
                                               of Shares     Par Value      of Shares      Par Value     of Shares      Par Value
                                             ------------   ------------   ------------   -----------   ------------   ------------

                                             ------------   ------------   ------------   -----------   ------------   ------------
BALANCE, December 31, 1993                           --     $       --             --     $       --            --     $      --
   Exercise of stock options                         --             --             --             --            --            --
   Termination of stock option grants                --             --             --             --            --            --
   Amortization of deferred compensation             --             --             --             --            --            --
   Employee Stock Purchase Plan                      --             --             --             --            --            --
   Net loss                                          --             --             --             --            --            --
                                             ------------   ------------   ------------   -----------   ------------   ------------
BALANCE, December 31, 1994                           --             --             --             --            --            --
   Exercise of stock options                         --             --             --             --            --            --
   Termination of stock option grants                --             --             --             --            --            --
   Amortization of deferred compensation             --             --             --             --            --            --
   Employee Stock Purchase Plan                      --             --             --             --            --            --
   Cancellation of fractional shares related
      to November 1995 reverse split                 --             --             --             --            --            --
   Net loss                                          --             --             --             --            --            --
                                             ------------   ------------   ------------   -----------   ------------   ------------
BALANCE, December 31, 1995                           --     $       --             --     $       --            --     $      --
                                             ============   ============   ============   ===========   ============   ============


                                                    Common Stock                                         Accumulated      Total
                                             ---------------------------    Additional      Deferred      During the   Stockholders'
                                                Number         $.001         Paid-in         Compen-     Development      Equity
                                               of Shares     Par Value       Capital         sation         Stage        (Deficit)
                                             ------------   ------------   ------------   -----------   ------------   ------------

                                             ------------   ------------   ------------   -----------   ------------   ------------
BALANCE, December 31, 1993                        762,642   $        763   $ 35,730,762   $  (344,128)  $(14,552,512)  $ 20,834,885
   Exercise of stock options                          525              1          5,751          --             --            5,752
   Termination of stock option grants                --             --          (48,080)       48,080           --             --
   Amortization of deferred compensation             --             --             --          86,243           --           86,243
   Employee Stock Purchase Plan                     1,776              1         33,232          --             --           33,233
   Net loss                                          --             --             --            --       (8,960,037)    (8,960,037)
                                             ------------   ------------   ------------   -----------   ------------   ------------
BALANCE, December 31, 1994                        764,943            765     35,721,665      (209,805)   (23,512,549)    12,000,076
   Exercise of stock options                       19,498             20         58,070          --             --           58,090
   Termination of stock option grants                --             --         (138,159)      138,159           --             --
   Amortization of deferred compensation             --             --             --          71,646           --           71,646
   Employee Stock Purchase Plan                     1,089              1         10,886          --             --           10,887
   Cancellation of fractional shares related
      to November 1995 reverse split                  (18)          --             --            --             --             --
   Net loss                                          --             --             --            --       (7,554,512)    (7,554,512)
                                             ============   ============   ============   ===========   ============   ============
BALANCE, December 31, 1995                        785,512   $        786   $ 35,652,462   $        --   $(31,067,061)  $  4,586,187
                                             ============   ============   ============   ===========   ============   ============


    The accompanying notes are an integral part of these financial statements

                     TELOR OPHTHALMIC PHARMACEUTICALS, INC.
                         (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                                                   April 19, 1988
                                                                 Year ended       Year ended       Year ended    (Inception) Through
                                                                 December 31,     December 31,    December 31,      December 31
                                                                     1993            1994             1995              1995
                                                                 ------------     -----------     -----------       ------------
Cash flows from operating activities:
  Net loss                                                       $ (6,801,351)    $(8,960,037)    $(7,554,512)      $(31,067,061)
  Adjustments to reconcile net loss to net
    cash used in operating activities ---
      Depreciation and amortization                                   128,981         259,348         220,826            698,050
      Loss on sale of property and equipment                             --              --           209,232            209,232
      Writedown of property and equipment to
        net realizable value                                             --              --         1,386,216          1,386,216
      Amortization of deferred compensation                            78,123          86,243          71,646            291,012
      Changes in assets and liabilities ---
        Interest and other receivables                               (123,525)         (2,340)         63,192            (62,673)
        Prepaid expenses and deposits                                (253,760)        133,881          18,999           (149,144)
        Accounts payable                                              (31,915)        (88,590)       (109,180)            30,696
        Accrued expenses                                              258,192         322,994        (214,842)           714,226
                                                                 ------------     -----------     -----------       ------------
          Net cash used in operating activities                    (6,745,255)     (8,248,501)     (5,908,423)       (27,949,446)
                                                                 ------------     -----------     -----------       ------------


Cash flows from investing activities:
  Purchases of property and equipment                                (244,984)     (1,118,552)        (11,863)        (1,913,963)
  Proceeds from sale of property and equipment                           --              --           210,944            210,944
  Purchases of short-term investments                             (17,061,204)    (10,945,177)     (1,946,893)       (29,953,274)
  Proceeds from sale of short-term investments                      2,000,000      17,805,895       7,800,486         27,606,381
  Decrease in other assets                                             18,800            --              --                 --
                                                                 ------------     -----------     -----------       ------------
          Net cash (used in) provided by
            investing activities                                  (15,287,388)      5,742,166       6,052,674         (4,049,912)
                                                                 ------------     -----------     -----------       ------------


Cash flows from financing activities:
  Payments on capital lease obligations                                  --            (4,959)        (52,935)           (57,894)
  Net proceeds from sale of preferred stock                              --              --              --           14,459,348
  Net proceeds from sale of common stock                           20,620,000            --              --           20,789,771
  Net proceeds from exercise of stock options                           1,706           5,752          58,090             69,223
  Net proceeds from employee stock purchase plan                         --            33,233          10,887             44,120
  Repurchase of common stock                                             --              --              --                 (226)
                                                                 ------------     -----------     -----------       ------------
          Net cash provided by financing activities                20,621,706          34,026          16,042         35,304,342
                                                                 ------------     -----------     -----------       ------------

Net (decrease) increase in cash and cash equivalents               (1,410,937)     (2,472,309)        160,293          3,304,984

Cash and cash equivalents, beginning of period                      7,027,937       5,617,000       3,144,691               --
                                                                 ------------     -----------     -----------       ------------

Cash and cash equivalents, end of period                         $  5,617,000     $ 3,144,691     $ 3,304,984       $  3,304,984
                                                                 ============     ===========     ===========       ============

Cash paid for interest                                           $       --       $     9,503     $    54,337       $    63,840
                                                                 ============     ===========     ===========       ============

Supplement disclosures of noncash transactions:
  Leasehold improvements under capital lease                             --           600,000            --              600,000
  Equipment acquired (disposed of) under capital lease                   --            13,842         (13,842)              --
                                                                 ============     ===========     ===========       ============
                                                                 $       --       $   613,842     $   (13,842)      $   600,000
                                                                 ============     ===========     ===========       ============


   The accompanying notes are an integral part of these financial statements.

      TELOR OPHTHALMIC PHARMACEUTICALS, INC. (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
(1)  Operations

     Telor Ophthalmic Pharmaceuticals, Inc. ("Telor" or the "Company") was incorporated on April 19, 1988. The Company obtained its initial financing and commenced operations on November 17, 1988. Since inception, the Company has devoted substantially all of its efforts in research and development of products for use in ophthalmic surgery and age-related diseases of the eye, and towards raising capital.

     On August 9, 1995, Telor announced that its preliminary analysis of Phase III clinical trials of its lead product candidate, XARANO(TM), indicated that the trials did not support continuation of the XARANO development program. Separately, the Company also announced positive results of its Phase I/II trial of a compound to reduce surgical miosis, a problem associated with cataract surgery. On August 30, 1995, the Company announced a restructuring with a workforce reduction designed to substantially reduce Telor's rate of cash use for operations. The Company also announced its intention to find and evaluate business opportunities, potentially including identifying a merger candidate, seeking corporate partners to support the clinical program for surgical miosis, or exploring a new business direction. During the fourth quarter of 1995, the Company substantially curtailed its research and development activities.

     On December 7, 1995, the Company announced it had entered into a letter of intent to merge with Occupational Health + Rehabilitation Inc. Occupational Health + Rehabilitation Inc, an early stage company, develops, owns and operates multi-disciplinary outpatient health care centers for the prevention, treatment and management of work-related injuries and illnesses. On February 23, 1996, the Company announced it had entered into an Agreement and Plan of Merger to merge the two companies.

     Effective November 30, 1995, the Company retained one employee, and both the Acting Chief Executive Officer and certain former employees continue to serve the Company on a consulting basis. Ongoing expenses consist mainly of those associated with the prospective merger, with the Company's leased facility in Wilmington, MA, for which the Company is actively seeking to obtain a sublessee or replacement lessee, and with certain expenses associated with being a public company.

(2)  Summary of Significant Accounting Policies

     The accompanying financial statements reflect the application of certain significant accounting policies, as discussed below and elsewhere in the notes to financial statements. The preparation of the accompanying financial statements required the use of certain estimates by management in determining the Company's assets, liabilities, revenues and expenses. The estimated fair value of the Company's financial instruments, which include cash equivalents, accounts receivable and long-term debt, approximates their carrying value.

     (a) Depreciation and Amortization

         The Company provides for depreciation and amortization using the straight-line method by charges to operations in amounts estimated to allocate the cost of the assets over their estimated useful lives as follows:

      TELOR OPHTHALMIC PHARMACEUTICALS, INC. (A Development Stage Company)

(2)  Summary of Significant Accounting Policies (Continued)

     (a)  Depreciation and Amortization (Continued)

                                                                Estimated
                            Asset Classification                Useful Life
                            --------------------                -----------
                      Laboratory equipment                        7 years
                      Computer equipment                          3 years
                      Furniture and fixtures                      5 years
                      Leasehold improvements                      Life of lease

          As part of the restructuring announced August 30, 1995, the Company wrote down its fixed assets to net realizable value. Leasehold improvements have been written down to zero, as the Company is currently seeking to sublease its facility and does not expect to recover any portion of the cost of its leasehold improvements. Substantially all of the fixed assets, other than leasehold improvements, have been sold.

     (b)  Research and Development Expenses

          The Company historically charged research and development expenses to operations as incurred. The Company has curtailed its research and development activities.

     (c)  Income Taxes

          During 1993, the Company adopted the accounting and disclosure rules of Statement of Financial Accounting Standards (SFAS) No.109, Accounting for Income Taxes. The adoption of this Statement did not have a material effect on the Company's financial position or results of operations.

          At December 31, 1995, the Company had net operating loss carryforwards for financial reporting and tax purposes of approximately $31,067,000 and $30,344,000 respectively, and research and development tax credit carryforwards of approximately $735,000. These carryforwards are available for the reduction of future federal taxable income and income taxes, if any, through 2010. The principal differences between financial reporting and income tax carryforwards are the result of capitalizing research and development expenses for tax purposes. The carryforwards are subject to review and possible adjustment by the Internal Revenue Service. In addition, the Internal Revenue Code contains provisions that may limit the net operating loss and tax credit carryforwards available to be used in any given year upon the occurrence of certain events, including a significant change in ownership of the Company.

          The merger discussed in Note 9 is considered a significant change in ownership, and as a result, substantially all of the Company's net operation loss carryforwards will not be available to offset any future income.

      TELOR OPHTHALMIC PHARMACEUTICALS, INC. (A Development Stage Company)

(2)  Summary of Significant Accounting Policies (Continued)

     (c)  Income Taxes (Continued)

          The components of the Company's income tax accounts are approximately as follows:

                                                              December 31, 1995
                                                              -----------------
          Temporary differences                                 $    135,000
          Net operating loss carryforwards                        12,178,000
          Credit carryforwards                                       735,000
                                                                ------------
                                                                  13,048,000
                                                                ------------
          Valuation allowance                                    (13,048,000)
                                                                $       --
                                                                ============

          A valuation allowance has been provided as it is probable that the Company will not realize the deferred tax asset.

     (d)  Net Loss per Common Share

          In connection with the Company's May 1993 initial public offering, 1,926,956 shares of preferred stock were converted into 385,391 shares of common stock (as adjusted for the November 1995 1-for-10 reverse stock split; see note 5a). Net loss per common share is based on the weighted average number of common shares outstanding, giving effect to the conversion of preferred stock as of the issuance date. Pursuant to the requirements of the Securities and Exchange Commission, common and preferred stock issued by the Company during the 12 months immediately preceding the initial public offering, plus shares of common stock which became issuable during the same period pursuant to the grant of common stock options, have been included in the calculation of weighted average number of common shares outstanding for the year ended December 31, 1993 computed in accordance with the treasury stock method.

     (e)  Postretirement Benefits

          The Company has no obligations for postretirement benefits under SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, since it does not currently offer such benefits.

(3)  Cash, Cash Equivalents, Short-Term Investments and Restricted Cash

     (a)  Cash and Cash Equivalents

          The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. As of December 31, 1994 and 1995, cash and cash equivalents consist of money market accounts and bank certificates of deposit.

      TELOR OPHTHALMIC PHARMACEUTICALS, INC. (A Development Stage Company)

(3)  Cash,  Cash  Equivalents,   Short-Term   Investments  and  Restricted  Cash
     (Continued)

     (b)  Short term Investments

          Short term investments are securities with original maturities greater than three months but less than one year. During 1994, the Company adopted SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. Accordingly, the Company's investments are classified as held to maturity (recorded at amortized cost) and available for sale (recorded at fair market value) as follows:


                                                                   December 31,
                                             --------------------------------------------------------
                                                         1994                           1995
                                             ----------------------------    ------------------------
                                              Amortized                      Amortized
                                                 Cost            Market         Cost         Market
                                             -----------      -----------    -----------   ----------
          Short-term investments:
            Available for sale
              Commercial Paper               $ 2,939,008      $ 2,989,564    $      --     $      --
            Held to maturity
              U.S. Treasury Bills              4,861,478        4,901,024      1,946,893    1,993,494
              Certificates of Deposit               --               --           40,000       40,952
                                             -----------      -----------    -----------   ----------
            Total                            $ 7,800,486      $ 7,890,588    $ 1,986,893   $2,034,446
                                             ===========      ===========    ===========   ==========

          The adoption of this statement did not have a material effect on the Company's financial position or results of operations for the year ended December 31, 1994.

     (c)  Restricted Cash

          The Company issued two $200,000 letters of credit in 1994 for a one-year term to the lessor of its facility in Wilmington, MA in connection with its lease of said facility (see note 7), and renewed those letters of credit for a one-year term in June, 1995. Under the terms of the lease, the Company is committed to maintain the letters of credit, but may reduce the amount of each by $20,000 annually, beginning on October 14, 1995. At December 31, 1995, the Company was required to maintain these letters of credit in an amount totaling $360,000.

          The Company has two $200,000 certificates of deposit with the bank that issued said letters of credit in security thereof. At December 31, 1994, the Company reported the two $200,000 certificates of deposit, a total of $400,000, as restricted cash. At December 31, 1995, the Company reported $360,000 of this, the amount securing the required amount of the letters of credit, as restricted cash.

      TELOR OPHTHALMIC PHARMACEUTICALS, INC. (A Development Stage Company)

(4)  Accrued Expenses

     Accrued expenses consist of the following:

                                                         December 31,
                                                ---------------------------
                                                   1994             1995
                                                ----------       ----------
     Payroll and payroll related                $   83,696       $      --
     Employee severance                            216,136           80,013
     Restructuring charge (see note 8)             250,000          275,547
     Research and development                       34,100             --
     Professional fees                              94,144          256,601
     Leasehold improvements                        195,736             --
     Other                                          55,256          102,065
                                                ----------       ----------
                                                $  929,068       $  714,226
                                                ==========       ==========

     (5)  Stockholders' Equity

     (a)  Reverse Stock Splits

          During March and April 1993, the Company's Board of Directors and Stockholders, respectively, approved a 1-for-5 reverse stock split of the common stock. During September and November 1995, the Company's Board of Directors and Stockholders, respectively, approved a 1-for-10 reverse stock split of the common stock. Accordingly, all share and per share amounts of common stock for all periods presented have been retroactively adjusted to reflect these reverse stock splits.

     (b)  Initial Public Offering

          The Company completed its initial public offering through the sale, on May 18, 1993 and June 10, 1993, of a total of 287,500 shares of common stock at a per share price of $80.00 (as adjusted for the November 1995 1-for-10 reverse stock split; see note 5a). Net proceeds of the offering were $20,620,000 after selling commissions and other expenses. In connection with the initial public offering, all series of preferred stock were automatically converted into 385,391 shares of common stock.

     (c)  Employee Stock Purchase Plan

          During 1993, the Company's Board of Directors and Stockholders approved the Employee Stock Purchase Plan, pursuant to which the Company may issue up to 10,000 shares of common stock to participating employees, as defined. Under this plan, shares of the Company's common stock may be purchased at the end of a six-month period at the lesser of 85% of the fair market value on the date of grant or date of exercise. As of December 31, 1995, 2,865 shares had been issued under this plan, and no employees were participating in the plan.

      TELOR OPHTHALMIC PHARMACEUTICALS, INC. (A Development Stage Company)

(5)  Stockholders' Equity (Continued)

     (d)  1988 Stock Plan and 1993 Stock Plan

          Pursuant to the 1988 Stock Plan, the Company may grant incentive stock options, non-qualified stock options and common stock purchase rights. The Company has reserved 48,453 shares of common stock for issuance under this plan (as adjusted for the November, 1995 1-for-10 reverse stock split; see note 5a).

          During 1993, the Company's Board of Directors and Stockholders approved the 1993 Stock Plan pursuant to which the Company may grant incentive and non-qualified options to purchase up to 140,000 shares of the Company's common stock (as adjusted for the November, 1995 1-for-10 reverse stock split; see note 5a)

          The following table summarizes option activity under both plans:

                                                                Number of          Exercise
                                                                  shares            Price
              -------------------------------------------------------------------------------
              Outstanding at December 31, 1992                    46,224       $ 2.50 - 50.00
                     Granted                                      19,115        50.00 - 85.00
                     Exercised                                     (387)         2.50 - 12.50
                     Terminated                                  (2,579)         2.50 - 80.00
              -------------------------------------------------------------------------------

              Outstanding at December 31, 1993                    62,373         2.50 - 85.00
                     Granted                                      25,871        17.50 - 80.00
                     Exercised                                     (525)         2.50 - 12.50
                     Terminated                                 (14,556)         2.50 - 80.00
              -------------------------------------------------------------------------------

              Outstanding at December 31, 1994                    73,163       $ 2.50 - 85.00
                     Granted                                      20,270         8.75 - 15.00
                     Exercised                                  (19,498)             2.50
                     Terminated                                 (26,535)         2.50 - 80.00
              Outstanding at December 31, 1995                    47,400       $ 2.50 - 85.00

              Exercisable at December 31, 1995                    27,923       $ 2.50 - 85.00
              ===============================================================================

          During 1992, the Company recorded deferred compensation of $512,000, which represented the excess of the fair market value per share on the option grant date as estimated for financial reporting purposes, over the exercise price of certain options granted under the 1988 Stock Plan. The Company's Board of Directors granted such stock options at per share exercise prices which it believed to be at or above the fair market value of the underlying common stock at the time of grant. In light of the initial public offering of the Company's common stock, the Company utilized per share market

      TELOR OPHTHALMIC PHARMACEUTICALS, INC. (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS - (Continued)

(5)  Stockholders' Equity (Continued)

     (d)  1988 Stock Plan and 1993 Stock Plan (Continued)

          prices in excess of such exercise prices in computing deferred compensation for financial reporting purposes. During 1993, 1994 and 1995, the Company reversed $34,749, $48,080 and $138,159, respectively, of the deferred compensation relating to options forfeited by terminated employees, and included compensation expense in the results of operations $78,123, $86,243 and $71,646, respectively, related to the amortization of deferred compensation. At December 31, 1995, all of the deferred compensation had been either amortized or reversed.

          On January 31, 1995, the Company offered all then current employees the opportunity to forfeit certain outstanding options in exchange for new grants of options, exercisable for an equal number of shares, at an exercise price per share of $8.75, equal to the closing stock price on January 31, 1995 (as adjusted for the November, 1995 1-for-10 reverse stock split; see note 5a). Options for 18,926 shares were exchanged. As of January 17, 1996, none of these options had been exercised, and options for 2,609 shares were outstanding, with the balance forfeited by terminated employees. These outstanding options expire on or before November 29, 1996.

(6)  Commitments and Contingencies

     (a)  Capital and Operating Leases

          In July, 1994, the Company entered into a lease agreement that terminates October 31, 2004 for a facility in Wilmington, Massachusetts. The Company has the right to terminate the lease after five years and payment of a fee of approximately $60,000. The Company also has the right to extend the lease for an additional five years, subject to certain conditions.

          In connection with the facility lease, the Landlord has financed $600,000 of leasehold improvements at 9% per annum, which the Company has accounted for as a capital lease. The capital lease is payable in monthly payments of principal and interest of $7,601 through October 31, 2004. If the Company terminates the lease at the end of five years, the unpaid balance is due on the lease termination date. The Company was required to have a total of $400,000 in secured letters of credit at the initiation of the lease and must maintain these letters of credit for the term of the lease, subject to a 10% reduction annually at the Company's option. The cash that secures the required amount of the letters of credit has been classified as restricted cash in the accompanying balance sheet.

          The Company is actively seeking to obtain one or more sublessees for its facility in Wilmington, MA, or to terminate the lease by securing one or more replacement lessees. The Company currently anticipates that a lease with one sublessee will be signed on or about May 15, 1996, subject to obtaining written consent to the sublease from the landlord. The Company is currently conducting no operations at the Wilmington facility, but is responsible for its share of operating costs of the facility, including taxes, insurance, maintenance and, subject to certain limitations, repairs.

          The Company also leases certain office equipment under an operating lease.

      TELOR OPHTHALMIC PHARMACEUTICALS, INC. (A Development Stage Company)

(6)  Commitments and Contingencies (Continued)

     (a)  Capital and Operating Leases(Continued)

          The future minimum lease payments under these leases are as follows:

                                                    Operating          Capital
                                                     Lease              Lease
                                                     -----              -----

                               1996                   194,464            91,207
                               1997                   193,140            91,207
                               1998                   191,250            91,207
                               1999                   195,500            91,207
                               2000                   216,750            91,207
                               Thereafter             830,875           353,417
                                                      -------           -------

                                                   $1,821,979         $ 809,452
                                                   ==========

          Less amount representing interest                             253,504
                                                                      ---------
          Present value of minimum lease payments                     $ 555,948
          Less current maturities                                        42,884
                                                                      ---------
                                                                      $ 513,064
                                                                      =========

          Rent expense totaled approximately $143,000, $193,000 and $286,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

     (b)  Commitments

          In March 1996, the Company's employee received a payment equivalent to six months' salary at his then current salary rate, notice pay equivalent to two week salary, and accrued vacation. In addition, the Company will maintain the employee's medical, life and disability insurance coverage for six months, subject to certain conditions.

(7)  401(k) Plan

     During 1992, the Company adopted an employee benefit plan under Section 401(k) of the Internal Revenue Code. The plan allows employees to make contributions up to a specified percentage of their compensation. Under the plan, the Company may elect to match a portion of the employees' contribution up to a defined maximum. To date, the Company has made no contributions to the plan. The Company has committed to continue the plan until the earlier of September 30, 1996 or when all former employees voluntarily transfer or withdraw their funds from the plan.

      TELOR OPHTHALMIC PHARMACEUTICALS, INC. (A Development Stage Company)

(8)  Restructuring and Asset Valuation Charges

     The Company's statement of operations for the year ended December 31, 1994, includes a $609,000 or $.80 per share, charge to provide for costs associated with the termination in November 1994, of the Tekron program. The restructuring charge included approximately $359,000 of severance payments for the reduction of the workforce in November 1994, and $250,000 of other reserves, chiefly related to the Company's corporate headquarters. The Company's financial statements included reserves related to this restructuring of $466,000 and zero for the years ended December 31, 1994 and December 31, 1995, respectively.

     The Company's statement of operations for the year ended December 31, 1995, includes a $2,000,000 or $2.56 per share, charge to provide for costs associated with the termination in August, 1995, of the Xarano program. The restructuring charge included approximately $640,000 of severance payments for the reduction of the workforce from August through November 1995, and $1,360,000 related to the writedown of fixed assets, including leasehold improvements, to net realizable value and to anticipated costs associated with obtaining a sublessee or replacement lessee for the Company's leased facility in Wilmington, MA. The Company's financial statements for the year ended December 31, 1995 included reserves related to this restructuring of $356,000.


(9)  Subsequent Event - Merger

     On February 23, 1996, Telor announced that it had entered into an Agreement and Plan of Merger to merge with Occupational Health + Rehabilitation Inc ("OH+R"). OH+R, an early stage company, develops, owns and operates multi-disciplinary, outpatient health care centers for the prevention, treatment and management of work-related injuries and illnesses. The companies had announced in December, 1995 that they had entered into a letter of intent to merge.

     The transaction is structured as a merger of OH+R into Telor. Upon the merger, the stockholders of OH+R will receive shares of Telor's common stock and holders of options or warrants for shares of OH+R capital stock will hold options and warrants exercisable for Telor common stock. Immediately following the merger, the OH+R stockholders, together with its option and warrant holders, will hold or have the right to purchase an aggregate of 50% of the shares of common stock of Telor and the Telor stockholders, together with its option holders, will hold or have the right to purchase an aggregate of 50% of the shares of common stock of Telor.

     The transaction is expected to be consummated in April of 1996. Upon closing of the merger, the company's primary business will be the business of OH+R and Telor will change its name to Occupational Health + Rehabilitation Inc.

     The merger is considered a significant change in ownership, and as a result, substantially all of the net operating loss carryforwards of the Company will not be available to offset any future income. See Note 2(c).

     The following table presents selected financial information assuming that the Company and OH+R had combined at the beginning of 1995.

                                                             Amount in thousands
                                                             -------------------
     Pro forma net revenues .................................      $  6,024
     Pro forma net loss .....................................      $ (9,311)
     Pro forma net loss per share ...........................      $  (6.48)
     Pro forma weighted average common
     and common equivalent shares ...........................         1,440
     Pro forma total assets .................................      $ 10,136

     The pro forma results are not necessarily indicative of either actual results of operations that would have occurred had the acquisition been made at the beginning of 1995 or future results.

OCCUPATIONAL HEALTH + REHABILITATION INC
CONSOLIDATED FINANCIAL STATEMENTS

                                          Consolidated Financial
                                          Statements


                                          Occupational Health +
                                          Rehabilitation Inc


                                          Years ended December 31, 1995 and 1994

                    Occupational Health + Rehabilitation Inc

                        Consolidated Financial Statements

                     Years ended December 31, 1995 and 1994




                                    Contents

Report of Independent Auditors.........................................    1

Consolidated Financial Statements

Consolidated Balance Sheets............................................    2
Consolidated Statements of Operations..................................    3
Consolidated Statements of Stockholders' Equity (Deficit)
  and Redeemable Stock.................................................    4
Consolidated Statements of Cash Flows..................................    5
Notes to Consolidated Financial Statements.............................    7

[LOGO] ERNST & YOUNG LLP      o 200 Clarendon Street       o Phone: 617 266 2000
                                Boston                       Fax:   617 266 5843
                                Massachusetts 02116-5072




                         Report of Independent Auditors


Board of Directors
Occupational Health + Rehabilitation Inc

We have audited the accompanying consolidated balance sheets of Occupational Health + Rehabilitation Inc and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Occupational Health + Rehabilitation Inc and subsidiaries at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                  /s/ Ernst & Young LLP


January 23, 1996, except for Note 13, as to which the date is March 4, 1996

       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

                   Occupational Health + Rehabilitation Inc

                           Consolidated Balance Sheets



                                                               December 31
                                                            1995        1994
                                                         -----------------------
Assets
Current assets:
  Cash and cash equivalents                              $  368,959   $1,211,285
  Accounts receivable, less allowance for doubtful
   accounts of $75,155 and $72,766 in 1995 and
   1994, respectively                                       236,875      533,949
  Prepaid expenses                                          103,406       76,081
  Other accounts receivable                                               62,625
  Due from related party                                    680,445
  Other assets                                              166,056
                                                         -----------------------
Total current assets                                      1,555,741    1,883,940

Property and equipment, net                               1,058,311      559,911
Intangible assets, net                                    1,565,179      899,611
Deposits                                                     40,864       36,495
Other assets                                                 29,167      125,000




                                                         -----------------------
Total assets                                             $4,249,262   $3,504,957
                                                         =======================



                                                                   December 31
                                                               1995           1994
                                                           --------------------------
Liabilities, redeemable stock and stockholders' equity
  (deficit)
Current liabilities:
  Accounts payable and accrued expenses                    $ 1,001,768    $   353,788
  Current portion of obligations under capital leases           99,490         72,627
  Current maturities of long-term debt                          91,667        240,673
  Current portion of obligations under noncompetition
   agreements                                                  325,000
  Due to related party                                         377,862
                                                           --------------------------
Total current liabilities                                    1,895,787        667,088

Long-term debt, less current maturities                        744,779
Obligations under capital leases                               122,621         82,827
Obligations under noncompetition agreements                    293,153        587,486
                                                           --------------------------
Total liabilities                                            3,056,340      1,337,401

Minority interest                                              201,106

Redeemable stock:
  Redeemable convertible preferred stock,
   Series 1, $.01 par value--1,600,000 shares
   authorized, issued and outstanding                        2,700,000      2,500,000
  Redeemable convertible preferred stock, Series 2, $.01
   par value--3,000,000 shares authorized, 2,537,843
   shares issued and outstanding                             4,479,221      3,518,545
                                                           --------------------------
Total redeemable stock                                       7,179,221      6,018,545

Stockholders' equity (deficit):
  Common stock, $.01 par value--8,000,000
   shares authorized, issued and outstanding
   671,855 shares in 1995 and 651,855 in
   1994                                                          6,719          6,519
  Additional paid-in capital                                    11,022          6,222
  Accumulated deficit                                       (6,205,146)    (3,863,730)
                                                           --------------------------
Total stockholders' equity (deficit)                        (6,187,405)    (3,850,989)
                                                           --------------------------

Total liabilities, redeemable stock and stockholders'
 equity (deficit)                                          $ 4,249,262    $ 3,504,957
                                                           ==========================

See accompanying notes.

                   Occupational Health + Rehabilitation Inc

                      Consolidated Statements of Operations


                                                        Year ended December 31
                                                  1995           1994          1993
                                              -----------------------------------------
Net patient service revenue                   $ 5,798,037    $ 2,570,636    $ 1,618,242
Management fee income                             189,323        108,580         88,655
Other income                                       36,587         13,146         30,942
                                              -----------------------------------------
Total revenue                                   6,023,947      2,692,362      1,737,839

Operating and administrative expenses          (7,697,903)    (3,865,263)    (3,043,429)
Depreciation and amortization                    (365,486)      (222,274)      (219,616)
Interest expense                                  (96,746)       (53,408)       (55,822)
Interest income                                    37,566         38,154         43,109
Minority interest in net loss of subsidiary       322,211
                                              -----------------------------------------
Loss before income taxes                       (1,776,411)    (1,410,429)    (1,537,919)
Deferred income tax benefit                                                      32,860
                                              -----------------------------------------

Net loss                                      $(1,776,411)   $(1,410,429)   $(1,505,059)
                                              =========================================

Net loss available to common stock            $(2,337,087)   $(1,830,542)   $(1,796,726)
                                              =========================================

Net loss per share                            $     (3.53)   $     (2.81)   $     (2.76)
                                              =========================================

Weighted-average common shares and
  common share equivalents outstanding            661,855        651,855        651,855
                                              =========================================

See accompanying notes.

                                              Occupational Health + Rehabilitation Inc


                        Consolidated Statements of Common Stockholders' Equity (Deficit) and Redeemable Stock


                                                                                                         Redeemable     Redeemable
                                                                                            Total        Convertible    Convertible
                                                              Additional                Stockholders'     Preferred      Preferred
                                              Common Stock     Paid-in   Accumulated       Equity           Stock          Stock
                                            Shares    Amount   Capital      Deficit       (Deficit)        Series 1       Series 2
                                            -----------------------------------------------------------  -----------  --------------
Balance at December 31, 1992                651,855   $6,519   $ 6,222   $  (193,985)    $  (181,244)    $2,100,000    $        0
   Issuance of redeemable preferred stock
                                                                             (42,477)        (42,477)                   2,000,001
   Dividends on redeemable preferred stock
                                                                            (291,667)       (291,667)       200,000        91,667
   Net loss                                                               (1,505,059)     (1,505,059)
                                            -----------------------------------------------------------  -----------  --------------
Balance at December 31, 1993                651,855    6,519     6,222    (2,033,188)     (2,020,447)     2,300,000     2,091,668
   Issuance of redeemable
      preferred stock                                                                                                   1,206,764
   Dividends on redeemable preferred stock
                                                                            (420,113)       (420,113)       200,000       220,113
   Net loss                                                               (1,410,429)     (1,410,429)
                                            -----------------------------------------------------------  -----------  --------------
Balance at December 31, 1994                651,855    6,519     6,222    (3,863,730)     (3,850,989)     2,500,000     3,518,545
   Issuance of common stock                  20,000      200     4,800                         5,000
   Issuance of redeemable preferred stock
                                                                              (4,329)         (4,329)                     600,000
   Dividends on redeemable preferred stock
                                                                            (560,676)       (560,676)       200,000       360,676
   Net loss                                                               (1,776,411)     (1,776,411)
                                            -----------------------------------------------------------  -----------  --------------

Balance at December 31, 1995                671,855   $6,719   $11,022   $(6,205,146)    $(6,187,405)    $2,700,000    $4,479,221
                                            ===========================================================  ===========  ==============


See accompanying notes.

                    Occupational Health + Rehabilitation Inc

                      Consolidated Statements of Cash Flows


                                                                       Year ended December 31
                                                              1995             1994             1993
                                                          ----------------------------------------------
Operating activities
Net loss                                                  $(1,776,411)      $(1,410,429)     $(1,505,059)
Adjustments to reconcile net loss to net cash used
   in operating activities:
     Depreciation and amortization                            365,486           222,274          219,616
     Amortization of discount                                  30,667            29,145           26,414
      Minority interest in loss of subsidiary                (322,211)
      Loss on sale of equipment                                 1,800
     Deferred  income  tax  benefit                                                              (32,860)
     Changes in  operating  assets and
     liabilities:
       Accounts receivable                                    297,074          (145,251)          19,578
       Prepaid expenses and other
         current assets                                      (130,756)           (7,688)        (111,034)
         Due from related party, net                          105,556
       Deposits and other noncurrent assets                    91,464           (10,749)        (113,913)
       Accounts payable and accrued
         expenses                                             543,072            90,659           94,713
                                                          ----------------------------------------------
Net cash used in operating activities                        (794,259)       (1,232,039)      (1,402,545)

Investing activities
Property and equipment additions                             (161,570)          (73,266)        (233,589)
Cash paid for acquisitions                                   (336,278)          (41,174)
                                                          ----------------------------------------------
Net cash used in investing activities                        (497,848)         (114,440)        (233,589)

Financing activities
Proceeds from sale of preferred stock, net                    595,671         1,000,000        1,957,524
Proceeds from line of credit                                                     75,000          262,591
Payments of long-term debt                                   (240,693)         (115,959)        (164,430)
Payments of capital lease obligations                        (101,197)          (48,409)         (49,447)
Cash received by partnership                                  196,000
                                                          ----------------------------------------------
Net cash  provided by financing activities                    449,781           910,632        2,006,238
                                                          ----------------------------------------------

Net increase (decrease) in cash and cash
   equivalents                                               (842,326)         (435,847)         370,104
Cash and cash equivalents at beginning of year              1,211,285         1,647,132        1,277,028
                                                          ----------------------------------------------

Cash and cash equivalents at end of year                  $   368,959       $ 1,211,285      $ 1,647,132
                                                          ==============================================

                    Occupational Health + Rehabilitation Inc

Supplemental Disclosure of Noncash Items:

- --   The Company  entered into capital lease  obligations  during 1995, 1994 and
     1993 totaling $167,854, $87,872 and $165,438, respectively.

- --   During  1995,  1994 and 1993,  the  Company  accrued  dividends  in kind to preferred shareholders of $560,676, $420,113 and $291,667, respectively.

- --   In 1994,  $206,764 of the  acquisition  of Link  Performance  and  Recovery
     Systems, Inc. was financed through the issuance of 137,842 shares of Series
     2 Preferred Stock.

- --   In 1995, $5,000 of the acquisition of Family Health Care, P.A. was financed through the issuance of 20,000 of Common Stock as part of a noncompetition agreement.


See accompanying notes.

                    Occupational Health + Rehabilitation Inc

                   Notes to Consolidated Financial Statements

                                December 31, 1995


1.  Summary of Significant Accounting Policies

Business

Occupational Health + Rehabilitation Inc, formerly Occupational Health, Inc. (the Company), a Delaware corporation, was incorporated on May 15, 1992 for purposes of acquiring Occupational Orthopedic Center, Inc. (OOC) on July 1, 1992. The Company had no significant operations prior to that date.

The Company develops and operates outpatient medical centers specializing in the prevention, treatment and management of work-related injuries and illnesses. The Company operates the centers under long-term service agreements with physician and physical therapy groups that practice exclusively through such centers.

Effective April 1, 1995, the Company entered into a partnership agreement with NEB Enterprises, Inc., forming NEB Occupational Health (NEBOH), to provide management and related services to the centers established by the partnership. (see Note 2).

Basis of Presentation

The Company's consolidated financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company generated losses of $1,776,411 during the year ended December 31, 1995 and cumulative net losses of $4,691,899 during the three year period then ended. As an early stage company, the Company has predictably generated losses as it has developed its network of rehabilitation centers. The Company's cash flow needs have been met through the infusion of capital from venture capital investors through the sale of preferred stock. At December 31, 1995, management's plan for the 1996 year indicates that another of infusion of capital will be necessary to meet both operational needs and requirements for potential acquisitions. As more fully described in Note 14, the Company has signed a letter of intent to merge into Telor Ophthalmic Pharmaceuticals, Inc. (Telor). Telor has adequate cash resources to ensure that the Company can continue as a going concern through December 31, 1996. Should the merger with Telor not be consummated, management will seek funding through the Company's venture capital investors or other financing sources.

Principles of Consolidation

The consolidated financial statements include the accounts of Occupational Health + Rehabilitation Inc, its wholly-owned subsidiary and its majority-owned partnership, NEBOH. All significant intercompany accounts and transactions have been eliminated.

                    Occupational Health + Rehabilitation Inc

1.  Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents.

Property and Equipment

Property and equipment is stated on the basis of cost. Depreciation of property and equipment is calculated using the straight-line and declining-balance methods over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the asset. Amortization of assets under capital lease is included with depreciation.

Intangible Assets

Excess Cost of Net Assets Acquired

The excess of cost over the fair value of the net assets of businesses acquired (goodwill) is amortized using the straight-line method over periods of 20 to 40 years.

Noncompetition Agreements

Covenants not-to-compete are amortized over the term of the noncompetition agreement, which is currently five years.

Organization Costs

Costs of organizing the Company are being amortized over a period of five years.

The carrying value of intangible assets will be reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that an intangible asset will not be recoverable, an impairment loss is recognized to the extent the sum of the undiscounted expected future cash flows is less than the carrying amount of the asset. Measurement of impairment should be based on the fair value of the asset. No such impairment exists at December 31, 1995.

                    Occupational Health + Rehabilitation Inc

1.  Summary of Significant Accounting Policies (continued)

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which establishes criteria for the recognition and measurement of impairment loss associated with long-lived assets. The Company will be required to adopt this Standard in the first quarter of 1996. Based on the Company's initial evaluation, adoption is not expected to have a material impact on the Company's financial position or results of operations.

Net Patient Service Revenue

Net patient service revenue for all centers is recorded at established rates reduced by allowances for doubtful accounts and contractual adjustments, which amounted to $801,076, $321,168 and $321,896 for the years ended December 31, 1995, 1994 and 1993, respectively.

Professional Liability Coverage

The Company maintains professional liability insurance coverage on a claims-made basis in Maine and Rhode Island, and on an occurrence basis in Massachusetts and Vermont. Management is unaware of any claims that may result in a loss in excess of amounts covered by its existing insurance.

Stock Option Accounting

The  Company  accounts  for  its  stock  compensation   arrangements  under  the
provisions of APB 25, "Accounting for Stock Issued to Employees," and intends to continue to do so.

Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    Occupational Health + Rehabilitation Inc

1.  Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, long-term debt and obligations under noncompetition agreements. The Company believes that the carrying value of its financial instruments approximates fair value. The Company has made this determination for its fixed-rate long-term debt based upon interest rates currently available to it to refinance such debt.

Net Loss Per Common Share

Net loss per share of common stock is computed by dividing net loss, adjusted for preferred stock dividends, by the weighted-average number of shares of common stock outstanding during each period presented. The effect of options and warrants is not considered as it would be antidilutive.

Reclassifications

Certain reclassifications of 1994 amounts have been made to permit comparison.

2.  Acquisitions and Joint Ventures

During 1994, the Company purchased substantially all the net assets of Link Performance and Recovery Systems, Inc., an outpatient medical center located in Maine. The purchase price was $247,938 which was paid in cash and 137,842 shares of Series 2 preferred stock. The transaction was accounted for as a purchase.

Effective April 1995, the Company entered into a partnership, NEBOH, with NEB Enterprises, Inc. (NEBE), a wholly-owned subsidiary of New England Baptist Hospital, to provide management and related services to the centers established by the partnership. The Company made a capital contribution to NEBOH of $204,000 in cash and has a partnership interest equal to 51%. In addition, OH+R has control of the business and affairs of the partnership through its majority control of the Management Committee. The Management Committee consists of two persons designated by NEBE (the minority shareholder) and three persons designated by OH+R. Therefore, OH+R has majority voting control of the partnership and consolidates the partnership in its financial statements. Under the terms of a related agreement, the Company issued a promissory note payable to NEBE in the amount of $536,446 and incurred a short-term obligation of $104,908 to NEBE for the purchase of 51% of the assets, properties and rights, both tangible and intangible, in the Waltham center owned by NEBE and operated by the Company. NEBE acquired from the Company a 49% interest in certain of the Company's

                    Occupational Health + Rehabilitation Inc

2.  Acquisitions and Joint Ventures (continued)

Boston center assets. These exchanges of assets of the Waltham center and Boston center were consummated at the fair value of the tangible and intangible net assets of the centers. Goodwill of $337,464 was recorded by OH+R in connection with these transactions. Both the Company and NEBE contributed their respective interests in the Waltham and Boston centers to the partnership. The promissory note, at the option of the holder, may be converted into shares of common stock of the Company. As a result of the Company's interest to merge with Telor (see
Note 14), the seller has agreed to waive the right to convert the note into shares of common stock of the Company.

In May 1995, the Company purchased substantially all of the assets (excluding accounts receivable) of Family Health Care, P.A., a physician practice located in Bangor, Maine. The purchase price was $105,000, consisting of 20,000 common stock shares of the Company and a promissory note. At the option of the holder, principal payments may be made in shares of common stock of the Company. As a result of the Company's intent to merge with Telor (see Note 14), the seller has agreed to waive the right to receive such shares under the promissory note. The note is secured by certain assets of the Company. This transaction was accounted for as a purchase.

In June 1995, the Company purchased substantially all of the assets (excluding accounts receivable) of Green Mountain Sports Physical Therapy, an outpatient therapy center located in Vermont. The purchase price was $400,000, consisting of cash and a promissory note. At the option of the holder, principal payments may be made in shares of common stock of the Company. As a result of the Company's intent to merge with Telor (see Note 14), the seller has agreed to waive the right to receive shares under the promissory note. The note is secured by certain assets of the Company. This transaction was accounted for as a purchase.

Certain purchase agreements require additional payments if specific financial targets are met. In 1995, no additional payments were made.

3.  Management Agreements

New England Baptist Hospital

On April 1, 1993, the Company entered into a management agreement with New England Baptist Hospital in Boston, Massachusetts. Under the agreement, the Company operated an outpatient medical center in Waltham, Massachusetts in return for management fees. The management agreement terminated when the Company entered into a partnership agreement with NEBE (see Note 2). Management fees of $21,555, $108,580 and $88,655 were earned in 1995, 1994 and 1993, respectively, under this agreement.

                    Occupational Health + Rehabilitation Inc

3.  Management Agreements (continued)

NEB Occupational Health

Effective April 1995, NEBOH entered into a management agreement with New England Baptist Hospital. Under the terms of the agreement, NEBOH operates an outpatient medical center in Waltham, Massachusetts in return for a fee equal to the net revenue (as defined) of the center, less certain primary expenses. Fees earned during 1995 were $589,363, comprised of $705,411 of net revenue, less primary expenses of $116,048. Such revenue and expenses are included in net patient service revenue, and cost of services and administrative expenses, respectively, in the consolidated statement of operations.

Effective April 1995, the Company entered into a submanagement agreement with NEBOH. Under the terms of the agreement, the Company operates outpatient medical centers in Waltham and Boston, Massachusetts in return for management fees. Management fees of $167,768 were earned in 1995 under this agreement.

4.  Sale of Accounts Receivable

In June 1995, the Company entered into an agreement with NPF-WL, Inc. (Purchaser) and National Premier Financial Services, Inc. (Servicer) of Dublin, Ohio for the sale of receivables from certain Company centers. Under the terms of this agreement, certain eligible medical receivables are sold to the Purchaser on a weekly basis. Up to $1,200,000, ongoing, is available to the Company. Total proceeds during 1995 were $1,857,978 under this agreement. The Company is required to maintain credit reserves with the Purchaser equal to 17% of the total outstanding purchase and to pay interest equal to 1.17% per month on the outstanding purchase balance. The Company paid $72,134 in interest during 1995. At December 31, 1995, the outstanding purchase was $626,897 and was appropriately recorded as a deduction of accounts receivable. The Company maintained credit reserves of $116,056 at December 31, 1995 in other current assets.

                    Occupational Health + Rehabilitation Inc

5.  Property and Equipment

Property and equipment consist of the following:
                                                     December 31
                                                 1995          1994
                                            --------------------------

  Vehicles                                   $   13,000
  Medical equipment                             911,058      $489,857
  Furniture and office equipment                451,631       313,943
  Leasehold improvements                        220,504       122,244
                                            --------------------------
                                              1,596,193       926,044
  Less accumulated depreciation                 537,882       366,133
                                            --------------------------

                                             $1,058,311      $559,911
                                            ==========================

The cost of certain equipment leased under capital lease agreements was $420,727 and $252,873 at December 31, 1995 and 1994, respectively. Accumulated depreciation on these capitalized lease assets was $81,813 and $37,233 at December 31, 1995 and 1994, respectively.

6.  Intangible Assets

Intangible assets consist of the following:

                                                    December 31
                                                1995          1994
                                            --------------------------

  Excess cost of net assets acquired         $1,299,067    $   540,614
  Noncompetition agreements                     632,144        617,144
  Organization costs                            208,420        121,929
                                            --------------------------
                                              2,139,631      1,279,687
  Less accumulated amortization                 574,452        380,076
                                            --------------------------

                                             $1,565,179    $   899,611
                                            ==========================

                    Occupational Health + Rehabilitation Inc

7.  Long-Term Debt and Noncompetition Agreements

Long-term debt consists of the following:
                                                             December 31
                                                         1995           1994
                                                       ------------------------

  Note payable to NEBE                                 $536,446
  Promissory note, bearing interest at 9% due in
    three annual installments through June 1998         200,000
  Promissory note, bearing interest at 8.5% due
    in four annual installments through June
    1999                                                100,000
  Line of credit with bank, bearing interest at the
    bank's prime rate plus 1%                                         $150,000

  Term loan payable to bank, bearing interest at
    the bank's prime rate plus 1%, due June
    1996                                                                67,340
  Note payable to bank, bearing interest at the
    bank's prime rate plus 1%, due February
    1996                                                                23,333
                                                       ------------------------
                                                        836,446        240,673
  Less current portion                                   91,667        240,673
                                                       ------------------------

                                                       $744,779       $      0
                                                       ========================

In June 1995, the Company repaid certain amounts outstanding under its debt agreements with the proceeds of an accounts receivable factoring agreement (see
Note 4).

In connection with its investment in NEBOH, on April 1, 1995, the Company entered into a convertible subordinated note agreement with NEBE in the amount of $536,446. The note carries interest at 9.75% and requires payment of interest only, in arrears, on April 1, 1996, 1997 and 1998. Beginning October 1, 1999, the Company is required to make semi-annual payments of interest, in arrears, on each October 1st and April 1st. Beginning April 1, 1999, the Company is required to make five equal installments of principal of $107,293 on each April 1 until final maturity on April 1, 2003. Payments of principal may be deferred at the option of the payee. At the option of NEBE the note may be converted into shares of the Company's common stock at a price of $1.50 per share, subject to adjustment in certain circumstances. The note will automatically convert in the event of an initial public offering, merger or sale of the Company, subject to certain conditions. The note is secured by a special distribution of certain assets of NEBOH.

                    Occupational Health + Rehabilitation Inc

7.  Long-Term Debt and Noncompetition Agreements (continued)

Obligations under noncompetition agreements of $618,153 are net of unamortized discount of $31,847 at December 31, 1995 (effective interest rate 5.22%). These obligations consist of amounts due to five individuals in connection with the acquisition of OOC and are payable in equal installments of $325,000 during 1996 and 1997.

Maturities of  obligations  under  noncompetition  agreements  are as follows:
1996--$325,000 and 1997--$293,153.

Aggregate maturities of obligations under long-term debt agreements are as follows:

                        1996              $ 91,667
                        1997                91,667
                        1998                91,666
                        1999               132,293
                        2000               107,293
                        Thereafter         321,860
                                          --------

                                          $836,446
                                          ========

Interest paid in 1995, 1994 and 1993 amounted to $113,903, $50,676 and $29,408, respectively.

8.  Leases

The Company maintains operating leases for commercial property and office equipment. The commercial leases contain renewal options and require the Company to pay certain utilities and taxes over established base amounts. Operating lease expense amounted to $717,804, $392,862 and $295,733 for 1995, 1994 and
1993, respectively.

In 1995, 1994 and 1993, the Company entered into various capital lease agreements for the purchase and installation of certain therapy equipment, office equipment, computer equipment and software (see Note 5).

                    Occupational Health + Rehabilitation Inc

8.  Leases (continued)

Future minimum lease payments under capital leases and noncancelable operating leases are as follows:

                                                                Operating
                                              Capital Leases      Leases
                                              ---------------------------

1996                                            $123,067       $  673,082
1997                                              99,131          509,381
1998                                              32,729          245,928
1999                                               3,665          248,839
2000                                                               79,344
                                              ---------------------------
Total minimum lease payments                     258,592       $1,756,574
                                                               ==========
Amounts representing interest                     36,481
                                              ----------

Present value of net minimum lease payments     $222,111
                                              ==========

9.  Income Taxes

The Company provides for income taxes under the liability method. Deferred income taxes arise principally from temporary differences related to accrued bonuses, net operating losses, bad debt reserves and use of accelerated depreciation for tax return purposes. The components of the Company's deferred income taxes at December 31, 1995 and 1994 are as follows:

                                                            December 31
                                                         1995         1994
                                                     -------------------------
Deferred tax assets                                  $ 1,906,225   $ 1,199,241
Less valuation allowance                              (1,852,874)   (1,144,967)
                                                     -------------------------

Deferred tax asset after valuation allowance         $    53,351   $    54,274
                                                     =========================

Deferred tax liability                               $   (53,351)  $   (54,274)
                                                     =========================

At December 31, 1995, the Company had net operating loss carryforwards for federal income tax purposes of approximately $4,624,878 which begin to expire in 2008. For financial reporting purposes, a valuation allowance of $1,862,901 has been recognized to offset deferred tax assets related to this carryforward since uncertainty exists with respect to future realization of such carryforwards.

                    Occupational Health + Rehabilitation Inc

10.  Stockholders' Equity and Redeemable Preferred Stock

In April 1995, the Company adopted a Certificate of Amendment of their Certificate of Incorporation which increased the authorized number of shares of Common Stock of the Company from 6,000,000 to 8,000,000 shares and Series 2 Preferred Stock from 2,500,000 to 3,000,000 shares. The Company has reserved 5,514,575 shares of Common Stock for future issuance under the terms of the Preferred Stock, Warrant, Stock Option and NEBE Note Agreements.

Preferred Stock

Each share of Series 1 and Series 2 Preferred Stock (Preferred Stock) is convertible into one share of common stock, subject to certain anti-dilution requirements, and will automatically convert immediately prior to the closing of an initial public offering at a price of at least $4.50 per share. Each share of Preferred Stock is entitled to one vote. Dividends are payable when and if declared by the Board of Directors and accrue at an annual cumulative rate of $.125 and $.150 per share on the Preferred Stock, respectively. Dividends accrued on the Series 1 Preferred Stock totaled $200,000 in each of 1995, 1994 and 1993. Dividends accrued on the Series 2 Preferred Stock totaled $360,676, $220,113 and $91,667 for 1995, 1994 and 1993, respectively.

In the event of voluntary or involuntary liquidation, distribution of assets, dissolution or winding up of the Company, and after payment in full of all debts and other obligations of the Company, the holders of the Preferred Stock are entitled to receive an amount equal to $1.25 and $1.50, respectively, per share plus all accrued but unpaid dividends, whether or not declared.

At any time after July 1998, any holder of Preferred Stock shall have the right, at such holder's option, to require the Company to redeem all or part of the Preferred Stock at a redemption value of $1.25 plus all unpaid dividends for the Series 1 Preferred Stock and $1.50 plus all unpaid dividends for the Series 2 Preferred Stock.

At any time after July 1999, the Company may redeem all, but not less than all, of the Preferred Stock at the same redemption values noted in the previous paragraph.

In April 1995, the Company issued 400,000 shares of Series 2 Preferred Stock and received proceeds of $600,000.

Common Stock

On July 1, 1992, the Company sold 651,855 shares of $.01 par value common stock to its founders for $6,519. These shares are subject to certain vesting and repurchase agreements.

                    Occupational Health + Rehabilitation Inc

10.  Stockholders' Equity and Redeemable Preferred Stock (continued)

During 1995, the Company issued 20,000 of its common stock at $.25 per share as part of a noncompetition agreement.

Warrants

In conjunction with the acquisition of OOC and the sale of Series 1 Preferred Stock (see Note 1 and Preferred Stock section above), the Company issued stock purchase warrants. The warrants provide the holders the right to purchase an aggregate of 148,150 shares of common stock at $1.25 per share. The warrants are exercisable in part or whole from July 1, 1997 until August 31, 1997.

Stock Plan

The Company's Stock Plan provides the opportunity for employees, related corporations, directors and consultants to be granted options to purchase, receive awards or make direct purchases of up to 870,951 shares of the Company's common stock. Options granted under the Plan may be "incentive stock options" or "nonqualified options" under the applicable provisions of the Internal Revenue Code. The exercise price of "incentive stock options" granted under the plan may not be less than the fair market value of the Company's common stock at the date of grant. "Nonqualified options" may not be granted at less than 50% of fair market value.

Option activity under the plan was as follows:

                                              Number of    Option Price
                                               Shares       Per Share
                                            -----------------------------

Outstanding at December 31, 1992                     0
  Granted                                      560,065        $.25
  Canceled                                    (123,050)        .25
                                            -----------------------------

Outstanding at December 31, 1993               437,015         .25
  Granted                                      180,260         .25
  Canceled                                     (77,400)        .25
                                            -----------------------------

Outstanding at December 31, 1994               539,875         .25
  Granted                                       71,850     .25-.50
  Canceled                                     (55,700)        .25
                                            -----------------------------

Outstanding at December 31, 1995               556,025    $.25-.50
                                            =============================

                    Occupational Health + Rehabilitation Inc

10.  Stockholders' Equity and Redeemable Preferred Stock (continued)

No options were exercised in 1995, 1994 or 1993. At December 31, 1995, options covering 210,070 shares were exercisable. All options granted vest over a four-year period.

In January 1996, options covering an additional 317,100 shares were granted at $.50 per share. All options granted vest over a two to four-year period, except for 200,000 options which vest upon the occurrence of certain events.

11.  Employee Benefit Plan

The Company has a qualified 401(k) plan (the Plan) for all employees meeting certain eligibility requirements. The Company contributes a stipulated percentage based on employee contributions. Company contributions to the Plan were $38,118, $26,269 and $15,799 during 1995, 1994 and 1993, respectively.

12.  Transactions with Related Parties

Amounts due to NEBOH from New England Baptist Hospital consist of cash collected from certain accounts related to a management agreement and from certain accounts contributed to NEBOH under a partnership agreement effective April 1, 1995. Amounts owed to NEBOH at December 31, 1995 were $680,445.

Amounts payable to New England Baptist Hospital from NEBOH consist of certain operating expenses paid by New England Baptist Hospital during the year. Amounts owed to New England Baptist Hospital at December 31, 1995 were $377,862.

The Company rents certain fixed assets to NEBOH. Equipment rent expense for 1995 was $14,569.

13.  Subsequent Events

In January 1996, NEBOH obtained a line of credit with a bank which provided for borrowings of up to $300,000. The line of credit is secured by certain accounts receivable of the partnership. The proceeds of the line are to be used for general operating expenses. The line bears interest at prime plus 3/4%.

On March 4, 1996, the Company signed a promissory note with one of its investors to provide for borrowings of up to $350,000. The proceeds of the note are to be used for the payment of certain outstanding debt. The note is due and payable on the earlier of the closing of the merger (see Note 14) or January 15, 1997 and bears interest at 9%. The note is unsecured.

14.  Merger

On December 6, 1995, the Company signed a letter of intent to merge into Telor. Under the terms of the merger, all of the outstanding shares of common stock and convertible preferred stock of the Company at the effective date of the merger will be converted into shares of Telor common stock, $.001 par value. All of the outstanding warrants and options to purchase shares of Company common stock will upon the merger become warrants and options to purchase shares of Telor common stock.

Immediately after the consummation of the merger, the Company stockholders will hold or have the right to receive upon exercise of options or warrants fifty percent (50%) of the outstanding shares of Telor stock on a fully diluted basis. The name of the surviving corporation will be Occupational Health + Rehabilitation Inc. It is expected that the merger will be accounted for as a reverse purchase and is intended to quality as a tax-free reorganization.

                                  APPENDIX A


                         Agreement and Plan of Merger

                                                                      APPENDIX A

================================================================================



                         AGREEMENT AND PLAN OF MERGER

                                    Between

                    TELOR OPHTHALMIC PHARMACEUTICALS, INC.

                                      And

                   OCCUPATIONAL HEALTH + REHABILITATION INC

                                   ----------


                               February 22, 1996

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I  THE MERGER......................................................  1
      SECTION 1.01      The Merger.........................................  1
      SECTION 1.02      Effective Time of Merger...........................  1
      SECTION 1.03      Effects of the Merger..............................  1
      SECTION 1.04      Purpose of the Surviving Corporation...............  2
      SECTION 1.05      Certificate of Incorporation and By-Laws...........  2
      SECTION 1.06      Directors and Officers.............................  2
      SECTION 1.07      Conversion of Shares...............................  2
      SECTION 1.08      Fractional Shares..................................  4
      SECTION 1.09      Stockholders Approvals.............................  4
      SECTION 1.10      Treatment of Employee Stock Options and OH+R
                        Warrants...........................................  4
      SECTION 1.11      Cancellation of Treasury Stock and Stock
                        held by Telor......................................  5
      SECTION 1.12      Tax-Free Reorganization............................  5
      SECTION 1.13      Closing............................................  5
      SECTION 1.14      Subsequent Actions.................................  6
      SECTION 1.15      Exchange of Certificates...........................  7
      SECTION 1.16      Additional Issuances of Telor Stock................  8

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF OH+R ........................ 12
      SECTION 2.01      Capitalization..................................... 12
      SECTION 2.02      Organization and Qualification..................... 13
      SECTION 2.03      Subsidiaries....................................... 13
      SECTION 2.04      Corporate Power and Authority...................... 13
      SECTION 2.05      Validity, Etc...................................... 14
      SECTION 2.06      Financial Statements............................... 14
      SECTION 2.07      Absence of Undisclosed Liabilities................. 15
      SECTION 2.08      Absence of Adverse Change; Conduct of Business..... 15
      SECTION 2.09      Supplies........................................... 18
      SECTION 2.10      Receivables........................................ 18
      SECTION 2.11      Taxes.............................................. 18
      SECTION 2.12      Litigation......................................... 19
      SECTION 2.13      Certain Practices.................................. 20
      SECTION 2.14      Compliance with Law................................ 20
      SECTION 2.15      Licenses and Permits............................... 21
      SECTION 2.16      Labor and Employee Relations....................... 22
      SECTION 2.17      Employees.......................................... 22
      SECTION 2.18      Employee Benefits.................................. 22
      SECTION 2.19      Tangible Properties................................ 25
      SECTION 2.20      Real Property...................................... 25

      SECTION 2.21      Environmental Matters.............................. 26
      SECTION 2.22      Insurance.......................................... 27
      SECTION 2.23      Outstanding Commitments............................ 28
      SECTION 2.24      Intellectual Property.............................. 28
      SECTION 2.25      Proprietary Information of Third Parties........... 29
      SECTION 2.26      Significant Customers and Suppliers................ 29
      SECTION 2.27      Banks, Brokers and Proxies......................... 29
      SECTION 2.28      Assumptions, Guaranties, Etc. of Indebtedness
                        of Other Persons................................... 29
      SECTION 2.29      Transactions with Affiliates....................... 29
      SECTION 2.30      Records............................................ 30
      SECTION 2.31      Projections; Working Capital....................... 30
      SECTION 2.32      Information Supplied for Proxy Statement........... 30
      SECTION 2.33      Tax-Free Reorganization............................ 31
      SECTION 2.34      Disclosure......................................... 31
      SECTION 2.35      Adoption of Strategic Plan......................... 31

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF TELOR....................... 32
      SECTION 3.01      Capitalization..................................... 32
      SECTION 3.02      Organization and Qualification; Subsidiaries....... 32
      SECTION 3.03      Corporate Power and Authority...................... 33
      SECTION 3.04      Validity, Etc...................................... 33
      SECTION 3.05      Financial Statements............................... 33
      SECTION 3.06      Absence of Undisclosed Liabilities................. 34
      SECTION 3.07      Absence of Adverse Change; Conduct of Business..... 34
      SECTION 3.08      SEC Compliance..................................... 37
      SECTION 3.09      Taxes.............................................. 37
      SECTION 3.10      Certain Practices.................................. 38
      SECTION 3.11      Compliance with Law................................ 38
      SECTION 3.12      Licenses and Permits............................... 38
      SECTION 3.13      Labor and Employee Relations....................... 39
      SECTION 3.14      Employees.......................................... 39
      SECTION 3.15      Employee Benefits.................................. 39
      SECTION 3.16      Tangible Properties................................ 41
      SECTION 3.17      Real Property...................................... 42
      SECTION 3.18      Environmental Matters.............................. 42
      SECTION 3.19      Insurance.......................................... 44
      SECTION 3.20      Intellectual Property.............................. 44
      SECTION 3.21      Proprietary Information of Third Parties........... 45
      SECTION 3.22      Banks, Brokers and Proxies......................... 45
      SECTION 3.23      Litigation......................................... 45
      SECTION 3.24      Validity of Shares................................. 46
      SECTION 3.25      Outstanding Commitments............................ 46

      SECTION 3.26      Assumptions, Guaranties, Etc. of Indebtedness of Other
                        Persons............................................ 46
      SECTION 3.27      Transactions with Affiliates....................... 46
      SECTION 3.28      Records............................................ 47
      SECTION 3.29      Information Supplied for Proxy Statement........... 47
      SECTION 3.30      Tax-Free Reorganization............................ 47
      SECTION 3.31      Disclosure......................................... 47

ARTICLE IV  COVENANTS OF OH+R.............................................. 48
      SECTION 4.01      Best Efforts Cooperation........................... 48
      SECTION 4.02      Publicity.......................................... 48
      SECTION 4.03      Access............................................. 48
      SECTION 4.04      Insurance.......................................... 49
      SECTION 4.05      Compliance with Laws............................... 49
      SECTION 4.06      Keeping of Books and Records....................... 49
      SECTION 4.07      Actions Prior to Closing........................... 49
      SECTION 4.08      Notice of Changes.................................. 50
      SECTION 4.09      Preservation of Business........................... 50
      SECTION 4.10      Litigation......................................... 51
      SECTION 4.11      Continued Effectiveness of Representations and
                        Warranties......................................... 51
      SECTION 4.12      Obligations of Affiliates.......................... 51
      SECTION 4.13      No Solicitations or Negotiations................... 51
      SECTION 4.14      Proxy Statement.................................... 52
      SECTION 4.15      1995 Audit......................................... 52

ARTICLE V  COVENANTS OF TELOR.............................................. 52
      SECTION 5.01      Cooperation........................................ 52
      SECTION 5.02      Publicity.......................................... 52
      SECTION 5.03      Access............................................. 53
      SECTION 5.04      Insurance.......................................... 53
      SECTION 5.05      Compliance with Laws............................... 53
      SECTION 5.06      Keeping of Books and Records....................... 53
      SECTION 5.07      Actions Prior to Closing........................... 53
      SECTION 5.08      Notice of Changes.................................. 55
      SECTION 5.09      Litigation......................................... 55
      SECTION 5.10      Continued Effectiveness of Representations and

                        Warranties......................................... 55
      SECTION 5.11      No Solicitations or Negotiations................... 55
      SECTION 5.12      Nasdaq Issues...................................... 56

ARTICLE VI  CONDITIONS TO TELOR'S OBLIGATIONS.............................. 56
      SECTION 6.01      Stockholder Approval............................... 56
      SECTION 6.02      No Material Adverse Economic or Regulatory Event... 56

      SECTION 6.03      Consents........................................... 57
      SECTION 6.04      Representations and Warranties True................ 57
      SECTION 6.05      Performance........................................ 57
      SECTION 6.06      No Adverse Change.................................. 57
      SECTION 6.07      Opinion of Counsel................................. 57
      SECTION 6.08      Fairness Opinion................................... 57
      SECTION 6.09      Obligations of the OH+R Securityholders............ 57
      SECTION 6.10      No Actions, Suits or Proceedings................... 58
      SECTION 6.11      Proxy Statement Description of OH+R................ 58
      SECTION 6.12      Closing............................................ 58
      SECTION 6.13      Standstill Agreement............................... 58
      SECTION 6.14      No Dissenter's Rights.............................. 58
      SECTION 6.15      Registration Rights Agreement...................... 59
      SECTION 6.16      Employment Agreement............................... 59
      SECTION 6.17      Voting Agreement................................... 59
      SECTION 6.18      Termination and Amendment of Agreements, etc....... 59
      SECTION 6.19      Options............................................ 59
      SECTION 6.20      1995 Audit......................................... 59
      SECTION 6.21      Compliance with Regulation D....................... 60
      SECTION 6.22      Tax-Free Reorganization............................ 60
      SECTION 6.23      Closing Documents.................................. 60
      SECTION 6.24      Approval of Telor and Its Counsel.................. 60

ARTICLE VII  CONDITIONS TO OH+R'S OBLIGATIONS.............................. 60
      SECTION 7.01      Representations and Warranties True................ 60
      SECTION 7.02      Performance........................................ 61
      SECTION 7.03      Opinion of Telor's Counsel......................... 61
      SECTION 7.04      Consents........................................... 61
      SECTION 7.05      Tax Matters........................................ 61
      SECTION 7.06      No Adverse Change.................................. 61
      SECTION 7.07      No Actions, Suits or Proceedings................... 62
      SECTION 7.08      Stockholder Approval............................... 62
      SECTION 7.09      No Material Adverse Economic Event................. 62
      SECTION 7.10      Closing............................................ 62
      SECTION 7.11      Standstill Agreement............................... 62
      SECTION 7.12      Registration Rights Agreement...................... 62
      SECTION 7.13      Employment Agreement............................... 63
      SECTION 7.14      Voting Agreement................................... 63
      SECTION 7.15      Cash Balance....................................... 63
      SECTION 7.16      Option Pool........................................ 63
      SECTION 7.17      Closing Documents.................................. 63
      SECTION 7.18      Approval of OH+R and its Counsel................... 63

ARTICLE VIII  TERMINATION.................................................. 63
      SECTION 8.01      Termination........................................ 63
      SECTION 8.02      Effect of Termination.............................. 65
      SECTION 8.03      Termination Fee.................................... 65

ARTICLE IX  MISCELLANEOUS.................................................. 65
      SECTION 9.01      Notices............................................ 65
      SECTION 9.02      Entire Agreement................................... 66
      SECTION 9.03      Modifications and Amendments....................... 66
      SECTION 9.04      Waivers and Consents............................... 66
      SECTION 9.05      Assignment......................................... 66
      SECTION 9.06      Parties in Interest................................ 66
      SECTION 9.07      Governing Law...................................... 67
      SECTION 9.08      Jurisdiction and Service of Process................ 67
      SECTION 9.09      Severability....................................... 67
      SECTION 9.10      Interpretation..................................... 67
      SECTION 9.11      Headings and Captions.............................. 67
      SECTION 9.12      Enforcement........................................ 67
      SECTION 9.13      Reliance........................................... 68
      SECTION 9.14      Expenses........................................... 68
      SECTION 9.15      No Broker or Finder................................ 68
      SECTION 9.16      Confidentiality.................................... 68
      SECTION 9.17      Representations and Warranties; Nonsurvival........ 69
      SECTION 9.18      Gender............................................. 69
      SECTION 9.19      Telor 401(k) Plan.................................. 69
      SECTION 9.20      Definitions........................................ 69
      SECTION 9.21      Counterparts....................................... 75

                                   EXHIBITS

EXHIBIT 1.02  -  Certificate of Merger
EXHIBIT 6.07  -  Form of Opinion of OH+R's Counsel
EXHIBIT 6.11  -  OH+R Proxy Disclosure - Business Section
EXHIBIT 6.13  -  Form of Standstill Agreement
EXHIBIT 6.15  -  Form of Registration Rights Agreement
EXHIBIT 6.16  -  Form of Employment Agreement
EXHIBIT 6.21  -  Form of Investment Letter
EXHIBIT 6.22  -  Representations to be Given by OH+R Securityholders
EXHIBIT 7.03  -  Form of Opinion of Telor's Counsel

                                    SCHEDULES

SCHEDULE 2.01      -  Capitalization of OH+R
SCHEDULE 2.02      -  Foreign Qualification of OH+R Companies
SCHEDULE 2.03      -  Subsidiaries of OH+R
SCHEDULE 2.05      -  Validity, Etc. re: OH+R
SCHEDULE 2.06      -  Financial Statements of OH+R
SCHEDULE 2.07      -  Undisclosed Liabilities
SCHEDULE 2.08      -  Absence of Adverse Change; Conduct of Business of OH+R
SCHEDULE 2.10      -  Receivables of OH+R
SCHEDULE 2.11      -  Taxes of OH+R
SCHEDULE 2.12      -  Litigation of OH+R
SCHEDULE 2.15      -  Licenses and Permits of OH+R
SCHEDULE 2.16      -  Labor and Employee Relations of OH+R
SCHEDULE 2.17      -  Employees of OH+R
SCHEDULE 2.18      -  Employee Benefits of OH+R
SCHEDULE 2.19      -  Tangible Properties of OH+R
SCHEDULE 2.20      -  Real Property of OH+R
SCHEDULE 2.21      -  Environmental Permits of OH+R
SCHEDULE 2.22      -  Insurance of OH+R
SCHEDULE 2.23      -  Outstanding Commitments of OH+R
SCHEDULE 2.24      -  Intellectual Property of OH+R
SCHEDULE 2.26      -  Significant Customers and Suppliers of OH+R
SCHEDULE 2.27      -  Banks, Brokers and Proxies of OH+R
SCHEDULE 2.29      -  Transactions with Affiliates of OH+R
SCHEDULE 3.01      -  Capitalization of Telor
SCHEDULE 3.02      -  Foreign Qualification of Telor; Subsidiaries
SCHEDULE 3.04      -  Validity, Etc. re: Telor
SCHEDULE 3.05      -  Financial Statement of Telor
SCHEDULE 3.06      -  Certain Agreements of Telor
SCHEDULE 3.07      -  Absence of Adverse Change; Conduct of Business of Telor;
                      SEC Filings
SCHEDULE 3.09      -  Taxes of Telor
SCHEDULE 3.12      -  Licenses and Permits of Telor
SCHEDULE 3.14      -  Employees of Telor
SCHEDULE 3.15      -  Employee Benefits of Telor
SCHEDULE 3.16      -  Tangible Properties of Telor
SCHEDULE 3.17      -  Real Property of Telor
SCHEDULE 3.18      -  Environmental Permits of Telor
SCHEDULE 3.19      -  Insurance of Telor
SCHEDULE 3.20      -  Intellectual Property of Telor
SCHEDULE 3.22      -  Banks, Brokers and Proxies of Telor
SCHEDULE 3.23      -  Litigation of Telor

SCHEDULE 3.25      -  Outstanding Commitments of Telor
SCHEDULE 3.27      -  Transactions with Affiliates of Telor
SCHEDULE 6.17(a)   -  Excluded OH+R Securityholders
SCHEDULE 6.17(b)   -  Telor Principal Stockholders
SCHEDULE 6.17(c)   -  OH+R Principal Stockholders

                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger (this "Agreement") is entered into this 22nd day of February, 1996 by and between Telor Ophthalmic Pharmaceuticals, Inc., a Delaware corporation ("Telor"), and Occupational Health + Rehabilitation Inc, a Delaware corporation ("OH+R").

                              W I T N E S S E T H :

      WHEREAS the respective Boards of Directors of Telor and OH+R have each determined that it is advisable, on the terms and subject to the conditions of this Agreement, to merge OH+R with and into Telor; and

      WHEREAS the parties desire to enter into certain other agreements for their mutual benefit.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, intending to be legally bound, Telor and OH+R hereby agree as follows:

                             ARTICLE I  THE MERGER

      SECTION 1.01 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Delaware General Corporation Law (the "DGCL"), OH+R shall be merged with and into Telor (the "Merger") as soon as practicable following the satisfaction or, to the extent permitted hereunder, waiver, of the conditions set forth in Articles VI and VII of this Agreement. Following the Merger, Telor shall continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Delaware, and the separate corporate existence of OH+R shall cease.

      SECTION 1.02 Effective Time of Merger. The Merger shall be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger substantially in the form of Exhibit 1.02 (the "Certificate of Merger") in accordance with the DGCL (the later of the time of such filing and the time specified in the Certificate of Merger being the "Effective Time").

      SECTION 1.03 Effects of the Merger. The Merger shall have the effects set forth in Sections 259 through 261 of the DGCL.

      SECTION 1.04 Purpose of the Surviving Corporation. The purpose of the Surviving Corporation shall be to carry on the business of Telor and OH+R as the Board of Directors of the Surviving Corporation may determine from time to time and any other business or activity permitted by the laws of the State of Delaware for a corporation organized under the DGCL.

      SECTION 1.05 Certificate of Incorporation and By-Laws. The Certificate of Incorporation, as amended by the Certificate of Merger, and By-Laws of Telor shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation. The Surviving Corporation shall be authorized to issue 25,000,000 shares of common stock, $.001 par value per share and 5,000,000 shares of preferred stock, $.001 par value per share. The name of the Surviving Corporation shall be changed pursuant to the Certificate of Merger to Occupational Health + Rehabilitation Inc.

      SECTION 1.06 Directors and Officers. At the Effective Time, the following persons shall be the initial directors and officers of the Surviving
Corporation, each of whom shall hold his or her directorship and/or office during the term specified below until the election and qualification of his or her successor or until his or her tenure is otherwise terminated in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and the DGCL:

            Directors                       Term, ending at Annual Meeting in:
            ---------                       ----------------------------------
      Charles L. Dimmler, III                            1998
      Kevin J. Dougherty                                 1998
      Angus M. Duthie                                    1996
      John C. Garbarino                                  1996
      John K. Herdklotz, Ph.D.                           1996
      Paul D. Paganucci                                  1997
      Craig C. Taylor                                    1997

            Officers                                   Position
            --------                                   --------
      John C. Garbarino                     President, Chief Executive Officer,
                                             Treasurer and Secretary
      Lynne M. Rosen                        Assistant Secretary
      Kathryn G. Converse                   Assistant Secretary

      The Compensation Committee of the Board of Directors shall have the following members: Charles L. Dimmler, III, Angus M. Duthie and Paul D. Paganucci; and the Audit Committee of the Board of Directors shall have the following members: Kevin J. Dougherty, Craig C. Taylor and John K. Herdklotz, Ph.D.

      SECTION 1.07 Conversion of Shares. (a) Upon the effectiveness of the Merger, by virtue of the Merger and without any action on the part of the holders thereof, the outstanding Equity Securities of OH+R (other than (i) Equity Securities of OH+R held in

OH+R's treasury or by any OH+R Subsidiary and (ii) such Equity Securities of OH+R, if any, as may then be owned by Telor) shall be cancelled and converted in the manner set forth below:

            (i) each outstanding share of OH+R Common Stock shall be converted into and exchanged for the right to receive from the Surviving Corporation the Share Conversion Fraction (as hereinafter defined) of a share of Telor Stock;

            (ii) each outstanding share of OH+R Preferred Stock shall be converted into and exchanged for the right to receive from the Surviving Corporation the number of shares of Telor Stock equal to (x) the number of shares of OH+R Common Stock then receivable upon conversion of such share of OH+R Preferred Stock multiplied by (y) the Share Conversion Fraction;

            (iii) the NEB Note shall be converted into and exchanged for the right to receive from the Surviving Corporation a number of shares of Telor Stock equal to (x) the number of shares of OH+R Common Stock receivable upon conversion thereof multiplied by (b) the Share Conversion Fraction, unless OH+R has obtained the agreement of the holder thereof prior to the Closing that the conversion right shall be cancelled, in which event the NEB Note shall remain outstanding; and

            (iv) the OH+R Employee Stock Options and the OH+R Warrants shall not be converted into and exchanged for Telor Stock but shall be subject to the provisions of Section 1.10.

      (b) Share Conversion Fraction. The "Share Conversion Fraction" shall be calculated as of the Closing Date by dividing (i) the sum of (A) the total number of shares of Telor Stock outstanding as of such date, (B) the total number of shares of Telor Stock issuable upon exercise of all outstanding options to purchase Telor Stock (less any options granted to directors who will as of the Effective Time cease to be directors of Telor, to the extent such options will not be exercisable as of the Effective Time or thereafter) and (C) the total number of shares of Telor Stock, if any, issuable or transferable upon the conversion, exchange and/or exercise of any Equity Securities (other than as provided in clause (B) immediately above) by (ii) the sum of (A) the total number of shares of OH+R Common Stock outstanding as of such date, (B) the total number of shares of OH+R Common Stock receivable upon conversion of all shares of OH+R Preferred Stock outstanding as of such date, (C) the total number of shares of OH+R Common Stock receivable upon conversion of the NEB Note (unless such conversion right has been cancelled), (D) the total number of shares of OH+R Common Stock issuable upon exercise of all OH+R Employee Stock Options and OH+R Warrants outstanding as of such date and (E) the total number of shares of OH+R Stock, if any, issuable or transferable upon the conversion, exchange and/or exercise of any Equity Securities (other than as provided in clauses (B) through (D) immediately above).

      SECTION 1.08 Fractional Shares. No fractional shares of Telor Stock shall be issued, but in lieu thereof each OH+R Securityholder who would otherwise be entitled to receive a fraction of a share of Telor Stock shall receive from the Surviving Corporation an amount of cash (rounded to the nearest cent) equal to the per share market value of Telor Stock (based on the last sales price of Telor Stock as reported on the National Market System of Nasdaq on the most recent trading day prior to the date of the Closing) multiplied by the fraction of a share of Telor Stock to which such holder would otherwise be entitled. The fractional share interests of each OH+R Securityholder in each case shall be aggregated so that no OH+R Securityholder shall receive cash in an amount equal to or greater than the per share market value of one full share of Telor Stock.

      SECTION 1.09 Stockholders Approvals. Telor shall hold a meeting of its stockholders (the "Telor Stockholders Meeting") to consider and vote upon the approval of this Agreement and the Merger, and OH+R shall hold a meeting of its stockholders or provide an action by written consent to its stockholders (the "OH+R Stockholders Approval") to consider and vote upon the approval of this Agreement and the Merger contemplated hereby, all in accordance with the provisions of the DGCL, as soon as practicable after Telor's proxy statement (the "Proxy Statement") relating to the Merger shall have been cleared by the Securities and Exchange Commission (the "SEC"). The Telor Stockholders Meeting and the OH+R Stockholders Approval shall collectively be referred to as the "Stockholders Approvals."

      SECTION 1.10 Treatment of Employee Stock Options and OH+R Warrants.

            (a) Conversion of OH+R Employee Stock Options and OH+R Warrants. At the Effective Time and thereafter, each OH+R Employee Stock Option (in accordance with the terms of Section 10 of the OH+R Stock Plan and Section 9 of each OH+R Employee Stock Option Agreement) and each OH+R Warrant shall entitle the holder thereof, upon exercise in accordance with the terms thereof, to acquire (instead of OH+R Common Stock) Telor Stock in an amount equal to the number of shares of Telor Stock that would have been distributable pursuant to the Merger at the Effective Time in respect of the number of shares of OH+R Common Stock issuable upon exercise of such OH+R Employee Stock Option or OH+R Warrant (assuming that any vesting requirements applicable thereto had been satisfied prior to exercise) at an exercise price per share of Telor Stock equal to the number obtained by multiplying (x) the exercise price per share of OH+R Common Stock under the terms of such option or warrant by (y) a fraction, the numerator of which is the number of shares of OH+R Common Stock issuable upon exercise of such OH+R Employee Stock Option or OH+R Warrant immediately prior to the Merger (assuming that any vesting requirements applicable thereto had been satisfied prior to exercise) and the denominator of which is the number of shares of Telor Stock issuable upon exercise of such option or warrant, subject in any event to the other terms and conditions of such OH+R Employee Stock Option or OH+R Warrant, as the case may be. Any fractional shares of Telor Stock to which the holder of any OH+R Employee Stock Option or OH+R Warrant would be entitled upon exercise thereof shall be treated as provided in the applicable OH+R Stock Plan and OH+R Employee Stock Option Agreement or OH+R Warrant, as the case may be.

            (b) Vesting; No Amendments, etc. Except for (i) options to purchase 1,210 shares of OH+R Common Stock held by consultants of OH+R, which are on the date hereof and shall remain fully vested, (ii) options outstanding on the date hereof to purchase 300,000 shares of OH+R Common Stock held by certain OH+R officers and holders of Common Stock, of which 200,000 shares are subject to an option granted to John C. Garbarino, subject to the following vesting schedule:
100,000 shares immediately prior to the Effective Time, 50,000 shares after one year of employment by the Surviving Corporation and an additional 50,000 shares after two years of employment, provided that such options shall be fully exercisable upon a change of control or if his employment by the Surviving Corporation shall be terminated without cause, and the remainder of which options shall become exercisable in accordance with their terms and (iii) the OH+R Warrants, which shall become fully exercisable commencing on July 1, 1997 in accordance with their current terms, OH+R Employee Stock Options shall be subject to a four year vesting period, vesting in equal annual installments, which vesting period will commence upon the original grant date of the OH+R Employee Stock Options by OH+R. OH+R represents, warrants and agrees that it has not and will not amend or modify the terms of the OH+R Stock Plan or any OH+R Employee Stock Option at any time through the Effective Time.

      SECTION 1.11 Cancellation of Treasury Stock and Stock held by Telor. As of the Effective Time, each share of OH+R Common Stock and OH+R Preferred Stock (if any) held by OH+R or by any OH+R Subsidiary or by Telor shall, by virtue of the Merger and without any further action on the part of OH+R, any OH+R Subsidiary or Telor, be cancelled, returned and cease to exist, and no payment or other distribution shall be made with respect thereto.

      SECTION 1.12 Tax-Free Reorganization. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      SECTION 1.13 Closing. The closing of the Merger (the "Closing") will take place as soon as practicable after the later of the date of (i) the Stockholders Approvals or (ii) the first business day after satisfaction or waiver of all of the conditions to the Merger set forth in this Agreement at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts. The date of the Closing may hereinafter be referred to as the "Closing Date." All transactions consummated at the Closing shall be deemed to have been made simultaneously and shall be effective at the Effective Time. At the Closing:

      (a) the Certificate of Merger shall be executed by Telor and OH+R and the Merger shall be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL.

      (b)   OH+R shall deliver or cause to be delivered the following:

            (i)   The certificates required by Sections 6.04, 6.05 and 6.11;

            (ii)  The opinion of counsel required by Section 6.07;

            (iii) A copy of the resolutions of OH+R's Board of Directors and stockholders, certified by its Secretary, authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and the acts of the officers and employees of OH+R in carrying out the terms and provisions hereof; and

            (iv) All of the books, data, documents, instruments and other records relating to OH+R and each of its Subsidiaries including without limitation the original incorporation documents, foreign qualifications, by-laws, minute book and stock record book of OH+R and each such Subsidiary and all original contracts and agreements to which OH+R and each of its Subsidiaries is a party.

      (c)   Telor shall deliver or cause to be delivered the following:

            (i)   The certificates required by Sections 7.01 and 7.02;

            (ii)  The opinions of counsel required by Sections 7.03 and 7.05;

            (iii) A copy of the resolutions of Telor's Board of Directors and stockholders certified by its Secretary, authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and the acts of the officers and employees of Telor in carrying out the terms and provisions hereof.

      (d)   The parties shall deliver or cause to be delivered the following:

            (i) The Standstill Agreement, the Registration Rights Agreement, the Employment Agreement and the Voting Agreement; and

            (ii) Such further documents, resolutions, certificates and instruments as any party or such party's counsel reasonably requests to facilitate the consummation of the Merger and the other transactions contemplated hereby.

      SECTION 1.14 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Telor or OH+R acquired or to be acquired or maintained by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation are hereby authorized to execute and deliver, in the name and on behalf of each of Telor and OH+R all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Telor and OH+R all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this

Agreement. At any time and from time to time after the Closing, at the request of the Surviving Corporation and without the payment of further consideration, OH+R agrees to execute and deliver such instruments as may reasonably be requested by the Surviving Corporation in connection with the foregoing.

      SECTION 1.15 Exchange of Certificates.

      (a) At the Closing (provided that the capitalization of neither OH+R nor Telor has changed within the four (4) business days immediately preceding the date of the Closing), certificates representing all of the issued and outstanding shares of OH+R Common Stock and OH+R Preferred Stock shall be surrendered for cancellation and termination in the Merger. At the Effective Time, each such certificate shall be cancelled, and, simultaneously with such cancellation, a new certificate for shares of Telor Stock, representing the number of shares of Telor Stock into which the shares of OH+R Common Stock and OH+R Preferred Stock formerly represented by such certificate shall have been converted in the Merger, shall be issued to the holder thereof, together with a check payable to such holder representing payment of cash in lieu of fractional shares determined in accordance with Section 1.08 hereof. From and after the Effective Time, each certificate which prior to the Effective Time represented shares of OH+R Common Stock or OH+R Preferred Stock shall be deemed to represent only the right to receive the certificates representing shares of Telor Stock and cash payment under Section 1.08, if applicable, contemplated by the preceding sentence, and the holder of each such certificate shall cease to have any rights with respect to the shares of OH+R Common Stock and OH+R Preferred Stock formerly represented thereby.

      (b) If the  capitalization of either Telor or OH+R changes within the four
(4) business days immediately preceding the date of the Closing, then State Street Bank and Trust Company, Telor's transfer agent, shall act as exchange agent (the "Exchange Agent") in the Merger, and the provisions of this Section
1.15 (c) through (g) shall apply.

      (c) As promptly as practicable after the Effective Time of the Merger (but in no event later than ten (10) days after the Effective Time of the Merger), Telor shall make available for exchange in accordance with this Section 1.15, through such reasonable procedures as Telor may adopt, the shares of Telor Stock issuable pursuant to Section 1.07.

      (d) As promptly as practicable after the Effective Time of the Merger (but in no event later than ten (10) days after the Effective Time of the Merger), the Exchange Agent shall mail or deliver to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of OH+R Stock (the "Certificates") whose shares were converted into the right to receive Telor Stock pursuant to Section
1.07 hereof and the Certificate of Merger, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk, loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Telor may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for a certificate representing Telor Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Telor, together with such letter of transmittal, duly executed, such agent shall promptly deliver in accordance with the instructions properly contained in such letter of transmittal (i) a certificate for the number of shares of Telor Stock to which such holder is entitled pursuant to Section 1.07 and (ii) a check in the amount due such holder for the value computed in accordance with Section 1.08 (and without any interest thereon) of any fractional share interest such holder may have.

      (e) Any Certificate surrendered in accordance with this Section shall forthwith be cancelled. In the event of a transfer of ownership of shares of OH+R Stock which is not registered on the transfer records of OH+R, the appropriate number of shares of Telor Stock may be delivered to a transferee if the Certificate representing such shares of OH+R Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.15, each Certificate shall, at any time after the Effective Time, represent the right to receive upon such surrender the number of shares of Telor Stock as provided by this Section
1.15 and the provisions of the DGCL.

      (f) No holder of a Certificate shall be entitled to receive any dividend or other distribution from Telor with respect to the shares of Telor Stock such holder is entitled to receive upon the surrender in accordance with this Section
1.15 of such Certificate until such Certificate is so surrendered. Upon such surrender there shall be paid without interest, in accordance with the instructions properly contained in the duly executed letter of transmittal accompanying such surrender, with respect to the number of whole shares of Telor Stock represented by the certificate or certificates issued upon such surrender:
(i) promptly, the amount of any dividends or other distributions, if any, that theretofore became payable and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with (x) a record date after the Effective Time but prior to such surrender and (y) a payment date occurring after such surrender.

      (g) All Telor Stock which shall have been delivered upon or in connection with the surrender for exchange of Certificates in accordance with the terms of this Section 1.15 including, without limitation, of subsection (a) above, shall be deemed to have been delivered in full satisfaction of all rights pertaining to the shares of OH+R Common Stock and OH+R Preferred Stock represented by such Certificates. After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of capital stock of OH+R which were outstanding immediately prior to the Effective Time. If certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 1.15.

      SECTION 1.16 Additional Issuances of Telor Stock.

      (a) Required Additional Issuances of Telor Stock. Reference is made to that certain Standard Form Industrial Lease, dated July 12, 1994, by and between WRC Properties, Inc. (the "Landlord") and Telor (the "Lease"), relating to the lease by Telor of a portion of the property located at 265 Ballardvale Street, Wilmington, Massachusetts (the "Premises") and to those certain Letters of Credit, in the original aggregate amount of $400,000, securing Telor's obligations under the Lease (the "Letters of Credit"). In the event that there are Aggregate Lease Payments (as defined below) at any time on or after January 1, 1997 and prior to five years after the Commencement Date (as defined in the Lease), then the Surviving Corporation shall issue to the OH+R Securityholders (including the holder of the NEB Note only if the NEB Note is converted in the Merger), additional shares of Telor Stock in accordance with the provisions of this Section 1.16. As used herein, "Aggregate Lease Payments" shall mean the sum of (i) any payments by the Surviving Corporation to the Landlord on account of the Lease, whether such payments are rent or additional rent payments under the Lease or as settlement payments in termination of the Lease or in connection with entering into a sublease or subleases, including, without limitation, as a result of any draw by the Landlord on the Letters of Credit, (ii) any additional costs paid by the Surviving Corporation in connection with the Premises including, without limitation for heat or other utilities and taxes but not including any costs associated with violations or alleged violations of Environmental Laws, (iii) any payment by the Surviving Corporation to any leasing agent in connection with the termination of such Lease or the leasing of the Premises to a subtenant or subtenants and (iv) at such time as such payments are due to the Surviving Corporation, any amount due to the Surviving Corporation from a sublessee or subtenant of the Premises which has not been paid less the sum of (y) any amounts received by the Surviving Corporation from any sublessee or subtenant of the Premises and (z) the amount by which the Letters of Credit have been decreased other than by payment to the Landlord either pursuant to the provisions of the Lease or as a result of a sublessee or subtenant providing a replacement letter of credit to secure all or a portion of the obligations under the Lease or otherwise, provided that all amounts paid by the Surviving Corporation in connection with entering into an agreement with a subtenant or sublessee, including, without limitation, leasing agent fees and costs of leasehold improvements, shall, for purposes of this
Section 1.16, be accounted for by amortizing such payments monthly over the shorter of the term of the applicable subtenancy or sublease or through five years after the Commencement Date, whichever is shorter, and treated as paid on a pro rata basis during such period. Aggregate Lease Payments shall not include payments due and any additional costs in connection with the Premises for heat or other utilities payable under the Lease during 1996 or after five years after the Commencement Date.

      (b) Number of Additional Shares. Within thirty (30) days after the end of the first calendar quarter in which the Aggregate Lease Payments exceed zero and after the end of each calendar quarter thereafter in which the Aggregate Lease Payments for which no adjustment has been made exceed zero (the last day of each such calendar quarter being a "Determination Date"), there shall be issued to the OH+R Securityholders that number of additional shares of Telor Stock, if any, determined by multiplying (i) the Aggregate Lease Payments for which no adjustment has been made by .50 and (ii) dividing the amount obtained thereby by seven dollars ($7) (which number seven (7) shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or combination of the shares of Telor Stock). In addition, if there is a written assertion of a violation of Environmental Laws at the premises leased under the Lease, which written assertion is received by the Surviving Corporation at any time prior to the termination of the Lease, but in any event no later than five
(5) years after the Commencement Date (as defined in the Lease), and such assertion is directly as a result of

Telor's own operations (and not solely as a result of its tenancy), then, at such time as there has been a final, non-appealable judgment by a court of competent jurisdiction or a binding settlement agreement among all parties in interest with respect to such assertion resulting in liability to the Surviving Corporation, there shall be issued to the OH+R Securityholders that number of additional shares of Telor Stock determined by multiplying (i) the actual amount of costs incurred by the Surviving Corporation as a result of such judgment or settlement as reduced by any funds to which the Surviving Corporation is entitled in connection with such liability (including, without limitation, any insurance proceeds), by .50 and (ii) dividing the amount obtained thereby by seven dollars ($7) (which number seven (7) shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or combination of the shares of Telor Stock). All shares of Telor Stock which may be issued to the OH+R Securityholders pursuant to this Section 1.16 are hereinafter referred to as "Additional Shares." After the consummation of the Merger, the provisions of this Section 1.16 may be waived or amended with the consent of the Surviving Corporation and the OH+R Securityholders which hold (or upon exercise of OH+R Options and OH+R Warrants would hold, regardless of whether such OH+R Options and OH+R Warrants are currently exercisable) a majority of that number of shares as equals the sum of the number of shares of Telor Stock issued in the Merger and the shares of Telor Stock issuable upon exercise of the OH+R Options and OH+R Warrants.

      (c) Allocation Among OH+R Securityholders. The Additional Shares shall be allocated among the OH+R Securityholders pro rata based on their relative ownership interest in OH+R as of immediately prior to the Effective Time, assuming for such purpose the conversion of all shares of OH+R Preferred Stock, the conversion of the NEB Note (if converted in the Merger), and the exercise of all OH+R Employee Stock Options and all OH+R Warrants. No fractional shares shall be issued, and the provisions of Section 1.08 shall apply with respect to fractional shares except that the reference to the "date of Closing" shall become a reference to the applicable "Determination Date."

      (d) Special Provisions Relative to Holders of OH+R Employee Stock Options and/or OH+R Warrants. With respect to each OH+R Securityholder that is a holder of OH+R Employee Stock Options and/or OH+R Warrants,

            (i) the number of Additional Shares allocated to such OH+R Securityholder shall be allocated pro rata among such OH+R Securityholder's holdings of shares of OH+R Common Stock, OH+R Preferred Stock (on an as converted basis), OH+R Employee Stock Options and/or OH+R Warrants as of immediately prior to the Effective Time, subject to the following clauses (ii) through (v);

            (ii) the number of Additional Shares allocated to such OH+R Securityholder's OH+R Employee Stock Options shall be allocated among such options in an equitable manner so as to preserve the vesting schedule of such options;

            (iii) if an OH+R Employee Stock Option or OH+R Warrant held by such OH+R Securityholder has been exercised in full as of the applicable Determination Date, the Additional Shares allocated to such OH+R Employee Stock Option or OH+R Warrant, as the case may be, on a Determination Date shall be issued to such OH+R Securityholder;

            (iv) if an OH+R Employee Stock Option or OH+R Warrant held by such OH+R Securityholder has not been exercised as of the applicable Determination Date, the number of Additional Shares allocated to such OH+R Employee Stock Option or OH+R Warrant, as the case may be, on such Determination Date shall be added to the number of shares of Telor Stock issuable upon exercise of such OH+R Employee Stock Option or OH+R Warrant, as the case may be, as a result of the Merger, as provided in Section 1.10 of this Agreement, and the exercise price per share of Telor Stock pursuant to such OH+R Employee Stock Option or OH+R Warrant, as the case may be, shall be adjusted such that the aggregate exercise price of such OH+R Employee Stock Option or OH+R Warrant, as the case may be, shall remain the same as of immediately prior to such adjustment; and

            (v) if only a portion of an OH+R Employee Stock Option or OH+R Warrant held by such OH+R Securityholder has been exercised as of the applicable Determination Date, a portion of the Additional Shares allocated to such OH+R Employee Stock Option or OH+R Warrant, as the case may be, shall be issued to the OH+R Securityholder as provided in (iii) above and a portion of the Additional Shares shall be added to the number of shares of Telor Stock issuable upon exercise thereof as provided in
      (iv) above, such portions to be determined based on the percentage of the OH+R Employee Stock Option or OH+R Warrant, as the case may be, which has been exercised.

      (e) Restrictions on Additional Shares. The Surviving Corporation shall issue the Additional Shares to be issued to the OH+R Securityholders, if any, within thirty (30) days of the applicable Determination Date; provided, that the Surviving Corporation may delay issuance of such shares until completion of any action or obtaining of any consent which the Surviving Corporation deems necessary under applicable law (including, without limitation, federal and state securities laws); and without limiting the generality of the foregoing, the Surviving Corporation may delay issuance of such shares to any OH+R Securityholder until such time as such OH+R Securityholder has made investment representations substantially similar to those set forth in the Investment Letter set forth at Exhibit 6.21 of this Agreement. The Surviving Corporation shall not be obligated to register the issuance of the Additional Shares under the Securities Act. The holders of Additional Shares will be subject to the rights and obligations of the Registration Rights Agreement with respect to such Additional Shares, which rights and obligations shall be commensurate with the rights of the holders of the Equity Securities of OH+R to which such Additional Shares were allocated as provided above in this Section.

              ARTICLE II  REPRESENTATIONS AND WARRANTIES OF OH+R

      As an inducement to Telor to enter into this Agreement and to consummate the transactions contemplated hereby, OH+R hereby represents and warrants to and agrees with Telor as follows:

      SECTION 2.01 Capitalization. The authorized, issued and outstanding capital stock of OH+R consists on the date hereof, and will at the Effective Time consist solely of (subject only to changes resulting from the conversion of the NEB Note or as permitted by Section 4.07), 1,600,000 shares of Series 1 Preferred Stock, $.01 par value, of which 1,600,000 shares are issued and outstanding and owned by the OH+R Securityholders free and clear of all Claims, as set forth on Schedule 2.01, 3,000,000 shares of Series 2 Preferred Stock, $.01 par value, of which 2,537,843 shares are issued and outstanding and owned by the OH+R Securityholders, free and clear of all Claims (except as noted on Schedule 2.01), as set forth on Schedule 2.01, and 8,000,000 shares of common stock, $.01 par value per share, of which 671,855 shares are issued and outstanding and owned by the OH+R Securityholders, free and clear of all Claims as set forth on Schedule 2.01, in each case with no personal liability attaching to the ownership thereof. All of such shares are duly authorized, validly issued, fully paid and non-assessable and were issued in full compliance with all federal, state and local rules, laws and regulations. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of OH+R are as set forth in OH+R's Certificate of Incorporation, as amended, a complete and accurate copy of which has been provided to Telor, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with all applicable laws. There are, and at the Effective Time there will be (subject only to such changes as are permitted by Section 4.07), no shares held in the corporate treasury of OH+R and no shares reserved for issuance, except as set forth on Schedule 2.01. To the knowledge of OH+R, none of the OH+R Securityholders is an "Interested Stockholder," as such term is defined in Telor's Certificate of Incorporation, as amended and restated as of the date hereof, or as defined in Section 203 of the DGCL. Except as set forth on Schedule 2.01 and as permitted by Section 4.07 of this Agreement, as of the date hereof there are, and as of the Effective Time there will be (subject only to such changes as are permitted by Section 4.07), no outstanding subscriptions, options, warrants, rights, calls or convertible securities, stock appreciation rights (phantom or otherwise), joint venture, partnership or other commitments of any nature relating to shares of the capital stock of OH+R. Except as set forth in its Certificate of Incorporation, as amended, and on Schedule 2.01, as of the date hereof there is, and, as of the Effective Time OH+R will have, no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth on Schedule 2.01, none of OH+R's outstanding Equity Securities or authorized capital stock are subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights, registration rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of OH+R, any OH+R Securityholder or any other Person. Except as set forth on Schedule 2.01, there are no restrictions on the transfer of shares of capital stock of OH+R other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement.

      SECTION 2.02 Organization and Qualification. Each of OH+R and Occupational Health Physicians, Inc. ("OHP") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly licensed or qualified to transact business as a foreign  corporation  and is in good  standing  in each  jurisdiction  listed on
Schedule 2.02, such jurisdictions being the only jurisdictions in which the nature of OH+R's, or to OH+R's knowledge, OHP's business or the character of the properties owned or leased by OH+R or OHP requires such licensing or qualification.

      SECTION 2.03  Subsidiaries.  Each Subsidiary of OH+R is listed on Schedule
3.03 (such Subsidiaries are sometimes referred to herein, individually, as an "OH+R Subsidiary" and, collectively, as the "OH+R Subsidiaries"; OH+R and the OH+R Subsidiaries are sometimes referred to herein, individually, as an "OH+R Company" and, collectively, as the "OH+R Companies"). The authorized and outstanding securities of each OH+R Subsidiary are set forth on Schedule 2.03. Except as set forth on Schedule 2.03, OH+R owns all of the outstanding securities or partnership interests of each of the OH+R Subsidiaries free and clear of all Claims. All of such outstanding securities or partnership interests of each OH+R Subsidiary are duly authorized, validly issued, fully paid and non-assessable. All of such outstanding securities and partnership interests were issued in full compliance with all federal, state and local laws, rules and requirements. Except as set forth on Schedule 2.03, there are, and as of the Effective Time there will be, no shares held in the corporate treasury of any of the OH+R Subsidiaries that are corporations and no shares reserved for issuance. As of the date hereof there are, and as of the Effective Time there will be, no outstanding subscriptions, options, warrants, rights, calls or convertible securities, stock appreciation rights (phantom or otherwise), joint venture, partnership or other commitments of any nature relating to the securities of any of the OH+R Subsidiaries (including, without limitation, any partnership interests).

      Each OH+R Subsidiary is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation as set forth on Schedule 2.03 and is duly licensed or qualified to transact business and is in good standing in each jurisdiction listed on Schedule 2.03, such jurisdictions being the only jurisdictions in which the nature of such Subsidiary's business or the character of the properties owned or leased by such Subsidiary requires such licensing or qualification. Each OH+R Subsidiary has the corporate or partnership power and authority to own and hold its properties and to carry on its business as presently conducted and as proposed to be conducted.

      SECTION 2.04 Corporate Power and Authority. OH+R has the corporate power and authority to own and hold its properties and to carry on its business as presently conducted and contemplated to be conducted. OH+R has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the Merger and the other transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of OH+R. This Agreement has been and, at the Closing, each of the other agreements, documents and instruments to be executed and delivered by OH+R will be, duly executed and delivered by, and constitute the legal, valid and binding obligation of, OH+R enforceable against OH+R in accordance with their terms. OH+R has obtained the written agreement of holders of at least fifty percent (50%) of the outstanding shares of OH+R Common Stock and holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of OH+R Preferred Stock to vote their shares in favor of approval of the Merger by means of the OH+R Stockholders Approval, which agreement shall be binding unless the Board of Directors of OH+R determines not to proceed with the Merger and such determination has been made by the Board of Directors based upon the provisions in Section 8.01 of this Agreement entitling OH+R not to proceed with the Merger. In addition, each such holder has represented in writing to OH+R and Telor that it is not an "Interested Stockholder," as such term is defined in Telor's Certificate of Incorporation, as amended and restated as of the date hereof, or as defined in Section 203 of the DGCL.

      SECTION 2.05 Validity, Etc. Except as set forth on Schedule 2.05, neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the Merger and the other transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any breach of any trust agreement, Certificate of Incorporation, bylaw, judgment, decree, order, writ, injunction, statute, rule, or regulation applicable to any OH+R Company, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of any OH+R Company or increase or otherwise offset the obligations of any OH+R Company under any law, rule, regulation, judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to any OH+R Company or any of its assets or the consummation of the transactions contemplated hereby or thereby or (iv) result in the creation of any Claim upon the Equity Securities of OH+R or any assets of any OH+R Company.

      SECTION 2.06 Financial Statements. OH+R has previously furnished to Telor, and attached hereto as Schedule 2.06 are, the consolidated balance sheets of the OH+R Companies as at December 31, 1995 (the "Balance Sheet") and as at December 31, 1994 and the related statements of operations and cash flows and notes thereto for the fiscal years ended December 31, 1995, December 31, 1994, and December 31, 1993. All such financial statements (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles consistently applied (with the exception, as of the date hereof, of the lack of notes thereto for the Financial Statements at and as of December 31, 1995) and were prepared from the books and records of the OH+R Companies, which books and records are complete and correct in all material respects and accurately reflect all transactions of the OH+R

Companies' businesses. The Financial Statements fairly present the financial position of the OH+R Companies as of the dates thereof, and the results of their operations and cash flows for the periods ended on the dates thereof. The Financial Statements reflect reserves appropriate and adequate for all known material liabilities and reasonably anticipated losses as required by generally accepted accounting principles. OH+R has disclosed to Telor all material facts relating to the preparation of the Financial Statements, including the basis of accounting for affiliated transactions, and OH+R has delivered to Telor complete and correct copies of all letters of representation from OH+R delivered to its accountants in connection with the preparation of such Financial Statements, and all management letters from the accountants to OH+R.

      SECTION 2.07 Absence of Undisclosed Liabilities. Except as and to the extent of the amounts specifically reflected or reserved against in the Balance Sheet and as set forth on Schedule 2.07, no OH+R Company has any liabilities or obligations of any nature whatsoever, due or to become due, accrued, absolute, contingent or otherwise except for liabilities and obligations incurred since the date of the Balance Sheet in the ordinary course of business and consistent with past practice. OH+R does not know of, and has no reason to know of, any basis for the assertion against the OH+R Companies of any liability or obligation not fully reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date thereof. No OH+R Company is bound by any agreement, or subject to any charter or other corporate restriction or any legal requirement, which has, or in the future can reasonably be expected to have, a material adverse effect on the business of the OH+R Companies taken as a whole.

      SECTION 2.08 Absence of Adverse Change; Conduct of Business. Except as set forth on Schedule 2.08 or in the notes to the financial statements of the OH+R Companies as of and for the period ended December 31, 1994, since December 31, 1994, each OH+R Company has conducted its business only in the ordinary course of business consistent with past practice. Except as set forth on Schedule 2.08, since December 31, 1994, there has been no material adverse change in the business of the OH+R Companies and there is no known condition or development or contingency of any kind existing or which, so far as reasonably can be foreseen by OH+R, may result in any such change. Without limiting the foregoing, except as set forth on Schedule 2.08, in the notes to the financial statements of the OH+R Companies as of and for the period ended December 31, 1994, or permitted pursuant to Section 4.07, since December 31, 1994, there has not been, occurred or arisen:

      (a) any material adverse change in the business or any material change in the operations of the business of the OH+R Companies, or sale or other disposition of any right, title or interest in or to any assets or properties used in the business or any revenues derived therefrom in each case other than in the ordinary course of business consistent with past practice;

      (b) any material adverse change in the working capital, financial condition, assets, liabilities, business or prospects of the OH+R Companies;

      (c) any loan, advance, agreement, arrangement or transaction between any OH+R Company and any employees of or consultants to any OH+R Company or its affiliates, or any business or entity in which any OH+R Company, its affiliates, or an employee of or consultant to either has any direct or indirect interest, except for advances made to employees of and consultants to such OH+R Company for ordinary and customary business expenses in reasonable amounts in the ordinary course of business consistent with past practice;

      (d) any sale, assignment, transfer or grant of any license or sublicense with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset used or useful in the business of any OH+R Company;

      (e) any grant, incurrence, discharge or satisfaction of any lien or encumbrance affecting or relating to any asset of any OH+R Company;

      (f) any incurrence or payment of any material obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice;

      (g) any mortgage or pledge of, or any lien placed on, any assets of any OH+R Company, tangible or intangible, other than liens for current real property taxes not yet due and payable, except for Permitted Liens;

      (h) any material transaction (which shall mean any transaction or series of transactions totaling $50,000 or more) except in the ordinary course of business consistent with past practice;

      (i) any execution, amendment or modification of any material contract, agreement, franchise, permit, or license;

      (j) any declaration, setting aside or payment of any dividend or other distribution on or in respect of any Equity Securities of any OH+R Company, or any issuance or direct or indirect redemption, retirement, purchase or other acquisition by any OH+R Company of any of its Equity Securities;

      (k) any change by any OH+R Company in accounting methods, principles or practices or any change in depreciation or amortization policies or rates therefor adopted by it;

      (l) any material change in, relating to, or affecting the condition, assets, personnel, properties, liabilities or business of the OH+R Companies, including, without limitation, any material decline in revenue from the prior year period, any material loss, through resignation, incapacity or otherwise, of the services of any key personnel, any loss of a material source of supply, or any material loss, damage or destruction to any assets of any OH+R Company;

      (m)   any change in the charter or by-laws of any OH+R Company;

      (n) any waiver by any OH+R Company of any right or rights (alleged, contingent or otherwise), or of any payment, direct or indirect, of any liability of any OH+R Company in excess of $1,000 in any single instance or $10,000 in aggregate (i) before the same became due in accordance with its terms or (ii) otherwise than in the ordinary and usual course of business consistent with past practice;

      (o) any payment or commitment entered into since December 31, 1994 by any OH+R Company to pay any bonus, severance, pension, termination or special compensation of any kind to any of its officers, directors, consultants, agents or employees, any increase in the rate of compensation payable or to become payable to any of its officers, directors, consultants, agents or employees, except for increases in the ordinary course of business consistent with past practice, which increases (a) with respect to employees subject to collective bargaining agreements, were in accordance with such agreements and (b) with respect to all other employees, were not in excess of an average of 5% per annum in the aggregate or, with respect to individuals with an annual salary of $60,000 or more, 10% per annum for any such individual;

      (p) any purchase, sale, transfer, abandonment or other disposition of assets by any OH+R Company, other than purchases, sales or leases of property in the ordinary course of business consistent with past practice;

      (q) any merger or consolidation of or by any OH+R Company with any other corporation, or any acquisition by it of all or any part of the stock or the business or assets, other than inventory or equipment in the ordinary course of business consistent with past practice, of, or any joint venture with, any other person, firm, association, corporation or business organization;

      (r) any material damage, destruction or loss (whether or not covered by insurance) to any properties or assets of any OH+R Company;

      (s) any execution, termination or amendment of any material contract, agreement, franchise, permit, license or other instrument by any OH+R Company except in the ordinary course of business consistent with past practice or any loss or termination or to the knowledge of OH+R threatened loss or termination, of any material customer or supplier of any OH+R Company;

      (t) any charitable contributions or any nonbusiness expense incurred or agreed to be incurred by any OH+R Company otherwise than in the ordinary course of business consistent with past practice;

      (u) any charge-off of any bad debt by any OH+R Company except in the ordinary course of business consistent with past practice and which was covered by reserves;

      (v) any increase in any bad debt reserve of any OH+R Company except in the ordinary course of business consistent with past practice;

      (w) any other event or condition materially and adversely affecting the properties, assets or business of any OH+R Company; or

      (x) any understanding entered into since December 31, 1994, with respect to any commitment (contingent or otherwise) to do any of the foregoing.

      SECTION 2.09 Supplies. All of the OH+R Companies' supplies consist of items of a quality usable in the ordinary course of the OH+R Companies' businesses as first quality goods. The OH+R Companies' supplies are on the date hereof, and will be at the Effective Time, at normal and adequate levels for the continuation of their businesses in the ordinary course of business consistent with past practice.

      SECTION 2.10 Receivables. All receivables (whether notes, accounts or otherwise) of the OH+R Companies (a) have arisen only from bona fide transactions in the ordinary course of business consistent with past practice,
(b) represent valid obligations, and (c) shall be fully collected in the aggregate face amounts thereof within a reasonable time after the issuance thereof, except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed in a manner consistent with generally accepted accounting principles and as reflected in the Balance Sheet, and (d) are owned by the OH+R Companies free of all Claims, except as set forth on
Schedule 2.10. No discount or allowance from any receivable has been made or agreed to (other than contingency payment discounts in the ordinary course of business consistent with past practice), and none represents billings prior to actual sale of goods or provision of services.

      SECTION 2.11 Taxes. Each OH+R Company has filed on a timely basis all returns, declarations, reports, claims for refunds and information returns or statements relating to all taxes including, without limitation, any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not (collectively, "Taxes"), including all schedules or attachments thereto, and including any amendment thereof ("Tax Returns") and tax reports required to be filed on or before the date hereof with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all such Tax Returns were correct and complete in all material respects. All Taxes which have become due or payable or required to be collected by each OH+R Company or as otherwise attributable to any periods ending on or before the date hereof or the Effective Time and all interest and penalties thereon, whether disputed or not, have been paid or will be paid in full on or prior to the Effective Time (whether or not shown on any Tax Return).

      No OH+R Company is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by an authority in a jurisdiction where any OH+R Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no tax liens pending or, to OH+R's knowledge, threatened against the assets, properties or business of any OH+R Company. No OH+R Company has taken or failed to take any action which could create any tax lien on any of its assets.

      Each OH+R Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

      OH+R does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any liability, whether known or unknown, whether assessed or unassessed, whether accrued or unaccrued, and whether due or to become due (the "Tax Liability") of any OH+R Company either (A) claimed or raised by any authority in writing or (B) as to which OH+R has knowledge. Schedule 2.11 lists all federal, state, local and foreign income tax returns filed with respect to the OH+R Companies for taxable periods ended on or after December 31, 1992, indicates those tax returns that have been audited, and indicates those tax returns that currently are the subject of audit. OH+R has delivered to Telor correct and complete copies of all federal and state income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by any OH+R Company since December 31, 1992. Schedule 2.11 lists all tax agreements which now exist or have existed within the past five years between any OH+R Company and any taxing jurisdiction. No OH+R Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

      No OH+R Company has filed a consent under Code Sec. 341(f) concerning collapsible corporations. No OH+R Company has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. No OH+R Company has been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). Each OH+R Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Sec. 6661. No OH+R Company is a party to any tax allocation or sharing agreement. Except for being a member of the OH+R Companies, no OH+R Company has ever been (nor has any liability for unpaid Taxes because it once was) a member of an affiliated group. No OH+R Company has any Tax Liability for the Taxes of any person (other than any of the OH+R Companies) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as transferee or successor, by contract, or otherwise.

      SECTION 2.12 Litigation. Except as set forth on Schedule 2.12, there is no
(a) action, suit, claim, proceeding or investigation pending or, to OH+R's knowledge, threatened against or affecting any OH+R Company (whether or not such OH+R Company is a party or prospective party thereto) or any officer, director or employee of any OH+R Company (which, with respect to any person who is not an officer or director of any OH+R Company, shall be limited to actions, suits, claims, proceedings or investigations against or affecting such persons in their capacity as employees), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to any OH+R Company or any officer, director or employee of any OH+R Company (which, with respect to any person who is not an officer or director of any OH+R Company, shall be limited to actions, suits, claims, proceedings or investigations against or affecting such persons in their capacity as employees) or (c) governmental inquiry pending or threatened against, involving or affecting any OH+R Company or any officer, director or employee of any OH+R Company (which, with respect to any person who is not an officer or director of any OH+R Company, shall be limited to actions, suits, claims, proceedings or investigations against or affecting such persons in their capacity as employees). To the knowledge of OH+R, no officer or director of any OH+R Company would be unable to give the representation that none of the events or circumstances described in Rule 262 of Regulation A promulgated under the Securities Act have occurred. No OH+R Company has received any opinion or memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, prospects, financial condition, operations, property or affairs of its business. There are no outstanding orders, writs, judgments, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting any OH+R Company, and, to OH+R's knowledge, there are no facts or circumstances now in existence which reasonably could be expected to result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting any OH+R Company or the transactions contemplated hereby that individually or in the aggregate would have a material adverse effect upon the OH+R Companies or the transactions contemplated hereby. No OH+R Company is in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by any OH+R Company pending or threatened against others.

      SECTION 2.13 Certain Practices. Neither any OH+R Company nor any of its directors, officers or employees has, directly or indirectly, given or agreed to give any significant rebate, gift or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to help or hinder the OH+R Companies (or assist in connection with any actual or proposed transaction) which (i) could subject any OH+R Company or Telor to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (ii) if not continued in the future, could have an adverse effect on the OH+R Companies or Telor.

      SECTION 2.14 Compliance with Law.

      (a) General. No OH+R Company is subject to any judgment, order, writ, injunction, or decree that affects, individually or in the aggregate, its businesses, operations, properties, assets or condition (financial or otherwise). Each OH+R Company has complied with and is not in default under, all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services. There is no existing law, rule, regulation or order, and OH+R is not aware of any proposed law, rule, regulation or order, whether federal or state, which would prohibit or materially restrict any OH+R Company or, after the Merger, the Surviving Corporation from, or otherwise materially adversely affect any OH+R Company or, after the Merger, the Surviving Corporation in, conducting the business of any OH+R Company in any jurisdiction in which such business is now conducted or proposed to be conducted.

      (b) Specific Laws. Notwithstanding the generality of the other provisions hereof, (i) each OH+R Company and the conduct of its business as presently conducted and as proposed to be conducted is and will be in compliance with applicable provisions of the federal Medicare and Medicaid statutes, state law governing each OH+R Company's participation in the Medicaid program in states of Massachusetts, Rhode Island, Maine and Vermont and state and local law governing the operation and licensing of health care facilities and services of the type operated by the OH+R Companies; (ii) each OH+R Company has all necessary licenses and permits to conduct its business as presently conducted and as proposed to be conducted; (iii) all claims submitted by each OH+R Company to any governmental agency or insurance provider for reimbursement have been materially accurate and in conformance with applicable law, rules and regulations; (iv) each OH+R Company's marketing practices have not involved the solicitation, offering, receipt or payment of any remuneration, in cash or in kind, directly or indirectly to any Person in a position to refer business to any OH+R Company; and (v) any Person retained by any OH+R Company (whether on an intermittent, temporary or permanent basis) who is required to have any individual training, certification, permit or license to provide or supervise any services in connection with the business of the OH+R Companies as presently conducted or as currently proposed to be conducted has all such required training, certifications, permits and licenses.

      SECTION 2.15 Licenses and Permits. Schedule 2.15 lists all licenses, permits, pending applications, consents, approvals and authorizations of or from any public or governmental agency, including, without limitation, any boards of medicine (collectively, the "Permits"), used in or otherwise necessary in the conduct of the business of each OH+R Company, each of which will remain in full force and effect following the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby. A description of the Permits of the OH+R Companies is set forth on Schedule 2.15, including the agency or other governmental body issuing such permits, licenses and authorizations, the expiration date of such permits, licenses and authorizations, the process by which each permit, license and authorization may be renewed and, to OH+R's knowledge, the likelihood of such renewal. Each OH+R Company has complied with all conditions and requirements imposed by the Permits, and OH+R has not received any notice of, nor has reason to believe, that any appropriate authority intends to cancel or terminate any of the Permits or that valid grounds for such cancellation or termination exist. No other permits, licenses or authorizations are necessary to operate the business of any OH+R Company. Each OH+R Company owns or has the right to use its Permits in accordance with the terms thereof without any conflict or alleged conflict or infringement with the rights of others and subject to no Claim, and each Permit is valid and in full force and effect, and will not be terminated or adversely affected by the transactions contemplated hereby.

      SECTION 2.16 Labor and Employee Relations. No OH+R Company is a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and OH+R has no knowledge of any attempt to organize any of the employees of any OH+R Company by any person, unit or group seeking to act as their bargaining agent. Except as set forth on
Schedule 2.16, there are no pending or threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by any OH+R Company, and, to the knowledge of OH+R, there are no grounds for any such charges. No union representation elections relating to employees of any OH+R Company have been scheduled by any governmental agency or authority, no organizational effort is being made with respect to any of such employees, and there is no investigation of any OH+R Company's employment policies or practices by any governmental agency or authority pending or threatened. No OH+R Company is currently, and has not within the last three years been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees of the OH+R Companies. No OH+R Company has experienced any work stoppages during the last three years, and to OH+R's knowledge, no work stoppage is planned.

      SECTION 2.17 Employees. Set forth in Schedule 2.17 is a list of the names of all employees and consultants of the OH+R Companies, together with the title or job classification of each such person and the base annual and the total compensation to be paid to each such person in fiscal year 1995 and anticipated to be paid in fiscal year 1996. Except as specifically described on Schedule 2.17, none of such persons has an employment agreement or understanding, whether oral or written, with any OH+R Company which is not terminable on notice by such OH+R Company without cost or other liability to such OH+R Company. No person listed on Schedule 2.17 has indicated that he or she intends to terminate his or her employment with any OH+R Company or seek a material change in his or her duties or status.

      SECTION 2.18 Employee Benefits.

      (a) Employee Benefit Plans. Schedule 2.18(a) contains a complete and correct list of each "employee benefit plan" (as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA")) of the OH+R Companies and each other plan, program or arrangement providing for pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, cafeteria, educational assistance or tuition reimbursement, dependent care, life insurance, fringe benefit, welfare and other benefits or any similar type of benefit or compensation covering any present or former OH+R Company employee, director or consultant (an "Employee Plan") of the OH+R Companies, whether written or oral, whether or not subject to ERISA, and whether or not terminated. OH+R has provided Telor with complete and correct copies of the documents comprising each Employee Plan (and any document embodying any related funding arrangement, such as trust agreements, custodial account agreements or insurance policies and annuity contracts), and (where applicable) the summary plan description for each Employee Plan. Each Employee Plan which is subject to ERISA conforms to, and its operation and administration are in all material respects in compliance with, all applicable requirements of ERISA including, without limitation, all funding, reporting, disclosure and fiduciary requirements. With respect to each Employee Plan for which an annual report is required, OH+R has provided Telor with complete and correct copies of the three most recent annual reports (including all schedules) of such Employee Plan; no OH+R Company has been notified by any governmental agency that any annual report filed with respect to any Employee Plan is incomplete or incorrect. Each Employee Plan which is maintained outside of the United States and is a tax-exempt approved plan has been operated in all material respects in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions and, to the extent relevant, the United States. There has been no prohibited transaction under Section 406 of ERISA or Section 4975 of the Code with respect to any Employee Plan, and no event has occurred and no condition exists that could result in the imposition of any tax, fine or other liability under Section 4971, 4972, 4977 or 4979 of the Code or Section 502(c) of ERISA. There are no actions, suits or claims pending (other than routine claims for benefits) or to OH+R's knowledge, threatened against any Employee Plan, the assets of any Employee Plan, or any administrator or fiduciary of any Employee Plan.

      (b) Pension Plans. Schedule 2.18(b) identifies each Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (each, a "Pension Plan"). OH+R has provided Telor with complete and correct copies of the most recent actuarial valuation report for each Pension Plan that is a "defined benefit plan" (as defined in Section 3(35) of ERISA) (each, a "Defined Benefit Pension Plan") and the most recent annual and periodic accounting of related plan assets for each Pension Plan. OH+R represents and warrants that:

            (i) each  Pension  Plan  which is  intended  to be  qualified  under
      Section  401(a)  of the  Code is in form  and  operation  qualified  under
      Section 401(a) of the Code and its related trust is exempt under Section 501(a) of the Internal Revenue Code; OH+R has provided Telor with a copy of the most recent Internal Revenue Service determination letter or opinion letter for each such Pension Plan (or, in the case of any Pension Plan for which an application for a determination letter has been made, a copy of the materials submitted to the Internal Revenue Service in connection with such application);

            (ii) no Defined Benefit Pension Plan has been terminated, no liability to the Pension Benefit Guaranty Corporation ("PBGC") has been or is expected to be incurred with respect to any Defined Benefit Pension Plan and all premiums payable to the PBGC with respect to any Defined Benefit Pension Plan have been properly paid;

            (iii)  there has been no  reportable  event  within  the  meaning of
      Section 4043 of ERISA with respect to any Defined Benefit Pension Plan;

            (iv) full and timely payment has been made of all amounts required to have been paid as contributions to each Pension Plan, and no accumulated funding deficiency as defined in Section 302 of ERISA and
      Section 412 of the Internal Revenue Code, whether or not waived, exists with respect to any Pension Plan;

            (v) each OH+R Company has performed all obligations required to be performed by it under, and is not in default under, any Pension Plan, and, to OH+R's knowledge, no other party is in default thereunder or in violation thereof; and

            (vi) the present value of all "projected benefit obligations" (as that term is defined in Statement of Financial Accounting Standards No. 87, Employers' Accounting for Pensions (FASB-87), under each Pension Plan subject to Title IV of ERISA did not exceed, as of the most recent Pension Plan valuation date, the then current fair market value of the assets of such Pension Plan.

      (c) Welfare Plans. Schedule 2.18(c) identifies each Employee Plan of the OH+R Companies which is an employee welfare benefit plan (as defined in Section 3(1) of ERISA) ("Welfare Plan") and identifies which, if any, of such plans involve benefits to retired employees. OH+R has provided Telor with complete copies of the most recent actuarial reports for each Welfare Plan covering retired employees or their spouses and dependents. Each Welfare Plan subject to the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") has complied with all requirements for continuation coverage under group health benefit plans under COBRA and there are no claims against any OH+R Company for a failure or alleged failure to comply with the COBRA continuation requirements.

      (d)   Multiemployer Plans.

            (i) Except as described in Schedule 2.18(d), no OH+R Company has contributed to a "multiemployer plan" (as defined in Section 3(37) of ERISA) or "multiple employer plan." With respect to any multiemployer plan listed on Schedule 2.18(d), each OH+R Company has made all contributions required of it, and there is no claim pending and no basis for any claim against any OH+R Company under Section 515 of ERISA for delinquent contributions;

            (ii) no OH+R Company has made a "complete withdrawal" (as defined in Section 4203 of ERISA) or a "partial withdrawal" (as defined in Section 4205 of ERISA) from any multiemployer plan described in Schedule 2.18(d), and there are no claims or potential claims for withdrawal liability against any OH+R Company; Schedule 2.18(d) specifies the amount of withdrawal liability that would be imposed under ERISA by each such multiemployer plan if, immediately after the Closing, the Surviving Corporation made a complete withdrawal from such plan;

            (iii) there has been no sale of assets of any OH+R Company which complied with or was intended to comply with Section 4204 of ERISA, and there are no contingent or secondary liabilities of any OH+R Company from such a sale of assets; and

            (iv) all documents or instruments, as amended, which specify the contributions to be made by any OH+R Company to any Pension Plans which are "multiple employer plans" or "multiemployer plan" are listed on
      Schedule 2.18(d) hereto or, if applicable, the current rate of contribution is set forth on Schedule 2.18(d).

      (e) Other than other OH+R Companies, no entity is required to be aggregated with any OH+R Company under Section 414(b), (c), (m) or (o) of the Code.

      SECTION 2.19 Tangible Properties. Schedule 2.19 contains a true and complete list of all tangible personal property owned by or leased to each OH+R Company (the "Tangible Personal Property"). Except as shown on Schedule 2.19, each OH+R Company has good and marketable title free and clear of all Claims to the Tangible Personal Property listed as owned by it. With respect to Tangible Personal Property leased by an OH+R Company as lessee, all leases, conditional sale contracts, franchises or licenses pursuant to which such OH+R Company may hold or use (or permit others to hold or use) such Tangible Personal Property are valid and in full force and effect, and there is not under any of such instruments any existing default or event of default or event which with notice or lapse of time or both would constitute such a default. Each OH+R Company's possession and use of such property has not been disturbed, and no Claim has been asserted against any OH+R Company adverse to its rights in such leasehold interests. All Tangible Personal Property is adequate and usable for the purposes for which it is currently used and has been properly maintained and repaired, and each item of Tangible Personal Property, whether owned or leased, is in good operating condition and repair and has been properly maintained. During the past three (3) years, there has not been any interruption of the operations of any OH+R Company's business due to the condition of any of the Tangible Personal Property.

      SECTION  2.20  Real  Property.  No OH+R  Company  owns any real  property.
Schedule 2.20 sets forth a true and complete list and description of each parcel of real property leased by each OH+R Company (the "Leased Parcels"). Each lease covering a Leased Parcel is in full force and effect (there existing no default under any such lease or event which, with the lapse of time or notice or otherwise, would constitute a default), conveys a leasehold interest in the leased real estate purported to be conveyed thereunder, and is and will be following the Effective Time enforceable by the applicable OH+R Company or the Surviving Corporation in accordance with its terms. Each OH+R Company has the right to use the Leased Parcels leased to it in accordance with the terms of such leases free and clear of all Claims or other interests or rights of third parties (other than the lessor), except those which do not or would not have a material adverse effect on the Leased Parcels as used by such OH+R Company. The possession of such property by such OH+R Company has not been disturbed and, to OH+R's knowledge, no claim has been asserted against such OH+R Company adverse to its rights in such leasehold interests. Each structure located on each Leased Parcel is structurally sound, adequately maintained and in good condition and repair consistent with the uses to which it is presently being put or intended to be put. All structures, improvements and fixtures on the Leased Parcels and the current uses of the Leased Parcels conform to any and all applicable federal, state and local laws, building, health and safety and other ordinances, laws, rules and regulations. No notice from any governmental body or other person has been served upon, or received by, any OH+R Company claiming any violation of any such ordinance, law, rule or regulation, or requiring any substantial work, repairs, reclamation, construction, alterations or installation on or in connection with any Leased Parcel or any structure, improvement or fixture thereon which has not been complied with or that any right of access or other right enjoyed by any OH+R Company is being modified or terminated. There is no violation of any covenant, restriction or other agreement or understanding, oral or written, affecting or relating to title or use of any Leased Parcel. There are no pending or threatened condemnation or similar proceedings or assessments affecting any of the Leased Parcels, nor to OH+R's knowledge is any such condemnation or assessment contemplated by any governmental authority.

      SECTION 2.21 Environmental Matters.

      (a) Compliance. Each OH+R Company and all premises occupied, operated and used by it (the "OH+R Premises") are in compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities (federal, state, and local). No OH+R Company has received notice of, and OH+R has no knowledge of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans of any OH+R Company or any OH+R Company's predecessors, either collectively, individually or severally, which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment, or transport, or the emission, discharge, release or threatened release into the environment, of any Substance (as defined below). No part of any of the OH+R Premises has been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, the List of Confirmed Disposal Sites and Locations To Be Investigated established by the Commonwealth of Massachusetts' Department of Environmental Protection, or any other such list.

      (b) Environmental Substance Liability. No operating practice is being employed by any OH+R Company, and to OH+R's knowledge, no event has occurred or condition exists, that could give rise to liability on the part of any OH+R Company, either at the present time or in the future, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest, expenses or costs of response actions (including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, removal or other response actions (other than monitoring transportation or disposal of materials required to be transported or disposed of in the ordinary course of business consistent with past practice) arising under any rule or federal, state, or local statute, or any regulation that has been promulgated pursuant thereto, or common law, as a result of or in connection with, or alleged to be as a result of or in connection with, the following:

            (i) the handling, storage, use, transportation or disposal of any Substances in or near or from the OH+R Premises;

            (ii) the handling, storage, use, transportation or disposal of any Substances by any OH+R Company or its predecessors, which Substances were a product, by-product or otherwise resulted from the operations conducted by or on behalf of such OH+R Company or its predecessors;

            (iii) any intentional or unintentional emission, discharge or release of any Substances in or near or from the OH+R Premises into or upon the air, surface water, ground water or land or any disposal, handling, manufacturing, processing, distribution, use, treatment, or transport of such Substances in or near or from the OH+R Premises by or on behalf of any OH+R Company or its predecessors; or

            (iv) the presence of any toxic or hazardous building materials (including but not limited to asbestos or similar substances) in any OH+R Premises, including but not limited to the inclusion of such materials in the exterior and interior walls, floors, ceilings, tile, insulation or any other portion of building structures.

      (c) Environmental Permits. Each OH+R Company has obtained and holds all registrations, permits, licenses, and approvals issued by or on behalf of any federal, state or local government body or agency ("Environmental Permits"), that are required of any OH+R Company in connection with the construction or operation of the OH+R Premises, discharge or emission of Substances from the OH+R Premises or the generation, treatment, storage, transportation, or disposal of any such Substances. Such Environmental Permits, which are described in
Schedule 2.21, are currently effective and sufficient for the operation of the OH+R Premises as currently conducted and intended to be conducted. Each OH+R Company is in full compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or provisions or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder and applicable to any OH+R Company.

      As used in this Agreement, the term "Substances" shall mean any pollutant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any presently enacted federal, state or local statute or any regulation that has been promulgated pursuant thereto, including, without limitation, medical waste and infectious waste.

      SECTION 2.22 Insurance. Each OH+R Company is, and will be through the Effective Time, adequately insured with responsible insurers in respect of its properties, assets and businesses against risks normally insured against by companies in similar lines of business under similar circumstances. Schedule
2.22 correctly describes (by type, carrier, policy number, limits, premium, and expiration date) the insurance coverage carried by the OH+R Companies, which insurance will remain in full force and effect with respect to all events occurring prior to the Effective Time. No OH+R Company has failed to give any notice or present any claim under any such policy or binder in due and timely fashion, has received notice of cancellation or non-renewal of any such policy or binder, is aware of any threatened or proposed cancellation or non-renewal of any such policy or binder, has received notice of any insurance premiums which will be materially increased in the future or is aware of any insurance premiums which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than 45 days, or as to which the insurer has disclaimed liability.

      SECTION 2.23 Outstanding Commitments. Schedule 2.23 sets forth a description of all existing contracts, agreements, understandings, commitments, licenses and franchises (collectively "Contracts"), whether written or oral, relating to each OH+R Company and its properties and assets. OH+R has delivered or made available to Telor true, correct and complete copies of all of the Contracts specified on Schedule 2.23 which are in writing, and Schedule 2.23 contains an accurate and complete description of all Contracts which are not in writing. Each OH+R Company has paid in full all amounts due as of the date hereof under each of the Contracts identified in Schedule 2.23 and as of the Effective Time will have satisfied in full all of its liabilities and obligations thereunder due in the ordinary course of business consistent with past practice prior to the Effective Time. All of the Contracts described in
Schedule 2.23 are in full force and effect. Each OH+R Company and, to OH+R's knowledge, each other party thereto have performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any Contracts. No OH+R Company has a present expectation or intention of not fully performing all its obligations under each of the Contracts to which it is a party, and no OH+R Company has knowledge of any breach or anticipated breach by the other party to any contract or commitment to which any OH+R Company is a party. There exists no actual or, to the knowledge of OH+R, threatened termination, cancellation or limitation of the business relationship of any OH+R Company with any party to any of the Contracts.

      SECTION 2.24 Intellectual Property. Set forth in Schedule 2.24 is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and registered copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of each OH+R Company, or of which any OH+R Company is a licensor or licensee or in which any OH+R Company has any right, and in each case a brief description of the nature of such right. Each OH+R Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know-how (collectively, "Intellectual Property") necessary or desirable to the conduct of its business as currently conducted and as proposed to be conducted, and no claim is pending or threatened to the effect that the operations of any OH+R Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and to OH+R's knowledge, there is no basis for any such claim (whether or not pending or threatened). No Claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by any OH+R Company or which any OH+R Company otherwise has the right to use, is invalid or unenforceable by such OH+R Company and to OH+R's knowledge, there is no basis for any such Claim (whether or not pending or threatened). All technical information developed by and belonging to any OH+R Company which has not been patented has been kept confidential. No OH+R Company has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell its products or proposed products or to provide its services or proposed services. Most employees of the OH+R Companies, including senior management, have executed nondisclosure and assignment of inventions agreements in customary form.

      SECTION 2.25 Proprietary Information of Third Parties. No third party has claimed or has reason to claim that any person employed by or affiliated with any OH+R Company has (a) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from any OH+R Company which suggests that such a claim might be contemplated.

      SECTION 2.26  Significant  Customers and Suppliers.  Set forth on Schedule
2.26 is a list of the ten largest customers and four largest suppliers of the OH+R Companies for the most recent twelve-month period, together with the amount of sales or purchases attributable to such customers or suppliers expressed in dollars and as a percentage of total sales or purchases, as the case may be. Except as set forth on Schedule 2.26, no customer or supplier which was significant to any OH+R Company during the past three years, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to any OH+R Company.

      SECTION 2.27 Banks, Brokers and Proxies. Schedule 2.27 sets forth:

      (a) the name of each bank, investment manager, trust company and stock or other broker with which each OH+R Company maintains an account or from which it borrows money;

      (b) the names of all persons authorized by each OH+R Company to effect transactions therewith, or to have access to any safe deposit box or vault; and

      (c) all proxies, powers of attorney, agency agreements or other like instruments to act on behalf of each OH+R Company in matters concerning the business or affairs of each OH+R Company.

      SECTION 2.28 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. No OH+R Company has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

      SECTION 2.29 Transactions with Affiliates. Except as set forth on Schedule
2.17 or Schedule 2.29, no director, officer or employee of any OH+R Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of any equity interest, is a party to any transaction with any OH+R Company, including any contract, agreement or other arrangement providing for the employment (except for contracts, agreements or other arrangements which are terminable on notice by such OH+R Company without cost or other liability to such OH+R Company) of, furnishing of services by, rental of real or personal property from or otherwise requiring payments or involving other obligations to any such person or firm.

      SECTION 2.30 Records. The minute books, stock certificate books and stock transfer ledgers of each OH+R Company are complete and correct in all material respects with respect to the matters set forth therein and have been maintained in a manner consistent with good business practice.

      SECTION 2.31 Projections; Working Capital. The projected income statements and balance sheets of the OH+R Companies for the fiscal years ending and as of December 31, 1996, 1997, 1998 and 1999 provided by OH+R to Telor were prepared in good faith and on a reasonable basis, based on the knowledge, information and belief of OH+R's management. The projections are based upon various assumptions relating to general economic conditions, market conditions in the industry in which the OH+R Companies compete, operating performance of the OH+R Companies (based on historic levels of operating expenses) and other assumptions concerning future events and circumstances which, although considered reasonable by OH+R, are inherently subject to significant uncertainties and contingencies, many of which are beyond OH+R's control. Accordingly, the projections may not be realized. Actual results may vary materially and adversely from those shown. The projections were not prepared in compliance with the published guidelines of the SEC or the American Institute of Certified Public Accountants regarding forecasts or projections, or in compliance with generally accepted accounting principles. Ernst & Young, LLP, independent accountants for OH+R, have not audited or otherwise verified the projections and, accordingly, have not expressed an opinion or any other form of assurance with respect thereto. Since the date when the projections were made, there have been no occurrences, developments or facts which would cause OH+R to believe either that the projections are not reasonable or that the assumptions on which they are based are incorrect. Based on current circumstances and reasonably projected needs, each OH+R Company has and will have sufficient available working capital with which to operate its business as currently conducted and intended to be conducted through at least March 31, 1996, provided that OH+R may obtain the financing described in Section 4.07(f).

      SECTION 2.32 Information Supplied for Proxy Statement. None of the information supplied or to be supplied by OH+R or its agents, counsel or accountants for inclusion in the Proxy Statement, from the date such information is supplied to the time of the Telor Stockholders Meeting held in accordance with Section 1.09 hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 2.33 Tax-Free Reorganization.

      (a) The Share Conversion Fraction for the exchange of shares of stock of OH+R for Telor Stock in the Merger was negotiated through arm's length bargaining.

      (b) OH+R has no plan or intention to reacquire any of the shares of Telor Stock to be issued in the Merger.

      (c) OH+R has no plan or intention to sell or otherwise dispose of any of the assets of OH+R acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

      (d) The liabilities of OH+R assumed by the Surviving Corporation and the liabilities as to which the transferred assets of OH+R are subject were incurred by OH+R in the ordinary course of its business.

      (e) Following the Effective Time, the Surviving Corporation will continue the historic business of OH+R or use a significant portion of OH+R's historic business assets in a business.

      (f) OH+R and the OH+R Securityholders will pay their respective expenses incurred in connection with the Merger.

      (g) (i) None of the compensation to be received by any OH+R Securityholder who is also an employee of OH+R will be separate consideration for, or allocable to, any of their shares of OH+R capital stock, (ii) none of the shares of Telor Stock to be received by any OH+R Securityholder who is also an employee of OH+R will be separate consideration for, or allocable to, any employment agreement and (iii) the compensation paid to any OH+R Securityholder who is also an employee of OH+R will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms' length for similar services.

      SECTION 2.34 Disclosure. All documents and schedules delivered or to be delivered by or on behalf of the OH+R Companies to Telor in connection with this Agreement and the transactions contemplated hereby are true, correct and complete. Neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

      SECTION 2.35 Adoption of Strategic Plan. The OH+R Board of Directors unanimously adopted the OH+R Strategic Plan in the form presented by John C. Garbarino to the Board of Directors of Telor on January 12, 1996, and such adoption has not been revoked.

             ARTICLE III  REPRESENTATIONS AND WARRANTIES OF TELOR

      Telor represents and warrants to OH+R as follows:

      SECTION 3.01 Capitalization. The authorized, issued and outstanding capital stock of Telor consists on the date hereof, and will as of the Effective Time consist solely of 5,000,000 shares of preferred stock, $.001 par value, none of which are issued and outstanding, and 25,000,000 shares of common stock, $.001 par value per share, of which 785,512 shares are issued and outstanding. All of such shares are duly authorized, validly issued, fully paid and non-assessable and were issued in full compliance with all federal, state and local rules, laws and regulations. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of Telor are as set forth in Telor's Certificate of Incorporation, as amended and restated, a complete and accurate copy of which has been provided to OH+R, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with all applicable laws. There are, and at the Effective Time there will be (subject to such changes as are permitted by Section 5.07(a)), no shares held in the corporate treasury of Telor and no shares reserved for issuance, except as set forth on Schedule 3.01. To the knowledge of Telor, based solely on filings made with the SEC and a stockholders list dated December 31, 1995, no stockholder of Telor is an "Interested Stockholder," as such term is defined in Telor's Certificate of Incorporation, as amended and restated as of the date hereof, or as defined in Section 203 of the DGCL. Except as set forth on Schedule 3.01, as of the date hereof there are, and as of the Effective Time there will be, no outstanding subscriptions, options, warrants, rights, calls or convertible securities, stock appreciation rights (phantom or otherwise), joint venture, partnership or other commitments of any nature relating to shares of the capital stock of Telor. As of the date hereof there is, and, as of the Effective Time Telor will have, no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth on Schedule 3.01, none of Telor's outstanding Equity Securities or authorized capital stock are subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights, registration rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of Telor, any holder of Telor Equity Securities or any other Person. Except as set forth on Schedule 3.01, there are no restrictions on the transfer of shares of capital stock of Telor other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement.

      SECTION 3.02 Organization and Qualification; Subsidiaries. Except as disclosed on Schedule 3.02, Telor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction listed on
Schedule 3.02, such jurisdictions being the only jurisdictions in which the nature of Telor's business or the character of the properties owned or leased by Telor requires such licensing or qualification. Telor has no Subsidiaries. Except as set forth on Schedule 3.02, Telor does not (a) own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or (ii) any interest in any partnership, joint venture or other non-corporate business enterprise or (b) control, directly or indirectly, any other entity.

      SECTION 3.03 Corporate Power and Authority. Telor has the corporate power and authority to own and hold its properties and to carry on its business as presently conducted and contemplated to be conducted. Telor has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the Merger and the other transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of Telor. This Agreement has been, and, at the Closing each of the other agreements, documents and instruments to be executed and delivered by Telor will be, duly executed and delivered by, and constitute the legal, valid and binding obligation of, Telor enforceable against Telor in accordance with their terms. Telor has obtained the written agreement of those holders of Telor Stock that have an affiliated person on the Board of Directors of Telor to vote their shares in favor of approval of the Merger at the Telor Stockholders Meeting, which agreement shall be binding unless the Board of Directors of Telor determines not to proceed with the Merger and such determination has been made by the Board of Directors based upon the provisions in Section 8.01 of this Agreement entitling Telor not to proceed with the Merger.

      SECTION 3.04 Validity, Etc. Except as set forth on Schedule 3.04, neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the Merger and the other transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any breach of any trust agreement, Certificate of Incorporation, bylaw, judgment, decree, order, statute or regulation applicable to Telor, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except for (a) the filing of the Proxy Statement with the SEC pursuant to the Exchange Act, (b) filings with the SEC pursuant to the Securities Act and with various blue sky authorities, (c) the filing of the Certificate of Merger with the Secretary of State of Delaware, and
(d) the filing of an application for continued quotation, and listing of the additional shares, of Telor Stock on the Nasdaq National Market or SmallCap Market system, (iii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of Telor or increase or otherwise offset the obligations of Telor under any law, rule, regulation, judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to Telor or any of its assets or the consummation of the transactions contemplated hereby or thereby, (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Telor or (v) result in the creation of any Claim upon the Equity Securities of Telor or any assets of Telor.

      SECTION 3.05 Financial Statements. Telor has previously furnished to OH+R, and attached hereto as Schedule 3.05 are, the balance sheet of Telor as at December 31, 1995 (the "Telor Balance Sheet") and as at December 31, 1994 and the related statements of income and cash flow and notes thereto for the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995. All such financial statements (the "Telor Financial Statements") have been prepared in accordance with generally accepted accounting principles consistently applied (with the exception, as of the date hereof, of the lack of notes thereto for the Financial Statements at and as of December 31, 1995) and were prepared from the books and records of Telor, which books and records are complete and correct in all material respects and accurately reflect all transactions of Telor's business. The Telor Financial Statements fairly present the financial position of Telor as of the dates thereof, and the results of its operations and cash flows for the periods ended on the dates thereof. The Telor Financial Statements reflect reserves appropriate and adequate for all known material liabilities and reasonably anticipated losses as required by generally accepted accounting principles. Telor has disclosed to OH+R all material facts relating to the preparation of the Telor Financial Statements, including the basis of accounting for affiliated transactions, and Telor has delivered to OH+R complete and correct copies of all letters of representation from Telor delivered to its accountants in connection with the preparation of the Telor Financial Statements, and all management letters from the accountants to Telor.

      SECTION 3.06 Absence of Undisclosed Liabilities. Except as and to the extent of the amounts specifically reflected or reserved against in the Telor Balance Sheet, Telor has no liabilities or obligations of any nature whatsoever, due or to become due, accrued, absolute, contingent or otherwise except for liabilities and obligations incurred since the date of the Telor Balance Sheet in the ordinary course of business and consistent with past practice. Telor does not know of, and has no reason to know of, any basis for the assertion against it of any liability or obligation not fully reflected or reserved against in the Telor Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date thereof. Except as set forth on
Schedule 3.06, Telor is not bound by any agreement, or subject to any charter or other corporate restriction or any legal requirement, which has, or in the future can reasonably be expected to have, a material adverse effect on its business.

      SECTION 3.07 Absence of Adverse Change; Conduct of Business. Except as set forth on Schedule 3.07, since the date of the Telor Balance Sheet, Telor has conducted its business only in the ordinary course of business consistent with recent past practice (it being understood that Telor is not currently conducting any significant research and development activities), there has been no material adverse change in the business of Telor and there is no known condition or development or contingency of any kind existing or which, so far as reasonably can be foreseen by Telor, may result in any such change. Without limiting the foregoing, except as set forth on Schedule 3.07, disclosed by Telor in a filing with the SEC identified on Schedule 3.07 or permitted pursuant to Section 5.07, since September 30, 1995, there has not been, occurred or arisen:

      (a) any material adverse change in the business or any material change in the operations of the business of Telor, or sale or other disposition of any right, title or interest in or to any assets or properties used in the business or any revenues derived therefrom in each case other than in the ordinary course of business consistent with past practice;

      (b) any material adverse change in the working capital, financial condition, assets, liabilities, business or prospects of Telor;

      (c) any loan, advance, agreement, arrangement or transaction between Telor and any employees of or consultants to Telor or its affiliates, or any business or entity in which Telor, its affiliates, or an employee of or consultant to either has any direct or indirect interest, except for advances made to employees of and consultants to Telor for ordinary and customary business expenses in reasonable amounts in the ordinary course of business consistent with past practice;

      (d) any sale, assignment, transfer or grant of any license or sublicense with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset used or useful in the business of Telor;

      (e) any grant, incurrence, discharge or satisfaction of any lien or encumbrance affecting or relating to any asset of Telor;

      (f) any incurrence or payment of any material obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Telor Balance Sheet and current liabilities incurred since the date of the Telor Balance Sheet in the ordinary course of business consistent with past practice;

      (g) any mortgage or pledge of, or any lien placed on, any assets of Telor, tangible or intangible, other than liens for current real property taxes not yet due and payable, except for Permitted Liens;

      (h) any material transaction (which shall mean any transaction or series of transactions totaling $50,000 or more) except in the ordinary course of business consistent with past practice;

      (i) any execution, amendment or modification of any material contract, agreement, franchise, permit, or license;

      (j) any declaration, setting aside or payment of any dividend or other distribution on or in respect of any Equity Securities of Telor, or any issuance or direct or indirect redemption, retirement, purchase or other acquisition by Telor of any of its Equity Securities;

      (k) any change by Telor in accounting methods, principles or practices or any change in depreciation or amortization policies or rates therefor adopted by it;

      (l) any material change in, relating to, or affecting the condition, assets, personnel, properties, liabilities or business of Telor, including, without limitation, any material decline in revenue from the prior year period, any material loss, through resignation, incapacity or otherwise, of the services of any key personnel, any loss of a material source of supply, or any material loss, damage or destruction to any assets of Telor;

      (m)   any change in the charter or by-laws of Telor;

      (n) any waiver by Telor of any right or rights (alleged, contingent or otherwise), or of any payment, direct or indirect, of any liability of Telor in excess of $1,000 in any single instance or $10,000 in aggregate (i) before the same became due in accordance with its terms and (ii) otherwise than in the ordinary and usual course of business consistent with past practice;

      (o) any payment or commitment entered into since September 30, 1995 by Telor to pay any bonus, severance, pension, termination or special compensation of any kind to any of its officers, directors, consultants, agents or employees, any increase in the rate of compensation payable or to become payable to any of its officers, directors, consultants, agents or employees, except for increases in the ordinary course of business consistent with past practice, which increases (a) with respect to employees subject to collective bargaining agreements, were in accordance with such agreements and (b) with respect to all other employees, were not in excess of any average of 5% per annum in the aggregate or 10% per annum for any individual;

      (p) any purchase, sale, transfer, abandonment or other disposition of assets by Telor, other than purchases, sales or leases of property in the ordinary course of business consistent with past practice;

      (q) any merger or consolidation of or by Telor with any other corporation, or any acquisition by it of all or any part of the stock or the business or assets, other than inventory or equipment in the ordinary course of business consistent with past practice, of, or any joint venture with, any other person, firm, association, corporation or business organization;

      (r) any material damage, destruction or loss (whether or not covered by insurance) to any properties or assets of Telor;

      (s) any execution, termination or amendment of any material contract, agreement, franchise, permit, license or other instrument by Telor except in the ordinary course of business consistent with past practice or any loss or termination or, to the knowledge of Telor, threatened loss or termination, of any material customer or supplier of Telor;

      (t) any charitable contributions or any nonbusiness expense incurred or agreed to be incurred by Telor otherwise than in the ordinary course of business consistent with past practice;

      (u) any charge-off of any bad debt by Telor except in the ordinary course of business consistent with past practice and which was covered by reserves;

      (v) any increase in any bad debt reserve of Telor except in the ordinary course of business consistent with past practice;

      (w) any other event or condition materially and adversely affecting the properties, assets or business of Telor; or

      (x) any understanding entered into since September 30, 1995, with respect to any commitment (contingent or otherwise) to do any of the foregoing.

      SECTION 3.08 SEC Compliance. Since May 11, 1993, Telor has filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder. None of such forms, reports or documents at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 3.09 Taxes. Except as set forth on Schedule 3.09, Telor has filed on a timely basis all Tax Returns and tax reports required to be filed on or before the date hereof with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all such Tax Returns were correct and complete in all material respects. Except as set forth on Schedule 3.09, all Taxes which have become due or payable or required to be collected by Telor or as otherwise attributable to any periods ending on or before the date hereof or the Effective Time and all interest and penalties thereon, whether disputed or not, have been paid or will be paid in full on or prior to the Effective Time (whether or not shown on any Tax Return).

      Telor is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by an authority in a jurisdiction where Telor does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no tax liens pending or, to Telor's knowledge, threatened against the assets, properties or business of Telor. Telor has not taken or failed to take any action which could create any tax lien on any of its assets.

      Telor has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

      Telor does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability either (A) claimed or raised by any authority in writing or (B) as to which Telor has knowledge. Schedule 3.09 lists all federal, state, local and foreign income tax returns filed with respect to Telor for periods ended on or after December 31, 1990, indicates those tax returns that have been audited, and indicates those tax returns that currently are the subject of audit. Telor has delivered to OH+R correct and complete copies of all federal and state income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by Telor since December 31, 1990.
Schedule 3.09 lists all tax agreements which now exist or have existed within the past five years between Telor and any taxing jurisdiction. Telor has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

      Telor has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. Telor has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. Telor has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). Telor has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Sec. 6661. Telor is not a party to any tax allocation or sharing agreement. Telor has never been (nor has any liability for unpaid Taxes because it once was) a member of an affiliated group. Telor has no Tax Liability for the Taxes of any person under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as transferee or successor, by contract, or otherwise.

      SECTION 3.10 Certain Practices. Neither Telor nor any of its directors, officers or employees has, directly or indirectly, given or agreed to give any significant rebate, gift or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to help or hinder Telor (or assist in connection with any actual or proposed transaction) which (i) could subject Telor to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (ii) if not continued in the future, could have an adverse effect on Telor.

      SECTION 3.11 Compliance with Law. Telor is not subject to any judgment, order, writ, injunction, or decree that affects, individually or in the aggregate, its business, operations, properties, assets or condition (financial or otherwise). Except as set forth on Schedule 3.02, Telor has complied with and is not in default under, all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services. There is no existing law, rule, regulation or order, and Telor is not aware of any proposed law, rule, regulation or order, whether federal or state, which would prohibit or materially restrict Telor from, or otherwise materially adversely affect Telor in, conducting its business in any jurisdiction in which such business is now conducted or proposed to be conducted.

      SECTION 3.12 Licenses and Permits. Schedule 3.12 lists all Permits used in or otherwise necessary in the conduct of the business of Telor, each of which will remain in full force and effect following the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, except as set forth on Schedule 3.12. A description of the Permits of Telor is set forth on Schedule 3.12, including the agency or other governmental body issuing such permits, licenses and authorizations, the expiration date of such permits, licenses and authorizations, the process by which each permit, license and authorization may be renewed and, to Telor's knowledge, the likelihood of such renewal. Except as set forth on Schedule 3.12, Telor has complied with all conditions and requirements imposed by the Permits and has not received any notice of, nor has reason to believe, that any appropriate authority intends to cancel or terminate any of the Permits or that valid grounds for such cancellation or termination exist. No other permits, licenses or authorizations are necessary to operate the business of Telor. Except as set forth on Schedule 3.12, Telor owns or has the right to use its Permits in accordance with the terms thereof without any conflict or alleged conflict or infringement with the rights of others and subject to no Claim, and each Permit is valid and in full force and effect, and will not be terminated or adversely affected by the transactions contemplated hereby.

      SECTION 3.13 Labor and Employee Relations. Telor is not a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and Telor has no knowledge of any attempt to organize any of its employees by any person, unit or group seeking to act as their bargaining agent. There are no pending or threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by Telor, and, to the knowledge of Telor, there are no grounds for any such charges. No union representation elections relating to employees of Telor have been scheduled by any governmental agency or authority, no organizational effort is being made with respect to any of such employees, and there is no investigation of Telor's employment policies or practices by any governmental agency or authority pending or threatened. Telor is not currently, and has not within the last three years been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any of its employees. Telor has not experienced any work stoppages during the last three years, and to Telor's knowledge, no work stoppage is planned.

      SECTION 3.14 Employees. Set forth in Schedule 3.14 is a list of the names of all employees and consultants of Telor, together with the title or job classification of each such person and the base annual and the total compensation paid to each such person in fiscal year 1995 and anticipated to be paid in fiscal year 1996. Except as specifically described on Schedule 3.14, none of such persons has an employment agreement or understanding, whether oral or written, with Telor which is not terminable on notice by Telor without cost or other liability to Telor. Except as specifically described on Schedule 3.14, no person listed on Schedule 3.14 has indicated that he or she intends to terminate his or her employment with Telor or seek a material change in his or her duties or status.

      SECTION 3.15 Employee Benefits.

      (a) Employee Benefit Plans. Schedule 3.15 contains a complete and correct list of each "employee benefit plan" (as defined in Section 3(3) of ERISA) of Telor and each other Employee Plan of Telor, whether written or oral, whether or not subject to ERISA, and whether or not terminated. Telor has provided OH+R with complete and correct copies of the documents comprising each Employee Plan (and any document embodying any related funding arrangement, such as trust agreements, custodial account agreements or insurance policies and annuity contracts), and (where applicable) the summary plan description for each Employee Plan. Each Employee Plan which is subject to ERISA conforms to, and its operation and administration are in all material respects in compliance with, all applicable requirements of ERISA including, without limitation, all funding, reporting, disclosure and fiduciary requirements. With respect to each Employee Plan for which an annual report is required, Telor has provided OH+R with complete and correct copies of the three most recent annual reports

(including all schedules) of such Employee Plan; Telor has not been notified by any governmental agency that any annual report filed with respect to any Employee Plan is incomplete or incorrect. Each Employee Plan which is maintained outside of the United States and is a tax-exempt approved plan has been operated in all material respects in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions and, to the extent relevant, the United States. There has been no prohibited transaction under Section 406 of ERISA or Section 4975 of the Code with respect to any Employee Plan, and no event has occurred and no condition exists that could result in the imposition of any tax, fine or other liability under Section 4971, 4972, 4977 or 4979 of the Code or Section 502(c) of ERISA. There are no actions, suits or claims pending (other than routine claims for benefits) or threatened against any Employee Plan, the assets of any Employee Plan, or any administrator or fiduciary of any Employee Plan.

      (b) Pension Plans. Schedule 3.15 identifies each Pension Plan of Telor. Telor has provided OH+R with complete and correct copies of the most recent actuarial valuation report for each Defined Benefit Pension Plan and the most recent annual and periodic accounting of related plan assets for each Pension Plan. Telor represents and warrants that:

            (i) each  Pension  Plan  which is  intended  to be  qualified  under
      Section  401(a)  of the  Code is in form  and  operation  qualified  under
      Section 401(a) of the Code and its related trust is exempt under Section 501(a) of the Code; Telor has provided OH+R with a copy of the most recent Internal Revenue Service determination letter or opinion letter for each such Pension Plan (or, in the case of any Pension Plan for which an application for a determination letter has been made, a copy of the materials submitted to the Internal Revenue Service in connection with such application);

            (ii) no Defined Benefit Pension Plan has been terminated, no liability to the PBGC has been or is expected to be incurred with respect to any Defined Benefit Pension Plan and all premiums payable to the PBGC with respect to any Defined Benefit Pension Plan have been properly paid;

            (iii)  there has been no  reportable  event  within  the  meaning of
      Section 4043 of ERISA with respect to any Defined Benefit Pension Plan;

            (iv) full and timely payment has been made of all amounts required to have been paid as contributions to each Pension Plan, and no accumulated funding deficiency as defined in Section 302 of ERISA and
      Section 412 of the Internal Revenue Code, whether or not waived, exists with respect to any Pension Plan;

            (v) Telor has performed all obligations required to be performed by it under, and is not in default under, any Pension Plan, and no other party is in default thereunder or in violation thereof; and

            (vi) the present value of all "projected benefit obligations" (as that term is defined in Statement of Financial Accounting Standards No. 87, Employers' Accounting for Pensions (FASB-87)) under each Pension Plan subject to Title IV of ERISA did not exceed, as of the most recent Pension Plan valuation date, the then current fair market value of the assets of such Pension Plan.

      (c) Welfare Plans. Schedule 3.15 identifies each Welfare Plan of Telor and identifies which, if any, of such plans involve benefits to retired employees. Telor has provided OH+R with complete copies of the most recent actuarial reports for each Welfare Plan covering retired employees or their spouses and dependents. Each Welfare Plan subject to the requirements of COBRA has complied with all requirements for continuation coverage under group health benefit plans under COBRA and there are no claims against Telor for a failure or alleged failure to comply with the COBRA continuation requirements.

      (d)   Multiemployer Plans.

            (i) Except as described in Schedule 3.15, Telor has not contributed to a "multiemployer plan" (as defined in Section 3(37) of ERISA) or "multiple employer plan." With respect to any multiemployer plan listed on
      Schedule 3.15, Telor has made all contributions required of it, and there is no claim pending and no basis for any claim against under Section 515 of ERISA for delinquent contributions;

            (ii) Telor has not made a "complete withdrawal" (as defined in Section 4203 of ERISA) or a "partial withdrawal" (as defined in Section 4205 of ERISA) from any multiemployer plan described in Schedule 3.15 and there are no claims or potential claims for withdrawal liability against Telor; Schedule 3.15 specifies the amount of withdrawal liability that would be imposed under ERISA by each such multiemployer plan if, immediately after the Closing, the Surviving Corporation made a complete withdrawal from such plan;

            (iii) there has been no sale of assets of Telor which complied with or was intended to comply with Section 4204 of ERISA and there are no contingent or secondary liabilities of Telor from such a sale of assets; and

            (iv) all documents or instruments, as amended, which specify the contributions to be made by Telor to any Pension Plans which are "multiple employer plans" or "multiemployer plan" are listed on Schedule 3.15 hereto or, if applicable, the current rate of contribution is set forth on
      Schedule 3.15.

      (e) No entity is required to be aggregated with Telor under Section 414(b), (c), (m) or (o) of the Code.

      SECTION 3.16 Tangible Properties. Schedule 3.16 contains a true and complete list of all tangible personal property owned by or leased to Telor (the "Telor Tangible Personal Property"). Except as shown on Schedule 3.16, Telor has good and marketable title free and clear of all Claims to the Telor Tangible Personal Property. With respect to Telor Tangible Personal Property leased by Telor as lessee, all leases, conditional sale contracts, franchises or licenses pursuant to which Telor may hold or use (or permit others to hold or use) Telor Tangible Personal Property are valid and in full force and effect, and there is not under any of such instruments any existing default or event of default or event which with notice or lapse of time or both would constitute such a default. Telor's possession and use of such property has not been disturbed, and no Claim has been asserted against Telor adverse to its rights in such leasehold interests. All Telor Tangible Personal Property is adequate and usable for the purposes for which it is currently used and has been properly maintained and repaired, and each item of Telor Tangible Personal Property, whether owned or leased, is in good operating condition and repair and has been properly maintained. During the past three (3) years, there has not been any interruption of the operations of Telor's business due to the condition of any of the Telor Tangible Personal Property.

      SECTION 3.17 Real Property. Telor does not own any real property. Schedule
3.17 sets forth a true and complete list and description of each parcel of real property leased by Telor (the "Telor Leased Parcels"). Each lease covering a Telor Leased Parcel is in full force and effect (there existing no default under any such lease or event which, with the lapse of time or notice or otherwise, would constitute a default), conveys a leasehold interest in the leased real estate purported to be conveyed thereunder, and is and will be following the Effective Time enforceable by the Surviving Corporation in accordance with its terms. Telor has the right to use the Telor Leased Parcels leased to it in accordance with the terms of such leases free and clear of all Claims or other interests or rights of third parties (other than the lessor), except as set forth on Schedule 3.17 and those which do not or would not have a material adverse effect on the Telor Leased Parcels as used by Telor. The possession of such property by Telor has not been disturbed and, except as set forth on
Schedule 3.17, to Telor's knowledge, no claim has been asserted against Telor adverse to its rights in such leasehold interests. Each structure located on each Telor Leased Parcel is structurally sound, adequately maintained and in good condition and repair consistent with the uses to which it is presently being put or intended to be put. All structures, improvements and fixtures on the Telor Leased Parcels and the current uses of the Telor Leased Parcels conform to any and all applicable federal, state and local laws, building, health and safety and other ordinances, laws, rules and regulations. No notice from any governmental body or other person has been served upon, or received by, Telor claiming any violation of any such ordinance, law, rule or regulation, or requiring any substantial work, repairs, reclamation, construction, alterations or installation on or in connection with Telor Leased Parcel or any structure, improvement or fixture thereon which has not been complied with or that any right of access or other right enjoyed by Telor is being modified or terminated. There is no violation of any covenant, restriction or other agreement or understanding, oral or written, affecting or relating to title or use of Telor Leased Parcel. There are no pending or threatened condemnation or similar proceedings or assessments affecting any of the Telor Leased Parcels, nor to Telor's knowledge is any such condemnation or assessment contemplated by any governmental authority.

      SECTION 3.18 Environmental Matters.

      (a) Compliance. Telor and all premises occupied, operated and used by it (the "Telor Premises") are in compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities (federal, state, and local). Telor has not received notice of, and Telor has no knowledge of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans of Telor or any of Telor's predecessors, either collectively, individually or severally, which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment, or transport, or the emission, discharge, release or threatened release into the environment, of any Substance. No part of any of the Telor Premises has been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, the List of Confirmed Disposal Sites and Locations To Be Investigated established by the Commonwealth of Massachusetts' Department of Environmental Protection, or any other such list.

      (b) Environmental Substance Liability. No operating practice is being employed by Telor, and to Telor's knowledge, no event has occurred or condition exists, that could give rise to liability on the part of Telor, either at the present time or in the future, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest, expenses or costs of response actions (including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, removal or other response actions (other than monitoring transportation or disposal of materials required to be transported or disposed of in the ordinary course of business consistent with past practice) arising under any rule or federal, state, or local statute, or any regulation that has been promulgated pursuant thereto, or common law, as a result of or in connection with, or alleged to be as a result of or in connection with, the following:

            (i) the handling, storage, use, transportation or disposal of any Substances in or near or from the Telor Premises;

            (ii) the handling, storage, use, transportation or disposal of any Substances by Telor or its predecessors, which Substances were a product, by-product or otherwise resulted from the operations conducted by or on behalf of Telor or its predecessors;

            (iii) any intentional or unintentional emission, discharge or release of any Substances in or near or from the Telor Premises into or upon the air, surface water, ground water or land or any disposal, handling, manufacturing, processing, distribution, use, treatment, or transport of such Substances in or near or from the Telor Premises by or on behalf of Telor or its predecessors; or

            (iv) the presence of any toxic or hazardous building materials (including but not limited to asbestos or similar substances) in any Telor Premises, including but not limited to the inclusion of such materials in the exterior and interior walls, floors, ceilings, tile, insulation or any other portion of building structures.

      (c) Environmental Permits. Telor has obtained and holds all Environmental Permits that are required of Telor in connection with the construction or operation of the Telor Premises, discharge or emission of Substances from the Telor Premises or the generation, treatment, storage, transportation, or disposal of any such Substances. Such Environmental Permits, which are described in Schedule 3.18, are currently effective and sufficient for the operation of the Telor Premises as currently conducted and intended to be conducted. Telor is in full compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or provisions or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder and applicable to Telor.

      SECTION 3.19 Insurance. Telor is, and will be through the Effective Time, adequately insured with responsible insurers in respect of its properties, assets and business against risks normally insured against by companies in similar lines of business under similar circumstances. Schedule 3.19 correctly describes (by type, carrier, policy number, limits, premium, and expiration date) the insurance coverage carried by Telor, which insurance will remain in full force and effect with respect to all events occurring prior to the Effective Time. Telor has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, has not received notice of cancellation or non-renewal of any such policy or binder, is not aware of any threatened or proposed cancellation or non-renewal of any such policy or binder, has not received notice of any insurance premiums which will be materially increased in the future and is not aware of any insurance premiums which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than 45 days, or as to which the insurer has disclaimed liability.

      SECTION 3.20 Intellectual Property. Set forth in Schedule 3.20 is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and registered copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of Telor, or of which Telor is a licensor or licensee or in which Telor has any right, and in each case a brief description of the nature of such right. Telor owns or possesses adequate licenses or other rights to use all Intellectual Property necessary or desirable to the conduct of its business as currently conducted and as proposed to be conducted, and no claim is pending or threatened to the effect that the operations of Telor infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and to Telor's knowledge, there is no basis for any such claim (whether or not pending or threatened). No Claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by Telor or which Telor otherwise has the right to use, is invalid or unenforceable by Telor, and to Telor's knowledge, there is no basis for any such Claim (whether or not pending or threatened). All technical information developed by and belonging to Telor which has not been patented has been kept confidential. Telor has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell its products or proposed products or to provide its services or proposed services. All employees of Telor have executed nondisclosure and assignment of inventions agreements in customary form.

      SECTION 3.21 Proprietary Information of Third Parties. No third party has claimed or has reason to claim that any person employed by or affiliated with Telor has (a) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from Telor which suggests that such a claim might be contemplated.

      SECTION 3.22      Banks, Brokers and Proxies.  Schedule 3.22 sets forth:

      (a) the name of each bank, investment manager, trust company and stock or other broker with which Telor maintains an account or from which it borrows money;

      (b) the names of all persons authorized by Telor to effect transactions therewith, or to have access to any safe deposit box or vault; and

      (c) all proxies, powers of attorney, agency agreements or other like instruments to act on behalf of Telor in matters concerning the business or affairs of Telor.

      SECTION 3.23 Litigation. Except as set forth on Schedule 3.23, there is no
(a) action, suit, claim, proceeding or investigation pending or, to Telor's knowledge, threatened against or affecting Telor (whether or not Telor is a party or prospective party thereto) or to Telor's knowledge any officer, director or employee of Telor, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to Telor or to Telor's knowledge any officer, director or employee of Telor or (c) governmental inquiry pending or threatened against, involving or affecting Telor or to Telor's knowledge any officer, director or employee of Telor. Telor has not received any opinion or memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, prospects, financial condition, operations, property or affairs of its business. There are no outstanding orders, writs, judgments, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting Telor, and, to Telor's knowledge, except as set forth on Schedule 3.23, there are no facts or circumstances now in existence which reasonably could be expected to result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting Telor or the transactions contemplated hereby that individually or in the aggregate would have a material adverse effect upon Telor or the transactions contemplated hereby. Telor is not in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by Telor pending or threatened against others.

      SECTION 3.24 Validity of Shares. Based in part on the accuracy of the representations and warranties of the OH+R Securityholders in the Investment Letters, the form of which is attached as Exhibit 6.21, the shares of Telor Stock to be transferred to the OH+R Securityholders in connection with the Merger will be duly authorized, validly issued, fully paid and non-assessable and will be issued in full compliance with all federal and state rules, laws and regulations pertaining to the issuance of securities.

      SECTION 3.25 Outstanding Commitments. Schedule 3.25 sets forth a description of all existing contracts, agreements, understandings, commitments, licenses and franchises (collectively, "Telor Contracts"), whether written or oral, relating to Telor and its properties and assets. Telor has delivered or made available to OH+R true, correct and complete copies of all of the Telor Contracts specified on Schedule 3.25 which are in writing, and Schedule 3.25 contains an accurate and complete description of all Telor Contracts which are not in writing. Except as set forth on Schedule 3.25, Telor has paid in full all amounts due as of the date hereof under each of the Telor Contracts identified on Schedule 3.25 and as of the Effective Time will have satisfied in full all of its liabilities and obligations thereunder due in the ordinary course of business consistent with past practice prior to the Effective Time. All of the Telor Contracts described in Schedule 3.25 are in full force and effect. Telor and, to its knowledge, each other party thereto have performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under Telor Contracts. Except as set forth on Schedule 3.25, Telor has no present expectation or intention of not fully performing all its obligations under each of the Telor Contracts to which it is a party, and Telor has no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which Telor is a party. Except as set forth on Schedule 3.25, there exists no actual or, to the knowledge of Telor, threatened termination, cancellation or limitation of the business relationship of Telor with any party to any of the Telor Contracts.

      SECTION 3.26 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. Telor has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

      SECTION 3.27 Transactions with Affiliates. Except as set forth on Schedule 3.27, no director, officer or employee of Telor, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of any equity interest, is a party to any transaction with Telor, including any contract, agreement or other arrangement providing for the employment (except for contracts, agreements or other arrangements which are terminable on notice by Telor without cost or other liability to Telor) of, furnishing of services by, rental of real or personal property from or otherwise requiring payments or involving other obligations to any such person or firm.

      SECTION 3.28 Records. The minute books, stock certificate books and stock transfer ledgers of Telor are complete and correct in all material respects with respect to the matters set forth therein and have been maintained in a manner consistent with good business practice.

      SECTION 3.29 Information Supplied for Proxy Statement. None of the information supplied or to be supplied by Telor or its agents, counsel or accountants for inclusion in the Proxy Statement, from the date such information is supplied to the time of the Telor Stockholders Meeting held in accordance with Section 1.09 hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 3.30 Tax-Free Reorganization.

      (a) The Share Conversion Fraction for the exchange of shares of stock of OH+R for the Telor Stock in the Merger was negotiated through arm's length bargaining.

      (b) Telor has no plan or intention to reacquire any of the Telor Stock issued in the Merger.

      (c) Telor has no plan or intention to sell or otherwise dispose of any of the assets of OH+R acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

      (d) Following the Effective Time, the Surviving Corporation will continue the historic business of OH+R or use a significant portion of OH+R's historic business assets in a business.

      (e)   Telor will pay its expenses incurred in connection with the Merger.

      (f) (i) None of the compensation to be received by any OH+R Securityholder who is also an employee of OH+R will be separate consideration for, or allocable to, any of their shares of OH+R capital stock, (ii) none of the shares of Telor Stock to be received by any OH+R Securityholder who is also an employee of OH+R will be separate consideration for, or allocable to, any employment agreement and (iii) the compensation paid to any OH+R Securityholder who is also an employee of OH+R will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms' length for similar services.

      (g) The payment of cash in lieu of fractional shares was not separately bargained for consideration and is being made for the purpose of saving Telor the expense and inconvenience of issuing fractional shares.

      SECTION 3.31 Disclosure. All documents and schedules delivered or to be delivered by or on behalf of Telor to OH+R in connection with this Agreement and the transactions contemplated hereby are true, correct and complete. Neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

                         ARTICLE IV  COVENANTS OF OH+R

      OH+R covenants and agrees with Telor between the date hereof and the Closing as follows:

      SECTION 4.01 Best Efforts Cooperation. OH+R shall use its reasonable best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated.

      SECTION 4.02 Publicity. OH+R agrees that it (a) will make no public announcement of further progress regarding the transactions contemplated hereby without the prior written consent of Telor, (b) will respond to all inquiries with respect to further progress regarding the transactions contemplated hereby by stating that it is its policy not to comment on such matters, (c) will institute procedures to restrict knowledge of further progress regarding the transactions contemplated hereby to those who need to know, (d) will use its best efforts to insure that no person who has knowledge of further progress regarding the proposed transactions contemplated hereby through it will trade in the securities of Telor, and (e) will notify Telor of any rumor with respect to the transactions contemplated hereby received by it.

      SECTION 4.03 Access. OH+R shall give to Telor, its attorneys, accountants and other authorized representatives complete access, upon reasonable notice and at reasonable times, to each OH+R Company's offices, properties, customers, suppliers, employees, products, technology, business and financial records, contracts, business plans, budgets and projections, agreements, commitments and other documents and information concerning the OH+R Companies and persons employed by or doing business with the OH+R Companies. In order that Telor may have full opportunity to make such examination and investigation as it may desire of the business and affairs of the OH+R Companies, OH+R will furnish the Telor and its representatives with all such information as such representatives may reasonably request and cause the respective officers, employees, consultants, agents, accountants and attorneys of the OH+R Companies to cooperate fully with the representatives of Telor in connection with such review and examination and to make full disclosure to Telor of all material facts affecting the financial condition, business operations, properties and prospects of the OH+R Companies; provided, however, that Telor will, through the Effective Time, hold the documents and information concerning OH+R confidential in accordance with Section 9.16 hereof, and thereafter, for a period of two (2) years from the date hereof, in the event that the Merger is not consummated.

      SECTION 4.04 Insurance. Each OH+R Company shall maintain, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

      SECTION 4.05 Compliance with Laws. Each OH+R Company shall conduct its business in compliance with all applicable laws, rules, regulations and orders.

      SECTION 4.06 Keeping of Books and Records. Each OH+R Company shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

      SECTION 4.07 Actions Prior to Closing. Each OH+R Company shall conduct its business only in the ordinary and usual course of business in substantially the same manner as conducted prior to the date hereof. Without limiting the generality of the foregoing, each OH+R Company shall conduct its business in a manner such that as of the Effective Time, the OH+R Companies will have no obligations or liabilities except (a) those set forth on the Balance Sheet and
(b) those incurred in the ordinary course of business consistent with past practice after the date of Balance Sheet and prior to the Effective Time and reflected accurately in its books and records. Except as expressly contemplated by this Agreement or as consented to in writing by Telor, which consent shall not be withheld arbitrarily and without good reason, no OH+R Company shall

      (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) additional Equity Securities, or grant or accelerate any right to convert or exchange any Equity Securities, or (ii) any other Equity Securities in respect of, in lieu of or in substitution for Equity Securities outstanding on the date hereof, except for (A) the grant of options to purchase up to 12,826 shares of OH+R Common Stock to employees and consultants of the OH+R Companies in the ordinary course of business consistent with past practice and (B) the issuance of shares of OH+R Common Stock upon the exercise of OH+R Employee Stock Options outstanding on the date hereof;

      (b) redeem, purchase or otherwise acquire, any of its outstanding Equity Securities;

      (c) declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on or in respect of any Equity Securities;

      (d) acquire by merger or consolidation, or by purchase of assets or securities or by any other manner any line or segment of business, or, except for sales of inventory in the ordinary course of business and for sales of accounts receivable pursuant to OH+R's current factoring arrangement, dispose of any material assets or any securities or make any change in its capitalization, except as permitted by Section 4.07(a);

      (e) other than in the ordinary course of OH+R's business consistent with past practice, enter into any contract or release or relinquish any contract or other rights or incur any obligation or liability or enter into any transaction, except as expressly contemplated by this Agreement;

      (f) incur any long-term debt for borrowed money or any short-term debt for borrowed money other than in the ordinary course of business consistent with past practice and not in excess of $600,000, of which $300,000 is expected to be debt incurred by the partnership with an affiliate of New England Baptist Hospital;

      (g) propose or adopt any amendments to the Certificate of Incorporation or by-laws of OH+R;

      (h) except as contemplated by this Agreement, enter into any new employment or consulting agreements with any officers, directors, employees or consultants or grant any increases in the compensation or benefits to, or agree to pay any bonus, severance or termination payment or other special compensation to, officers, directors, employees and consultants other than increases in the ordinary course of business consistent with past practice;

      (i) make any loan or advance to any of its officers, directors, consultants, agents or employees or to any member of their families or make any other loan or advance otherwise than in the ordinary course of business;

      (j)   make any material improvements to any Employee Plan;

      (k) make or incur any charitable contributions or any nonbusiness expense;

      (l) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting (including tax accounting) policies, practices or procedures;

      (m) mortgage or otherwise encumber or subject to any lien any of its properties or assets, except for liens in connection with indebtedness incurred as permitted by clause (f) above or purchase money security interests in personal property acquired in the ordinary course of business; or

      (n) agree in writing or orally to take any of the foregoing actions or any other action which would have made any representation or warranty in this Agreement untrue.

      SECTION 4.08 Notice of Changes. OH+R shall notify Telor of any material change in the business of any OH+R Company promptly after it becomes apparent to OH+R that any such change has or may occur.

      SECTION 4.09 Preservation of Business. OH+R will, and will cause each OH+R Company to, use its best efforts to preserve its business organization intact, and to preserve its goodwill. Without limiting the generality of the foregoing, each OH+R Company will timely perform all obligations required of such OH+R Company under the contracts and permits listed on the Schedules to this Agreement, maintain and keep its properties in good condition and repair, continue marketing its business in accordance with past practice, use all reasonable efforts to maintain in accordance with good business practice its present employees and its relationships with its customers and suppliers so that they will be preserved after the Merger, and continue to sell and collect its receivables in the same manner as immediately prior to the date hereof.

      SECTION 4.10 Litigation. OH+R will promptly notify Telor of any lawsuits, claims, proceedings or investigations which are threatened or commenced against or by any OH+R Company, or its affiliates, or against any employee, consultant, director or securityholder of any OH+R Company, of which it has knowledge.

      SECTION 4.11 Continued  Effectiveness of  Representations  and Warranties.
(i) Each OH+R Company will conduct its business in a manner such that the representations and warranties contained herein that are qualified as to materiality shall continue to be true and correct, and those that are not so qualified shall continue to be true and correct in all material respects, on and as of the Effective Time as if made on and as of the Effective Time, except for changes and the consequences of events arising in the ordinary and usual course of business consistent with past practice after the date hereof and none of which would have a materially adverse effect on the properties, assets, operations or condition (financial or otherwise) or prospects of such OH+R
Company or its business and except as otherwise provided in or expressly contemplated by this Agreement; and (ii) OH+R will advise Telor promptly in writing of any condition or circumstance that could cause any representation or warranty of OH+R that is qualified as to materiality to become untrue or any representation or warranty of OH+R that is not so qualified to become untrue in any material respect.

      SECTION 4.12 Obligations of Affiliates. Except as specifically set forth in this Agreement, each OH+R Company will, and will cause its affiliates to, (i) cause all debts, claims and other obligations owed or required to be performed by any OH+R Securityholder or its affiliates to any OH+R Company, to be paid or discharged in full and (ii) terminate any ongoing agreements between it on the one hand and its affiliates on the other, all without any expense to any OH+R Company (or any reduction in the gross assets reflected on the Balance Sheet or acquired since the date thereof) so that following the Effective Time, the Surviving Corporation shall have no obligations of any kind or nature to the OH+R Securityholders or their affiliates except for those specified in this Agreement.

      SECTION 4.13 No Solicitations or Negotiations. None of OH+R, the OH+R Securityholders or any of their affiliates, advisors, agents or investment bankers shall, directly or indirectly, enter into discussions or negotiations with any other party, reply to any offer (other than to state that no reply may be made at such time) or solicit any other party regarding the sale of all or any Equity Securities of OH+R (except as permitted by Section 4.07(a)(ii)(A) or (B)) or the assets or business of the OH+R Companies (other than a sale of inventory in the ordinary course of business) or any merger or other capital reorganization of any OH+R

Company. OH+R represents to Telor that it is not presently engaged in negotiations or discussions of the type described above.

      SECTION 4.14 Proxy Statement. OH+R shall cooperate with Telor in the preparation of the Proxy Statement. In this regard, OH+R will promptly furnish to Telor all information regarding the OH+R Companies, and their respective directors, officers, key employees, stockholders and affiliates, required for the preparation of the Proxy Statement in accordance with applicable requirements of the Securities Act and Exchange Act, and any amendments or supplements thereto, including without limitation, financial information and information with respect to any event, fact or matter regarding the OH+R Companies, and their respective directors, officers, key employees, stockholders and affiliates as a result of which the Proxy Statement, if such information were not disclosed therein, would include an untrue statement of a material fact relating to the OH+R Companies, or to their respective directors, officers, key employees, stockholders or affiliates, or would omit to state a material fact necessary in order to make the statements therein relating to the OH+R Companies, or such other entities or persons, not misleading in light of the circumstances under which they were made.

      SECTION 4.15 1995 Audit. As promptly as is reasonably possible, OH+R shall use its reasonable best efforts to cause Ernst & Young, LLP, its independent accountants, to complete an audit of the OH+R Companies' financial statements as of December 31, 1995, and to issue an opinion in connection therewith which is satisfactory to Telor.

                         ARTICLE V  COVENANTS OF TELOR

      Telor covenants and agrees with OH+R between the date hereof and the Closing as follows:

      SECTION 5.01 Cooperation. Subject to the terms and conditions of this Agreement, including without limitation Section 8.01(c)(ii), Telor shall use its reasonable best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder to the end that the transactions contemplated hereby will be fully and timely consummated.

      SECTION 5.02 Publicity. Telor agrees that, except as it in its sole discretion determines is required by applicable federal and state securities laws and regulations and Nasdaq requirements, it (a) will make no public announcement of further progress regarding the transactions contemplated hereby without the prior written consent of OH+R, (b) will respond to all inquiries with respect to further progress regarding the transactions contemplated hereby by stating that it is its policy not to comment on such matters, (c) will institute procedures to restrict knowledge of further progress regarding the transactions contemplated hereby to those who need to know, (d) will use its best efforts to insure that no person who has knowledge of further progress regarding the proposed transactions contemplated hereby through it will trade in the securities of Telor, and (e) will notify OH+R of any rumor with respect to the transactions contemplated hereby received by it. In the event Telor determines that public disclosure of the progress of transactions contemplated hereby is necessary or appropriate in public documents required to be filed by it or pursuant to the exception in the preceding sentence, it agrees to notify OH+R of its intention to make such disclosure and provide OH+R with the text of the disclosure in advance of its release to the public and an opportunity to comment thereon.

      SECTION 5.03 Access. Telor shall give to OH+R, its attorneys, accountants and other authorized representatives complete access, upon reasonable notice and at reasonable times, to Telor's offices, properties, customers, suppliers, employees, products, technology, business and financial records, contracts, business plans, budgets and projections, agreements, commitments and other documents and information concerning Telor and persons employed by or doing business with Telor. In order that OH+R may have full opportunity to make such examination and investigation as it may desire of the business and affairs of Telor, Telor will furnish OH+R and its representatives during such period with all such information as such representatives may reasonably request and cause the respective officers, employees, consultants, agents, accountants and attorneys of Telor to cooperate fully with the representatives of OH+R in connection with such review and examination and to make full disclosure to OH+R of all material facts affecting the financial condition, business operations, properties and prospects of Telor; provided, however, that OH+R will, through the Effective Time, hold the documents and information concerning Telor confidential in accordance with Section 9.16 hereof, and thereafter, for a period of two (2) years from the date hereof, in the event that the Merger is not consummated.

      SECTION 5.04 Insurance. Telor shall maintain with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

      SECTION 5.05 Compliance with Laws. Telor shall conduct its business in compliance with all applicable laws, rules, regulations and orders. Without limiting the generality of the foregoing, Telor shall timely file all required forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder.

      SECTION 5.06 Keeping of Books and Records. Telor shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

      SECTION 5.07 Actions Prior to Closing. Telor shall conduct its business pending the Closing only in the ordinary and usual course of business consistent with past practice, it being understood that Telor is not currently conducting any significant research and development activities, is seeking to obtain a subtenant or replacement tenant for its leased premises located in Wilmington, Massachusetts and to dispose of unutilized assets, and may continue to seek a licensee or other corporate partner for the continued development of its compound for the treatment of surgical miosis. Except as expressly contemplated by this Agreement (including, without limitation, the foregoing sentence) or as consented to in writing by OH+R, Telor shall not

      (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) additional Equity Securities, or grant or accelerate any right to convert or exchange any Equity Securities or (ii) any other Equity Securities in respect of, in lieu of or in substitution for Equity Securities outstanding on the date thereof, except for the issuance of shares of Telor Stock upon the exercise of options outstanding on the date hereof;

      (b) redeem, purchase or otherwise acquire, any of its outstanding Equity Securities;

      (c) declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on or in respect of any Equity Securities;

      (d) acquire by merger or consolidation, or by purchase of assets or securities or by any other manner any line or segment of business, or, except for sales of inventory in the ordinary course of business, dispose of any material assets or any securities or make any change in its capitalization;

      (e) other than in the ordinary course of Telor's business consistent with past practice, enter into any contract or release or relinquish any contract or other rights or incur any obligation or liability or enter into any transaction;

      (f) incur any long-term debt for borrowed money or any short-term debt for borrowed money;

      (g) propose or adopt any amendments to the Certificate of Incorporation or by-laws of Telor;

      (h) enter into any new employment or consulting agreements with any officers, directors, employees or consultants or grant any increases in the compensation or benefits to, or agree to pay any bonus, severance or termination payment or other special compensation to, officers, directors, employees and consultants other than increases in the ordinary course of business consistent with past practice;

      (i) make any loan or advance to any of its officers, directors, consultants, agents or employees or to any member of their families or make any other loan or advance otherwise than in the ordinary course of business;

      (j) make any material improvements to any "employee benefit plan" (as defined in Section 3(3) of ERISA).

      (k) make or incur any charitable contributions or any nonbusiness expense;

      (l) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting (including tax accounting) policies, practices or procedures;

      (m) mortgage or otherwise encumber or subject to any lien any of its properties or assets, except for liens in connection with indebtedness incurred as permitted by clause (f) above or purchase money security interests in personal property acquired in the ordinary course of business; or

      (n) agree in writing or orally to take any of the foregoing actions or any other action which would have made any representation or warranty in this Agreement untrue.

      SECTION 5.08 Notice of Changes. Telor shall notify OH+R of any material change in the business of Telor promptly after it becomes apparent to Telor that any such change has or may occur.

      SECTION 5.09 Litigation. Telor will promptly notify OH+R of any lawsuits, claims, proceedings or investigations which are threatened or commenced against or by Telor, or its affiliates, or against any employee, consultant or director of Telor, of which it has knowledge.

      SECTION 5.10 Continued  Effectiveness of  Representations  and Warranties.
(i) Telor will conduct its business in a manner such that the representations and warranties contained herein that are qualified as to materiality shall continue to be true and correct, and those that are not so qualified shall continue to be true and correct in all material respects, on and as of the Effective Time as if made on and as of the Effective Time, except for changes and the consequences of events arising in the ordinary and usual course of business consistent with past practice after the date hereof and none of which would have a materially adverse effect on the properties, assets, operations or condition (financial or otherwise) or prospects of OH+R or its business and except as otherwise provided in or expressly contemplated by this Agreement; and
(ii) Telor will advise OH+R promptly in writing of any condition or circumstance that could cause any representation or warranty of Telor that is qualified as to materiality to become untrue or any representation or warranty that is not so qualified to become untrue in any material respect.

      SECTION 5.11 No Solicitations or Negotiations. Telor shall not, directly or indirectly, solicit any other party, or, except to the extent reasonably required by fiduciary obligations or its duties under Rule 14e-2 under the Exchange Act, as determined in good faith by Telor's Board of Directors (any such activities permitted by such exception being referred to herein as "Permissible Negotiations"), reply to any offer (other than to state that no reply may be made at such time) or enter into discussions or negotiations with, any other party regarding the sale of all or any Equity Securities of Telor (except as permitted by Section 5.07(a)) or the assets or business of Telor (other than Telor's tangible assets (excluding cash, cash equivalents and securities), leasehold rights, and rights with respect to EY-128), the acquisition (directly or indirectly) of any other entity or all or substantially all of the assets of another entity, or any merger or other capital reorganization of Telor or any Subsidiary of Telor, nor shall the Board of Directors of Telor withdraw or modify, in a manner adverse to OH+R, the approval or recommendation by the Board of Directors of Telor of the Merger, unless such withdrawal or modification is in connection with a termination of this Agreement by Telor pursuant to Article VIII hereof. Telor represents to OH+R that it is not presently engaged in negotiations or discussions of the type described above. Telor promptly shall advise OH+R orally and in writing of any written inquiry or offer, or an oral inquiry or offer which is the subject of a presentation to the Board of Directors of Telor by the Chief Executive Officer of Telor, received by Telor with respect to the foregoing provisions of this Section 5.11 and the identity of the person making such proposal or inquiry. Telor will keep OH+R generally informed of the status and progress of any such proposal or inquiry.

      SECTION 5.12 Nasdaq Issues. Telor shall use reasonable efforts to maintain its Nasdaq National Market system listing, by providing to Nasdaq such information as it reasonably requests and attending such hearings as may be scheduled by Nasdaq. However, OH+R acknowledges that there is a substantial risk that following consummation of the Merger the Telor Stock will cease to be listed on the Nasdaq National Market system and Telor can give no assurance that such listing will be able to be maintained. Telor shall take all actions reasonably required to change its trading symbol to a symbol consistent with the name "Occupational Health + Rehabilitation."

                 ARTICLE VI  CONDITIONS TO TELOR'S OBLIGATIONS

      The obligation of Telor to consummate the Merger and the other transactions contemplated hereby is subject to the satisfaction, at or before the Effective Time, of the following conditions each of which may be waived by Telor in its sole discretion:

      SECTION 6.01 Stockholder Approval. The stockholders of Telor and the stockholders of OH+R shall have approved this Agreement, the Merger and the other transactions contemplated hereby in accordance with the DGCL.

      SECTION 6.02 No Material Adverse Economic or Regulatory Event. There shall not have occurred (i) any general suspension of trading in, or limitation on prices for, or other extraordinary event affecting securities on the New York Stock Exchange or the Nasdaq National Market System, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by any governmental authority on, or any other event which might affect the extension of credit by, lending institutions, (iv) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof, or
(v) any introduction or adoption of federal or state legislation pertaining to the provision of health care services or workers' compensation which is reasonably likely to be adverse to the operations, properties, prospects, assets or condition (financial or otherwise) of the OH+R Companies.

      SECTION 6.03 Consents. All requisite governmental approvals and consents of third parties identified on Schedule 2.05 or otherwise identified as required to be received to prevent any license, permit or agreement relating to the businesses of the OH+R Companies from terminating prior to its scheduled termination or necessary to allow the Surviving Corporation to operate the OH+R facilities, or any indebtedness of any OH+R Company from becoming due or being subject to becoming due as a result of the consummation of the transactions contemplated hereby, shall have been obtained.

      SECTION 6.04 Representations and Warranties True. All of the representations and warranties of OH+R contained in this Agreement or in any Schedules or other documents attached hereto or referred to herein or delivered pursuant hereto or in connection with the transactions contemplated hereby that are qualified as to materiality shall be true, correct and complete, and those that are not so qualified shall be true, correct and complete in all material respects, on and as of the date hereof and as of the Effective Time, as if made as of the Effective Time, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true, correct and complete, and those that are not so qualified shall be true, correct and complete in all material respects, as of such earlier date). OH+R shall have executed and delivered to Telor a certificate, in form and substance satisfactory to Telor and its counsel, to such effect.

      SECTION 6.05 Performance. OH+R shall have performed and complied with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the Effective Time. OH+R shall have executed and delivered to Telor a certificate, in form and substance satisfactory to Telor and its counsel, in writing to such effect and to the further effect that all of the conditions set forth in this Article VI have been satisfied.

      SECTION 6.06 No Adverse Change. No change shall have occurred or be threatened in the condition (financial or other) of the OH+R Companies, the results of the operations, properties, assets, liabilities or businesses, as generally presented to Telor at meetings on October 26, 1995 and November 16, 1995, which has been or is or is reasonably likely to be materially adverse to their operations, properties, prospects, assets or condition (financial or other).

      SECTION 6.07 Opinion of Counsel. Telor shall have received the opinion of Shipman & Goodwin, in substantially the form attached hereto as Exhibit 6.07.

      SECTION 6.08 Fairness Opinion. Telor's Board of Directors shall have received an opinion from Adams, Harkness & Hill, Inc., dated the date on which the Proxy Statement is mailed, in form and substance satisfactory to Telor, stating that the terms of the Merger are fair to the stockholders of Telor from a financial point of view, which fairness opinion shall not have been withdrawn.

      SECTION  6.09   Obligations  of  the  OH+R   Securityholders.   Except  as
contemplated by this Agreement, all debts and other obligations owed or required to be performed by the

OH+R Securityholders and their affiliates (or any business entity owned or controlled by the OH+R Securityholders or their affiliates) to the OH+R Companies shall have been paid or discharged in full on or before the Effective Time. All agreements (other than OH+R Employee Option Agreements and agreements entered into in connection with the Merger and the transactions contemplated by this Agreement) between the OH+R Companies and the OH+R Securityholders and their affiliates shall have terminated on or before the Effective Time at no cost to the OH+R Companies.

      SECTION 6.10 No Actions, Suits or Proceedings. As of the Closing Date, no action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or governmental body (i) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the Merger and the other transactions contemplated hereby, or (ii) which has had or may have a materially adverse effect on the condition, financial or otherwise, or prospects of the OH+R Companies or the Surviving Corporation. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the Merger and the other transactions contemplated by this Agreement. No insolvency proceeding of any character, including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting the OH+R Companies shall be pending, and neither any OH+R Company nor any OH+R Securityholder shall have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

      SECTION 6.11 Proxy Statement Description of OH+R. The description of the business of OH+R set forth in Schedule 6.11, which has been prepared for inclusion in the Proxy Statement, shall be true, correct and complete in all material respects, and OH+R shall have executed and delivered to Telor a certificate, in form and substance satisfactory to Telor and its counsel, to such effect.

      SECTION 6.12 Closing. The Closing shall have occurred on or before April 30, 1996 or such later date as may be agreed on by the parties.

      SECTION 6.13 Standstill Agreement. OH+R Securityholders who will receive ten percent or more of the shares of Telor Stock to be issued in the Merger, all holders of OH+R Preferred Stock, the holder of the NEB Note (if converted) and all persons who are directors and officers of OH+R as of the date hereof or as of immediately prior to the Effective Time shall have executed and delivered a Standstill Agreement in substantially the form attached hereto as Exhibit 6.13 (the "Standstill Agreement").

      SECTION 6.14 No Dissenter's Rights. No holder of any capital stock of OH+R shall have exercised stockholder's dissenter's rights in connection with the Merger pursuant to the provisions of the DGCL.

      SECTION 6.15 Registration Rights Agreement. The OH+R Securityholders shall have entered into and delivered a registration rights agreement in substantially the form attached hereto as Exhibit 6.15 with respect to the shares of Telor Stock to be issued to the OH+R Securityholders as a result of the Merger and the shares of Telor Stock held by the Existing Holders (the "Registration Rights Agreement").

      SECTION 6.16 Employment Agreement. John C. Garbarino shall have entered into and delivered an employment agreement with Telor in substantially the form attached hereto as Exhibit 6.16 (the "Employment Agreement").

      SECTION 6.17 Voting Agreement. Except as set forth on Schedule 6.17(a), all OH+R Securityholders shall have entered into a written agreement with Telor to elect at the 1996 annual meeting of the stockholders of the Surviving Corporation the following persons to the Board of Directors (the "Voting Agreement"):

      (a) the Chief Executive Officer of the Surviving Corporation, who shall at the Effective Time be, John C. Garbarino;

      (b) John K. Herdklotz, Ph.D., or, if he shall be unable or unwilling to serve, a Person designated by the stockholders of Telor named on Schedule 6.17(b) (the "Telor Principal Stockholders"); and

      (c) Angus M. Duthie, or, if he shall be unable or unwilling to serve, a Person designated by the stockholders of OH+R named on Schedule 6.17(c) (the "OH+R Principal Stockholders").

      SECTION 6.18 Termination and Amendment of Agreements, etc. OH+R shall have terminated all agreements with holders of OH+R Preferred Stock and other Equity Securities of OH+R pertaining to voting rights, rights of first refusal, preemptive rights, covenants, protective provisions, registration rights, put options, antidilution rights (other than in connection with stock splits, combinations of shares of OH+R Common Stock and other recapitalization events) and similar rights and the amendment of such other terms as Telor may reasonably request. In addition, OH+R shall have obtained either the approval of the holders of OH+R Preferred Stock to amend OH+R's Certificate of Incorporation to delete the Merger from the liquidation preference provisions contained therein or the agreement of such holders to waive such provisions in connection with the Merger.

      SECTION 6.19 Options. OH+R shall have caused each outstanding option agreement to be amended, if requested by Telor, to eliminate or amend any provision thereof reasonably not acceptable to Telor.

      SECTION 6.20 1995 Audit. Ernst & Young, LLP, shall have completed an audit of the OH+R Companies' financial statements as of December 31, 1995, and issued an opinion in connection therewith which is satisfactory to Telor.

      SECTION 6.21 Compliance with Regulation D. No event or circumstance shall have occurred or exist which makes the exemptions from registration being relied upon by Telor in connection with the issuance of Telor Stock upon consummation of the Merger under Regulation D promulgated under the Securities Act and under applicable state securities laws unavailable, provided that the occurrence of such event or the existence of such circumstance was not reasonably within Telor's control. All OH+R Securityholders (excluding those holders of only OH+R Employee Stock Options) shall have executed and delivered to Telor the Investment Letter in the form set forth in Exhibit 6.21.

      SECTION 6.22 Tax-Free Reorganization. The OH+R Securityholders shall have made the representations and warranties to Telor set forth on Exhibit 6.22, and such other representations and warranties as Telor may reasonably request with respect to the Merger qualifying as a tax-free reorganization pursuant to
Section 368(a) of the Code.

      SECTION 6.23 Closing Documents. OH+R shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement.

      SECTION 6.24 Approval of Telor and Its Counsel. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, OH+R and the OH+R Securityholders hereunder or incident to their performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to Telor and its counsel.

                 ARTICLE VII  CONDITIONS TO OH+R'S OBLIGATIONS

      The obligation of OH+R to consummate the Merger and the other transactions contemplated hereby is subject to the satisfaction, at or before the Effective Time, of the following conditions, each of which may be waived by OH+R in its sole discretion:

      SECTION 7.01 Representations and Warranties True. The representations and warranties of Telor contained in this Agreement or in any Schedules or other documents attached hereto or referred to herein or delivered pursuant hereto or in connection with the transactions contemplated hereby that are qualified as to materiality shall be true, complete and correct, and those that are not so qualified shall be true, correct and complete in all material respects, as if made as of the Effective Time, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true, correct and complete, and those that are not so qualified shall be true, correct and complete in all material respects, as of such earlier date), and Telor shall have delivered to OH+R a certificate, in form and substance satisfactory to OH+R and its counsel, to such effect.

      SECTION 7.02 Performance. Telor shall have performed and complied with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the Effective Time, and Telor shall have delivered to OH+R a certificate, in form and substance satisfactory to OH+R and its counsel, to such effect and to the further effect that all of the conditions set forth in this Article VII have been satisfied.

      SECTION 7.03 Opinion of Telor's Counsel. OH+R shall have received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., an opinion in substantially the form attached hereto as Exhibit 7.03.

      SECTION 7.04 Consents. All requisite governmental approvals and consents of third parties identified on Schedule 3.04 or otherwise identified as required to be received to prevent any license, permit or agreement relating to the business of Telor from terminating prior to its scheduled termination, or any indebtedness of Telor from becoming due or being subject to becoming due as a result of the consummation of the transactions contemplated hereby, shall have been obtained.

      SECTION 7.05 Tax Matters. OH+R shall have received an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., substantially to the effect that: on the basis of facts and representations set forth herein or set forth in writing elsewhere and referred to therein, under the provisions of the Code, for federal income tax purposes, (i) the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and Telor and OH+R each will be a party to the reorganization within the meaning of Section 368(b) of the Code, (ii) no gain or loss will be recognized by OH+R's stockholders upon the exchange of their shares of OH+R stock for shares of Telor Stock (it being understood that such opinion will not extend to cash received in lieu of fractional share interests or to that portion of Additional Shares treated as unstated interest under the Code) or by the holders of OH+R Employee Stock Options in connection with the Merger, (iii) any cash received by a stockholder of OH+R in lieu of a fractional share will be treated as received in exchange for such fractional share and not as a dividend, and any gain or loss recognized as a result of such cash will be capital gain equal to the difference between the cash received and the portion of the stockholder's basis in OH+R stock allocable to such fractional share interest, (iv) the tax basis of the shares of Telor Stock received by OH+R's stockholders will be the same as the tax basis of the shares of OH+R stock exchanged therefor (reduced by any amount allocable to fractional share interests for which cash is received and increased by any amount treated as unstated interest on the Additional Shares), (v) the holding period of the shares of Telor Stock received by OH+R Securityholders (other than the portion of Additional Shares treated as unstated interest) will include the holding period of the shares of OH+R stock exchanged therefor, provided that such shares are held as capital assets on the date of the Merger, and (vi) no gain or loss will be recognized by and there shall be no corporate income tax liability to OH+R, Telor or the Surviving Corporation by reason of the Merger (other than recognition of interest expense corresponding to the portion of Additional Shares treated as unstated interest).

      SECTION 7.06 No Adverse Change. No change shall have occurred or be threatened in the condition (financial or other) of Telor, the results of its operations, properties, assets, liabilities or business, as generally presented to OH+R at meetings held and telephone conversations on October 26, 1995, November 16, 1995, November 20, 1995 and December 4, 1995, which has been or is or is reasonably likely to be materially adverse to its operations, properties, prospects, assets or condition (financial or other).

      SECTION 7.07 No Actions, Suits or Proceedings. As of the Closing Date, no action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or governmental body (i) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the Merger and the other transactions contemplated hereby or (ii) which has had or may have a material adverse effect on the condition, financial or otherwise, or prospects of Telor. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the Merger and the other transactions contemplated by this Agreement. No insolvency proceeding of any character, including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting Telor shall be pending, and Telor shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

      SECTION 7.08 Stockholder Approval. The stockholders of Telor and the stockholders of OH+R shall have approved this Agreement, the Merger and the other transactions contemplated hereby in accordance with the DGCL.

      SECTION 7.09 No Material Adverse Economic Event. There shall not have occurred (i) any general suspension of trading in, or limitation on prices for, or other extraordinary event affecting securities on the New York Stock Exchange or the Nasdaq National Market System, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by any governmental authority on, or any other event which might affect the extension of credit by, lending institutions, or (iv) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

      SECTION 7.10 Closing. The Closing shall have occurred on or before April 30, 1996 or such later date as may be agreed on by the parties.

      SECTION 7.11 Standstill Agreement. All persons who are directors and officers of Telor and those holders of Telor Stock which have an affiliated person on Telor's Board of Directors as of the date hereof or as of immediately prior to the Effective Time shall have executed and delivered a Standstill Agreement.

      SECTION 7.12 Registration Rights Agreement. Telor and holders of Telor Stock who currently have registration rights (the "Existing Holders") shall have entered into and delivered the Registration Rights Agreement.

      SECTION 7.13 Employment Agreement. Telor shall have entered into and delivered the Employment Agreement.

      SECTION 7.14 Voting Agreement. The Telor Principal Stockholders and all officers and directors of Telor as of immediately prior to the Effective Time shall have entered into and delivered the Voting Agreement.

      SECTION 7.15 Cash Balance. Telor shall have cash, cash equivalents and short-term investments, including all certificates of deposit securing the Letters of Credit, immediately prior to the Effective Time of not less than an aggregate of $5,000,000.

      SECTION 7.16 Option Pool. Telor shall have increased the number of shares issuable pursuant to its 1993 Stock Option Plan such that there shall be at least 5% of the outstanding shares of Telor Stock on a fully diluted basis as of immediately following the Effective Time available as of immediately after the Effective Time for issuance upon exercise of options to be granted to employees of the Surviving Corporation after the Effective Time as determined from time to time by the Compensation Committee of the Surviving Corporation.

      SECTION 7.17 Closing Documents. Telor shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement.

      SECTION 7.18 Approval of OH+R and its Counsel. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, Telor hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to OH+R and its counsel.

                           ARTICLE VIII  TERMINATION

      SECTION 8.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing, including, without limitation, notwithstanding approval of the Merger by the stockholders of Telor or the stockholders of OH+R:

      (a) By mutual written consent duly authorized by the Boards of Directors of Telor and OH+R;

      (b)   By Telor or OH+R if:

            (i) any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling, or taken any other action restraining, enjoining orotherwise prohibiting the Merger and the other transactions contemplated hereby, provided that this Agreement shall not be terminated pursuant to this paragraph unless the party terminating this Agreement has utilized its reasonable best efforts to oppose the issuance of such order, decree or ruling or the taking of such action;

            (ii) the Closing has not occurred on or prior to April 30, 1996 for any reason other than the breach of any provision of this Agreement by the party terminating this Agreement; or

            (iii) the other party breaches any of its representations, warranties or covenants contained herein which are qualified as to materiality, or breaches any of its representations, warranties or covenants contained herein which are not so qualified in any material respect, and such breach is not cured within ten (10) days of notice by the non-breaching party.

      (c)   By Telor if:

            (i) Any of the conditions set forth in Article VI hereof, other than a condition reasonably within Telor's control, has not been satisfied on or before April 30, 1996 or shall have become incapable of fulfillment and shall not have been waived by Telor, for any reason other than a breach by Telor of any of its representations, warranties or agreements hereunder or in the Exhibits hereto; or

            (ii) By Telor, if reasonably required by fiduciary obligations, as determined in good faith by the Board of Directors, including, but not limited to, upon its entering into an agreement, oral or written, with any third party following Permissible Negotiations with such third party, provided, that Telor pays to OH+R in connection with any such termination a fee equal to $300,000.

      (d) By OH+R if any of the conditions set forth in Article VII hereof, other than approval by the stockholders of OH+R as provided in Section 7.08 or any condition reasonably within OH+R's control, has not been satisfied on or before April 30, 1996 or shall have become incapable of fulfillment and shall not have been waived by OH+R, for any reason other than a breach by OH+R or any OH+R Securityholder of any of their representations, warranties or agreements hereunder or in the Exhibits hereto.

The right of any party  hereto to  terminate  this  Agreement  pursuant  to this
Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective representatives, whether prior to or after the execution of this Agreement. Upon the occurrence of any of the events specified in this Section 8.01 (other than subsection (a) hereof), written notice of such event shall forthwith be given to the other parties to this Agreement, whereupon this Agreement shall terminate.

      SECTION 8.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.01, this Agreement, except for the provisions of Articles VIII and IX, shall forthwith become void and be of no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing in this Section 8.02 shall relieve any party to this Agreement of liability for breach of this Agreement.

      SECTION 8.03 Termination Fee. In the event the stockholders of Telor do not approve the Merger, Telor shall pay to OH+R upon demand a fee of $200,000.

                           ARTICLE IX  MISCELLANEOUS

      SECTION 9.01 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

      If to Telor:     Telor Ophthalmic Pharmaceuticals, Inc.
                       790 Turnpike Street, Suite 202
                       North Andover, MA 01845

                       Attn:  John K. Herdklotz, Ph.D., Acting President and CEO

      With a copy to:  Elizabeth P. Knauss, Esq.
                       Mintz, Levin, Cohn, Ferris,

                         Glovsky and Popeo, P.C.
                       One Financial Center
                       Boston, MA  02111

      If to OH+R:      Occupational Health + Rehabilitation Inc
                       175 Derby Street, Suite 36
                       Hingham, MA 02043-5048
                       Attention:  John C. Garbarino, President and CEO

      With a copy to:  Frank J. Marco, Esq.
                       Shipman & Goodwin
                       One American Row
                       Hartford, CT 06103-2819

All notices, requests, consents and other communications hereunder shall be deemed to have been (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such communication is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

      SECTION 9.02 Entire Agreement. This Agreement together with the Exhibits and Schedules hereto and the other documents executed in connection herewith (together, the "Documents") embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof including, without limitation, that certain letter of intent between Telor and OH+R dated December 6, 1995. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

      SECTION 9.03 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto, except as otherwise provided in Section 1.16.

      SECTION 9.04 Waivers and Consents. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

      SECTION 9.05 Assignment. Neither this Agreement, nor any right hereunder, may be assigned by either of the parties hereto without the prior written consent of the other party.

      SECTION 9.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except between the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

      SECTION 9.07 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal law of The Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

      SECTION 9.08 Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the Eastern District of Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection or defense that they may now or hereafter have to the assertion of personal jurisdiction by any such court in any such action or to the laying of the venue of any such action in any such court, and hereby waive, to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that it is not subject to the jurisdiction of the above-named courts for such proceedings. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to the party at its address set forth in Section 9.01 hereof and irrevocably waive any objection or defense that it may now or hereafter have to the sufficiency of any such service of process in any such action. Nothing in this Section 9.08 shall affect the rights of the parties to commence any such action in any other forum or to serve process in any such action in any other manner permitted by law.

      SECTION 9.09 Severability. In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

      SECTION 9.10 Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement (except with respect to the disclosure schedules regarding each party which are the sole responsibility of that party) and have contributed to its revision; and (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.

      SECTION 9.11 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

      SECTION 9.12 Enforcement. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

      SECTION 9.13 Reliance. The parties hereto agree that, notwithstanding any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained in this Agreement and on the accuracy of any schedule or other document attached hereto or referred to herein or delivered by such other party or pursuant to this Agreement.

      SECTION 9.14 Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated; provided, however, that OH+R agrees to inform Telor regularly, and in any event no less frequently than monthly, of all expenses billed to or incurred by OH+R in connection with this Agreement and the transactions contemplated hereby.

      SECTION 9.15 No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

      SECTION 9.16 Confidentiality. Each party acknowledges and agrees that any information or data it has acquired from the other party, not otherwise properly in the public domain, was received in confidence. For a period of two (2) years from the date hereof, each party hereto agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement (including obtaining financing, conducting due diligence and complying with federal and state securities laws and Nasdaq requirements), or use to the detriment of the disclosing party or for the benefit of any other person or persons, or misuse in any way, any confidential information of the disclosing party concerning the subject matter hereof, including any trade or business secrets of the disclosing party and any technical or business materials that are treated by the disclosing party as confidential or proprietary, including without limitation information (whether in written, oral or machine-readable form) concerning: general business operations; methods of doing business, servicing clients, client relations, and of pricing and making charge for services and products; financial information, including costs, profits and sales; marketing strategies; business forms developed by or for the disclosing party; names of suppliers, personnel, customers, clients and potential clients; negotiations or other business contacts with suppliers, personnel, customers, clients and potential clients; form and content of bids, proposals and contracts; the disclosing party's internal reporting methods; scientific, technical and business data, formulae, documentation and drawings; software programs, however embodied; manufacturing processes; inventions;

diagnostic techniques; and information obtained by or given to the disclosing party about or belonging to third parties. The confidentiality obligation hereunder shall not extend to any confidential information that (a) is know to the recipient at the time of receipt of such information; (b) is subsequently provided to the recipient by a third party with no obligation of confidentiality to the disclosing party or the disclosing party's stockholders; (c) becomes part of the public domain through no fault of the recipient; or (d) is independently developed by the recipient without resort to such confidential information. The restrictions in this Section shall not apply, however, if disclosure is, with the advice of counsel, required by law; provided that if a party is required to disclose confidential information pursuant to judicial or administrative process, it shall immediately notify the other party and shall use its best efforts to obtain a confidentiality protective order prior to any disclosure thereof.

      SECTION 9.17 Representations and Warranties; Nonsurvival. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

      SECTION 9.18 Gender. All references in this Agreement to the masculine, feminine or neuter gender shall include each other gender.

      SECTION 9.19 Telor 401(k) Plan. The Surviving Corporation shall continue Telor's Section 401(k) plan until the earlier of the following dates: (a) the date on which all amounts have been paid to participants under such plan at their election; or (b) September 30, 1996.

      SECTION 9.20 Definitions. As used in this Agreement, the following terms shall have the meaning set forth in this Section 9.20:

            Additional Shares. The term "Additional Shares" shall have the meaning set forth in Section 1.16 of this Agreement.

            Aggregate Lease Payments. The term "Aggregate Lease Payments" shall have the meaning set forth in Section 1.16 of this Agreement.

            Agreement. The term "Agreement" shall mean this Agreement and Plan of Merger.

            Balance Sheet. The term "Balance Sheet" shall have the meaning set forth in Section 2.06 of this Agreement.

            Certificate of Merger. The term "Certificate of Merger" shall have the meaning set forth in Section 1.02 of this Agreement.

            Certificates. The term "Certificates" shall have the meaning set forth in Section 1.15 of this Agreement.

            Claim. The term "Claim" (and in the plural, "Claims") shall mean a claim, charge, lien, contract right, option, security interest, mortgage, encumbrance or restriction of every kind and nature.

            Closing.  The term  "Closing"  shall have the  meaning  set forth in
      Section 1.13 of this Agreement.

            Closing Date. The term "Closing Date" shall have the meaning set forth in Section 1.13 of this Agreement.

            COBRA. The term "COBRA" shall have the meaning set forth in Section 2.18(c) of this Agreement.

            Code.  The term  "Code"  shall have the meaning set forth in Section
      1.12 of this Agreement.

            Contracts.  The term "Contracts" shall have the meaning set forth in
      Section 2.23 of this Agreement.

            Defined  Benefit  Pension Plan.  The term "Defined  Benefit  Pension
      Plan" shall have the meaning set forth in Section 2.18(b) of this Agreement.

            DGCL.  The term  "DGCL"  shall have the meaning set forth in Section
      1.01 of this Agreement.

            Determination Date. The term "Determination Date" shall have the meaning set forth in Section 1.16 of this Agreement.

            Documents.  The term "Documents" shall have the meaning set forth in
      Section 9.02 of this Agreement.

            Effective Time. The term "Effective Time" shall have the meaning set forth in Section 1.02 of this Agreement.

            Employee Plan. The term "Employee Plan" shall have the meaning set forth in Section 2.18(a) of this Agreement.

            Employment Agreement. The term Employment Agreement shall have the meaning set forth in Section 6.16 of this Agreement.

            Environmental Laws. The term "Environmental Laws" shall mean any environmental law, regulation, rule, ordinance or by-law at the foreign, federal, state or local level, existing as of the Closing Date or previously enforced.

            Environmental Permits. The term "Environmental Permits" shall have the meaning set forth in Section 2.21(c) of this Agreement.

            Equity Securities. The term "Equity Securities" shall mean, with respect to any person, all shares of capital stock or other equity or beneficial interests issued by or created in or by such person, all stock appreciation or similar rights or grants of, or their contractual obligation for, any right to share in the equity, income, revenues or cash flow of such person, and all securities or other rights, warrants or other contractual obligations to acquire any of the foregoing whether by conversion, exchange, exercise or otherwise.

            ERISA. The term "ERISA" shall have the meaning set forth in Section 2.18(a) of this Agreement.

            Exchange Act. The terms "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            Exchange Agent. The term "Exchange Agent" shall have the meaning set forth in Section 1.15 of this Agreement.

            Existing Holders. The term "Existing Holders" shall have the meaning set forth in Section 7.12 of this Agreement.

            Financial Statements. The term "Financial Statements" shall have the meaning set forth in Section 2.06 of this Agreement.

            Intellectual Property. The term "Intellectual Property" shall have the meaning set forth in Section 2.24 of this Agreement.

            Knowledge. Whenever reference is made herein to the knowledge of any Person with respect to any matter, it is understood that such Person has made, or caused to be made by all personnel or representatives of such Person and its affiliates reasonably competent to determine the accuracy of the statement with respect to such matter, an inquiry which is reasonably appropriate to determine the accuracy of the statement in question and the results of such inquiry will be deemed to have been reported to such Person.

            Landlord.  The term  "Landlord"  shall have the meaning set forth in
      Section 1.16 of this Agreement.

            Lease.  The term "Lease" shall have the meaning set forth in Section
      1.16 of this Agreement.

            Leased Parcels. The term "Leased Parcels" shall have the meaning set forth in Section 2.20 of this Agreement.

            Letters of Credit. The term "Letters of Credit" shall have the meaning set forth in Section 1.16 of this Agreement.

            Merger.  The term  "Merger"  shall  have the  meaning  set  forth in
      Section 1.01 of this Agreement.

            NEB Note. The term "NEB Note" shall mean that certain convertible subordinated note issued to NEB Enterprises, Inc. by OH+R, dated April 1, 1995, in the principal amount of $536,446.55.

            OH+R Common Stock. The term "OH+R Common Stock" shall mean the common stock of OH+R, par value $.01 per share.

            OH+R Company. The term "OH+R Company" (and in the plural, "OH+R Companies") shall have the meaning set forth in Section 2.03 of this Agreement.

            OH+R Employee Stock Options. The term "OH+R Employee Stock Options" shall mean, collectively, all options issued by OH+R pursuant to the OH+R Stock Plan.

            OH+R Premises. The term "OH+R Premises" shall have the meaning set forth in Section 2.21 of this Agreement.

            OH+R Preferred Stock. The term "OH+R Preferred Stock" shall mean, collectively, (i) the Series 1 Convertible Preferred Stock of the Company, par value $.01 per share, and (ii) the Series 2 Convertible Preferred Stock of the Company, par value $.01 per share.

            OH+R Principal Stockholders. The term "OH+R Principal Stockholders" shall have the meaning set forth in Section 6.17 of this Agreement.

            OH+R Securityholder. The term "OH+R Securityholder" shall mean any, and in the plural "OH+R Securityholders" shall mean all, holders of Equity Securities of OH+R as of immediately prior to the Merger, including but not limited to all holders of OH+R Common Stock, OH+R Preferred Stock, OH+R Warrants, OH+R Employee Stock Options and the NEB Note.

            OH+R Stock Plan. The term "OH+R Stock Plan" shall mean the 1992 Stock Plan of OH+R.

            OH+R Stockholders Approval. The term "OH+R Stockholders Approval" shall have the meaning set forth in Section 1.09 of this Agreement.

            OH+R Subsidiary. The term "OH+R Subsidiary" (and in the plural, "OH+R Subsidiaries") shall have the meaning set forth in Section 2.03 of this Agreement.

            OH+R Warrant. The term "OH+R Warrant" (and in the plural "OH+R Warrants") shall mean one of the warrants, exercisable as of July 1, 1997, issued by OH+R to five holders, for the purchase of an aggregate of 148,150 shares of OH+R Common Stock having an exercise price of $1.25 per share, subject to adjustment as provided therein.

            PBGC. The term "PBGC" shall have the meaning set forth in Section 2.18(b) of this Agreement.

            Pension Plan. The term "Pension Plan" shall have the meaning set forth in Section 2.18(b) of this Agreement.

            Permissible Negotiations. The term "Permissible Negotiations" shall have the meaning set forth in Section 5.11 of this Agreement.

            Permits.  The term  "Permits"  shall have the  meaning  set forth in
      Section 2.15 of this Agreement.

            Permitted Liens. The term "Permitted Liens" shall mean, with respect to any Person (a) warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of such Person's business consistent with past practice securing sums which are not overdue, (b) pledges or deposits to secure obligations under workers' compensation laws or similar legislation, (c) deposits to secure public or statutory obligations of such Person or (d) deposits to secure surety, appeal or customs bonds in the ordinary course of business consistent with past practice.

            Person.  The term "Person" shall mean any  individual,  partnership,
      corporation,    association,    trust,   joint   venture,   unincorporated
      organization or other entity.

            Premises.  The term  "Premises"  shall have the meaning set forth in
      Section 1.16 of this Agreement.

            Proxy Statement. The term "Proxy Statement" shall have the meaning set forth in Section 1.09 of this Agreement.

            Registration  Rights  Agreement.   The  term  "Registration   Rights
      Agreement" shall have the meaning set forth in Section 6.15 of this Agreement.

            Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

            SEC. The term "SEC" shall have the meaning set forth in Section 1.09 of this Agreement.

            Share Conversion Fraction. The term "Share Conversion Fraction" shall have the meaning set forth in Section 1.07(b) of this Agreement.

            Standstill Agreement. The term "Standstill Agreement" shall have the meaning set forth in Section 6.13 of this Agreement.

            Stockholders Approvals. The term "Stockholders Approvals" shall have the meaning set forth in Section 1.09 of this Agreement.

            Subsidiary. The term "Subsidiary" (and in the plural, "Subsidiaries") shall mean any Person of which OH+R (or other specified Person) shall own directly or indirectly through a Subsidiary, a nominee arrangement or otherwise at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or at least a majority of the partnership, joint venture or similar interests, or in which OH+R (or other specified Person) is a general partner or joint venturer without limited liability.

            Substance.  The term "Substance" shall have the meaning set forth in
      Section 2.21 of this Agreement.

            Surviving Corporation. The term "Surviving Corporation" shall have the meaning set forth in Section 1.01 of this Agreement.

            Tangible Personal Property. The term "Tangible Personal Property" shall have the meaning set forth in Section 2.19 of this Agreement.

            Tax Liability. The term "Tax Liability" shall have the meaning set forth in Section 2.11 of this Agreement.

            Tax Returns. The term "Tax Returns" shall have the meaning set forth in Section 2.11 of this Agreement.

            Taxes.  The term "Taxes" shall have the meaning set forth in Section
      2.11 of this Agreement.

            Telor Balance Sheet. The term "Telor Balance Sheet" shall have the meaning set forth in Section 3.05 of this Agreement.

            Telor Contracts. The term "Telor Contracts" shall have the meaning set forth in Section 3.25 of this Agreement.

            Telor Financial Statements. The term "Telor Financial Statements" shall have the meaning set forth in Section 3.05 of this Agreement.

            Telor Leased Parcels. The term "Telor Leased Parcels" shall have the meaning set forth in Section 3.17 of this Agreement.

            Telor Premises. The term "Telor Premises" shall have the meaning set forth in Section 3.18 of this Agreement.

            Telor   Principal   Stockholders.    The   term   "Telor   Principal
      Stockholders" shall have the meaning set forth in Section 6.17 of this Agreement.

            Telor Stock. The term "Telor Stock" shall mean the common stock of Telor, par value $.001 per share.

            Telor Stockholders Meeting. The term "Telor Stockholders Meeting" shall have the meaning set forth in Section 1.09 of this Agreement.

            Telor Tangible Personal Property. The term "Telor Tangible Personal Property" shall have the meaning set forth in Section 3.16 of this Agreement.

            Voting Agreement. The term "Voting Agreement" shall have the meaning set forth in Section 6.17 of this Agreement.

            Welfare Plan. The term "Welfare Plan" shall have the meaning set forth in Section 2.18(c) of this Agreement.

      SECTION 9.21 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, Telor and OH+R have executed this Agreement as of the day and year first above written.

ATTEST:                             Telor Ophthalmic Pharmaceuticals, Inc.

      /s/Walter P. Rahn             By:    /s/John K. Herdklotz, Ph.D.
- --------------------------              ---------------------------------
         Walter P. Rahn             Name:  John K. Herdklotz, Ph.D.
                                    Title: President and Chief Executive Officer

ATTEST:                             Occupational Health + Rehabilitation Inc

      /s/Lynne M. Rosen             By:    /s/John C. Garbarino
- --------------------------              ---------------------------------
         Lynne M. Rosen             Name:  John C. Garbarino
                                    Title: President and Chief Executive Officer

                                 AMENDMENT NO. 1
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER


      This Amendment No. 1 to the Agreement and Plan of Merger (the "Amendment") is made and entered into as of April 30, 1996, by and between Telor Ophthalmic Pharmaceuticals, Inc., a Delaware corporation ("Telor") and Occupational Health + Rehabilitation Inc, a Delaware corporation ("OH+R").

      WHEREAS, Telor and OH+R entered into an Agreement and Plan of Merger as of February 22, 1996 (the "Merger Agreement"); and

      WHEREAS, Telor and OH+R desire to amend certain provisions of the Merger Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. The date of April 30, 1996 in Section 6.12 shall be deleted and replaced with the date of June 30, 1996.

      2. The date of April 30, 1996 in Section 7.10 shall be deleted and replaced with the date of June 30, 1996.

      3.    The date of April  30,  1996 in  clause  (ii) of  subsection  (b) of
            Section 8.01 shall be deleted and replaced with the date of June 30, 1996.

      4.    The  date of April  30,  1996 in  clause  (i) of  subsection  (c) of
            Section 8.01 shall be deleted and replaced with the date of June 30, 1996.

      5. The date of April 30, 1996 in subsection (d) of Section 8.01 shall be deleted and replaced with the date of June 30, 1996.

      6.    This  Amendment  shall  become  effective  immediately.   All  other
            provisions of the Merger Agreement shall remain unchanged and shall continue in full force and effect.


      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.


                                   TELOR OPHTHALMIC PHARMACEUTICALS, INC.

                                   By:  /s/ John K. Herdklotz, Ph.D
                                        ---------------------------------
                                        John K. Herdklotz, Ph.D.
                                        President and Chief Executive Officer


                                   OCCUPATIONAL HEALTH + REHABILITATION, INC.

                                   By:  /s/ John C. Garbarino
                                        ---------------------------------
                                        John C. Garbarino
                                        President and Chief Executive Officer

                                 AMENDMENT NO. 2
                                     TO THE

                          AGREEMENT AND PLAN OF MERGER

     This Amendment No. 2 to the Agreement and Plan of Merger (the "Amendment No. 2") is made and entered into as of May 10, 1996, by and between Telor Ophthalmic Pharmaceuticals, Inc., a Delaware corporation ("Telor") and Occupational Health + Rehabilitation Inc, a Delaware corporation ("OH+R").

     WHEREAS, Telor and OH+R entered into an Agreement and Plan of Merger dated as of February 22, 1996, as amended by Amendment No. 1 dated as of April 30, 1996 (the "Merger Agreement"); and

     WHEREAS, Telor and OH+R desire to amend a certain provision of the Merger Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Merger Agreement is hereby amended by deleting Section 7.15 in its entirety and inserting in its place the following:

             SECTION 7.15 Cash Balance. Telor shall have cash, cash equivalents and short-term investments, including certificates of deposit securing the Letters of Credit, immediately prior to the Effective Time of not less than an aggregate of $4,800,000, net of all liabilities due and payable and all liabilities for goods delivered and services rendered to Telor prior to the Effective Time regardless if an invoice has been rendered to Telor as of immediately prior to the Effective Time, excluding (i) all expenses related to the premises in Wilmington, Massachusetts, including, without limitation, the subleasing thereof; (ii) any premium paid or due for directors and officers liability insurance; (iii) the amount, if any, due to Pharmatech, Inc.; and (iv) fees and disbursements of counsel to Telor accrued after May 15, 1996.

     2. Except as expressly provided herein, the Merger Agreement is hereby ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed as of the date first written above.

                            TELOR OPHTHALMIC PHARMACEUTICALS, INC.

                            By: /s/ John K. Herdklotz, Ph.D.
                               --------------------------------
                                 John K. Herdklotz, Ph.D.
                                 President and Acting Chief Executive Officer

                            OCCUPATIONAL HEALTH + REHABILITATION INC

                            By: /s/ John C. Garbarino
                                -------------------------
                                 John C. Garbarino
                                 President and Chief Executive Officer

                                  APPENDIX B


                 Adams, Harkness & Hill, Inc. Fairness Opinion

                                                                      APPENDIX B




May 15, 1996


Telor Ophthalmic Pharmaceuticals, Inc.
790 Turnpike Street
North Andover, MA  01845

Attention:  John K. Herdklotz, Ph.D.

Gentlemen:

Telor Ophthalmic Pharmaceuticals, Inc. (the "Company") has entered into an Agreement and Plan of Merger dated as of February 22, 1996 as amended, by and among the Company and Occupational Health & Rehabilitation ("OH&R") (the "Transaction").

You have asked Adams, Harkness & Hill, Inc. ("AH&H") for its opinion as to the fairness of the Transaction, from a financial point of view, to the Company and its stockholders. AH&H, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

In rendering such an opinion, AH&H has reviewed and relied upon with your consent, among other things, (1) OH&R's historic and projected operating results; (2) OH&R's business and outlook for the foreseeable future; (3) the Agreement and Plan of Merger relating to the Transaction; and (4) such other information regarding the Company and OH&R as we determine necessary and appropriate to render the opinion referred to above.

In connection with our review, we have not independently verified any of the foregoing information provided to us and have relied, with your consent, on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of OH&R's management as to the future financial performance of OH&R. Our opinion is rendered on the basis of securities market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of the Company and OH&R as known to us on the date hereof.

Telor Ophthalmic Pharmaceuticals, Inc.
May 15, 1996
Page 2


The opinion rendered by us pursuant hereto may be reproduced in full in the Company's proxy statement or other materials distributed to the Company's stockholders in connection with the Transaction and may be referred to in the minutes of the meetings of your Board of Directors.

You acknowledge that our opinion and any oral advice given by us to you in connection with our engagement are intended solely for your use in connection with the Transaction, and you agree that, except as provided in the preceding paragraph, no such opinion or advice shall be reproduced, disseminated, quoted or referred to at any time, in any manner, or for any purpose, without our prior written consent (except to the extent otherwise required by law).

Based on and subject to the foregoing, it is our opinion that as of the date hereof the Transaction is fair to the Company and its stockholders, from a financial point of view.

Very truly yours,

ADAMS, HARKNESS & HILL, INC.

By:  /s/ Timothy J. McMahon
     ---------------------------
     Managing Director

TELOR OPHTHALMIC PHARMACEUTICALS, INC.

Dear Stockholder:

Please take note of the information enclosed with this Proxy. There are important issues related to the management and operation of your company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the Proxy to indicate how your shares shall be voted. Then sign the card, detach it and return your Proxy in the enclosed postage paid envelope.

Your vote must be received prior to the June 5, 1996 Special Meeting.

Thank you in advance for your prompt consideration.

Sincerely,

Telor Ophthalmic Pharmaceuticals, Inc.

                    TELOR OPHTHALMIC PHARMACEUTICALS, INC.

          THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF
                    TELOR OPHTHALMIC PHARMACEUTICALS, INC.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated May 15, 1996 in connection with the Special Meeting to be held at 10:00 a.m. on Wednesday, June 5, 1996 at the Second Floor Conference Center, One Financial Center, Boston, Massachusetts 02111 and hereby appoints John K. Herdklotz, Ph.D. and Craig C. Taylor, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Telor Ophthalmic Pharmaceuticals, Inc. registered in the name provided herein which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.


- --------------------------------------------------------------------------------
 PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
Signature of all joint owners is required. Fiduciaries please indicate your full title. If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation authorization is given the proxy holders to vote in accordance with the views of management thereof. Management is not aware of any such matters.
- --------------------------------------------------------------------------------

      PLEASE MAKE VOTES
|X|   AS IN THIS EXAMPLE

                              1) Proposal to approve the Agreement and Plan of Merger under which Occupational Health + Rehabilitation Inc will be merged with and into Telor Ophthalmic Pharmaceuticals, Inc., Telor Ophthalmic Pharmaceuticals, Inc. will be the surviving corporation of the merger and the name of the surviving corporation will be Occupational Health + Rehabilitation Inc.
RECORD DATE SHARES:
                                   The   Board   of    Directors    unanimously
                                   recommends a vote FOR Proposal 1.

                                      For         Against     Abstain
                                      |_|               |_|               |_|

                              2) Proposal to approve an amendment to the 1993 Stock Plan to increase by 105,000 shares the aggregate number of shares authorized for issuance under the 1993 Stock Plan from 140,000 shares to 245,000 shares.

                                   The   Board   of    Directors    unanimously
                                   recommends a vote FOR Proposal 2.

                                      For         Against     Abstain
                                      |_|               |_|               |_|

                              3) Proposal to approve an amendment to Telor Ophthalmic Pharmaceuticals, Inc.'s Restated Certificate of Incorporation to decrease the number of shares of Common Stock authorized to be issued by 15,000,000 shares from 25,000,000 to 10,000,000 shares.

                                   The   Board   of    Directors    unanimously
                                   recommends a vote FOR Proposal 3.

                                      For         Against     Abstain
                                      |_|               |_|               |_|

Please be sure to sign and date this Proxy.
                                                  Date: ________________________


_______________________________                   ______________________________
Shareholder sign here                             Co-owner sign here